STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Depositor

MORTGAGE PASS-THROUGH CERTIFICATES

MORTGAGE-BACKED NOTES

You should consider carefully the risk factors beginning on page 5 in this prospectus and the risk factors in the prospectus supplement.

The Offered Securities

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

The Trust Fund

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

•	mortgage loans secured by first and junior liens on the related mortgage property;
•	home equity revolving lines of credit;
•	mortgage loans where the borrower has little or no equity in the related mortgaged property;
•	mortgage loans secured by one-to-four-family residential properties;
•

mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

•	manufactured housing conditional sales contracts and installment loan agreements or interests therein; and
•	mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

Credit Enhancement

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

The offered securities may be offered to the public through different methods as described in “Methods of Distribution” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2006.

Caption	Page

INTRODUCTION	4
General	4
RISK FACTORS	5
THE MORTGAGE POOLS	11
General	11
The Mortgage Loans	13
Underwriting Standards	16
FICO Scores	19
Qualifications of Originators and Sellers	19
Representations by Sellers	19
Optional Purchase of Defaulted Mortgage Loans	22
STATIC POOL INFORMATION	22
SERVICING OF MORTGAGE LOANS	22
General	22
The Master Servicer	23
The Servicers	23
Collection and Other Servicing Procedures; Mortgage Loan Modifications	23
Special Servicers	25
Realization Upon or Sale of Defaulted Mortgage Loans	25
Servicing and Other Compensation and Payment of Expenses; Retained Interest	28
Evidence as to Compliance	29
DESCRIPTION OF THE SECURITIES	29
General	29
Form of Securities	32
Global Securities	33
Exchangeable Securities	36
Assignment of Trust Fund Assets	38
Distribution Account	40
Distributions	44
Distributions of Interest and Principal on the Securities	44
Pre-Funding Account	45
Distributions on the Securities in Respect of Prepayment Premiums	46
Allocation of Losses and Shortfalls	46
Advances	46
Modifications	47
Reports to Securityholders	47
DESCRIPTION OF CREDIT ENHANCEMENT	49
General	49
Subordinate Securities	49
Cross-Collateralization	49
Overcollateralization	50
Financial Guaranty Insurance Policy	50
Mortgage Pool Insurance Policies	50
Letter of Credit	50
Special Hazard Insurance Policies	51
Reserve Funds	51
Cash Flow Agreements	52
Maintenance of Credit Enhancement	52
Reduction or Substitution of Credit Enhancement	54
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES	54
Derivatives	54
Purchase Obligations	55
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE; CLAIMS THEREUNDER	56
General	56
Primary Mortgage Insurance Policies	56
Hazard Insurance Policies	57
FHA Mortgage Insurance	58
VA Mortgage Guaranty	59
THE SPONSOR	59
THE DEPOSITOR	61
THE AGREEMENTS	61
General	61
Certain Matters Regarding the Master Servicer and the Depositor	62
Events of Default and Rights Upon Event of Default	63
Amendment	66
Termination; Retirement of Securities	67
The Securities Administrator	68
Duties of Securities Administrator	69
Some Matters Regarding the Securities Administrator	69
Resignation and Removal of the Securities Administrator	69
The Trustee	69
Duties of the Trustee	69
Some Matters Regarding the Trustee	71
Resignation and Removal of the Trustee	71
YIELD CONSIDERATIONS	71
MATURITY AND PREPAYMENT CONSIDERATIONS	74
LEGAL ASPECTS OF MORTGAGE LOANS	75
Mortgages	75
Cooperative Mortgage Loans	75
Tax Aspects of Cooperative Ownership	76
Leases and Rents	77
Contracts	77

Foreclosure on Mortgages and Some Contracts	78
Foreclosure on Shares of Cooperatives	80
Repossession with respect to Contracts	81
Rights of Redemption	82
Anti-Deficiency Legislation and Other Limitations on Lenders	82
Environmental Legislation	84
Consumer Protection Laws	85
Homeownership Act and Similar State Laws	85
Additional Consumer Protections Laws with Respect to Contracts	86
Enforceability of Certain Provisions	86
Subordinate Financing	87
Installment Contracts	87
Applicability of Usury Laws	88
Alternative Mortgage Instruments	89
Formaldehyde Litigation with Respect to Contracts	89
The Servicemembers Civil Relief Act	89
Forfeitures in Drug and RICO Proceedings	90
Junior Mortgages	90
Negative Amortization Loans	91
FEDERAL INCOME TAX CONSEQUENCES	91
General	91
REMICS	92
Notes	106
Grantor Trust Funds	106
Taxation of Classes of Exchangeable Securities	114
Callable Classes	116
PENALTY AVOIDANCE	116
STATE AND OTHER TAX CONSEQUENCES	116
ERISA CONSIDERATIONS	116
Underwriter Exemption	118
Other Exemptions	120
ERISA Considerations Relating to Notes	122
Exchangeable Securities and Callable Securities	123
Tax Exempt Investors	123
Consultation with Counsel	123
LEGAL INVESTMENT MATTERS	124
USE OF PROCEEDS	125
METHODS OF DISTRIBUTION	125
LEGAL MATTERS	126
FINANCIAL INFORMATION	126
RATING	126
AVAILABLE INFORMATION	126
REPORTS TO SECURITYHOLDERS	127
INCORPORATION OF INFORMATION BY REFERENCE	127
GLOSSARY	128

INTRODUCTION

All capitalized terms in this prospectus are defined in the glossary at the end.

General

The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See “The Depositor” and “The Mortgage Pools.” The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives that are described in this prospectus, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or (2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under “Description of the Securities” and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

The depositor’s only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See “Description of the Securities.”

If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement described in this prospectus. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See “Description of Credit Enhancement.”

The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See “Yield Considerations.”

With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See “Federal Income Tax Consequences” in this prospectus.

The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under “Methods of Distribution” and in the related prospectus supplement.

There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates or Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates or notes, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates or notes will develop or, if it does develop, that it will provide holders of the offered certificates or notes with liquidity of investment or that it will continue for the life of the offered certificates or notes. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates or notes will not be listed on any securities exchange.

The Rate and Timing of Principal Distributions on the Offered Certificates or Notes Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered certificates or notes, other than the interest only certificates, will depend, in general, on the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the mortgage loans in the related loan group, or in the case of the offered subordinate certificates, both loan groups, and the allocation thereof to pay principal on these certificates as provided in the prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates or notes are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, if applicable, with respect to the percentage of the mortgage loans set forth in the prospectus supplement, a prepayment within five years, as provided in the mortgage note, of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in the prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates or notes at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates or notes, at time when reinvestment at comparable yields may not be possible.

During the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, other than the interest only certificates, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in the prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group, other than the interest only certificates, as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates or notes, see “Yield on the Certificates” or “Yield on the Notes” in the prospectus supplement, including the table entitled “Percent of Initial Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” in the prospectus supplement.

The Yield to Maturity on the Offered Certificates or Notes Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates or notes, particularly the interest only certificates, will depend, in general, on:

•	the applicable purchase price; and
•

the rate and timing of principal payments, including prepayments and collections upon defaults, liquidations and repurchases, on the related mortgage loans and the allocation thereof to reduce the current principal amount or notional amount of the offered certificates or notes, as well as other factors.

The yield to investors on the offered certificates or notes will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered certificates or notes, other than the interest only certificates, are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates or notes, other than the interest only certificates, are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates or notes were determined based on a number of assumptions, including a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates or notes will vary as determined at the time of sale. See “Yield on the Certificates” or “Yield on the Notes” in the prospectus supplement.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, some of the mortgage loans, have initial interest only periods of three years, five years and ten years. During these periods, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

Initial Interest Only Period Mortgage Loans are Relatively New in the Mortgage Marketplace and May Present Higher or Lower Prepayment Speeds and Delinquency than Fully Amortizing Loans.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans.

Mortgage loans secured by properties located in the State of California are more likely to incur defaults or losses as a result of physical damage to the properties resulting from natural causes such as earthquake, mudslide and wildfire, as compared to mortgage loans secured by properties located in other locations. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates or notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates or Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates or notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” herein.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates or Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates or notes.

The Ratings on the Offered Certificates or Notes Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates or Notes and Are Subject to Withdrawal at Any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates or Notes.

It is a condition to the issuance of the offered certificates or notes that each class of offered certificates or notes be rated in one of the four highest rating categories by a nationally recognized statistical rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates or notes are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates or notes may be adversely affected. See “Ratings” in the prospectus supplement and “Rating” herein.

The ratings of the offered certificates or notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, the servicers, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates or notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” herein.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates or notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates or notes.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that a servicer or the master servicer, in its capacity as successor servicer, for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” herein. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates or notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;
•

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” herein.

On the closing date, the Sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all anti-predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the Sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related Sponsor will be required to purchase that mortgage loan from the trust.

The Return on the Offered Certificates or Notes Could Be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status and the national guard who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or the related servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates or notes.

Negative Amortization May Increase Losses Applied to the Notes

When interest due on a negative amortization loan is added to the principal balance of the negative amortization loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the negative amortization loan. Therefore, if the mortgagor defaults on the negative amortization loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than would otherwise have been in the absence of negative amortization.

Allocation of Deferred Interest May Affect the Yield on the Notes

The amount of deferred interest, if any, with respect to the negative amortization loans for a given month will reduce the amount of interest collected on the negative amortization loans and available to be distributed as interest to the Offered Notes. The reduction in interest collections will be offset, in whole or in part, by applying principal prepayments received on the mortgage loans to interest distributions on the Offered Notes. To the extent the amount of deferred interest on the negative amortization loans exceeds the principal prepayments received on the mortgage loans, the net rate cap on the Offered Notes will be reduced.

A Security Interest In A Manufactured Home Could Be Rendered Subordinate to the Interests of Other Parties Claiming an Interest in the Home.

Perfection of security interests in manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the manufactured housing contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state’s certificate of title statutes. The steps necessary to perfect the security interest in a manufactured home will vary from state to state. If the servicer of the contract fails, due to clerical errors or otherwise, to take the appropriate steps to perfect the security interest, the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract. Additionally, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.

Acquiring Board Approval for the Sale of Cooperative Loans Could Limit the Number of Potential Purchasers for those Shares and Otherwise Limit the Servicer’s Ability to Sell, and Realize the Value of, those Shares Backed by Such Loans.

With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser’s income and net worth and numerous other factors. The necessity of acquiring board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer’s ability to sell, and realize the value of, those shares. In addition, the servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower’s cooperative apartment or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative note.

Defects in Security Interest Could Result in Losses.

•	The security interest in certain manufactured homes may not be perfected.

Every contract will be secured by either (1) a security interest in the manufactured home or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including (i) the UCC as adopted in the relevant state, (ii) certificate of title statutes as adopted in the relevant states; and (iii) if applicable, the real estate laws as adopted in the states in which the manufactured homes are located, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. The steps required to perfect a security interest in a manufactured home vary from state to state. The originator will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and the originator must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, if the originator fails to perfect its security interest in the manufactured homes securing a number of contracts, it could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result. In addition, under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract which could result in a loss on your investment.

•	The assignment of the security interest in the manufactured home to the trustee may not be perfected.

Due to the expense and administrative inconvenience, the originator will not amend a certificate of title to a manufactured home to name the trustee as the lienholder or note the trustee’s interest on the certificate of title. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against the seller’s creditors or a trustee in the event the seller enters bankruptcy, or the security interest may not be perfected. Also, the seller will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against the seller’s creditors or bankruptcy trustee. If an affiliate of the seller is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

FICO Scores are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “Loan Program — FICO Scores” herein.

THE MORTGAGE POOLS

General

Each mortgage pool will consist primarily of mortgage loans. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor’s fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Mortgage Guaranty.”

A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

The mortgage loans may include “sub-prime” mortgage loans. “Sub-prime” mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for “A” quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for “A” quality borrowers. They may have had past debts written off by past lenders.

A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under “Methods of Distribution.” The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

If specified in the related prospectus supplement, the trust fund for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in a trust fund, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

The Mortgage Loans

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•

Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•

Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•

Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•

Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•

Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•

Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•

Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;
•

Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

The mortgage loans may be “equity refinance” mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be “rate and term refinance” mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

•	funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,
•	if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or
•	additional funds to be contributed over time by the mortgagor’s employer or another source.

See “Description of the Securities—Payments on Mortgage Loans; Deposits to Distribution Account.”

Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

•	the aggregate principal balance of the mortgage loans,
•	the type of property securing the mortgage loans
•	the original or modified terms to maturity of the mortgage loans
•	the range of principal balances of the mortgage loans at origination or modification
•	the earliest origination or modification date and latest maturity date of the mortgage loans
•	the Loan-to-Value Ratios of the mortgage loans
•	the mortgage rate or range of mortgage rates borne by the mortgage loans
•	if any of the mortgage loans are ARM Loans
•	the geographical distribution of the mortgage loans
•	the percentage of buydown mortgage loans
•	the percent of ARM Loans which are convertible to fixed-rate mortgage loans

A Current Report on Form 8-K will be sent, upon request, to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See “Servicing of Mortgage Loans,” “Description of the Securities” and “The Agreements.” The master servicer’s obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under “Servicing of Mortgage Loans—Servicers,” and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under “Description of the Securities—Advances”) or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

Underwriting Standards

Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor’s or its affiliates’ prior experience with the Seller and the servicer, as well as the depositor’s prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

The mortgage loans, as well as mortgage loans underlying mortgage securities will have been originated in accordance with underwriting standards described below.

The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

The mortgage loans will be originated under “full/alternative”, “stated income/verified assets”, “stated income/stated assets”, “no documentation” or “no ratio” programs. The “full/alternative” documentation programs generally verify income and assets in accordance with Fannie Mae/Freddie Mac automated underwriting requirements. The stated income/verified assets, stated income/stated assets, no documentation or no ratio programs generally require less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, under both “full/alternative” documentation programs, at least one month of income documentation is provided. This documentation is also required to include year-to-date income or prior year income in case the former is not sufficient to establish consistent income. Generally under a “stated income verified assets” program no verification of a mortgagor’s income is undertaken by the origination however, verification of the mortgagor’s assets is obtained. Under a “stated income/stated assets” program, no verification of either a mortgagor’s income or a mortgagor’s assets is undertaken by the originator although both income and assets are stated on the loan application and a “reasonableness test” is applied. Generally, under a “no documentation” program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor’s income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score. Generally, under a “no ratio” program, the mortgagor is not required to disclose their income although the nature of employment is disclosed. Additionally, on a “no ratio” program assets are verified.

The primary considerations in underwriting a mortgage loan are the mortgagor’s employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor’s credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant’s liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor’s prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property’s projected net cash flow, capitalization and other operational information in determining the property’s value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property’s area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an “owner” or “operator”, for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under “Legal Aspects of Mortgage Loans—Environmental Legislation” in this prospectus.

With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See “Description of Primary Insurance Policies—FHA Insurance” and “—VA Insurance” in this prospectus.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Originators and Sellers

Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

Representations by Sellers

Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

•

with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney’s certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of “short-form” title insurance was obtained;

•

the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

•

there are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

•

the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

•	there are no delinquent tax or assessment liens against the related mortgaged property;
•	the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and
•

to the best of the Seller’s knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller’s knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller’s representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller’s repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under “Description of the Securities—Assignment of Trust Fund Assets” below.

The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

•

have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

•

have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

•	have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,
•	have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and
•	comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party’s representations has occurred, the Seller’s repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under “Description of the Securities—Assignment of Trust Fund Assets,” the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this “—Representations by Sellers” section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement. The master servicer’s responsibilities for enforcing these representations and warranties will be as provided in the second preceding paragraph.

Optional Purchase of Defaulted Mortgage Loans

If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.

STATIC POOL INFORMATION

For each mortgage pool discussed above, the depositor will provide static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type to the extent material.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

SERVICING OF MORTGAGE LOANS

General

The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

The Master Servicer

The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer’s obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

The Servicers

Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will service the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related pooling and servicing agreement or other agreement that governs the servicing responsibilities of the master servicer, as specified in the related prospectus supplement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

Collection and Other Servicing Procedures; Mortgage Loan Modifications

The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan shall effect the potential cash flow from the pool assets.

Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See “Legal Aspects of Mortgage Loans.”

Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions.” FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee’s interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder’s equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See “Description of Credit Enhancement.”

Special Servicers

If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

Realization Upon or Sale of Defaulted Mortgage Loans

Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer’s or applicable servicer’s actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

(1)           the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

(2)           there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See “Legal Aspects of Mortgage Loans—Environmental Legislation.”

Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Section 860G(c)(2) of the Code with respect to the property.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of

Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer’s (or other specified person’s) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see “Description of Credit Enhancement” and “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.”

Servicing and Other Compensation and Payment of Expenses; Retained Interest

The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer’s Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See “Yield Considerations.”

Evidence as to Compliance

Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each pooling and servicing agreement and servicing agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related issuing entity and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund’s assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under “The Agreements” below) describe the material provisions relating to the securities common to each Agreements.

Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

•

the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

•

all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

•	any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

•	hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

•	U.S. Government Securities;

•	the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

•

any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under “Description of Credit Enhancement”.

If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual

A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion

A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component

A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate

A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate

A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual

A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal

A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support

A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay

Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior

A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.
Variable Rate

A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuing Entity, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under “Description of Credit Enhancement,” or by any combination of the foregoing.

If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of “residual interests” in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

Form of Securities

Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A “securityholder” or “holder” is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC’s nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC’s clearance system.

If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC’s procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Global Securities

Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear System participant’s account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear System participant’s particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear System participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system’s customary procedures;

•

borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

Exchangeable Securities

General

As the related prospectus supplement will discuss, some series will include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

If the related prospectus supplement describes the issuance of exchangeable securities, all of these classes of exchangeable securities will be listed on the cover of the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of exchangeable securities will be referred to as a “combination.” Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities the following three conditions must be satisfied:

•

the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities—for purposes of this condition, an interest only class will have a principal balance of zero;

•	the annual interest amount payable with respect to the exchangeable securities received in the exchange must equal the aggregate annual interest amount of the exchanged securities; and

•	the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations include:

•

A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes that vary with an index would equal the principal balance of the class with the fixed interest rate.

•

An interest only class and principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchangeable interest only class.

•

Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

•

A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

•

A class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule, or a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee five business days prior to the proposed exchange date or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

Assignment of Trust Fund Assets

At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

In addition, the depositor will, as to each mortgage loan, other than (1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

•	the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

•

the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

•

an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

•	any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

•	if applicable, any riders or modifications to the mortgage note and mortgage,

•	if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

•	any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

•	the original Contract endorsed, without recourse, to the order of the trustee,

•	copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

•	a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under “The Mortgage Pools—Representations of Sellers,” to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under “The Mortgage Pools—Representations by Sellers,” but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under “The Mortgage Pools—Representations by Sellers.” This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under “Servicing of Mortgage Loans.” Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

Distribution Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. The master servicer will have sole discretion to determine the particular investments made so long as it complies with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

•	all payments on account of principal, including principal prepayments, on the mortgage loans;

•

all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

•	all payments on the mortgage securities;

•	all payments on the U.S. Government Securities (if any);

•	all Insurance Proceeds and Liquidation Proceeds;

•	any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under “Description of Credit Enhancement”

•	any advances made as described under “—Advances” below;

•	any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

•

any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”

•

to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

•

any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

•

any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

Prior to the deposit of funds into the Distribution Account, as described under “—Deposits” above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

(1)	to make distributions to the related securityholders on each distribution date;

(2)

to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under “—Advances” below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

(3)

to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

(4)

to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

(5)

if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

(6)

to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor”

(7)	if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

(8)

to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under “The Agreements—Certain Matters Regarding the Trustee”

(9)	to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

(10)

to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

(11)

if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Federal Income Tax Consequences—REMICS—Prohibited Transactions and Other Possible REMIC Taxes”

(12)

to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

(13)

to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

(14)

to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

(15)	to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

(16)

to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and

(17)	to clear and terminate the Distribution Account upon the termination of the trust fund.

Distributions

Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder’s Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

Distributions of Interest and Principal on the Securities

Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield Considerations”, exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer’s or applicable servicer’s servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Distributions on the Securities in Respect of Prepayment Premiums

Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

Advances

If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer’s or a servicer’s own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the securityholders, the master servicer or servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the master servicer’s and the servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards and may be implemented only by servicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut off date, but this limit may increase from time to time with the consent of the rating agencies.

Any advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued certificate interest (as defined in the prospectus supplement) payable on the offered securities will not be affected by the servicing modification.

Reports to Securityholders

With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a monthly statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•

the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•

information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

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information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•

any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

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the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period;

•

the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

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with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be transmitted in paper format to the holder of record of the class of securities contemporaneously with the distribution on that particular class. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

DESCRIPTION OF CREDIT ENHANCEMENT

General

As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement.” If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

In general, references to “mortgage loans” under this “Description of Credit Enhancement” section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

Cross-Collateralization

If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

Overcollateralization

If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

Financial Guaranty Insurance Policy

If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Mortgage Pool Insurance Policies

Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under “Maintenance of Credit Enhancement,” the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

Letter of Credit

If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

Special Hazard Insurance Policies

Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder.” However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

Reserve Funds

If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

Cash Flow Agreements

If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

Maintenance of Credit Enhancement

To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under “—Reduction or Substitution of Credit Enhancement.” If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under “Description of Credit Enhancement—Special Hazard Insurance Policies.” The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

Reduction or Substitution of Credit Enhancement

The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

Derivatives

The trust fund may include one or more derivative instruments, as described in this section. All derivative instruments included in any trust fund will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust fund or to a class of offered securities.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of a trust fund may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

In a market value swap, five business days prior to the mandatory auction date set forth in the prospectus supplement, the auction administrator will auction the classes of certificates referred to in the prospectus supplement as the mandatory auction certificates then outstanding, to third party investors. On the mandatory auction date, the mandatory auction certificates will be transferred, as described in the prospectus supplement, to third party investors, and holders of the mandatory auction certificates will be entitled to receive the current principal amount of those certificates, after application of all principal distributions and realized losses on the mandatory auction date, plus accrued interest on such classes at the related pass-through rate from the first day of the month of the mandatory auction, up to but excluding the mandatory auction date.

The auction administrator will enter into a market value swap with a swap counterparty pursuant to which the swap counterparty will agree to pay the excess, if any, of the current principal amount of the mandatory auction certificates, after application of all principal distributions and realized losses on such distribution date, plus, accrued interest as described above, over the amount received in the auction. The transfer in the auction will not occur in the event that the swap counterparty fails to pay any amounts payable under the market value swap.

In the event that all or a portion of a class of the mandatory auction certificates is not sold in the auction, the swap counterparty will make no payment with respect to such class or portion thereof, and the holders thereof will not be able to transfer those certificates on the mandatory auction date as a result of the auction. However, the auction administrator will repeat the auction procedure each month thereafter until a bid has been received for each class or portion thereof. Upon receipt of a bid, the swap counterparty will make the payment described above if required.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the trust fund to do so.

Purchase Obligations

Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

CLAIMS THEREUNDER

General

The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

Primary Mortgage Insurance Policies

In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan’s Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

•	the insured percentage of the Primary Insurance Covered Loss;

•	the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

•

at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

•

advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

•

in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

•	tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see “Description of Credit Enhancement—Mortgage Pool insurance Policies.”

Hazard Insurance Policies

The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer’s normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See “Description of Credit Enhancement—Special Hazard Insurance Policies” for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA Mortgage Insurance

The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years’ duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee’s foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA Mortgage Guaranty

The Servicemen’s Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran’s home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

THE SPONSOR

The sponsor will be EMC Mortgage Corporation for each series of securities unless otherwise indicated in the related prospectus supplement. EMC was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. EMC was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). EMC commenced operation in Texas on October 9, 1990. The [Depositor, the Seller and the Servicer] may maintain banking and other commercial relationships with EMC and its affiliates.

EMC maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, EMC has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. EMC is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

The principal business of EMC since inception has been specializing in the acquistion, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for EMC’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by EMC are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to EMC’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to EMC.

Subsequent to purchase by EMC, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

EMC has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of EMC’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$ 3,779,319,393.84	44,821	$ 11,002,497,283.49	65,715	$ 17,155,529,615.47
Alt-A Fixed	15,907	$ 3,638,653,583.24	11,011	$ 2,478,381,379.40	17,294	$ 3,781,150,218.13
HELOC	-	$ -	-	$ -	9,309	$ 509,391,438.93
Neg-Am ARM	-	$ -	-	$ -	20,804	$ 7,515,084,661.26
Prime ARM	16,279	$ 7,179,048,567.39	30,311	$ 11,852,710,960.78	24,899	$ 12,438,092,473.41
Prime Fixed	2,388	$ 1,087,197,396.83	1,035	$ 509,991,605.86	1,346	$ 426,879,747.26
Prime Short Duration ARM	7,089	$ 2,054,140,083.91	23,326	$ 7,033,626,375.35	15,298	$ 5,687,383,382.34
Reperforming	2,800	$ 247,101,330.36	2,802	$ 311,862,677.46	2,877	$ 271,051,465.95
Seconds	-	$ -	14,842	$ 659,832,093.32	114,899	$ 5,609,656,263.12
SubPrime	29,303	$ 2,898,565,285.44	102,759	$ 14,578,747,677.08	10,1156	$ 16,546,152,274.44
Totals	86,034	$20,884,025,641.01	230,907	$ 48,427,650,052.74	373,597	$ 69,940,371,540.31

With respect to some of the securitizations organized by EMC, a "step-down" trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in the related trust, resulting in a sequential payment of principal to the related offered securities, from the security with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by EMC, a servicing trigger required by the related financial guaranty insurer has been breached; however, the insurer has agreed to waive the trigger and the related servicer is still servicing the related mortgage loans.

With respect to any series of securities, if so specified in the related prospectus supplement, EMC will also act as servicer [or master servicer] for the mortgage pool. If so, EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this prospectus under “Servicing of Mortgage Loans” and “Description of the Securities.”

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by 113%.

As of August 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $45.4 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004				As of October 31, 2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$ 653,967,869	1.40%	4.75%	19,498	$ 4,427,820,708	7.96%	15.94%	50,528	$ 11,821,548,094	11.65%	21.25%
Alta-A Fixed	19,396	$ 3,651,416,057	11.14%	26.51%	25,539	$ 4,578,725,473	10.43%	16.48%	34,038	$ 6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$ 868,798,347	4.58%	6.31%	8,311	$ 1,045,610,015	3.39%	3.76%	8,910	$ 1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$ 1,601,411,491	9.40%	11.63%	14,560	$ 1,573,271,574	5.95%	5.66%	16,929	$ 2,343,126,437	3.90%	4.21%
Seconds	25,290	$ 690,059,169	14.52%	5.01%	39,486	$ 1,381,961,155	16.13%	4.98%	136,562	$ 6,239,175,080	31.48%	11.21%
Subprime	76,166	$ 5,058,932,126	43.73%	36.73%	114,436	$ 13,706,363,250	46.74%	49.34%	138,609	$ 19,037,928,201	31.95%	34.22%
Other	26,523	$ 1,249,014,373	15.23%	9.07%	23,010	$ 1,063,682,459	9.40%	3.83%	48,256	$ 8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$ 27,777,434,635	100.00%	100.00%	433,832	$ 55,633,614,489	100.00%	100.00%

EMC has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to EMC’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. EMC is cooperating with the FTC’s inquiry.

THE DEPOSITOR

The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since July 11, 2003. Since that time it has been involved in the issuance of securities backed by residential mortgage loans in excess of $94,502,237,657. In conjunction with the sponsor’s acquisition of seasoned, program exception, and non-performing residential mortgages, the depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the certificates.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE AGREEMENTS

General

Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuing Entity and the trustee. The Issuing Entity will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the depositor and the master servicer.

Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under “The Depositor”. As to each series of securities, the related agreements will be filed with the Commission in a current report on Form 8-K following the issuance of the securities.

Certain Matters Regarding the Master Servicer and the Depositor

The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

Events of Default and Rights Upon Event of Default

Pooling and Servicing Agreement

Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

•

any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

•

any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

•

events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

•

any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” by the date and time set forth in the pooling and servicing agreement;

•

any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

•	any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor’s (or an affiliate of the depositor’s) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under “—Events of Default and Rights Upon Event of Default — Pooling and Servicing Agreement” have occurred, EMC Mortgage

Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under “—Events of Default” above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

Servicing Agreement

For a series of notes, a servicing default under the related servicing agreement generally will include:

•

any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuing Entity;

•

any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuing Entity;

•

events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

•	any failure of the master servicer to make advances as described in this prospectus under “Description of the Securities—Advances,” and

•	any other servicing default as set forth in the servicing agreement.

So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuing Entity (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under “—Events of Default and Rights Upon Event of Default— Servicing Agreement” have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

Indenture

For a series of notes, an event of default under the indenture generally will include:

•	a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

•

failure to perform any other covenant of the Depositor in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•

any representation or warranty made by the Depositor in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

•	events of bankruptcy, insolvency, receivership or liquidation of the Depositor, as specified in the indenture; or

•	any other event of default provided with respect to notes of that series.

If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•

if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

•

to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

•	to comply with any changes in the Code.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the

Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

(1)

reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

(2)

adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

(3)	reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.

The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under the transaction documents.

Termination; Retirement of Securities

The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of, (1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see “Federal Income Tax Consequences” below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the certificates will use the word “Callable” in their title. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes which provides for such a purchase at 25% or more of the aggregate principal balance outstanding, the notes will use the word “Callable” in their title. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.

The Securities Administrator

Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

Duties of Securities Administrator

The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

Some Matters Regarding the Securities Administrator

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator’s administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Securities Administrator

The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

The Trustee

The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

If an Event of Default shall occur, the trustee shall, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations (but not the liabilities) of the master servicer thereafter arising under the Agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. Upon the receipt by the master servicer of the written notice, all authority and power of the master servicer under the Agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall automatically and without further action pass to and be vested in the trustee. The trustee shall act to carry out the duties of the master servicer, including the obligation to make any Monthly Advance the nonpayment of which was an Event of Default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer of a notice of termination, the trustee shall automatically become the successor in all respects to the master servicer in its capacity under the Agreements and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the master servicer by the terms and provisions thereof; provided, however, that the sponsor shall have the right to either (a) immediately assume the duties of the master servicer or (b) select a successor master servicer; provided further, however, that the trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the master servicer at or prior to the time of termination. As compensation, the trustee shall be entitled to compensation which the master servicer would have been entitled to retain if the master servicer had continued to act thereunder, except for those amounts due the master servicer as reimbursement permitted under the Agreements for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the master servicer only, having a net worth of not less than $10,000,000, as the successor to the master servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer hereunder; provided, that the trustee shall obtain a letter from each rating agency that the ratings, if any, on each of the securities will not be lowered as a result of the selection of the successor to the master servicer. Pending appointment of a successor to the master servicer, the trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that the provisions of the Agreements shall apply, the compensation shall not be in excess of that which the master servicer would have been entitled to if the master servicer had continued to act hereunder, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The trustee and such successor shall take such action, consistent with the Agreements, as shall be necessary to effectuate any such succession.

If the trustee shall succeed to any duties of the master servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Agreements concerning the trustee’s duties shall be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the Agreements relating to the master servicer, however, shall apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee shall give prompt written notice thereof to security holders of record pursuant to the Agreements and to the rating agencies.

The trustee shall transmit by mail to all securityholders, within the number of days specified by the Agreements after the occurrence of any Event of Default actually known to a responsible officer of the trustee, unless such Event of Default shall have been cured, notice of each such Event of Default. In the event that the security holders waive the Event of Default pursuant to the Agreements, the trustee shall give notice of any such waiver to the rating agencies.

Upon written request of three or more securityholders of record, for purposes of communicating with other securityholders with respect to their rights under the Agreements, the trustee will afford such securityholders access during business hours to the most recent list of securityholders held by the trustee.

Some Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the Distribution Account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

YIELD CONSIDERATIONS

The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See “Maturity and Prepayment Considerations” below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See “The Mortgage Pools—Representations by Sellers” and “Descriptions of the Securities—Assignment of Trust Fund Assets” above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser’s actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See “Servicing of Mortgage Loans—Servicing and Other Compensation and Payment of Expenses; Retained Interest”.

The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to “lock in” a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor’s exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

MATURITY AND PREPAYMENT CONSIDERATIONS

As indicated above under “The Mortgage Pools,” the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor’s ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor’s financial situation, prevailing mortgage loan interest rates, the mortgagor’s equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See “Servicing of Mortgage Loans—Collection and Other Servicing Procedures” and “Legal Aspects of the Mortgage Loans—Enforceability of Certain Provisions” for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” the rate or (2) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under “Description of the Securities—Pre-Funding Account” in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See “Yield Considerations.”

There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See “The Agreements—Termination; Retirement of Securities.”

LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

Mortgages

Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as “mortgages.” Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See “—Contracts” below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee’s authority under a deed of trust, the grantee’s authority under a deed to secure debt and the mortgagee’s authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

Cooperative Mortgage Loans

If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative’s building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative’s building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative’s building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder’s proportional share of the Cooperative’s payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See “—Foreclosure on Shares of Cooperatives” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

Leases and Rents

Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

Contracts

Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer’s or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

Foreclosure on Mortgages and Some Contracts

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee’s sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor’s debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys’ fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See “Description of Credit Enhancement”.

A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender’s title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

Foreclosure on Shares of Cooperatives

The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics’ liens against the Cooperative’s building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender’s lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative’s right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser’s income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative’s building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the

New York UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and other Limitations on Lenders” below.

Repossession with respect to Contracts

General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

1.            Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

2.             Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

3.             Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff’s sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

Rights of Redemption

Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

Anti-Deficiency Legislation and Other Limitations on Lenders

Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor’s residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor’s petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender’s security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor’s principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender’s receipt of the rents.

Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Environmental Legislation

Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

Consumer Protection Laws

In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators’ failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

Additional Consumer Protections Laws with Respect to Contracts

Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller’s representation and warranty that no claims or defenses exist that would affect the obligor’s obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

Enforceability of Certain Provisions

Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer’s or servicer’s ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS’s ruling does not retroactively affect loans originated before July 1, 2003.

Subordinate Financing

When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Installment Contracts

The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the “lender”) retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the “borrower”) for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer’s equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Applicability of Usury Laws

Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

As indicated above under “The Mortgage Pools—Representations by Sellers,” each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

Formaldehyde Litigation with Respect to Contracts

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

Under the FTC Rule, which is described above under “Consumer Protection Laws”, the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

The Servicemembers Civil Relief Act

Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor’s mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property”, including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

Junior Mortgages

Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

Negative Amortization Loans

A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire’s requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit’s decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

FEDERAL INCOME TAX CONSEQUENCES

General

The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers are encouraged to consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are encouraged to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See “State and Other Tax Consequences.”

The following discussion addresses securities of three general types:

1.	REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as one or more REMICs under the REMIC Provisions of the Code,

2.	notes representing indebtedness of a trust fund as to which no REMIC election will be made,

3.	Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made, and

4.	securities representing an ownership interest in some or all of the assets included in the exchangeable security trust fund for an ES Class.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all “regular interests” and “residual interests” in the REMIC. For purposes of this tax discussion, references to a “securityholder,” “certificateholder” or a “holder” are to the beneficial owner of a security or certificate, as the case may be.

The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.

REMICS

Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund’s status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be “qualified mortgages” within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as “real estate assets” under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

Solely for purposes of determining whether the REMIC Certificates will be “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

Original Issue Discount. A REMIC Regular Certificate may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the “constant yield” method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the “accrual period” (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this “long first accrual period,” some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” for a description of this election under the OID Regulations.

If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the “daily portions” of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

As to each “accrual period,” that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its “adjusted issue price,” in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “Taxation of Owners of REMIC Regular Certificates—Premium” below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method would be irrevocable, except with the approval of the IRS.

However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See “Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder’s certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates

General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “Taxable Income of the REMIC” and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of these payments for income tax purposes.

The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to “excess inclusions” and “noneconomic” residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders’ after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See “—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC’s basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount,” except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting “regular interests” in the REMIC not offered by this prospectus) described therein will not apply.

If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—Taxation of Owners of REMIC Regular certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See “—Prohibited Transactions and Other Possible REMIC Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer’s adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See “—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder’s adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders’ initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See “—Sales of REMIC Certificates” below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see “—Taxation of Owners of REMIC Residual Certificates—General” above.

Excess Inclusions. Any “excess inclusions” with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the “excess inclusions” with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the “daily accruals” (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the “adjusted issue price” of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the “long-term Federal rate” in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The “long-term Federal rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have “significant value.”

For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as “unrelated business taxable income” to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, “—Foreign investors in REMIC Certificates,” below.

Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer’s excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer’s income tax to an amount lower than the tentative minimum tax on excess inclusions.

In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of “noneconomic” REMIC Residual Certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the “noneconomic” REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC’s organizational documents, (1) the present value of the expected future distributions (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers are encouraged to consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered “noneconomic” residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered “noneconomic” will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered “noneconomic” for purposes of the above-described rules. See “—Foreign Investors in REMIC Certificates—REMIC Residual Certificates” below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

On May 11, 2004, the IRS issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC Residual

Certificates are encouraged to consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual’s, estate’s or trust’s share of the fees and expenses will be added to the gross income of the holder and (2) the individual’s, estate’s or trust’s share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a “pass-through entity” beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder’s gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their tax advisors prior to making an investment in the certificates.

Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under “—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller’s income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the “applicable Federal rate” (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller’s income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under “—Taxation of Owners of REMIC Regular Certificates—Market Discount” and”—Premium.”

REMIC Certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the “wash sale” rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder’s adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such form.

Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. “Net income from foreclosure property” generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize “net income from foreclosure property” subject to federal income tax.

To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on “net income from foreclosure property” or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer’s or the trustee’s obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a “disqualified organization” (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the “applicable Federal rate” for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

In addition, if a “pass-through entity” (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder’s social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an “electing large partnership,” all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

For these purposes, a “disqualified organization” means:

1.

the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

2.	any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code,

3.	any organization described in Section 1381(a)(2)(C) of the Code, or

4.	an electing large partnership within the meaning of Section 775 of the Code.

For these purposes, a “pass-through entity” means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder’s adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the “tax matters person” with respect to the REMIC in all respects or (2) will be designated as and will act as the “tax matters person” with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC’s classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC’s tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC’s tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder’s return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC’s assets will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—Taxation of Owners of REMIC Regular certificates—Market Discount.”

The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the “backup withholding tax” under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder’s allocable portion of the interest income received by the controlled foreign corporation.

Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

Notes

On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuing Entity, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a “noteholder” or a “holder” are to the beneficial owner of a note.

Status as Real Property Loans

Notes held by a domestic building and loan association will not constitute “loans . . . secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v); notes held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code section 856(c)(4)(A), and interest on notes will not be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B).

Taxation of Noteholders

Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on any notes issued without original issue discount is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate that does not exceed a specified amount as ordinary income is inapplicable to the notes. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Sales of REMIC Certificates.”

Grantor Trust Funds

Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) “obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3) of the Code; and (3) “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are “loans . . . secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material are encouraged to consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

The Grantor Trust Strip Certificates will be “obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property” within the meaning of Section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual’s adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder’s alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the “stripped bond” rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established “safe harbors.” The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the “safe harbors” and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding “safe harbor” rules apply.

If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with “original issue discount” within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—Market Discount” below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than “qualified stated interest,” if any, as well as the certificate’s share of reasonable servicing fees and other expenses. See “—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of the income that accrues in any month would equal the product of the holder’s adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see “Sales of Grantor Trust Certificates”) and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder’s share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder’s interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in “Characteristics of Investments in Grantor Trust Certificates—If Stripped Bond Rules Do Not Apply” and”—Market Discount” below.

If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder’s normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than “qualified stated interest.” “Qualified stated interest” is interest that is unconditionally payable at least annually at a single fixed rate, or at a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates” or one “qualified inverse floating rate,” or a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any “points” paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See “—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate’s allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate “adjusted issue prices” of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate’s allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See “Grantor Trust Reporting” below.

Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a “market discount,” that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above.

Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder’s option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

Further, under the rules described in “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount,” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue discount.” It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates. The “stripped coupon” rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates are encouraged to consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

The OID Regulations do not apply to “stripped coupons,” although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under “—Possible Application of Contingent Payment Rules” and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder’s adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See “Characterization of Investments in Grantor Trust Certificates—If Stripped Bond Rules Apply” above.

As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

Possible Application of Contingent Payment Rules. The coupon stripping rules’ general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the “Contingent Payment Regulations”), but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the “noncontingent bond method.” Under the “noncontingent bond method,” the issuing entity of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuing entity’s projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the “applicable Federal rate” that, as of the issue date, reflects general market conditions, the credit quality of the Depositor, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under “Taxation of Owners of Grantor Trust Strip Certificates”. Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable Federal rate” (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund’s information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

Backup Withholding. In general, the rules described in “—REMICS—Backup Withholding with Respect to REMIC Certificates” will also apply to Grantor Trust Certificates.

Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in “REMICS—Foreign Investors in REMIC Certificates” applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder’s trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

Taxation of Classes of Exchangeable Securities

General

The arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund, and the ES Classes represent beneficial ownership of these interests in the classes of securities.

Tax Status

The ES Classes will represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be “qualified mortgages” under Section 860G(a) (3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

Tax Accounting for Exchangeable Securities

An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under “REMICS—Taxation of Owners of REMIC Regular Certificates” above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a “Strip”), the holder is treated as owning, pursuant to Section 1286 of the Code, “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and “stripped bonds” or “stripped coupons” with respect to the remainder. An investor is encouraged to consult its tax advisor regarding this matter.

A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor is encouraged to consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder’s adjusted basis generally is equal to the holder’s allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

If a holder exchanges a single ES Class, an “Exchanged ES Class”, for several ES Classes, each, a “Received ES Class,” and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

Exchanges of Exchangeable Securities

An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

Tax Treatment of Foreign Investors

A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Certificates. Such manner of taxation is discussed under the heading “—REMICS —Foreign Investors in REMIC Certificates.”

Backup Withholding

A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC Regular Certificates. Such manner of taxation is discussed under the heading “—REMICS —Backup Withholding With Respect to REMIC Certificates.”

Reporting and Administrative Matters

Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PENALTY AVOIDANCE

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Federal Income Tax Consequences”, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State and local law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

ERISA CONSIDERATIONS

Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan’s assets, or “Plan Assets,” and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan “fiduciary,” and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan’s assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a “publicly-offered security” that is “widely held,” both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.” Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with “substantial equity features”), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered “parties in interest” or “disqualified persons” with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a “prohibited transaction” within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

Underwriter Exemption

The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other “securities” underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section “ERISA Considerations”, the term “Underwriter” includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

Fourth, the trustee cannot be an affiliate of any member of the “Restricted Group” other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person’s services under the related Agreement and reimbursement of the person’s reasonable expenses in connection therewith.

Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

Permitted trust funds include owner-trusts, as well as grantor trusts and REMICs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan’s ownership of securities.

The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

1.             as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

2.             all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

3.             the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

4.             solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;

5.	either:

(1)           the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

(2)           an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

6.             the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

7.             amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

(1)           be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

(2)           have been rated (or the obligor has been rated) in one of the three highest generic rating categories by one of the Exemption Rating Agencies (“ERISA Permitted Investments”);

8.	the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

9.             the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

Other Exemptions

Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption (“PTCE”) 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a “mortgage pool” and the purchase, sale and holding of “mortgage pool pass-through certificates.” A “mortgage pool” is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A “mortgage pool pass-through certificate” is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

For the exemption to apply, PTCE 83-1 requires that:

•

the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

•	the trustee may not be an affiliate of the depositor;

•

and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor’s benefit for administering the trust fund, represent no more than “adequate consideration” for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

•	the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

•	the Plan pays no more for the certificates than would be paid in an arm’s length transaction;

•	no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

•	the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

•	at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a “mortgage pool,” that the certificates constitute “mortgage pool pass-through certificates,” and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA Considerations Relating to Notes

Under the DOL Regulations, the assets of the trust fund would be treated as “plan assets” of a Plan for the purposes of ERISA and the Code only if the Plan acquires an “equity interest” in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an “equity interest” for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

The Exemption permits trust funds which are grantor trusts, owner-trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund’s assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by “qualified professional asset managers”), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by “in-house asset managers”) (collectively, the “Investor-Based Exemptions”). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2) (A) either (x) none of the issuing entity, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuing entity, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuing entity, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.

EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

ANY PLAN INVESTOR WHO PROPOSES TO USE “PLAN ASSETS” OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

Exchangeable Securities and Callable Securities

With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All “excess inclusion” of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered “unrelated business taxable income” and thus will be subject to federal income tax. See “Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions.”

Consultation with Counsel

There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Before purchasing an offered security in reliance on the Exemption, a PTCE or an investor-based exemption, a fiduciary of a plan or other plan asset investor should itself confirm that (a) all the specific and general conditions set forth in the Exemption, PTCE 83-1 one of the class exemptions or section 401(c) of ERISA would be satisfied and (b) in the case of a security purchased under the Exemption, the security constitutes a “security” for purposes of the exemption. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, one of the class exemptions or section 401(c) of ERISA, the plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase the securities on behalf of a plan.

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

LEGAL INVESTMENT MATTERS

Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute “mortgage related securities” for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to “mortgage related securities,” such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in “mortgage related securities,” or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with “mortgage related securities” without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute “mortgage related securities” for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the matters discussed in the following paragraph.

There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

USE OF PROCEEDS

Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHODS OF DISTRIBUTION

The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190(b).

Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

LEGAL MATTERS

Legal matters in connection with the securities of each series, including both federal income tax matters and the legality of the securities being offered, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

FINANCIAL INFORMATION

With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the [sponsor’s][depositor’s] internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: __________________.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO SECURITYHOLDERS

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the [sponsor’s][depositor’s] website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of Mortgage Loans — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus and in the related prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. All documents subsequently filed by the depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the offered securities shall also be deemed incorporated by reference into this prospectus and the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.

GLOSSARY

Accrual Security — A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

Affiliated Seller — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

Agreement — An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

ARM Loan — A mortgage loan with an adjustable interest rate.

Assumption Fee — The fee paid to the mortgagee upon the assumption of the primary liability for payment of the mortgage.

Bankruptcy Amount — The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

Bankruptcy Code — Title 11 of the United States Code, as amended from time to time.

Bankruptcy Loss — A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

Beneficial Owner — A person acquiring an interest in any DTC Registered Security.

Benefit Plan Investors — Plans, as well as any “employee benefit plan” (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan’s investment in the entity.

Buydown Account — With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

Buydown Funds — With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

Buydown Period — The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

Call Class — A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

Callable Class — A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a “lock-out period” during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

CERCLA — The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

Class Factor — For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.

Clearstream — Clearstream Banking, société anonyme, formerly known as Cedelbank SA.

Closing Date — With respect to any series of securities, the date on which the securities are issued.

Code — The Internal Revenue Code of 1986.

Commission — The Securities and Exchange Commission.

Committee Report — The Conference Committee Report accompanying the Tax Reform Act of 1986.

Conservation Act — The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

Contract — Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

Contributions Tax — With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

Cooperative — With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

Crime Control Act — The Comprehensive Crime Control Act of 1984.

Defaulted Mortgage Loss — A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

Deferred Interest — If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

Deleted Mortgage Loan — A mortgage loan which has been removed from the related trust fund.

Designated Seller Transaction — A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

Determination Date — The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

Distribution Account — One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

DIDMC — The Depository Institutions Deregulation and Monetary Control Act of 1980.

DOL — The U.S. Department of Labor.

DOL Regulations — Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

DTC — The Depository Trust Company.

DTC Registered Security — Any security initially issued through the book-entry facilities of the DTC.

Eligible Account — An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

Equity Certificates — With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuing entity.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

ERISA Plans — Employee pension and welfare benefit plans subject to ERISA.

ES Class — A class of exchangeable securities, as described under “Description of the Certificates — Exchangeable Securities.”

Exemption — An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002).

Exemption Rating Agency — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc.

Exchange Act — The Securities Exchange Act of 1934, as amended.

Extraordinary Loss — Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

Fraud Loss — A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

Fraud Loss Amount — The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

FTC Rule — The so-called “Holder-in-Due-Course” Rule of the Federal Trade Commission.

Garn-St Germain Act — The Garn-St Germain Depository Institutions Act of 1982.

Ginnie Mae — The Government National Mortgage Association.

Global Securities — The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

Grantor Trust Certificate — A certificate representing an interest in a Grantor Trust Fund.

Grantor Trust Fractional Interest Certificate — A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

Grantor Trust Strip Certificate — A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may

also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

Grantor Trust Fund — A trust fund as to which no REMIC election will be made and which qualifies as a “grantor trust” within the meaning of Subpart E, part I of subchapter J of the Code.

High Cost Loans — Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

High LTV Loans — Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

Homeownership Act —The Home Ownership and Equity Protection Act of 1994.

Housing Act — The National Housing Act of 1934, as amended.

Index — With respect to an ARM Loan, the related index will be specified in the related prospectus supplement, will be of a type that are customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

Insurance Proceeds — Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

Intermediary — An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

IRS — The Internal Revenue Service.

Issue Premium — The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

Issuing Entity — With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

Liquidation Proceeds — (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under “The Mortgage Pools—Representations by Sellers,” “Servicing of Mortgage Loans—Realization Upon and Sale of Defaulted Mortgage Loans,” “—Assignment of Trust Fund Assets” above and “The Agreements—Termination.”

Loan-to-Value Ratio — With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

Manufactured Home — Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a “manufactured home” as “a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Master Servicer Collection Account — One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

Net Mortgage Rate — With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

Nonrecoverable Advance — An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

Note Margin — With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

OID Regulations — The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

OTS — The Office of Thrift Supervision.

Parity Act — The Alternative Mortgage Transaction Parity Act of 1982.

Parties in Interest — With respect to a Plan, persons who have specified relationships to the Plans, either “Parties in Interest” within the meaning of ERISA or “Disqualified Persons” within the meaning of the Code.

Percentage Interest — With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

Permitted Investments — United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

Plan Assets — “Plan assets” of a Plan, within the meaning of the DOL Regulations.

Plans — ERISA Plans and Tax Favored Plans.

Prepayment Assumption — With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.

Prepayment Interest Shortfall — With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

Primary Insurance Covered Loss — With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

Primary Insurance Policy — A primary mortgage guaranty insurance policy.

Primary Insurer — An issuer of a Primary Insurance Policy.

Protected Account — One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

PTCE — Prohibited Transaction Class Exemption.

Qualified Substitute Mortgage Loan — A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under “The Mortgage Pools— Representations by Sellers” in this prospectus.

Rating Agency — A “nationally recognized statistical rating organization” within the meaning of Section 3(a)(41) of the Exchange Act.

Realized Loss — Any loss on a mortgage loan attributable to the mortgagor’s failure to make any payment of principal or interest as required under the mortgage note.

Record Date — The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

Relief Act — The Servicemembers Civil Relief Act..

REMIC — A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

REMIC Administrator — The trustee, the master servicer or another specified party who administers the related REMIC.

REMIC Certificates — Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

REMIC Provisions — Sections 860A through 860G of the Code.

REMIC Regular Certificate — A REMIC Certificate designated as a “regular interest” in the related REMIC.

REMIC Regular Certificateholder — A holder of a REMIC Regular Certificate.

REMIC Residual Certificate — A REMIC Certificate designated as a “residual interest” in the related REMIC.

REMIC Residual Certificateholder — A holder of a REMIC Residual Certificate.

REMIC Regulations — The REMIC Provisions and the related Treasury regulations.

REO Mortgage Loan — A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

RICO — The Racketeer Influenced and Corrupt Organizations statute.

Securities Act — The Securities Act of 1933, as amended.

Seller — The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

Single Family Property — An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

SMMEA — The Secondary Mortgage Market Enhancement Act of 1984.

Special Hazard Amount — The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

Special Hazard Loss — (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

Strip Security — A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or (2) interest distributions, with disproportionate, nominal or no principal distributions.

Tax Favored Plans — Tax-qualified retirement plans described in Section 401(a) of the Code and on individual retirement accounts described in Section 408 of the Code.

TILA — The Federal Truth-in-Lending Act.

Title V — Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

Title VIII — Title VIII of the Garn-St Germain Act.

Unaffiliated Sellers — Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

United States Person — A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

Value — With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the “Value” of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the “Value” is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including “accessories” identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the “Value” is the least of the sale price, the appraised value, and the National Automobile Dealer’s Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

                                                                                                   SCHEDULE A

                          CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
       The description herein of the Mortgage Loans is based upon the estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Stated Principal Balances as of the Cut-off Date.
Prior to the issuance of the Certificates, Mortgage Loans may be removed as a result of (i) Principal
Prepayments thereof in full prior to April 1, 2006, (ii) requirements of Moody's or S&P, (iii) delinquencies or otherwise.  In any such event, other mortgage loans may be included in the Trust.  SAMI believes that the estimated information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the Mortgage Loans may vary.

       Notwithstanding the foregoing, on or prior to the Closing Date, scheduled or unscheduled principal payments made with respect to the Mortgage Loans may decrease the Stated Principal Balance of the Mortgage
Loans as of the Cut-off Date as set fort in this Prospectus Supplement by as much as ten percent (10%).
Accordingly, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to a decrease by as much as ten percent (10%) from amounts shown on the front cover hereof.

                           Principal Balances of the Mortgage Loans at Origination in Total Group I

         Original Principal Balance ($)                                         Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                               554             $ 40,218,017            4.37%
                  100,001 -  200,000                             1,291              189,068,087           20.52
                  200,001 -  300,000                               690              169,169,416           18.36
                  300,001 -  350,000                               216               68,756,952            7.46
                  350,001 -  400,000                               195               71,971,270            7.81
                  400,001 -  450,000                               146               60,866,052            6.61
                  450,001 -  500,000                               124               58,222,736            6.32
                  500,001 -  550,000                                83               43,202,644            4.69
                  550,001 -  600,000                                77               42,526,146            4.62
                  600,001 -  650,000                                69               43,184,420            4.69
                  650,001 -  700,000                                16               10,677,653            1.16
                  700,001 -  800,000                                34               25,428,180            2.76
                  800,001 -  900,000                                13               11,183,813            1.21
                  900,001 -  1,000,000                              30               28,750,718            3.12
                1,000,001 -  1,100,000                               6                6,064,114            0.66
                1,100,001 -  1,200,000                              11               12,188,028            1.32
                1,200,001 -  1,300,000                              10               11,917,275            1.29
                1,300,001 -  1,400,000                               9               11,354,089            1.23
                1,400,001 -  1,500,000                               8               10,567,771            1.15
                1,500,001 or greater                                 3                5,920,285            0.64
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $16,000
         Maximum Original Principal Balance:                            $2,350,000
         Average Original Principal Balance:                            $261,062

                                                          A-1

                Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total Group I

         Scheduled Principal Balance ($)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                               564             $ 40,942,790            4.44%
                  100,001 -  200,000                             1,296              190,325,893           20.66
                  200,001 -  300,000                               705              173,785,242           18.86
                  300,001 -  350,000                               213               69,030,708            7.49
                  350,001 -  400,000                               187               70,468,922            7.65
                  400,001 -  450,000                               140               59,660,015            6.48
                  450,001 -  500,000                               125               59,323,806            6.44
                  500,001 -  550,000                                81               42,528,888            4.62
                  550,001 -  600,000                                73               41,774,783            4.53
                  600,001 -  650,000                                66               41,866,558            4.54
                  650,001 -  700,000                                17               11,453,196            1.24
                  700,001 -  800,000                                32               24,247,073            2.63
                  800,001 -  900,000                                15               12,859,691            1.40
                  900,001 -  1,000,000                              29               28,194,637            3.06
                1,000,001 -  1,100,000                               6                6,324,640            0.69
                1,100,001 -  1,200,000                              10               11,360,206            1.23
                1,200,001 -  1,300,000                               8               10,036,803            1.09
                1,300,001 -  1,400,000                               8               10,868,530            1.18
                1,400,001 -  1,500,000                               7               10,265,000            1.11
                1,500,001 or greater                                 3                5,920,285            0.64
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $2,287
         Maximum Scheduled Principal Balance:                           $2,243,285
         Average Scheduled Principal Balance:                           $256,970

                                                          A-2

                               Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total Group I

         Mortgage Interest Rates (%)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    3.500 -  3.749                                   1                $ 390,564            0.04%
                    3.750 -  3.999                                   1                  976,907            0.11
                    4.000 -  4.249                                   1                   35,023               -
                    4.250 -  4.499                                   3                1,427,461            0.15
                    4.500 -  4.749                                   1                  323,844            0.04
                    4.750 -  4.999                                   3                  750,706            0.08
                    5.000 -  5.249                                   4                1,009,466            0.11
                    5.250 -  5.499                                  19                6,181,934            0.67
                    5.500 -  5.749                                  43               13,372,180            1.45
                    5.750 -  5.999                                 125               42,556,909            4.62
                    6.000 -  6.249                                  80               22,665,630            2.46
                    6.250 -  6.499                                 137               42,396,602            4.60
                    6.500 -  6.749                                 159               49,261,747            5.35
                    6.750 -  6.999                                 161               46,332,884            5.03
                    7.000 -  7.249                                  76               24,728,929            2.68
                    7.250 -  7.499                                  55               15,154,192            1.64
                    7.500 -  7.749                                  71               19,491,554            2.12
                    7.750 -  7.999                               1,024              267,807,295           29.07
                    8.000 -  8.249                               1,001              223,712,868           24.28
                    8.250 -  8.499                                 538              123,643,522           13.42
                    8.500 -  8.749                                  50               11,613,700            1.26
                    8.750 -  8.999                                  19                4,775,458            0.52
                    9.000 -  9.249                                   5                  982,751            0.11
                    9.250 -  9.499                                   2                  360,000            0.04
                    9.500 -  9.749                                   2                  284,397            0.03
                    9.750 -  9.999                                   2                  348,101            0.04
                   10.000 -  10.249                                  1                  184,000            0.02
                   10.250 -  10.499                                  1                  469,041            0.05
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         3.625%
         Maximum Mortgage Rate:                                         10.250%
         Weighted Average Mortgage Rate:                                7.540%

                                       Original Loan-to-Value Ratios* in Total Group I

         Loan-to-Value Ratios (%)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                  11              $ 2,188,186            0.24%
                    30.01 -  40.00                                  12                3,406,064            0.37
                    40.01 -  50.00                                  23                7,283,173            0.79
                    50.01 -  55.00                                  16                8,409,494            0.91
                    55.01 -  60.00                                  22                6,384,523            0.69
                    60.01 -  65.00                                  67               23,434,688            2.54
                    65.01 -  70.00                                 253               68,013,669            7.38
                    70.01 -  75.00                                 434              127,294,518           13.82
                    75.01 -  80.00                               2,616              649,806,700           70.54
                    80.01 -  85.00                                  10                1,836,587            0.20
                    85.01 -  90.00                                  76               14,151,077            1.54
                    90.01 -  95.00                                  33                6,158,128            0.67
                    95.01 -  100.00                                 12                2,870,862            0.31
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       77.32%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-3

                            Geographic Distribution* of the Mortgage Properties in Total Group I

         Geographic Distribution
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                    17              $ 3,559,621            0.39%
         Alaska                                                      1                  352,000            0.04
         Arizona                                                   294               72,867,022            7.91
         Arkansas                                                    4                  332,178            0.04
         California                                                522              218,554,024           23.72
         Colorado                                                  133               26,799,926            2.91
         Connecticut                                                13                4,142,916            0.45
         Delaware                                                   11                1,957,922            0.21
         District of Columbia                                       27                7,375,846            0.80
         Florida                                                   469              115,949,845           12.59
         Georgia                                                   339               54,094,420            5.87
         Hawaii                                                      6                3,355,850            0.36
         Idaho                                                      31                4,453,412            0.48
         Illinois                                                  138               30,935,219            3.36
         Indiana                                                    33                4,586,411            0.50
         Iowa                                                        2                  141,628            0.02
         Kansas                                                      6                  769,180            0.08
         Kentucky                                                   19                1,916,691            0.21
         Louisiana                                                   5                  469,912            0.05
         Maine                                                       4                  536,730            0.06
         Maryland                                                  138               38,871,745            4.22
         Massachusetts                                              52               18,270,504            1.98
         Michigan                                                   60                7,357,894            0.80
         Minnesota                                                  93               22,066,338            2.40
         Mississippi                                                 8                  578,353            0.06
         Missouri                                                   38                7,147,167            0.78
         Montana                                                     3                2,664,000            0.29
         Nebraska                                                    1                   94,500            0.01
         Nevada                                                    127               38,348,432            4.16
         New Hampshire                                               3                  804,864            0.09
         New Jersey                                                146               47,786,948            5.19
         New Mexico                                                 13                2,888,303            0.31
         New York                                                   63               20,587,614            2.23
         North Carolina                                             43                6,399,053            0.69
         North Dakota                                                2                  285,000            0.03
         Ohio                                                       61                6,647,081            0.72
         Oklahoma                                                    4                  343,294            0.04
         Oregon                                                     24                5,222,628            0.57
         Pennsylvania                                               46                9,333,188            1.01
         Rhode Island                                                3                1,918,400            0.21
         South Carolina                                             45               11,730,524            1.27
         Tennessee                                                  20                2,058,793            0.22
         Texas                                                     258               39,720,324            4.31
         Utah                                                       34                7,699,413            0.84
         Vermont                                                     3                  676,441            0.07
         Virginia                                                  166               55,070,102            5.98
         Washington                                                 40               11,265,854            1.22
         Wisconsin                                                  17                2,250,158            0.24
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 0.55% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-4

                      Credit Scores as of the Date of Origination of the Mortgage Loans in Total Group I

         Range of Credit Scores
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                      71             $ 11,156,920            1.21%
                        1 -  499                                    11                  709,014            0.08
                      500 -  549                                     6                1,416,053            0.15
                      550 -  574                                     5                  492,596            0.05
                      575 -  599                                     7                1,574,576            0.17
                      600 -  619                                     2                  510,831            0.06
                      620 -  639                                   248               67,594,889            7.34
                      640 -  659                                   317               86,454,817            9.38
                      660 -  679                                   452              109,254,253           11.86
                      680 -  699                                   627              155,934,363           16.93
                      700 -  719                                   593              159,147,228           17.28
                      720 -  739                                   472              115,764,777           12.57
                      740 -  759                                   321               87,388,899            9.49
                      760 -  779                                   263               74,009,500            8.03
                      780 -  799                                   149               38,679,659            4.20
                      800 -  819                                    41               11,149,292            1.21
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        704

                                    Property Types of the Mortgage Properties in Total Group I

         Property Type
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                394             $ 98,122,799           10.65%
         CO-OP                                                       7                1,347,221            0.15
         Condominium                                               453              111,266,777           12.08
         Manufactured Home                                           2                  572,786            0.06
         PUD                                                       822              224,403,017           24.36
         Single Family                                           1,856              477,029,997           51.78
         Townhouse                                                  51                8,495,070            0.92
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

                                        Occupancy Status of Mortgage Properties in Total Group I

         Occupancy Status
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                1,742            $ 319,307,280           34.66%
         Owner Occupied                                          1,588              536,766,802           58.27
         Second Home                                               255               65,163,585            7.07
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-5

                                            Loan Purpose of the Mortgage Loans in Total Group I

         Loan Purpose
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                        392            $ 121,725,074           13.21%
         Purchase                                                3,049              753,657,211           81.81
         Rate/Term Refinance                                       144               45,855,382            4.98
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

                                 Documentation Type of the Mortgage Loans in Total Group I

         Documentation Type
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                          579            $ 136,907,612           14.86%
         No Documentation                                          420               94,619,583           10.27
         Reduced                                                   618              185,343,018           20.12
         Stated                                                  1,968              504,367,454           54.75
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-6

                         Original Terms to Stated Maturity of the Mortgage Loans in Total Group I

         Original Term (Months)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      180                                            5                $ 699,864            0.08%
                      240                                            1                  219,200            0.02
                      299                                            1                    2,287               -
                      300                                            1                    9,512               -
                      360                                        3,576              920,153,774           99.88
                      480                                            1                  153,031            0.02
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               180
         Maximum Original Term to Stated Maturity (Mths):               480
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                            Remaining Terms to Stated Maturity of the Mortgage Loans in Total Group I

         Stated Remaining Term (Months)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  59                                      7                $ 720,545            0.08%
                       60 -  119                                    11                  348,802            0.04
                      120 -  179                                    27                4,987,163            0.54
                      180 -  239                                    32               12,151,640            1.32
                      240 -  299                                    51               11,518,454            1.25
                      300 -  359                                 3,366              873,405,848           94.81
                      360 -  360                                    90               17,952,185            1.95
                      361 or greater                                 1                  153,031            0.02
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              23
         Maximum Remaining Term to Stated Maturity (Mths):              477
         Weighted Average Rem. Term to Stated Mat. (Mths):              352

                                                          A-7

                                         Index of the Mortgage Loans in Total Group I

         Index
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 Mo Libor                                                  3              $ 1,854,810            0.20%
         1 YR CMT                                                  119               36,542,395            3.97
         1 YR Libor                                                186               49,375,609            5.36
         6 Mo Libor                                              3,274              831,605,366           90.27
         FNMA 6 Mo Libor                                             3                1,859,487            0.20
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

                           Rate Adjustment Frequency of the Mortgage Loans in Total Group I

         Rate Adjustment Frequency
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 Month                                                     3              $ 1,854,810            0.20%
         6 Months                                                3,277              833,464,853           90.47
         12 Months                                                 305               85,918,005            9.33
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

                               Months to Next Rate Adjustment* of the Mortgage Loans in Total Group I

         Months to Next Rate Adjustment
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  3                                      40             $ 10,998,747            1.19%
                        4 -  6                                      65               11,049,387            1.20
                        7 -  9                                      27                7,837,153            0.85
                       10 -  12                                     24               10,491,830            1.14
                       13 -  15                                     10                1,641,943            0.18
                       16 -  18                                    130               39,544,099            4.29
                       19 -  21                                    158               40,775,687            4.43
                       22 -  24                                     72               20,736,518            2.25
                       25 -  27                                      1                  300,000            0.03
                       28 -  30                                      4                2,320,283            0.25
                       31 -  33                                     61               15,393,187            1.67
                       34 -  36                                    238               78,888,217            8.56
                       37 -  39                                      7                1,625,079            0.18
                       40 -  42                                     20                6,436,916            0.70
                       43 -  45                                     14                5,360,659            0.58
                       49 -  51                                      1                  211,234            0.02
                       52 -  54                                      5                1,934,286            0.21
                       55 -  57                                    458              104,080,393           11.30
                       58 -  60                                  2,151              524,073,482           56.89
                       61 -  63                                      3                  702,613            0.08
                       64 -  66                                      2                  798,961            0.09
                       67 -  69                                      3                1,474,526            0.16
                       70 -  72                                      6                2,409,694            0.26
                       73 -  75                                     10                4,458,575            0.48
                       76 -  78                                     17                6,526,766            0.71
                       79 -  81                                     13                5,570,187            0.60
                       82 -  84                                     45               15,597,247            1.69
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              50

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                                                          A-8

                           Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total Group I

         Maximum Mortgage Rates (%)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    0.000 -  9.750                                   8              $ 3,529,807            0.38%
                    9.751 -  10.000                                  1                  170,862            0.02
                   10.001 -  10.250                                  3                1,765,219            0.19
                   10.251 -  10.500                                  9                2,994,626            0.33
                   10.501 -  10.750                                  5                1,553,423            0.17
                   10.751 -  11.000                                 31               11,950,919            1.30
                   11.001 -  11.250                                 31               10,034,992            1.09
                   11.251 -  11.500                                 74               23,002,043            2.50
                   11.501 -  11.750                                 97               30,605,332            3.32
                   11.751 -  12.000                                156               46,058,426            5.00
                   12.001 -  12.250                                 91               28,116,842            3.05
                   12.251 -  12.500                                135               42,710,184            4.64
                   12.501 -  12.750                                537              141,018,755           15.31
                   12.751 -  13.000                                942              239,145,562           25.96
                   13.001 -  13.250                                961              209,304,110           22.72
                   13.251 -  13.500                                261               64,969,631            7.05
                   13.501 -  13.750                                 71               20,355,743            2.21
                   13.751 -  14.000                                 86               24,515,915            2.66
                   14.001 -  14.250                                 32                9,788,068            1.06
                   14.251 -  14.500                                 18                3,810,331            0.41
                   14.501 -  14.750                                  6                1,603,238            0.17
                   14.751 -  15.000                                 11                1,605,812            0.17
                   15.001 -  15.250                                  3                  829,041            0.09
                   15.251 -  15.500                                  3                   74,271            0.01
                   15.501 -  15.750                                  1                   62,417            0.01
                   15.751 -  16.000                                  3                  566,013            0.06
                   16.001 or greater                                 9                1,096,087            0.12
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        12.820%

                                 Periodic Rate Cap of the Mortgage Loans in Total Group I

         Periodic Rate Cap (%)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         NonCapped                                                 128             $ 29,924,255            3.25%
         1.000                                                   2,999              758,749,665           82.36
         2.000                                                     455              131,721,781           14.30
         2.375                                                       1                  252,036            0.03
         2.750                                                       1                   87,430            0.01
         6.000                                                       1                  502,500            0.05
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Periodic Rate Cap:                   1.151%

                                                          A-9

                                   Initial Rate Cap of the Mortgage Loans in Total Group I

         Initial Rate Cap (%)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         NonCapped                                                 128             $ 29,924,255            3.25%
         1.000                                                       6                1,702,431            0.18
         2.000                                                     188               46,823,882            5.08
         3.000                                                     351              102,998,145           11.18
         5.000                                                   2,728              682,292,430           74.06
         6.000                                                     184               57,496,524            6.24
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Initial Rate Cap:                    4.668%

                                    Gross Margin of the Mortgage Loans in Total Group I

         Gross Margins (%)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    0.000 -  1.500                                   4                $ 688,193            0.07%
                    1.501 -  2.000                                  59               12,253,553            1.33
                    2.001 -  2.500                               3,097              783,356,602           85.03
                    2.501 -  3.000                                 223               68,545,060            7.44
                    3.001 -  3.500                                  16                3,545,518            0.38
                    3.501 -  4.000                                  13                2,880,749            0.31
                    4.001 -  4.500                                  35               10,391,367            1.13
                    4.501 -  5.000                                  92               26,659,102            2.89
                    5.001 -  5.500                                  32                9,282,426            1.01
                    5.501 -  6.000                                   9                1,872,118            0.20
                    6.001 -  6.500                                   1                  567,979            0.06
                    6.501 -  7.000                                   2                  594,500            0.06
                    7.001 -  7.500                                   2                  600,500            0.07
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.449%

                                                          A-10

                                  Interest Only Feature of the Mortgage Loans in Total Group I
         Interest Only Feature
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                      742            $ 142,691,126           15.49%
         2 Years                                                     7                2,232,186            0.24
         3 Years                                                    40               10,185,327            1.11
         5 Years                                                   623              148,806,881           16.15
         7 Years                                                    15                6,501,111            0.71
         10 Years                                                2,158              610,821,035           66.30
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

                                 Original Prepayment Penalty Term of the Mortgage Loans in Total Group I
         Original Prepayment Penalty Term (Months)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                    2,074            $ 540,926,899           58.72%
         1 Month                                                     1                  147,200            0.02
         3 Months                                                    5                  718,400            0.08
         4 Months                                                    5                1,391,300            0.15
         5 Months                                                    1                  131,250            0.01
         6 Months                                                  172               55,778,174            6.05
         7 Months                                                   10                3,653,438            0.40
         12 Months                                                 162               42,856,184            4.65
         24 Months                                                 114               32,609,905            3.54
         30 Months                                                   2                  778,864            0.08
         36 Months                                               1,036              241,391,755           26.20
         42 Months                                                   1                  272,700            0.03
         60 Months                                                   2                  581,600            0.06
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              3,585            $ 921,237,667          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-11

                              Principal Balances of the Mortgage Loans at Origination in Total Group II

         Original Principal Balance ($)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                               382             $ 29,985,053            2.69%
                  100,001 -  200,000                             1,386              210,062,520           18.83
                  200,001 -  300,000                               998              246,577,163           22.11
                  300,001 -  350,000                               278               90,172,751            8.08
                  350,001 -  400,000                               216               81,302,568            7.29
                  400,001 -  450,000                               166               70,763,058            6.34
                  450,001 -  500,000                               157               74,832,415            6.71
                  500,001 -  550,000                                91               47,122,036            4.22
                  550,001 -  600,000                                67               38,336,266            3.44
                  600,001 -  650,000                                67               42,328,642            3.79
                  650,001 -  700,000                                35               23,676,890            2.12
                  700,001 -  800,000                                46               34,340,354            3.08
                  800,001 -  900,000                                38               32,182,677            2.89
                  900,001 -  1,000,000                              42               41,166,729            3.69
                1,000,001 -  1,100,000                              11               11,692,968            1.05
                1,100,001 -  1,200,000                               4                4,469,250            0.40
                1,200,001 -  1,300,000                               8               10,087,422            0.90
                1,300,001 -  1,400,000                               8               10,931,746            0.98
                1,400,001 -  1,500,000                               4                5,990,000            0.54
                1,500,001 or greater                                 5                9,387,900            0.84
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Minimum Original Principal Balance:                            $35,000
         Maximum Original Principal Balance:                            $2,599,200
         Average Original Principal Balance:                            $278,707

                      Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total Group II

         Scheduled Principal Balance ($)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                               383             $ 29,996,053            2.69%
                  100,001 -  200,000                             1,385              210,051,520           18.83
                  200,001 -  300,000                             1,001              247,427,946           22.18
                  300,001 -  350,000                               277               89,895,176            8.06
                  350,001 -  400,000                               217               81,701,464            7.32
                  400,001 -  450,000                               167               71,175,470            6.38
                  450,001 -  500,000                               159               75,801,334            6.80
                  500,001 -  550,000                                89               46,469,788            4.17
                  550,001 -  600,000                                64               36,926,636            3.31
                  600,001 -  650,000                                67               42,328,642            3.79
                  650,001 -  700,000                                36               24,376,890            2.19
                  700,001 -  800,000                                45               33,640,354            3.02
                  800,001 -  900,000                                37               31,891,120            2.86
                  900,001 -  1,000,000                              42               41,166,729            3.69
                1,000,001 -  1,100,000                              11               11,692,968            1.05
                1,100,001 -  1,200,000                               4                4,469,250            0.40
                1,200,001 -  1,300,000                               8               10,087,422            0.90
                1,300,001 -  1,400,000                               8               10,931,746            0.98
                1,400,001 -  1,500,000                               4                5,990,000            0.54
                1,500,001 or greater                                 5                9,387,900            0.84
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $11,000
         Maximum Scheduled Principal Balance:                           $2,599,200
         Average Scheduled Principal Balance:                           $278,226

                                                          A-12

                              Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total Group II

         Mortgage Interest Rates (%)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    4.750 -  4.999                                   1                $ 585,000            0.05%
                    5.250 -  5.499                                   2                  804,495            0.07
                    5.500 -  5.749                                  15                7,542,183            0.68
                    5.750 -  5.999                                  77               27,787,925            2.49
                    6.000 -  6.249                                  93               28,897,005            2.59
                    6.250 -  6.499                                 256               80,357,916            7.20
                    6.500 -  6.749                                 421              122,421,956           10.98
                    6.750 -  6.999                                 698              196,056,935           17.58
                    7.000 -  7.249                                 546              153,148,756           13.73
                    7.250 -  7.499                                 881              238,077,002           21.34
                    7.500 -  7.749                                 975              252,149,156           22.61
                    7.750 -  7.999                                  21                3,782,177            0.34
                    8.000 -  8.249                                  10                1,663,656            0.15
                    8.250 -  8.499                                  13                2,134,248            0.19
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Minimum Mortgage Rate:                                         4.875%
         Maximum Mortgage Rate:                                         8.375%
         Weighted Average Mortgage Rate:                                7.011%

                                         Original Loan-to-Value Ratios* in Total Group II

         Loan-to-Value Ratios (%)
                                                                                 Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                  15              $ 2,067,345            0.19%
                    30.01 -  40.00                                  20                5,261,961            0.47
                    40.01 -  50.00                                  58               17,457,285            1.57
                    50.01 -  55.00                                  42               15,728,597            1.41
                    55.01 -  60.00                                 100               35,984,679            3.23
                    60.01 -  65.00                                 312              106,196,852            9.52
                    65.01 -  70.00                                 315               84,754,097            7.60
                    70.01 -  75.00                                 362              109,639,179            9.83
                    75.01 -  80.00                               2,731              725,617,509           65.05
                    80.01 -  85.00                                  12                3,218,296            0.29
                    85.01 -  90.00                                  33                7,353,686            0.66
                    90.01 -  95.00                                   9                2,128,923            0.19
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       75.22%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-13

                           Geographic Distribution* of the Mortgage Properties in Total Group II

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                    24              $ 3,467,691            0.31%
         Arizona                                                   404              102,381,256            9.18
         Arkansas                                                    4                  322,272            0.03
         California                                                651              277,967,409           24.92
         Colorado                                                  164               38,390,181            3.44
         Connecticut                                                13                4,957,868            0.44
         Delaware                                                   16                3,895,202            0.35
         District of Columbia                                       14                4,883,107            0.44
         Florida                                                   467              119,229,179           10.69
         Georgia                                                   373               67,268,830            6.03
         Hawaii                                                     14                7,109,889            0.64
         Idaho                                                      14                2,009,308            0.18
         Illinois                                                  215               50,987,292            4.57
         Indiana                                                    16                3,147,289            0.28
         Iowa                                                        3                  310,061            0.03
         Kansas                                                      6                1,423,248            0.13
         Kentucky                                                   23                3,896,084            0.35
         Louisiana                                                   3                  470,183            0.04
         Maine                                                       4                1,346,900            0.12
         Maryland                                                  207               58,917,868            5.28
         Massachusetts                                              70               26,357,849            2.36
         Michigan                                                   32                5,482,391            0.49
         Minnesota                                                  80               19,352,342            1.74
         Mississippi                                                 2                  159,044            0.01
         Missouri                                                   36                5,738,473            0.51
         Montana                                                     3                  717,300            0.06
         Nebraska                                                    1                  171,845            0.02
         Nevada                                                    234               63,954,489            5.73
         New Hampshire                                               3                1,339,647            0.12
         New Jersey                                                124               39,095,084            3.51
         New Mexico                                                 12                1,886,958            0.17
         New York                                                   48               20,240,104            1.81
         North Carolina                                             55               13,273,327            1.19
         Ohio                                                       32                4,927,508            0.44
         Oklahoma                                                    3                  598,003            0.05
         Oregon                                                     12                2,147,481            0.19
         Pennsylvania                                               28                8,918,730            0.80
         Rhode Island                                                9                3,204,599            0.29
         South Carolina                                             60               16,889,431            1.51
         South Dakota                                                2                  236,420            0.02
         Tennessee                                                  32                5,828,762            0.52
         Texas                                                     121               17,083,202            1.53
         Utah                                                       63               10,728,881            0.96
         Vermont                                                     3                1,175,177            0.11
         Virginia                                                  229               75,592,738            6.78
         Washington                                                 61               14,181,995            1.27
         Wisconsin                                                  17                3,441,665            0.31
         Wyoming                                                     2                  303,844            0.03
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         *No more than approximately 0.51% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-14

                         Credit Scores as of the Date of Origination of the Mortgage Loans in Total Group II

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                      48             $ 10,320,435            0.93%
                      600 -  619                                     8                2,405,732            0.22
                      620 -  639                                   274               70,640,936            6.33
                      640 -  659                                   408              112,752,881           10.11
                      660 -  679                                   602              167,427,107           15.01
                      680 -  699                                   688              200,270,983           17.95
                      700 -  719                                   554              151,382,037           13.57
                      720 -  739                                   523              146,321,568           13.12
                      740 -  759                                   378              108,048,413            9.69
                      760 -  779                                   275               79,407,794            7.12
                      780 -  799                                   184               49,232,031            4.41
                      800 -  819                                    65               16,724,493            1.50
                      820 -  839                                     1                  390,000            0.03
                      840 -  859                                     1                   84,000            0.01
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        704

                                        Property Types of the Mortgage Properties in Total Group II

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                270             $ 81,354,278            7.29%
         Condominium                                               489              114,705,805           10.28
         PUD                                                     1,178              323,213,347           28.98
         Single Family                                           2,013              585,856,136           52.52
         Townhouse                                                  59               10,278,843            0.92
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================
                                                          ======================================================

                                   Occupancy Status of Mortgage Properties in Total Group II

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                1,149            $ 217,340,742           19.49%
         Owner Occupied                                          2,495              805,169,587           72.19
         Second Home                                               365               92,898,080            8.33
                                                          ------------------------------------------------------

              Total                                              4,009          $ 1,115,408,409          100.00%

                                                          ======================================================

                                                          A-15

                                      Loan Purpose of the Mortgage Loans in Total Group II

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                        766            $ 257,938,519           23.13%
         Purchase                                                3,037              791,376,464           70.95
         Rate/Term Refinance                                       206               66,093,426            5.93
                                                          ------------------------------------------------------
             Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

                                         Documentation Type of the Mortgage Loans in Total Group II

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                          644            $ 144,298,037           12.94%
         No Documentation                                          481              137,615,922           12.34
         Reduced                                                   716              225,756,413           20.24
         Stated                                                  2,168              607,738,038           54.49
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================
                                                          ======================================================

                                 Original Terms to Stated Maturity of the Mortgage Loans in Total Group II

         Original Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      180                                            1                $ 540,422            0.05%
                      300                                            1                  199,210            0.02
                      360                                        4,007            1,114,668,777           99.93
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               180
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                                                          A-16

                           Remaining Terms to Stated Maturity of the Mortgage Loans in Total Group II

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      120 -  179                                     1                $ 540,422            0.05%
                      240 -  299                                     1                  199,210            0.02
                      300 -  359                                 3,894            1,088,250,537           97.57
                      360 -  360                                   113               26,418,240            2.37
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              174
         Maximum Remaining Term to Stated Maturity (Mths):              360
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

                                       Index of the Mortgage Loans in Total Group II

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Libor                                                582            $ 213,048,316           19.10%
         6 Mo Libor                                              3,424              901,688,100           80.84
         FNMA 6 Mo Libor                                             3                  671,993            0.06
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

                                      Rate Adjustment Frequency of the Mortgage Loans in Total Group II

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         6  Months                                               3,427            $ 902,360,093           80.90%
         12 Months                                                 582              213,048,316           19.10
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

                                                          A-17

                                 Months to Next Rate Adjustment* of the Mortgage Loans in Total Group II

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       31 -  33                                      1                $ 339,000            0.03%
                       34 -  36                                      2                  524,000            0.05
                       46 -  48                                      1                  472,500            0.04
                       49 -  51                                      9                1,992,669            0.18
                       52 -  54                                     68               25,136,684            2.25
                       55 -  57                                    786              216,343,792           19.40
                       58 -  60                                  3,026              822,033,740           73.70
                      106 -  108                                     1                  548,568            0.05
                      109 -  111                                    19               10,069,698            0.90
                      112 -  114                                    15                8,239,331            0.74
                      115 -  117                                    53               19,843,435            1.78
                      118 -  120                                    28                9,864,992            0.88
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              60

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                            Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total Group II
         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.251 -  10.500                                  3              $ 1,113,798            0.10%
                   10.501 -  10.750                                 21                6,175,558            0.55
                   10.751 -  11.000                                 66               20,108,114            1.80
                   11.001 -  11.250                                113               31,818,519            2.85
                   11.251 -  11.500                                332               99,681,655            8.94
                   11.501 -  11.750                                424              124,733,114           11.18
                   11.751 -  12.000                                677              190,702,935           17.10
                   12.001 -  12.250                                669              189,337,033           16.97
                   12.251 -  12.500                              1,009              264,893,244           23.75
                   12.501 -  12.750                                448              107,336,230            9.62
                   12.751 -  13.000                                 75               23,036,843            2.07
                   13.001 -  13.250                                 71               20,803,004            1.87
                   13.251 -  13.500                                 76               27,944,716            2.51
                   13.501 -  13.750                                 24                7,455,645            0.67
                   16.001 or greater                                 1                  268,000            0.02
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        12.146%

                                                          A-18

                                     Periodic Rate Cap of the Mortgage Loans in Total Group II

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         NonCapped                                                   1                 $ 79,000            0.01%
         1.000                                                   3,060              784,186,464           70.30
         2.000                                                     943              329,736,973           29.56
         2.250                                                       5                1,405,971            0.13
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Non Zero Weighted Average Periodic Rate Cap:                   1.297%

                                 Initial Rate Cap of the Mortgage Loans in Total Group II
         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         NonCapped                                                   1                 $ 79,000            0.01%
         2.000                                                       3                  679,000            0.06
         3.000                                                      27               13,440,859            1.21
         5.000                                                   3,597              971,353,690           87.09
         6.000                                                     381              129,855,860           11.64
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

         Non Zero Weighted Average Initial Rate Cap:                    5.090%

                                                          A-19

                                         Gross Margin of the Mortgage Loans in Total Group II

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                               3,903          $ 1,079,411,134           96.77%
                    2.501 -  3.000                                  92               31,081,902            2.79
                    3.001 -  3.500                                   3                2,174,944            0.19
                    3.501 -  4.000                                   1                  221,000            0.02
                    4.501 -  5.000                                   7                2,008,441            0.18
                    5.001 -  5.500                                   1                  156,000            0.01
                    5.501 -  6.000                                   2                  354,988            0.03
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.273%

                              Interest Only Feature of the Mortgage Loans in Total Group II
         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                      516            $ 108,984,201            9.77%
         5 Years                                                   759              231,297,836           20.74
         10 Years                                                2,734              775,126,372           69.49
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

                                                          A-20

                               Original Prepayment Penalty Term of the Mortgage Loans in Total Group II
         Original Prepayment Penalty Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                    2,578            $ 727,152,974           65.19%
         3 Months                                                    1                  204,000            0.02
         4 Months                                                    1                1,101,750            0.10
         6 Months                                                  148               51,690,594            4.63
         7 Months                                                    6                2,568,849            0.23
         8 Months                                                    1                  149,854            0.01
         12 Months                                                 157               54,001,249            4.84
         24 Months                                                  23                5,877,126            0.53
         36 Months                                               1,088              271,076,114           24.30
         60 Months                                                   6                1,585,899            0.14
                                                          ------------------------------------------------------
              Total                                              4,009          $ 1,115,408,409          100.00%
                                                          ======================================================

                                                          A-21

                                   Principal Balances of the Mortgage Loans at Origination in Loan Group II-1

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                               283             $ 22,052,490            6.19%
                  100,001 -  200,000                               792              118,335,909           33.22
                  200,001 -  300,000                               480              118,214,671           33.19
                  300,001 -  350,000                               112               36,322,711           10.20
                  350,001 -  400,000                                90               33,961,224            9.53
                  400,001 -  450,000                                32               13,376,139            3.76
                  450,001 -  500,000                                13                6,106,825            1.71
                  500,001 -  550,000                                 4                2,082,859            0.58
                  550,001 -  600,000                                 2                1,186,923            0.33
                  600,001 -  650,000                                 5                3,144,140            0.88
                  650,001 -  700,000                                 1                  687,750            0.19
                  700,001 -  800,000                                 1                  715,000            0.20
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Minimum Original Principal Balance:                            $35,000
         Maximum Original Principal Balance:                            $715,000
         Average Original Principal Balance:                            $196,383

                                                          A-22

                               Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-1

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                               284             $ 22,063,490            6.19%
                  100,001 -  200,000                               791              118,324,909           33.22
                  200,001 -  300,000                               480              118,214,671           33.19
                  300,001 -  350,000                               112               36,322,711           10.20
                  350,001 -  400,000                                90               33,961,224            9.53
                  400,001 -  450,000                                32               13,376,139            3.76
                  450,001 -  500,000                                13                6,106,825            1.71
                  500,001 -  550,000                                 4                2,082,859            0.58
                  550,001 -  600,000                                 2                1,186,923            0.33
                  600,001 -  650,000                                 5                3,144,140            0.88
                  650,001 -  700,000                                 1                  687,750            0.19
                  700,001 -  800,000                                 1                  715,000            0.20
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $11,000
         Maximum Scheduled Principal Balance:                           $715,000
         Average Scheduled Principal Balance:                           $196,246

                                                          A-23

                                 Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-1

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    5.500 -  5.749                                   2                $ 367,944            0.10%
                    5.750 -  5.999                                  21                5,110,486            1.43
                    6.000 -  6.249                                  31                7,040,906            1.98
                    6.250 -  6.499                                  86               21,200,415            5.95
                    6.500 -  6.749                                 168               37,060,430           10.40
                    6.750 -  6.999                                 294               57,565,913           16.16
                    7.000 -  7.249                                 220               43,823,448           12.30
                    7.250 -  7.499                                 425               79,416,651           22.30
                    7.500 -  7.749                                 568              104,600,450           29.37
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Minimum Mortgage Rate:                                         5.625%
         Maximum Mortgage Rate:                                         7.625%
         Weighted Average Mortgage Rate:                                7.090%

                                       Original Loan-to-Value Ratios* in Loan Group II-1

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                  10                $ 942,245            0.26%
                    30.01 -  40.00                                  15                3,095,575            0.87
                    40.01 -  50.00                                  28                5,098,238            1.43
                    50.01 -  55.00                                  24                6,299,459            1.77
                    55.01 -  60.00                                  54               11,283,064            3.17
                    60.01 -  65.00                                 198               39,999,304           11.23
                    65.01 -  70.00                                 220               38,525,685           10.82
                    70.01 -  75.00                                 218               42,693,471           11.99
                    75.01 -  80.00                               1,009              200,055,899           56.17
                    80.01 -  85.00                                  11                2,724,296            0.76
                    85.01 -  90.00                                  26                5,171,827            1.45
                    90.01 -  95.00                                   2                  297,579            0.08
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       74.34%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-24

                                Geographic Distribution* of the Mortgage Properties in Loan Group II-1

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                    15              $ 1,956,120            0.55%
         Arizona                                                   181               34,218,554            9.61
         Arkansas                                                    4                  322,272            0.09
         California                                                197               57,032,996           16.01
         Colorado                                                   93               16,804,499            4.72
         Connecticut                                                 7                1,471,775            0.41
         Delaware                                                   13                2,951,882            0.83
         District of Columbia                                        7                1,689,205            0.47
         Florida                                                   265               50,073,671           14.06
         Georgia                                                   155               22,377,933            6.28
         Hawaii                                                     10                4,174,889            1.17
         Idaho                                                      10                1,491,880            0.42
         Illinois                                                   78               15,329,669            4.30
         Indiana                                                     9                1,382,409            0.39
         Iowa                                                        1                   99,600            0.03
         Kansas                                                      1                  131,600            0.04
         Kentucky                                                   15                1,997,746            0.56
         Louisiana                                                   3                  470,183            0.13
         Maine                                                       3                1,026,900            0.29
         Maryland                                                   84               16,936,103            4.75
         Massachusetts                                              44               12,425,366            3.49
         Michigan                                                   18                2,615,997            0.73
         Minnesota                                                  47                8,278,533            2.32
         Mississippi                                                 1                   81,444            0.02
         Missouri                                                   22                2,854,205            0.80
         Montana                                                     2                  249,300            0.07
         Nebraska                                                    1                  171,845            0.05
         Nevada                                                     99               22,389,324            6.29
         New Hampshire                                               1                  240,000            0.07
         New Jersey                                                 45               11,185,700            3.14
         New Mexico                                                  9                1,300,938            0.37
         New York                                                   15                3,920,190            1.10
         North Carolina                                             28                4,050,086            1.14
         Ohio                                                       19                2,787,306            0.78
         Oklahoma                                                    2                  434,003            0.12
         Oregon                                                      9                1,675,339            0.47
         Pennsylvania                                               13                2,827,611            0.79
         Rhode Island                                                6                1,395,910            0.39
         South Carolina                                             36                6,515,825            1.83
         South Dakota                                                2                  236,420            0.07
         Tennessee                                                  17                2,168,848            0.61
         Texas                                                      77                8,940,142            2.51
         Utah                                                       39                4,940,071            1.39
         Virginia                                                   62               12,920,587            3.63
         Washington                                                 36                7,066,007            1.98
         Wisconsin                                                  13                2,433,516            0.68
         Wyoming                                                     1                  142,244            0.04
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         *No more than approximately 0.65% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-25

                              Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-1

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                      29              $ 5,289,817            1.49%
                      600 -  619                                     2                  504,210            0.14
                      620 -  639                                    92               19,437,867            5.46
                      640 -  659                                   160               30,845,272            8.66
                      660 -  679                                   241               49,685,512           13.95
                      680 -  699                                   294               59,608,115           16.74
                      700 -  719                                   274               55,966,186           15.71
                      720 -  739                                   264               47,224,345           13.26
                      740 -  759                                   187               35,726,764           10.03
                      760 -  779                                   137               27,139,355            7.62
                      780 -  799                                    95               16,462,119            4.62
                      800 -  819                                    39                8,213,080            2.31
                      840 -  859                                     1                   84,000            0.02
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        708

                                Property Types of the Mortgage Properties in Loan Group II-1

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                177             $ 44,766,787           12.57%
         Condominium                                               235               44,676,654           12.54
         PUD                                                       451               90,813,666           25.50
         Single Family                                             920              171,413,792           48.12
         Townhouse                                                  32                4,515,742            1.27
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================
                                                          ======================================================

                                         Occupancy Status of Mortgage Properties in Loan Group II-1

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                1,014            $ 174,082,259           48.87%
         Owner Occupied                                            507              121,637,883           34.15
         Second Home                                               294               60,466,501           16.98
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

                                                          A-26

                                   Loan Purpose of the Mortgage Loans in Loan Group II-1

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                        520            $ 119,545,220           33.56%
         Purchase                                                1,155              206,314,801           57.92
         Rate/Term Refinance                                       140               30,326,621            8.51
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

                                         Documentation Type of the Mortgage Loans in Loan Group II-1

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                          346             $ 57,051,403           16.02%
         No Documentation                                          202               43,020,230           12.08
         Reduced                                                   257               54,150,470           15.20
         Stated                                                  1,010              201,964,539           56.70
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

                                                          A-27

                                Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-1

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300                                            1                $ 199,210            0.06%
                      360                                        1,814              355,987,432           99.94
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               300
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                               Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-1

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      240 -  299                                     1                $ 199,210            0.06%
                      300 -  359                                 1,811              355,180,080           99.72
                      360 -  360                                     3                  807,352            0.23
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              297
         Maximum Remaining Term to Stated Maturity (Mths):              360
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

                                                          A-28

                                                     Index of the Mortgage Loans in Loan Group II-1

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Libor                                                207             $ 51,533,950            14.47%
         6 Mo Libor                                              1,607              304,532,982            85.50
         FNMA 6 Mo Libor                                             1                  119,710             0.03
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642           100.00%
                                                          ======================================================
                                                          ======================================================

                                         Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-1

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         6 Months                                                1,608            $ 304,652,692           85.53%
         12 Months                                                 207               51,533,950           14.47
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================
                                                          ======================================================

                           Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-1

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       49 -  51                                      4                $ 638,975            0.18%
                       52 -  54                                     26                4,017,443            1.13
                       55 -  57                                    375               74,794,226           21.00
                       58 -  60                                  1,410              276,735,998           77.69
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              58

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                                                          A-29

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-1

         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.501 -  10.750                                  9              $ 2,097,532            0.59%
                   10.751 -  11.000                                 18                4,534,343            1.27
                   11.001 -  11.250                                 44               10,614,127            2.98
                   11.251 -  11.500                                116               25,464,832            7.15
                   11.501 -  11.750                                163               32,807,738            9.21
                   11.751 -  12.000                                271               52,952,178           14.87
                   12.001 -  12.250                                271               52,014,931           14.60
                   12.251 -  12.500                                525               97,616,796           27.41
                   12.501 -  12.750                                277               51,748,367           14.53
                   12.751 -  13.000                                 26                5,474,751            1.54
                   13.001 -  13.250                                 35                7,589,011            2.13
                   13.251 -  13.500                                 45               10,581,679            2.97
                   13.501 -  13.750                                 15                2,690,357            0.76
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        12.217%

    Periodic Rate Cap of the Mortgage Loans in Loan Group II-1

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1.000                                                   1,413            $ 260,811,316           73.22%
         2.000                                                     400               95,156,445           26.72
         2.250                                                       2                  218,881            0.06
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Weighted Average Periodic Rate Cap:                            1.268%

    Initial Rate Cap of the Mortgage Loans in Loan Group II-1

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2.000                                                       1                 $ 84,000            0.02%
         5.000                                                   1,620              312,122,624           87.63
         6.000                                                     194               43,980,018           12.35
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Weighted Average Initial Rate Cap:                             5.123%

                                                          A-30

    Gross Margin of the Mortgage Loans in Loan Group II-1

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                               1,774            $ 348,320,054           97.79%
                    2.501 -  3.000                                  33                6,479,714            1.82
                    3.501 -  4.000                                   1                  221,000            0.06
                    4.501 -  5.000                                   4                  654,887            0.18
                    5.001 -  5.500                                   1                  156,000            0.04
                    5.501 -  6.000                                   2                  354,988            0.10
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.270%

Interest Only Feature of the Mortgage Loans in Loan Group II-1

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                      281             $ 45,016,998           12.64%
         5 Years                                                   406               81,227,279           22.80
         10 Years                                                1,128              229,942,365           64.56
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-1

         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                    1,087            $ 220,184,404           61.82%
         3 Months                                                    1                  204,000            0.06
         6 Months                                                   63               14,667,888            4.12
         7 Months                                                    2                  417,849            0.12
         12 Months                                                  58               11,059,566            3.10
         24 Months                                                  14                3,538,759            0.99
         36 Months                                                 590              106,114,177           29.79
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,815            $ 356,186,642          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-31

    Principal Balances of the Mortgage Loans at Origination in Loan Group II-2

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                94              $ 7,528,367            2.20%
                  100,001 -  200,000                               580               89,546,950           26.23
                  200,001 -  300,000                               494              122,322,841           35.83
                  300,001 -  350,000                               153               49,575,281           14.52
                  350,001 -  400,000                               117               43,994,149           12.89
                  400,001 -  450,000                                47               19,538,057            5.72
                  450,001 -  500,000                                 5                2,333,950            0.68
                  500,001 -  550,000                                 4                2,047,116            0.60
                  550,001 -  600,000                                 2                1,168,450            0.34
                  600,001 -  650,000                                 2                1,251,600            0.37
                  650,001 -  700,000                                 1                  685,750            0.20
                  700,001 -  800,000                                 2                1,439,779            0.42
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
                          Total                                  1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $35,000
         Maximum Original Principal Balance:                            $720,000
         Average Original Principal Balance:                            $227,548

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-2

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                94              $ 7,528,367            2.20%
                  100,001 -  200,000                               580               89,546,950           26.23
                  200,001 -  300,000                               495              122,600,416           35.91
                  300,001 -  350,000                               152               49,297,706           14.44
                  350,001 -  400,000                               117               43,994,149           12.89
                  400,001 -  450,000                                47               19,538,057            5.72
                  450,001 -  500,000                                 5                2,333,950            0.68
                  500,001 -  550,000                                 4                2,047,116            0.60
                  550,001 -  600,000                                 2                1,168,450            0.34
                  600,001 -  650,000                                 2                1,251,600            0.37
                  650,001 -  700,000                                 1                  685,750            0.20
                  700,001 -  800,000                                 2                1,439,779            0.42
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $34,702
         Maximum Scheduled Principal Balance:                           $720,000
         Average Scheduled Principal Balance:                           $227,470

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-2

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    5.250 -  5.499                                   1                $ 331,996            0.10%
                    5.500 -  5.749                                   4                  950,402            0.28
                    5.750 -  5.999                                  23                4,966,408            1.45
                    6.000 -  6.249                                  39                8,706,908            2.55
                    6.250 -  6.499                                 103               24,250,691            7.10
                    6.500 -  6.749                                 170               39,464,322           11.56
                    6.750 -  6.999                                 275               63,029,634           18.46
                    7.000 -  7.249                                 232               52,562,820           15.39
                    7.250 -  7.499                                 322               73,275,412           21.46
                    7.500 -  7.749                                 291               67,137,914           19.66
                    7.750 -  7.999                                  18                2,957,881            0.87
                    8.000 -  8.249                                  10                1,663,656            0.49
                    8.250 -  8.499                                  13                2,134,248            0.63
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         5.375%
         Maximum Mortgage Rate:                                         8.375%
         Weighted Average Mortgage Rate:                                7.023%

                                                          A-32

    Original Loan-to-Value Ratios* in Loan Group II-2

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                   4                $ 675,100            0.20%
                    40.01 -  50.00                                   9                1,520,787            0.45
                    50.01 -  55.00                                   3                  773,784            0.23
                    55.01 -  60.00                                  13                2,531,108            0.74
                    60.01 -  65.00                                  34                7,725,696            2.26
                    65.01 -  70.00                                  43                8,800,009            2.58
                    70.01 -  75.00                                  72               15,557,572            4.56
                    75.01 -  80.00                               1,311              300,757,533           88.09
                    85.01 -  90.00                                   5                1,259,359            0.37
                    90.01 -  95.00                                   7                1,831,344            0.54
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       78.66%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-33

    Geographic Distribution* of the Mortgage Properties in Loan Group II-2

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                     8              $ 1,083,571            0.32%
         Arizona                                                   175               38,730,394           11.34
         California                                                192               62,032,339           18.17
         Colorado                                                   52               10,631,053            3.11
         Connecticut                                                 2                  355,600            0.10
         Delaware                                                    2                  428,320            0.13
         District of Columbia                                        2                  661,520            0.19
         Florida                                                   141               30,168,135            8.84
         Georgia                                                   200               31,854,545            9.33
         Hawaii                                                      1                  384,000            0.11
         Idaho                                                       4                  517,428            0.15
         Illinois                                                  113               20,502,007            6.00
         Indiana                                                     6                1,134,880            0.33
         Iowa                                                        2                  210,461            0.06
         Kansas                                                      4                  733,248            0.21
         Kentucky                                                    7                  998,338            0.29
         Maine                                                       1                  320,000            0.09
         Maryland                                                   87               23,656,264            6.93
         Massachusetts                                              11                3,060,346            0.90
         Michigan                                                   12                1,860,210            0.54
         Minnesota                                                  26                5,223,150            1.53
         Mississippi                                                 1                   77,600            0.02
         Missouri                                                   11                1,527,269            0.45
         Nevada                                                    111               27,581,876            8.08
         New Hampshire                                               1                  399,647            0.12
         New Jersey                                                 58               16,814,344            4.92
         New Mexico                                                  3                  586,020            0.17
         New York                                                   10                3,231,539            0.95
         North Carolina                                             16                2,045,530            0.60
         Ohio                                                       11                1,840,203            0.54
         Oklahoma                                                    1                  164,000            0.05
         Oregon                                                      3                  472,142            0.14
         Pennsylvania                                               10                2,656,299            0.78
         Rhode Island                                                1                  210,000            0.06
         South Carolina                                             10                1,580,587            0.46
         Tennessee                                                  11                1,925,818            0.56
         Texas                                                      39                5,442,892            1.59
         Utah                                                       19                2,967,680            0.87
         Vermont                                                     1                  122,000            0.04
         Virginia                                                  110               31,819,342            9.32
         Washington                                                 22                4,792,367            1.40
         Wisconsin                                                   3                  467,727            0.14
         Wyoming                                                     1                  161,600            0.05
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 1.11% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-34

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-2

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                      15              $ 3,004,630            0.88%
                      600 -  619                                     2                  356,600            0.10
                      620 -  639                                   148               30,780,360            9.02
                      640 -  659                                   187               41,387,176           12.12
                      660 -  679                                   253               57,594,472           16.87
                      680 -  699                                   277               66,508,951           19.48
                      700 -  719                                   187               40,176,302           11.77
                      720 -  739                                   165               38,914,464           11.40
                      740 -  759                                   117               29,395,145            8.61
                      760 -  779                                    86               19,913,551            5.83
                      780 -  799                                    49               10,253,314            3.00
                      800 -  819                                    15                3,147,327            0.92
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Credit Score:                                 696

    Property Types of the Mortgage Properties in Loan Group II-2

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                 75             $ 24,852,484            7.28%
         Condominium                                               198               38,127,780           11.17
         PUD                                                       541              121,687,189           35.64
         Single Family                                             662              151,906,357           44.49
         Townhouse                                                  25                4,858,480            1.42
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group II-2

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   78             $ 11,416,354            3.34%
         Owner Occupied                                          1,399              324,798,894           95.13
         Second Home                                                24                5,217,043            1.53
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

    Loan Purpose of the Mortgage Loans in Loan Group II-2

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                         37              $ 8,426,438            2.47%
         Purchase                                                1,454              330,714,503           96.86
         Rate/Term Refinance                                        10                2,291,350            0.67
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-35

    Documentation Type of the Mortgage Loans in Loan Group II-2

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                          208             $ 40,571,393           11.88%
         No Documentation                                          194               41,467,712           12.15
         Reduced                                                   311               80,986,151           23.72
         Stated                                                    788              178,407,035           52.25
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-2

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                        1,501            $ 341,432,291          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-2

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                 1,393            $ 317,313,403           92.94%
                      360 -  360                                   108               24,118,888            7.06
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              349
         Maximum Remaining Term to Stated Maturity (Mths):              360
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

    Index of the Mortgage Loans in Loan Group II-2

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Libor                                                133             $ 27,439,052             8.04%
         6 Mo Libor                                              1,366              313,440,956            91.80
         FNMA 6 Mo Libor                                             2                  552,283             0.16
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291           100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-36

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-2

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         6 Months                                                1,368            $ 313,993,238           91.96%
         12 Months                                                 133               27,439,052            8.04
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-2

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       31 -  33                                      1                $ 339,000            0.10%
                       34 -  36                                      2                  524,000            0.15
                       49 -  51                                      5                1,353,694            0.40
                       52 -  54                                     12                2,886,857            0.85
                       55 -  57                                    267               56,391,810           16.52
                       58 -  60                                  1,214              279,936,930           81.99
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              58

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-2

         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.251 -  10.500                                  2                $ 559,935            0.16%
                   10.501 -  10.750                                  6                  914,913            0.27
                   10.751 -  11.000                                 33                7,578,773            2.22
                   11.001 -  11.250                                 51               11,870,647            3.48
                   11.251 -  11.500                                137               32,219,862            9.44
                   11.501 -  11.750                                173               40,955,048           12.00
                   11.751 -  12.000                                274               61,145,970           17.91
                   12.001 -  12.250                                285               65,119,218           19.07
                   12.251 -  12.500                                346               78,896,918           23.11
                   12.501 -  12.750                                122               27,028,115            7.92
                   12.751 -  13.000                                 29                6,347,336            1.86
                   13.001 -  13.250                                 25                5,026,503            1.47
                   13.251 -  13.500                                 12                2,276,373            0.67
                   13.501 -  13.750                                  5                1,224,680            0.36
                   16.001 or greater                                 1                  268,000            0.08
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        12.090%

    Periodic Rate Cap of the Mortgage Loans in Loan Group II-2

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1.000                                                   1,281            $ 294,033,074           86.12%
         2.000                                                     218               46,848,126           13.72
         2.250                                                       2                  551,090            0.16
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Non Zero Weighted Average Periodic Rate Cap:                   1.139%

                                                          A-37

    Initial Rate Cap of the Mortgage Loans in Loan Group II-2

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2.000                                                       2                $ 595,000            0.17%
         3.000                                                       3                1,009,600            0.30
         5.000                                                   1,410              320,173,948           93.77
         6.000                                                      86               19,653,743            5.76
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Non Zero Weighted Average Initial Rate Cap:                    5.046%

    Gross Margin of the Mortgage Loans in Loan Group II-2

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                               1,467            $ 333,259,495           97.61%
                    2.501 -  3.000                                  32                7,486,968            2.19
                    3.001 -  3.500                                   1                  302,400            0.09
                    4.501 -  5.000                                   1                  383,428            0.11
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.265%

                                                          A-38

Interest Only Feature of the Mortgage Loans in Loan Group II-2

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                      173             $ 30,351,265            8.89%
         5 Years                                                   152               34,559,907           10.12
         10 Years                                                1,176              276,521,119           80.99
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-2

         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                    1,006            $ 227,995,537           66.78%
         6 Months                                                   54               13,853,789            4.06
         7 Months                                                    2                  744,000            0.22
         8 Months                                                    1                  149,854            0.04
         12 Months                                                  49               11,371,766            3.33
         24 Months                                                   7                1,430,367            0.42
         36 Months                                                 382               85,886,978           25.15
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,501            $ 341,432,291          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-39

    Principal Balances of the Mortgage Loans at Origination in Loan Group II-3

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                  100,001 -  200,000                                 3                $ 460,000            0.12%
                  200,001 -  300,000                                 2                  475,899            0.13
                  400,001 -  450,000                                74               32,284,391            8.74
                  450,001 -  500,000                               131               62,521,698           16.93
                  500,001 -  550,000                                79               41,018,181           11.11
                  550,001 -  600,000                                55               31,445,781            8.52
                  600,001 -  650,000                                54               34,072,685            9.23
                  650,001 -  700,000                                29               19,595,319            5.31
                  700,001 -  800,000                                36               26,945,593            7.30
                  800,001 -  900,000                                35               29,525,434            8.00
                  900,001 -  1,000,000                              39               38,319,185           10.38
                1,000,001 -  1,100,000                              11               11,692,968            3.17
                1,100,001 -  1,200,000                               4                4,469,250            1.21
                1,200,001 -  1,300,000                               8               10,087,422            2.73
                1,300,001 -  1,400,000                               8               10,931,746            2.96
                1,400,001 -  1,500,000                               4                5,990,000            1.62
                1,500,001 or greater                                 5                9,387,900            2.54
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $124,000
         Maximum Original Principal Balance:                            $2,599,200
         Average Original Principal Balance:                            $641,926

                                                          A-40

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-3

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                  100,001 -  200,000                                 3                $ 460,000            0.12%
                  200,001 -  300,000                                 4                1,049,107            0.28
                  400,001 -  450,000                                74               32,284,391            8.74
                  450,001 -  500,000                               133               63,490,617           17.20
                  500,001 -  550,000                                78               40,778,345           11.04
                  550,001 -  600,000                                53               30,435,047            8.24
                  600,001 -  650,000                                54               34,072,685            9.23
                  650,001 -  700,000                                30               20,295,319            5.50
                  700,001 -  800,000                                35               26,245,593            7.11
                  800,001 -  900,000                                34               29,233,876            7.92
                  900,001 -  1,000,000                              39               38,319,185           10.38
                1,000,001 -  1,100,000                              11               11,692,968            3.17
                1,100,001 -  1,200,000                               4                4,469,250            1.21
                1,200,001 -  1,300,000                               8               10,087,422            2.73
                1,300,001 -  1,400,000                               8               10,931,746            2.96
                1,400,001 -  1,500,000                               4                5,990,000            1.62
                1,500,001 or greater                                 5                9,387,900            2.54
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $124,000
         Maximum Scheduled Principal Balance:                           $2,599,200
         Average Scheduled Principal Balance:                           $639,902

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-3

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    4.750 -  4.999                                   1                $ 585,000            0.16%
                    5.250 -  5.499                                   1                  472,500            0.13
                    5.500 -  5.749                                   6                4,125,863            1.12
                    5.750 -  5.999                                  20               11,283,568            3.06
                    6.000 -  6.249                                  11                7,297,661            1.98
                    6.250 -  6.499                                  38               23,130,477            6.26
                    6.500 -  6.749                                  62               37,935,222           10.27
                    6.750 -  6.999                                 108               67,191,744           18.20
                    7.000 -  7.249                                  87               54,110,931           14.66
                    7.250 -  7.499                                 128               82,754,693           22.41
                    7.500 -  7.749                                 115               80,335,793           21.76
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         4.875%
         Maximum Mortgage Rate:                                         7.625%
         Weighted Average Mortgage Rate:                                7.002%

                                                          A-41

    Original Loan-to-Value Ratios* in Loan Group II-3

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                   1                $ 450,000            0.12%
                    30.01 -  40.00                                   4                1,895,686            0.51
                    40.01 -  50.00                                  11                7,958,809            2.16
                    50.01 -  55.00                                   6                3,807,198            1.03
                    55.01 -  60.00                                  23               17,956,508            4.86
                    60.01 -  65.00                                  64               51,511,765           13.95
                    65.01 -  70.00                                  47               35,498,120            9.61
                    70.01 -  75.00                                  60               46,458,691           12.58
                    75.01 -  80.00                                 358              202,270,175           54.78
                    80.01 -  85.00                                   1                  494,000            0.13
                    85.01 -  90.00                                   2                  922,500            0.25
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       73.64%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-42

    Geographic Distribution* of the Mortgage Properties in Loan Group II-3

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                     1                $ 428,000            0.12%
         Arizona                                                    44               28,096,497            7.61
         California                                                228              143,412,056           38.84
         Colorado                                                   16               10,242,979            2.77
         Connecticut                                                 3                2,793,594            0.76
         Delaware                                                    1                  515,000            0.14
         District of Columbia                                        2                  958,000            0.26
         Florida                                                    55               37,585,211           10.18
         Georgia                                                    11               10,494,269            2.84
         Hawaii                                                      3                2,551,000            0.69
         Illinois                                                   23               14,505,615            3.93
         Indiana                                                     1                  630,000            0.17
         Kansas                                                      1                  558,400            0.15
         Kentucky                                                    1                  900,000            0.24
         Maryland                                                   28               14,157,275            3.83
         Massachusetts                                              13               10,212,810            2.77
         Michigan                                                    2                1,006,184            0.27
         Minnesota                                                   5                4,507,539            1.22
         Missouri                                                    3                1,357,000            0.37
         Montana                                                     1                  468,000            0.13
         Nevada                                                     19               12,061,738            3.27
         New Hampshire                                               1                  700,000            0.19
         New Jersey                                                 13                7,644,462            2.07
         New York                                                   16               10,209,154            2.77
         North Carolina                                              9                6,720,212            1.82
         Ohio                                                        2                  300,000            0.08
         Pennsylvania                                                3                3,101,750            0.84
         Rhode Island                                                2                1,598,689            0.43
         South Carolina                                             12                7,808,320            2.11
         Tennessee                                                   3                1,560,000            0.42
         Texas                                                       2                1,522,500            0.41
         Utah                                                        5                2,821,130            0.76
         Vermont                                                     2                1,053,177            0.29
         Virginia                                                   42               23,878,848            6.47
         Washington                                                  3                2,323,620            0.63
         Wisconsin                                                   1                  540,422            0.15
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 1.09% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-43

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-3

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                       2              $ 1,324,736            0.36%
                      600 -  619                                     3                1,426,022            0.39
                      620 -  639                                    29               19,163,529            5.19
                      640 -  659                                    59               39,517,333           10.70
                      660 -  679                                    92               53,292,133           14.43
                      680 -  699                                    99               66,794,084           18.09
                      700 -  719                                    78               48,476,193           13.13
                      720 -  739                                    81               54,095,692           14.65
                      740 -  759                                    55               34,932,755            9.46
                      760 -  779                                    45               29,673,494            8.04
                      780 -  799                                    28               17,230,528            4.67
                      800 -  819                                     6                3,296,953            0.89
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        705

    Property Types of the Mortgage Properties in Loan Group II-3

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                 10              $ 7,963,453            2.16%
         Condominium                                                44               27,742,909            7.51
         PUD                                                       153               98,486,224           26.67
         Single Family                                             369              234,541,347           63.52
         Townhouse                                                   1                  489,520            0.13
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group II-3

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   42             $ 26,279,039            7.12%
         Owner Occupied                                            494              317,193,536           85.91
         Second Home                                                41               25,750,877            6.97
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-44

    Loan Purpose of the Mortgage Loans in Loan Group II-3

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                        166            $ 113,020,375           30.61%
         Purchase                                                  370              230,053,968           62.31
         Rate/Term Refinance                                        41               26,149,109            7.08
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

    Documentation Type of the Mortgage Loans in Loan Group II-3

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                           60             $ 36,161,598            9.79%
         No Documentation                                           76               49,268,604           13.34
         Reduced                                                   130               81,783,092           22.15
         Stated                                                    311              202,010,159           54.71
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-3

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      180                                            1                $ 540,422            0.15%
                      360                                          576              368,683,030           99.85
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               180
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-3

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      120 -  179                                     1                $ 540,422            0.15%
                      300 -  359                                   574              367,191,030           99.45
                      360 -  360                                     2                1,492,000            0.40
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              174
         Maximum Remaining Term to Stated Maturity (Mths):              360
         Weighted Average Rem. Term to Stated Mat. (Mths):              357

                                                          A-45

    Index of the Mortgage Loans in Loan Group II-3

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Libor                                                216            $ 124,004,550           33.59%
         6 Mo Libor                                                361              245,218,903           66.41
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-3

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         6 Months                                                  361            $ 245,218,903           66.41%
         12 Months                                                 216              124,004,550           33.59
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-46

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-3

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       46 -  48                                      1                $ 472,500            0.13%
                       52 -  54                                     30               18,232,384            4.94
                       55 -  57                                    144               85,157,757           23.06
                       58 -  60                                    402              265,360,812           71.87
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              58

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-3

         Maximum Mortgage Rates %)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.251 -  10.500                                  1                $ 553,863            0.15%
                   10.501 -  10.750                                  5                2,913,113            0.79
                   10.751 -  11.000                                 12                6,766,690            1.83
                   11.001 -  11.250                                 13                8,055,054            2.18
                   11.251 -  11.500                                 61               36,511,018            9.89
                   11.501 -  11.750                                 65               38,694,665           10.48
                   11.751 -  12.000                                108               66,725,907           18.07
                   12.001 -  12.250                                101               66,074,886           17.90
                   12.251 -  12.500                                125               82,774,959           22.42
                   12.501 -  12.750                                 40               24,668,403            6.68
                   12.751 -  13.000                                 14                9,914,084            2.69
                   13.001 -  13.250                                 10                7,705,840            2.09
                   13.251 -  13.500                                 18               14,324,364            3.88
                   13.501 -  13.750                                  4                3,540,608            0.96
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        12.151%

                                                          A-47

    Periodic Rate Cap of the Mortgage Loans in Loan Group II-3

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1.000                                                     310            $ 206,314,757           55.88%
         2.000                                                     267              162,908,695           44.12
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Periodic Rate Cap:                            1.441%

    Initial Rate Cap of the Mortgage Loans in Loan Group II-3

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         3.000                                                       4              $ 1,936,500            0.52%
         5.000                                                     502              315,256,246           85.38
         6.000                                                      71               52,030,707           14.09
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Initial Rate Cap:                             5.130%

    Gross Margin of the Mortgage Loans in Loan Group II-3

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                                 548            $ 351,138,106           95.10%
                    2.501 -  3.000                                  27               17,115,220            4.64
                    4.501 -  5.000                                   2                  970,127            0.26
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.280%

                                                          A-48

Interest Only Feature of the Mortgage Loans in Loan Group II-3

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                       47             $ 27,418,043            7.43%
         5 Years                                                   201              115,510,651           31.28
         10 Years                                                  329              226,294,759           61.29
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-3
         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                      407            $ 249,128,328           67.47%
         4 Months                                                    1                1,101,750            0.30
         6 Months                                                   29               22,037,241            5.97
         7 Months                                                    2                1,407,000            0.38
         12 Months                                                  28               20,477,957            5.55
         24 Months                                                   2                  908,000            0.25
         36 Months                                                 102               72,577,277           19.66
         60 Months                                                   6                1,585,899            0.43
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                577            $ 369,223,453          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-49

                      Principal Balances of the Mortgage Loans at Origination in Loan Group II-4

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                 5                $ 404,195            0.83%
                  100,001 -  200,000                                11                1,719,660            3.54
                  200,001 -  300,000                                22                5,563,751           11.46
                  300,001 -  350,000                                13                4,274,759            8.80
                  350,001 -  400,000                                 9                3,347,196            6.89
                  400,001 -  450,000                                13                5,564,470           11.46
                  450,001 -  500,000                                 8                3,869,942            7.97
                  500,001 -  550,000                                 4                1,973,880            4.06
                  550,001 -  600,000                                 8                4,535,112            9.34
                  600,001 -  650,000                                 6                3,860,218            7.95
                  650,001 -  700,000                                 4                2,708,071            5.58
                  700,001 -  800,000                                 7                5,239,982           10.79
                  800,001 -  900,000                                 3                2,657,244            5.47
                  900,001 -  1,000,000                               3                2,847,544            5.86
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $75,000
         Maximum Original Principal Balance:                            $975,000
         Average Original Principal Balance:                            $422,091

            Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group II-4

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                 5                $ 404,195            0.83%
                  100,001 -  200,000                                11                1,719,660            3.54
                  200,001 -  300,000                                22                5,563,751           11.46
                  300,001 -  350,000                                13                4,274,759            8.80
                  350,001 -  400,000                                10                3,746,092            7.71
                  400,001 -  450,000                                14                5,976,882           12.31
                  450,001 -  500,000                                 8                3,869,942            7.97
                  500,001 -  550,000                                 3                1,561,468            3.22
                  550,001 -  600,000                                 7                4,136,216            8.52
                  600,001 -  650,000                                 6                3,860,218            7.95
                  650,001 -  700,000                                 4                2,708,071            5.58
                  700,001 -  800,000                                 7                5,239,982           10.79
                  800,001 -  900,000                                 3                2,657,244            5.47
                  900,001 -  1,000,000                               3                2,847,544            5.86
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $74,999
         Maximum Scheduled Principal Balance:                           $975,000
         Average Scheduled Principal Balance:                           $418,673

                                                          A-50

                        Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group II-4

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    5.500 -  5.749                                   3              $ 2,097,973            4.32%
                    5.750 -  5.999                                  13                6,427,463           13.23
                    6.000 -  6.249                                  12                5,851,530           12.05
                    6.250 -  6.499                                  29               11,776,334           24.25
                    6.500 -  6.749                                  21                7,961,982           16.39
                    6.750 -  6.999                                  21                8,269,644           17.03
                    7.000 -  7.249                                   7                2,651,557            5.46
                    7.250 -  7.499                                   6                2,630,246            5.42
                    7.500 -  7.749                                   1                   74,999            0.15
                    7.750 -  7.999                                   3                  824,296            1.70
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         5.625%
         Maximum Mortgage Rate:                                         7.875%
         Weighted Average Mortgage Rate:                                6.419%

    Original Loan-to-Value Ratios* in Loan Group II-4

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    30.01 -  40.00                                   1                $ 270,700            0.56%
                    40.01 -  50.00                                  10                2,879,451            5.93
                    50.01 -  55.00                                   9                4,848,156            9.98
                    55.01 -  60.00                                  10                4,213,999            8.68
                    60.01 -  65.00                                  16                6,960,087           14.33
                    65.01 -  70.00                                   5                1,930,284            3.97
                    70.01 -  75.00                                  12                4,929,444           10.15
                    75.01 -  80.00                                  53               22,533,901           46.40
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       69.70%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-51

                        Geographic Distribution* of the Mortgage Properties in Loan Group II-4

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Arizona                                                     4              $ 1,335,812            2.75%
         California                                                 34               15,490,019           31.89
         Colorado                                                    3                  711,650            1.47
         Connecticut                                                 1                  336,900            0.69
         District of Columbia                                        3                1,574,382            3.24
         Florida                                                     6                1,402,163            2.89
         Georgia                                                     7                2,542,083            5.23
         Illinois                                                    1                  650,000            1.34
         Maryland                                                    8                4,168,225            8.58
         Massachusetts                                               2                  659,326            1.36
         Minnesota                                                   2                1,343,120            2.77
         Nevada                                                      5                1,921,551            3.96
         New Jersey                                                  8                3,450,578            7.10
         New York                                                    7                2,879,221            5.93
         North Carolina                                              2                  457,500            0.94
         Pennsylvania                                                2                  333,070            0.69
         South Carolina                                              2                  984,700            2.03
         Tennessee                                                   1                  174,096            0.36
         Texas                                                       3                1,177,668            2.42
         Virginia                                                   15                6,973,961           14.36
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 2.77% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group II-4

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                       2                $ 701,252            1.44%
                      600 -  619                                     1                  118,900            0.24
                      620 -  639                                     5                1,259,180            2.59
                      640 -  659                                     2                1,003,100            2.07
                      660 -  679                                    16                6,854,991           14.11
                      680 -  699                                    18                7,359,833           15.15
                      700 -  719                                    15                6,763,356           13.93
                      720 -  739                                    13                6,087,067           12.53
                      740 -  759                                    19                7,993,748           16.46
                      760 -  779                                     7                2,681,394            5.52
                      780 -  799                                    12                5,286,070           10.88
                      800 -  819                                     5                2,067,133            4.26
                      820 -  839                                     1                  390,000            0.80
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        723

                                                          A-52

    Property Types of the Mortgage Properties in Loan Group II-4

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                  8              $ 3,771,554            7.77%
         Condominium                                                12                4,158,462            8.56
         PUD                                                        33               12,226,268           25.17
         Single Family                                              62               27,994,640           57.64
         Townhouse                                                   1                  415,100            0.85
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group II-4

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   15              $ 5,563,090           11.45%
         Owner Occupied                                             95               41,539,274           85.53
         Second Home                                                 6                1,463,659            3.01
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

    Loan Purpose of the Mortgage Loans in Loan Group II-4

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                         43             $ 16,946,486           34.89%
         Purchase                                                   58               24,293,191           50.02
         Rate/Term Refinance                                        15                7,326,346           15.09
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

    Documentation Type of the Mortgage Loans in Loan Group II-4

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                           30             $ 10,513,643           21.65%
         No Documentation                                            9                3,859,375            7.95
         Reduced                                                    18                8,836,700           18.20
         Stated                                                     59               25,356,305           52.21
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group II-4

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                          116             $ 48,566,024          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group II-4

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                   116             $ 48,566,024          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              348
         Maximum Remaining Term to Stated Maturity (Mths):              359
         Weighted Average Rem. Term to Stated Mat. (Mths):              355

                                                          A-53

    Index of the Mortgage Loans in Loan Group II-4

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Libor                                            26             $ 10,070,764% 20.74
         6 Mo Libor                                            90               38,495,260               79.26
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                            116            $ 48,566,024%100.00
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group II-4

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         6 Months                                                   90             $ 38,495,260           79.26%
         12 Months                                                  26               10,070,764           20.74
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group II-4

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      106 -  108                                     1                $ 548,568            1.13%
                      109 -  111                                    19               10,069,698           20.73
                      112 -  114                                    15                8,239,331           16.97
                      115 -  117                                    53               19,843,435           40.86
                      118 -  120                                    28                9,864,992           20.31
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              115

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group II-4

         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.501 -  10.750                                  1                $ 250,000            0.51%
                   10.751 -  11.000                                  3                1,228,309            2.53
                   11.001 -  11.250                                  5                1,278,690            2.63
                   11.251 -  11.500                                 18                5,485,944           11.30
                   11.501 -  11.750                                 23               12,275,663           25.28
                   11.751 -  12.000                                 24                9,878,881           20.34
                   12.001 -  12.250                                 12                6,127,998           12.62
                   12.251 -  12.500                                 13                5,604,572           11.54
                   12.501 -  12.750                                  9                3,891,345            8.01
                   12.751 -  13.000                                  6                1,300,672            2.68
                   13.001 -  13.250                                  1                  481,650            0.99
                   13.251 -  13.500                                  1                  762,300            1.57
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        11.992%

                                                          A-54

    Periodic Rate Cap of the Mortgage Loans in Loan Group II-4

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         NonCapped                                                   1                 $ 79,000            0.16%
         1.000                                                      56               23,027,317           47.41
         2.000                                                      58               24,823,706           51.11
         2.250                                                       1                  636,000            1.31
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Periodic Rate Cap:                            1.528%

    Initial Rate Cap of the Mortgage Loans in Loan Group II-4

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         NonCapped                                                   1                 $ 79,000            0.16%
         3.000                                                      20               10,494,760           21.61
         5.000                                                      65               23,800,871           49.01
         6.000                                                      30               14,191,392           29.22
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Initial Rate Cap:                             4.860%

    Gross Margin of the Mortgage Loans in Loan Group II-4

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                                 114             $ 46,693,480           96.14%
                    3.001 -  3.500                                   2                1,872,544            3.86
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.292%

Interest Only Feature of the Mortgage Loans in Loan Group II-4

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                       15              $ 6,197,895           12.76%
         10 Years                                                  101               42,368,129           87.24
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

                        Original Prepayment Penalty Term of the Mortgage Loans in Loan Group II-4

         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                       78             $ 29,844,705           61.45%
         6 Months                                                    2                1,131,677            2.33
         12 Months                                                  22               11,091,960           22.84
         36 Months                                                  14                6,497,683           13.38
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                116             $ 48,566,024          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-55

    Principal Balances of the Mortgage Loans at Origination in Total Group III

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                               121              $ 9,660,318            1.07%
                  100,001 -  200,000                               866              133,040,877           14.76
                  200,001 -  300,000                               753              185,977,980           20.64
                  300,001 -  350,000                               281               90,561,781           10.05
                  350,001 -  400,000                               260               98,220,953           10.90
                  400,001 -  450,000                               134               56,807,144            6.30
                  450,001 -  500,000                               108               51,593,894            5.72
                  500,001 -  550,000                                73               38,221,520            4.24
                  550,001 -  600,000                                57               32,634,383            3.62
                  600,001 -  650,000                                44               27,781,166            3.08
                  650,001 -  700,000                                16               10,942,514            1.21
                  700,001 -  800,000                                38               28,808,393            3.20
                  800,001 -  900,000                                20               17,043,614            1.89
                  900,001 -  1,000,000                              35               34,328,895            3.81
                1,000,001 -  1,100,000                               6                6,307,550            0.70
                1,100,001 -  1,200,000                               7                8,176,779            0.91
                1,200,001 -  1,300,000                               7                8,777,000            0.97
                1,300,001 -  1,400,000                               3                4,067,800            0.45
                1,400,001 -  1,500,000                               7               10,263,381            1.14
                1,500,001 or greater                                17               48,032,569            5.33
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $35,596
         Maximum Original Principal Balance:                            $8,000,000
         Average Original Principal Balance:                            $316,441

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Total Group III

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                               121              $ 9,660,318            1.07%
                  100,001 -  200,000                               868              133,435,581           14.81
                  200,001 -  300,000                               752              185,778,070           20.61
                  300,001 -  350,000                               281               90,561,781           10.05
                  350,001 -  400,000                               261               98,790,391           10.96
                  400,001 -  450,000                               134               56,860,370            6.31
                  450,001 -  500,000                               106               50,776,437            5.63
                  500,001 -  550,000                                73               38,221,520            4.24
                  550,001 -  600,000                                57               32,634,383            3.62
                  600,001 -  650,000                                45               28,386,166            3.15
                  650,001 -  700,000                                16               10,942,514            1.21
                  700,001 -  800,000                                38               28,808,393            3.20
                  800,001 -  900,000                                20               17,043,614            1.89
                  900,001 -  1,000,000                              35               34,328,895            3.81
                1,000,001 -  1,100,000                               6                6,307,550            0.70
                1,100,001 -  1,200,000                               7                8,176,779            0.91
                1,200,001 -  1,300,000                               7                8,777,000            0.97
                1,300,001 -  1,400,000                               3                4,067,800            0.45
                1,400,001 -  1,500,000                               7               10,263,381            1.14
                1,500,001 or greater                                16               47,427,569            5.26
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $35,596
         Maximum Scheduled Principal Balance:                           $7,972,215
         Average Scheduled Principal Balance:                           $315,895

                                                          A-56

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Total Group III

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    4.000 -  4.249                                   1                $ 181,297            0.02%
                    4.250 -  4.499                                  13                3,510,026            0.39
                    4.500 -  4.749                                   5                1,440,165            0.16
                    4.750 -  4.999                                   7                1,538,007            0.17
                    5.000 -  5.249                                  31                7,461,568            0.83
                    5.250 -  5.499                                  48               10,601,904            1.18
                    5.500 -  5.749                                 100               29,236,438            3.24
                    5.750 -  5.999                                 302               86,990,272            9.65
                    6.000 -  6.249                                 324               93,646,573           10.39
                    6.250 -  6.499                                 512              167,101,004           18.54
                    6.500 -  6.749                                 485              149,437,312           16.58
                    6.750 -  6.999                                 387              136,379,832           15.13
                    7.000 -  7.249                                 174               55,964,839            6.21
                    7.250 -  7.499                                 237               76,989,128            8.54
                    7.500 -  7.749                                 163               46,096,271            5.11
                    7.750 -  7.999                                  43               25,100,602            2.79
                    8.000 -  8.249                                  15                7,303,134            0.81
                    8.250 -  8.499                                   4                1,968,350            0.22
                    8.500 -  8.749                                   2                  301,790            0.03
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         4.000%
         Maximum Mortgage Rate:                                         8.625%
         Weighted Average Mortgage Rate:                                6.550%

    Original Loan-to-Value Ratios* in Total Group III

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                  32              $ 5,256,377            0.58%
                    30.01 -  40.00                                  45               10,050,551            1.12
                    40.01 -  50.00                                  79               23,526,359            2.61
                    50.01 -  55.00                                  48               23,317,957            2.59
                    55.01 -  60.00                                  82               27,512,869            3.05
                    60.01 -  65.00                                  95               45,389,572            5.04
                    65.01 -  70.00                                 169               63,190,752            7.01
                    70.01 -  75.00                                 236              104,022,254           11.54
                    75.01 -  80.00                               1,792              535,091,095           59.37
                    80.01 -  85.00                                  24                6,268,954            0.70
                    85.01 -  90.00                                 182               41,965,853            4.66
                    90.01 -  95.00                                  69               15,655,920            1.74
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       75.18%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-57

    Geographic Distribution* of the Mortgage Properties in Total Group III

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                    23              $ 4,660,427            0.52%
         Alaska                                                      1                   79,705            0.01
         Arizona                                                   169               39,879,196            4.42
         Arkansas                                                    4                  927,248            0.10
         California                                                881              378,890,656           42.04
         Colorado                                                   72               17,014,904            1.89
         Connecticut                                                10                3,991,299            0.44
         Delaware                                                    1                  321,639            0.04
         District of Columbia                                        1                  188,000            0.02
         Florida                                                   456              112,430,006           12.47
         Georgia                                                    88               21,653,161            2.40
         Hawaii                                                     34               20,333,298            2.26
         Idaho                                                      31                5,328,348            0.59
         Illinois                                                   59               17,971,289            1.99
         Indiana                                                    15                2,679,324            0.30
         Iowa                                                        1                  164,000            0.02
         Kansas                                                      5                  650,113            0.07
         Kentucky                                                   14                2,554,900            0.28
         Louisiana                                                   1                  131,575            0.01
         Maine                                                       1                   73,997            0.01
         Maryland                                                   53               17,477,263            1.94
         Massachusetts                                              36               13,207,612            1.47
         Michigan                                                   34                7,048,124            0.78
         Minnesota                                                  19                3,991,410            0.44
         Mississippi                                                 4                  820,385            0.09
         Missouri                                                    8                  941,296            0.10
         Montana                                                     7                2,005,855            0.22
         Nevada                                                    238               72,077,121            8.00
         New Hampshire                                               6                1,785,120            0.20
         New Jersey                                                 30               11,126,989            1.23
         New Mexico                                                  6                1,179,520            0.13
         New York                                                   34               22,081,782            2.45
         North Carolina                                             23                4,812,174            0.53
         North Dakota                                                1                  132,791            0.01
         Ohio                                                       53                8,305,167            0.92
         Oklahoma                                                    4                  387,796            0.04
         Oregon                                                     46               11,959,697            1.33
         Pennsylvania                                               11                2,417,594            0.27
         Rhode Island                                                6                1,226,006            0.14
         South Carolina                                             21                3,532,400            0.39
         South Dakota                                                1                  266,000            0.03
         Tennessee                                                  26                6,020,580            0.67
         Texas                                                      72               12,385,427            1.37
         Utah                                                       41                9,009,482            1.00
         Virginia                                                   94               27,818,324            3.09
         Washington                                                104               27,492,400            3.05
         West Virginia                                               1                  301,400            0.03
         Wisconsin                                                   5                1,098,912            0.12
         Wyoming                                                     2                  416,800            0.05
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 1.04% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-58

    Credit Scores as of the Date of Origination of the Mortgage Loans in Total Group III

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                       6              $ 1,223,115            0.14%
                      500 -  549                                     1                  251,475            0.03
                      575 -  599                                     3                  988,432            0.11
                      600 -  619                                    20                8,596,707            0.95
                      620 -  639                                   162               49,021,603            5.44
                      640 -  659                                   224               70,088,630            7.78
                      660 -  679                                   429              130,778,065           14.51
                      680 -  699                                   375              123,903,506           13.75
                      700 -  719                                   444              143,785,814           15.95
                      720 -  739                                   364              131,672,964           14.61
                      740 -  759                                   296               88,050,321            9.77
                      760 -  779                                   290               87,725,806            9.73
                      780 -  799                                   181               50,410,866            5.59
                      800 -  819                                    56               14,278,208            1.58
                      820 -  839                                     1                  354,000            0.04
                      840 -  859                                     1                  119,000            0.01
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        710

    Property Types of the Mortgage Properties in Total Group III

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                 92             $ 38,710,360            4.30%
         CO-OP                                                       1                  863,200            0.10
         Condominium                                               475              127,126,269           14.11
         PUD                                                       911              291,421,675           32.34
         Single Family                                           1,374              443,127,008           49.17
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Total Group III

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                  278             $ 77,642,062            8.61%
         Owner Occupied                                          2,277              745,367,076           82.70
         Second Home                                               298               78,239,375            8.68
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-59

    Loan Purpose of the Mortgage Loans in Total Group III

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                        691            $ 220,631,813           24.48%
         Purchase                                                1,857              574,256,362           63.72
         Rate/Term Refinance                                       305              106,360,338           11.80
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

    Documentation Type of the Mortgage Loans in Total Group III

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                          859            $ 231,678,216           25.71%
         No Documentation                                          143               33,337,370            3.70
         Reduced                                                   602              176,572,257           19.59
         Stated                                                  1,249              459,660,670           51.00
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Total Group III

         Original Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                        2,853            $ 901,248,513          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                                                          A-60

    Remaining Terms to Stated Maturity of the Mortgage Loans in Total Group III

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                 2,545            $ 831,358,925           92.25%
                      360 -  360                                   308               69,889,588            7.75
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              345
         Maximum Remaining Term to Stated Maturity (Mths):              360
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

    Index of the Mortgage Loans in Total Group III

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Treasury                                              26              $ 5,360,503            0.59%
         1 YR Libor                                              2,821              892,604,656           99.04
         6 Mo Libor                                                  6                3,283,354            0.36
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Total Group III

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         6  Months                                                   6              $ 3,283,354            0.36%
         12 Months                                               2,847              897,965,159           99.64
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

    Months to Next Rate Adjustment* of the Mortgage Loans in Total Group III

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       43 -  45                                      1                $ 131,000            0.01%
                       49 -  51                                      7                1,106,747            0.12
                       52 -  54                                     12                2,631,516            0.29
                       55 -  57                                    288               87,007,987            9.65
                       58 -  60                                  1,065              303,648,606           33.69
                       73 -  75                                      3                  514,470            0.06
                       76 -  78                                      8                4,509,713            0.50
                       79 -  81                                     92               36,176,674            4.01
                       82 -  84                                    467              195,490,978           21.69
                      109 -  111                                     2                  751,106            0.08
                      112 -  114                                    16                4,607,554            0.51
                      115 -  117                                    80               23,647,143            2.62
                      118 -  120                                   812              241,025,019           26.74
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              82

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                                                          A-61

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Total Group III

         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    0.000 -  9.750                                  21              $ 5,834,673            0.65%
                    9.751 -  10.000                                 16                3,159,552            0.35
                   10.001 -  10.250                                 41                9,840,507            1.09
                   10.251 -  10.500                                 66               17,053,192            1.89
                   10.501 -  10.750                                156               46,902,536            5.20
                   10.751 -  11.000                                358              101,748,058           11.29
                   11.001 -  11.250                                416              127,635,735           14.16
                   11.251 -  11.500                                553              173,832,268           19.29
                   11.501 -  11.750                                380              127,098,261           14.10
                   11.751 -  12.000                                299              103,293,541           11.46
                   12.001 -  12.250                                212               69,703,421            7.73
                   12.251 -  12.500                                208               61,608,384            6.84
                   12.501 -  12.750                                 80               29,541,190            3.28
                   12.751 -  13.000                                 35               19,784,274            2.20
                   13.001 -  13.250                                  6                2,561,650            0.28
                   13.251 -  13.500                                  1                  229,790            0.03
                   13.501 -  13.750                                  4                  942,280            0.10
                   13.751 -  14.000                                  1                  479,200            0.05
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        11.560%

    Periodic Rate Cap of the Mortgage Loans in Total Group III

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1.000                                                       3              $ 1,492,694            0.17%
         2.000                                                   2,850              899,755,819           99.83
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Non Zero Weighted Average Periodic Rate Cap:                   1.998%

                                                          A-62

    Initial Rate Cap of the Mortgage Loans in Total Group III

        Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1.000                                                       1                $ 418,141            0.05%
         2.000                                                      22                5,326,072            0.59
         5.000                                                   2,823              892,827,611           99.07
         6.000                                                       7                2,676,688            0.30
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Non Zero Weighted Average Initial Rate Cap:                    4.983%

    Gross Margin of the Mortgage Loans in Total Group III

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    1.501 -  2.000                                   2                $ 637,537            0.07%
                    2.001 -  2.500                               2,731              870,667,992           96.61
                    2.501 -  3.000                                  81               20,542,078            2.28
                    3.001 -  3.500                                  37                8,563,141            0.95
                    3.501 -  4.000                                   1                  550,425            0.06
                    4.001 -  4.500                                   1                  287,340            0.03
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.273%

Interest Only Feature of the Mortgage Loans in Total Group III

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                      261             $ 75,997,171            8.43%
         3 Years                                                     1                  325,592            0.04
         5 Years                                                 1,283              364,648,258           40.46
         7 Years                                                   535              222,997,723           24.74
         10 Years                                                  773              237,279,769           26.33
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Total Group III

         Original Prepayment Penalty Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                    1,909            $ 586,810,414           65.11%
         12 Months                                                 476              181,002,404           20.08
         36 Months                                                 178               52,411,104            5.82
         60 Months                                                 290               81,024,591            8.99
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              2,853            $ 901,248,513          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-63

    Principal Balances of the Mortgage Loans at Origination in Loan Group III-1

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                53              $ 4,273,405            1.59%
                  100,001 -  200,000                               417               65,213,734           24.26
                  200,001 -  300,000                               394               96,957,578           36.07
                  300,001 -  350,000                               150               48,061,430           17.88
                  350,001 -  400,000                               111               41,823,207           15.56
                  400,001 -  450,000                                26               10,771,153            4.01
                  450,001 -  500,000                                 1                  460,000            0.17
                  550,001 -  600,000                                 1                  600,000            0.22
                  600,001 -  650,000                                 1                  650,000            0.24
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $35,596
         Maximum Original Principal Balance:                            $650,000
         Average Original Principal Balance:                            $233,171

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group III-1

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                53              $ 4,273,405            1.59%
                  100,001 -  200,000                               419               65,608,437           24.41
                  200,001 -  300,000                               393               96,757,668           35.99
                  300,001 -  350,000                               150               48,061,430           17.88
                  350,001 -  400,000                               110               41,628,413           15.49
                  400,001 -  450,000                                26               10,771,153            4.01
                  450,001 -  500,000                                 1                  460,000            0.17
                  550,001 -  600,000                                 1                  600,000            0.22
                  600,001 -  650,000                                 1                  650,000            0.24
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $35,596
         Maximum Scheduled Principal Balance:                           $650,000
         Average Scheduled Principal Balance:                           $232,938

                                                          A-64

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group III-1

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    4.000 -  4.249                                   1                $ 181,297            0.07%
                    4.250 -  4.499                                  13                3,510,026            1.31
                    4.500 -  4.749                                   5                1,440,165            0.54
                    4.750 -  4.999                                   7                1,538,007            0.57
                    5.000 -  5.249                                  29                7,150,462            2.66
                    5.250 -  5.499                                  37                7,509,653            2.79
                    5.500 -  5.749                                  71               18,274,957            6.80
                    5.750 -  5.999                                 179               42,495,281           15.81
                    6.000 -  6.249                                 157               36,361,358           13.53
                    6.250 -  6.499                                 127               30,885,791           11.49
                    6.500 -  6.749                                 131               29,528,042           10.98
                    6.750 -  6.999                                 134               32,272,652           12.01
                    7.000 -  7.249                                  68               15,322,148            5.70
                    7.250 -  7.499                                 108               24,641,270            9.17
                    7.500 -  7.749                                  77               15,483,733            5.76
                    7.750 -  7.999                                   4                  895,289            0.33
                    8.000 -  8.249                                   5                1,155,775            0.43
                    8.250 -  8.499                                   1                  164,600            0.06
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         4.000%
         Maximum Mortgage Rate:                                         8.250%
         Weighted Average Mortgage Rate:                                6.349%

    Original Loan-to-Value Ratios* in Loan Group III-1

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                  12              $ 1,552,785            0.58%
                    30.01 -  40.00                                  20                4,426,088            1.65
                    40.01 -  50.00                                  23                4,392,153            1.63
                    50.01 -  55.00                                  14                2,892,252            1.08
                    55.01 -  60.00                                  25                5,599,962            2.08
                    60.01 -  65.00                                  22                5,511,161            2.05
                    65.01 -  70.00                                  50               11,905,992            4.43
                    70.01 -  75.00                                  65               15,915,154            5.92
                    75.01 -  80.00                                 761              178,959,387           66.57
                    80.01 -  85.00                                  14                3,509,149            1.31
                    85.01 -  90.00                                 112               25,518,354            9.49
                    90.01 -  95.00                                  36                8,628,070            3.21
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       77.65%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-65

    Geographic Distribution* of the Mortgage Properties in Loan Group III-1

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                    10              $ 1,573,281            0.59%
         Alaska                                                      1                   79,705            0.03
         Arizona                                                    87               19,289,427            7.18
         Arkansas                                                    2                  211,000            0.08
         California                                                254               73,863,939           27.48
         Colorado                                                   43                8,150,504            3.03
         Connecticut                                                 2                  534,767            0.20
         Delaware                                                    1                  321,639            0.12
         Florida                                                   146               30,371,579           11.30
         Georgia                                                    46                8,373,280            3.11
         Hawaii                                                      9                3,183,305            1.18
         Idaho                                                       8                1,375,342            0.51
         Illinois                                                   42                8,374,494            3.12
         Indiana                                                     7                1,488,604            0.55
         Iowa                                                        1                  164,000            0.06
         Kansas                                                      4                  548,244            0.20
         Kentucky                                                    7                1,210,134            0.45
         Louisiana                                                   1                  131,575            0.05
         Maine                                                       1                   73,997            0.03
         Maryland                                                   30                7,816,027            2.91
         Massachusetts                                              13                3,624,658            1.35
         Michigan                                                   22                3,241,950            1.21
         Minnesota                                                  11                2,564,230            0.95
         Mississippi                                                 2                  482,119            0.18
         Missouri                                                    3                  392,671            0.15
         Montana                                                     4                1,324,355            0.49
         Nevada                                                    140               35,152,261           13.08
         New Hampshire                                               4                  836,902            0.31
         New Jersey                                                  9                2,080,580            0.77
         New Mexico                                                  1                  185,600            0.07
         New York                                                    2                  579,750            0.22
         North Carolina                                              7                1,345,988            0.50
         North Dakota                                                1                  132,791            0.05
         Ohio                                                       28                4,355,857            1.62
         Oregon                                                     15                3,552,649            1.32
         Pennsylvania                                                3                  828,350            0.31
         Rhode Island                                                2                  383,962            0.14
         South Carolina                                             11                2,013,063            0.75
         Tennessee                                                  13                2,363,502            0.88
         Texas                                                      27                4,585,285            1.71
         Utah                                                       23                4,141,504            1.54
         Virginia                                                   59               15,209,122            5.66
         Washington                                                 48               11,469,169            4.27
         West Virginia                                               1                  301,400            0.11
         Wisconsin                                                   3                  527,946            0.20
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 1.06% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-66

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group III-1

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                       2                $ 405,536            0.15%
                      600 -  619                                     3                  855,792            0.32
                      620 -  639                                    53               12,833,774            4.77
                      640 -  659                                    85               19,538,892            7.27
                      660 -  679                                   187               43,969,862           16.36
                      680 -  699                                   145               35,616,152           13.25
                      700 -  719                                   192               44,597,217           16.59
                      720 -  739                                   137               31,773,064           11.82
                      740 -  759                                   120               28,261,837           10.51
                      760 -  779                                   125               29,129,069           10.84
                      780 -  799                                    79               17,055,855            6.34
                      800 -  819                                    25                4,654,457            1.73
                      840 -  859                                     1                  119,000            0.04
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        712

    Property Types of the Mortgage Properties in Loan Group III-1

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                 35              $ 9,516,816            3.54%
         Condominium                                               178               35,140,395           13.07
         PUD                                                       431              105,058,767           39.08
         Single Family                                             510              119,094,528           44.30
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group III-1

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   86             $ 16,916,770            6.29%
         Owner Occupied                                            916              216,829,132           80.66
         Second Home                                               152               35,064,604           13.04
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-67

    Loan Purpose of the Mortgage Loans in Loan Group III-1

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                        210             $ 49,386,983           18.37%
         Purchase                                                  828              192,658,389           71.67
         Rate/Term Refinance                                       116               26,765,134            9.96
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

    Documentation Type of the Mortgage Loans in Loan Group III-1

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                          353             $ 77,526,918           28.84%
         No Documentation                                           73               16,584,798            6.17
         Reduced                                                   254               61,765,239           22.98
         Stated                                                    474              112,933,551           42.01
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group III-1

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                        1,154            $ 268,810,506          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                                                          A-68

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group III-1

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                 1,154            $ 268,810,506          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              345
         Maximum Remaining Term to Stated Maturity (Mths):              359
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

    Index of the Mortgage Loans in Loan Group III-1

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Treasury                                               3                $ 305,051%      0.11
         1 YR Libor                                              1,151              268,505,455            99.89
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506%    100.00
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group III-1

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         12 Months                                               1,154            $ 268,810,506          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-69

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group III-1

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       43 -  45                                      1                $ 131,000            0.05%
                       49 -  51                                      7                1,106,747            0.41
                       52 -  54                                     11                2,523,602            0.94
                       55 -  57                                    250               59,340,714           22.08
                       58 -  60                                    885              205,708,445           76.53
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              58

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group III-1

         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    0.000 -  9.750                                  21              $ 5,834,673            2.17%
                    9.751 -  10.000                                 16                3,159,552            1.18
                   10.001 -  10.250                                 35                8,201,236            3.05
                   10.251 -  10.500                                 48               10,850,053            4.04
                   10.501 -  10.750                                103               26,199,012            9.75
                   10.751 -  11.000                                190               43,563,013           16.21
                   11.001 -  11.250                                134               31,457,768           11.70
                   11.251 -  11.500                                145               35,164,804           13.08
                   11.501 -  11.750                                120               27,770,528           10.33
                   11.751 -  12.000                                104               25,071,234            9.33
                   12.001 -  12.250                                100               21,587,264            8.03
                   12.251 -  12.500                                 96               21,743,779            8.09
                   12.501 -  12.750                                 31                5,935,700            2.21
                   12.751 -  13.000                                  6                1,207,064            0.45
                   13.001 -  13.250                                  3                  757,900            0.28
                   13.501 -  13.750                                  2                  306,927            0.11
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        11.370%

                                                          A-70

    Periodic Rate Cap of the Mortgage Loans in Loan Group III-1

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2.000                                                   1,154            $ 268,810,506          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Periodic Rate Cap:                            2.000%

    Initial Rate Cap of the Mortgage Loans in Loan Group III-1

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2.000                                                      22              $ 5,326,072            1.98%
         5.000                                                   1,132              263,484,434           98.02
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Initial Rate Cap:                             4.941%

    Gross Margin of the Mortgage Loans in Loan Group III-1

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    1.501 -  2.000                                   1                $ 219,396            0.08%
                    2.001 -  2.500                               1,094              254,582,979           94.71
                    2.501 -  3.000                                  44               10,423,778            3.88
                    3.001 -  3.500                                  14                3,297,014            1.23
                    4.001 -  4.500                                   1                  287,340            0.11
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.286%

                                                          A-71

Interest Only Feature of the Mortgage Loans in Loan Group III-1

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                       70             $ 14,105,620            5.25%
         3 Years                                                     1                  325,592            0.12
         5 Years                                                 1,080              253,657,443           94.36
         10 Years                                                    3                  721,851            0.27
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group III-1

         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                      982            $ 228,658,792           85.06%
         12 Months                                                 109               26,760,497            9.96
         36 Months                                                  63               13,391,218            4.98
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                              1,154            $ 268,810,506          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-72

    Principal Balances of the Mortgage Loans at Origination in Loan Group III-2

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                 4                $ 354,090            0.28%
                  100,001 -  200,000                                47                7,412,256            5.90
                  200,001 -  300,000                                19                4,763,415            3.79
                  300,001 -  350,000                                 8                2,547,512            2.03
                  350,001 -  400,000                                 8                3,012,466            2.40
                  400,001 -  450,000                                26               11,240,222            8.94
                  450,001 -  500,000                                23               10,948,566            8.71
                  500,001 -  550,000                                12                6,284,005            5.00
                  550,001 -  600,000                                13                7,455,996            5.93
                  600,001 -  650,000                                12                7,648,679            6.08
                  650,001 -  700,000                                 1                  680,000            0.54
                  700,001 -  800,000                                 8                6,090,797            4.84
                  800,001 -  900,000                                 8                6,759,450            5.38
                  900,001 -  1,000,000                              11               10,714,700            8.52
                1,000,001 -  1,100,000                               2                2,082,550            1.66
                1,100,001 -  1,200,000                               3                3,536,381            2.81
                1,200,001 -  1,300,000                               3                3,766,250            3.00
                1,300,001 -  1,400,000                               1                1,324,800            1.05
                1,400,001 -  1,500,000                               1                1,500,000            1.19
                1,500,001 or greater                                 9               27,593,215           21.95
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
                          Total                                    219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $72,000
         Maximum Original Principal Balance:                            $8,000,000
         Average Original Principal Balance:                            $578,357

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group III-2

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                 4                $ 354,090            0.28%
                  100,001 -  200,000                                47                7,412,256            5.90
                  200,001 -  300,000                                19                4,763,415            3.79
                  300,001 -  350,000                                 8                2,547,512            2.03
                  350,001 -  400,000                                 8                3,012,466            2.40
                  400,001 -  450,000                                27               11,689,747            9.30
                  450,001 -  500,000                                22               10,499,041            8.35
                  500,001 -  550,000                                12                6,284,005            5.00
                  550,001 -  600,000                                13                7,455,996            5.93
                  600,001 -  650,000                                13                8,253,679            6.57
                  650,001 -  700,000                                 1                  680,000            0.54
                  700,001 -  800,000                                 8                6,090,797            4.84
                  800,001 -  900,000                                 8                6,759,450            5.38
                  900,001 -  1,000,000                              11               10,714,700            8.52
                1,000,001 -  1,100,000                               2                2,082,550            1.66
                1,100,001 -  1,200,000                               3                3,536,381            2.81
                1,200,001 -  1,300,000                               3                3,766,250            3.00
                1,300,001 -  1,400,000                               1                1,324,800            1.05
                1,400,001 -  1,500,000                               1                1,500,000            1.19
                1,500,001 or greater                                 8               26,988,215           21.47
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $72,000
         Maximum Scheduled Principal Balance:                           $7,972,215
         Average Scheduled Principal Balance:                           $574,043

                                                          A-73

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group III-2

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    5.000 -  5.249                                   1                $ 175,586            0.14%
                    5.250 -  5.499                                   2                  656,750            0.52
                    5.500 -  5.749                                   7                3,647,746            2.90
                    5.750 -  5.999                                  11                6,363,839            5.06
                    6.000 -  6.249                                  11                5,142,848            4.09
                    6.250 -  6.499                                  23               14,755,652           11.74
                    6.500 -  6.749                                  30               10,824,461            8.61
                    6.750 -  6.999                                  30               22,203,458           17.66
                    7.000 -  7.249                                  29               15,429,799           12.27
                    7.250 -  7.499                                  37               21,171,108           16.84
                    7.500 -  7.749                                  24               13,597,672           10.82
                    7.750 -  7.999                                  11               10,059,179            8.00
                    8.000 -  8.249                                   1                  584,000            0.46
                    8.250 -  8.499                                   1                1,031,250            0.82
                    8.500 -  8.749                                   1                   72,000            0.06
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         5.125%
         Maximum Mortgage Rate:                                         8.625%
         Weighted Average Mortgage Rate:                                6.898%

    Original Loan-to-Value Ratios* in Loan Group III-2

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    30.01 -  40.00                                   1                $ 259,093            0.21%
                    40.01 -  50.00                                   1                3,000,000            2.39
                    50.01 -  55.00                                   1                7,972,215            6.34
                    55.01 -  60.00                                   5                5,139,639            4.09
                    60.01 -  65.00                                   8                9,553,700            7.60
                    65.01 -  70.00                                  12               11,016,334            8.76
                    70.01 -  75.00                                  35               27,052,174           21.52
                    75.01 -  80.00                                 144               58,791,628           46.77
                    80.01 -  85.00                                   3                1,086,400            0.86
                    85.01 -  90.00                                   6                1,186,562            0.94
                    90.01 -  95.00                                   3                  657,603            0.52
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       73.31%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-74

    Geographic Distribution* of the Mortgage Properties in Loan Group III-2

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                     2                $ 365,392            0.29%
         Arizona                                                     9                2,300,734            1.83
         California                                                 87               66,090,038           52.57
         Colorado                                                    3                1,765,098            1.40
         Connecticut                                                 2                1,250,000            0.99
         Florida                                                    73               24,256,498           19.29
         Georgia                                                     4                3,934,000            3.13
         Illinois                                                    4                2,641,764            2.10
         Kentucky                                                    1                  175,586            0.14
         Maryland                                                    5                2,451,750            1.95
         Massachusetts                                               1                  511,200            0.41
         Michigan                                                    1                  468,750            0.37
         Montana                                                     1                  375,000            0.30
         Nevada                                                      8                8,239,476            6.55
         New York                                                    2                3,440,733            2.74
         North Carolina                                              1                  420,000            0.33
         Oregon                                                      1                  131,999            0.10
         Texas                                                       2                  273,770            0.22
         Utah                                                        4                1,672,516            1.33
         Virginia                                                    4                2,308,650            1.84
         Washington                                                  4                2,642,396            2.10
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 6.34% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group III-2

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                       2                $ 326,425            0.26%
                      575 -  599                                     1                  634,000            0.50
                      620 -  639                                    21                9,642,469            7.67
                      640 -  659                                    23               13,815,039           10.99
                      660 -  679                                    51               19,718,162           15.68
                      680 -  699                                    23               13,251,131           10.54
                      700 -  719                                    29               25,592,965           20.36
                      720 -  739                                    27               22,084,799           17.57
                      740 -  759                                    17                8,988,855            7.15
                      760 -  779                                    12                5,219,662            4.15
                      780 -  799                                    11                5,241,722            4.17
                      800 -  819                                     2                1,200,120            0.95
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Credit Score:                                 701

                                                          A-75

    Property Types of the Mortgage Properties in Loan Group III-2

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                  5              $ 6,540,000            5.20%
         Condominium                                                41               15,057,233           11.98
         PUD                                                        67               45,258,226           36.00
         Single Family                                             106               58,859,889           46.82
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group III-2

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   29             $ 16,702,503           13.29%
         Owner Occupied                                            172              102,261,192           81.34
         Second Home                                                18                6,751,654            5.37
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

    Loan Purpose of the Mortgage Loans in Loan Group III-2

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                         43             $ 26,042,685           20.72%
         Purchase                                                  160               89,381,653           71.10
         Rate/Term Refinance                                        16               10,291,011            8.19
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-76

    Documentation Type of the Mortgage Loans in Loan Group III-2

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                           45             $ 21,623,702           17.20%
         No Documentation                                            5                1,348,817            1.07
         Reduced                                                    13                5,528,407            4.40
         Stated                                                    156               97,214,423           77.33
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group III-2

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                          219            $ 125,715,349          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group III-2

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                   219            $ 125,715,349          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              354
         Maximum Remaining Term to Stated Maturity (Mths):              359
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

                                                          A-77

    Index of the Mortgage Loans in Loan Group III-2

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Libor                                                219            $ 125,715,349%                               100.00
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349%                               100.00
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group III-2

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         12 Months                                                 219            $ 125,715,349          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group III-2

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       52 -  54                                      1                $ 107,915            0.09%
                       55 -  57                                     38               27,667,273           22.01
                       58 -  60                                    180               97,940,161           77.91
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              58

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                                                          A-78

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group III-2

         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.001 -  10.250                                  3                $ 832,336            0.66%
                   10.251 -  10.500                                  3                1,892,822            1.51
                   10.501 -  10.750                                  7                3,861,825            3.07
                   10.751 -  11.000                                 13                6,446,059            5.13
                   11.001 -  11.250                                 15                9,719,088            7.73
                   11.251 -  11.500                                 28               13,027,924           10.36
                   11.501 -  11.750                                 27               19,150,042           15.23
                   11.751 -  12.000                                 33               14,213,313           11.31
                   12.001 -  12.250                                 37               22,628,878           18.00
                   12.251 -  12.500                                 33               16,936,451           13.47
                   12.501 -  12.750                                 12                9,487,900            7.55
                   12.751 -  13.000                                  6                6,415,464            5.10
                   13.001 -  13.250                                  1                1,031,250            0.82
                   13.501 -  13.750                                  1                   72,000            0.06
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        11.898%

    Periodic Rate Cap of the Mortgage Loans in Loan Group III-2

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2.000                                                     219            $ 125,715,349          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Non Zero Weighted Average Periodic Rate Cap:                   2.000%

    Initial Rate Cap of the Mortgage Loans in Loan Group III-2

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                         ------------- ------------------------   -------------
         5.000                                                     219            $ 125,715,349          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Non Zero Weighted Average Initial Rate Cap:                    5.000%

                                                          A-79

    Gross Margin of the Mortgage Loans in Loan Group III-2

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                                 214            $ 123,983,931           98.62%
                    2.501 -  3.000                                   4                1,659,418            1.32
                    3.001 -  3.500                                   1                   72,000            0.06
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.257%

Interest Only Feature of the Mortgage Loans in Loan Group III-2

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                       16             $ 14,724,534           11.71%
         5 Years                                                   203              110,990,815           88.29
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group III-2

         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                      100             $ 70,541,654           56.11%
         12 Months                                                  15               19,837,949           15.78
         24 Months                                                   8                5,736,093            4.56
         36 Months                                                  96               29,599,653           23.54
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                219            $ 125,715,349          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-80

    Principal Balances of the Mortgage Loans at Origination in Loan Group III-3

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                 9                $ 760,485            0.82%
                  100,001 -  200,000                               103               16,080,418           17.36
                  200,001 -  300,000                               124               30,852,144           33.30
                  300,001 -  350,000                                53               17,323,204           18.70
                  350,001 -  400,000                                46               17,370,267           18.75
                  400,001 -  450,000                                15                6,183,406            6.67
                  450,001 -  500,000                                 5                2,213,700            2.39
                  600,001 -  650,000                                 3                1,858,520            2.01
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $62,000
         Maximum Original Principal Balance:                            $632,000
         Average Original Principal Balance:                            $259,182

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group III-3

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                 9                $ 760,485            0.82%
                  100,001 -  200,000                               103               16,080,418           17.36
                  200,001 -  300,000                               124               30,852,144           33.30
                  300,001 -  350,000                                53               17,323,204           18.70
                  350,001 -  400,000                                47               17,738,200           19.15
                  400,001 -  450,000                                15                6,183,406            6.67
                  450,001 -  500,000                                 4                1,845,767            1.99
                  600,001 -  650,000                                 3                1,858,520            2.01
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $62,000
         Maximum Scheduled Principal Balance:                           $632,000
         Average Scheduled Principal Balance:                           $258,777

                                                          A-81

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group III-3

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    5.000 -  5.249                                   1                $ 135,520            0.15%
                    5.250 -  5.499                                   2                  480,792            0.52
                    5.500 -  5.749                                   9                2,079,695            2.24
                    5.750 -  5.999                                  44               11,154,986           12.04
                    6.000 -  6.249                                  54               13,263,127           14.32
                    6.250 -  6.499                                  85               23,158,288           25.00
                    6.500 -  6.749                                  56               16,181,324           17.47
                    6.750 -  6.999                                  33                8,026,020            8.66
                    7.000 -  7.249                                  24                5,875,725            6.34
                    7.250 -  7.499                                  26                6,659,558            7.19
                    7.500 -  7.749                                  22                5,112,834            5.52
                    7.750 -  7.999                                   2                  514,273            0.56
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         5.125%
         Maximum Mortgage Rate:                                         7.875%
         Weighted Average Mortgage Rate:                                6.470%

    Original Loan-to-Value Ratios* in Loan Group III-3

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                   2                $ 335,000            0.36%
                    30.01 -  40.00                                   3                  788,702            0.85
                    40.01 -  50.00                                  19                4,541,748            4.90
                    50.01 -  55.00                                   7                1,358,986            1.47
                    55.01 -  60.00                                  12                3,358,597            3.63
                    60.01 -  65.00                                  16                4,008,660            4.33
                    65.01 -  70.00                                  25                6,353,387            6.86
                    70.01 -  75.00                                  28                8,329,979            8.99
                    75.01 -  80.00                                 219               57,752,831           62.34
                    85.01 -  90.00                                  17                3,853,304            4.16
                    90.01 -  95.00                                  10                1,960,950            2.12
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       75.04%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-82

    Geographic Distribution* of the Mortgage Properties in Loan Group III-3

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                     4              $ 1,012,112            1.09%
         Arizona                                                    25                5,110,365            5.52
         California                                                113               35,773,793           38.62
         Colorado                                                   11                2,362,406            2.55
         Connecticut                                                 3                  478,946            0.52
         District of Columbia                                        1                  188,000            0.20
         Florida                                                    36                7,740,814            8.36
         Georgia                                                     4                  925,334            1.00
         Hawaii                                                      9                3,572,732            3.86
         Idaho                                                       3                  456,250            0.49
         Illinois                                                    5                1,794,020            1.94
         Indiana                                                     2                  315,700            0.34
         Kentucky                                                    2                  213,920            0.23
         Maryland                                                    4                1,019,485            1.10
         Massachusetts                                               7                1,943,063            2.10
         Michigan                                                    1                  182,500            0.20
         Minnesota                                                   3                  472,558            0.51
         Mississippi                                                 2                  338,266            0.37
         Missouri                                                    1                   62,000            0.07
         Nevada                                                     44               10,890,967           11.76
         New Hampshire                                               1                  341,000            0.37
         New Jersey                                                  5                1,540,156            1.66
         New Mexico                                                  1                  265,000            0.29
         New York                                                    5                1,299,932            1.40
         North Carolina                                              5                1,096,548            1.18
         Ohio                                                        6                1,037,332            1.12
         Oklahoma                                                    1                  110,700            0.12
         Oregon                                                     14                3,241,491            3.50
         Pennsylvania                                                2                  447,200            0.48
         Rhode Island                                                3                  707,044            0.76
         South Carolina                                              2                  237,600            0.26
         Tennessee                                                   1                  388,800            0.42
         Texas                                                       6                  908,500            0.98
         Utah                                                        5                  925,908            1.00
         Virginia                                                    6                1,456,870            1.57
         Washington                                                 15                3,784,833            4.09
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 1.96% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-83

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group III-3

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      600 -  619                                     3                $ 737,815            0.80%
                      620 -  639                                    16                4,635,728            5.00
                      640 -  659                                    27                6,598,329            7.12
                      660 -  679                                    35                8,440,451            9.11
                      680 -  699                                    46               11,543,259           12.46
                      700 -  719                                    62               16,277,003           17.57
                      720 -  739                                    64               15,648,304           16.89
                      740 -  759                                    45               12,494,473           13.49
                      760 -  779                                    39               10,798,939           11.66
                      780 -  799                                    17                4,604,366            4.97
                      800 -  819                                     4                  863,476            0.93
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        714

    Property Types of the Mortgage Properties in Loan Group III-3

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                 15              $ 6,106,761            6.59%
         Condominium                                                55               13,618,823           14.70
         PUD                                                       104               27,115,553           29.27
         Single Family                                             184               45,801,006           49.44
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group III-3

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   20              $ 4,330,188            4.67%
         Owner Occupied                                            301               79,560,320           85.88
         Second Home                                                37                8,751,635            9.45
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-84

    Loan Purpose of the Mortgage Loans in Loan Group III-3

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                         95             $ 25,049,718           27.04%
         Purchase                                                  226               58,539,245           63.19
         Rate/Term Refinance                                        37                9,053,180            9.77
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

    Documentation Type of the Mortgage Loans in Loan Group III-3

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                           90             $ 22,603,431           24.40%
         No Documentation                                           31                7,807,882            8.43
         Reduced                                                    78               21,246,249           22.93
         Stated                                                    159               40,984,581           44.24
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group III-3

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                          358             $ 92,642,143          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                                                          A-85

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group III-3

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                   358             $ 92,642,143          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              351
         Maximum Remaining Term to Stated Maturity (Mths):              359
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

    Index of the Mortgage Loans in Loan Group III-3

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Libor                                                358             $ 92,642,143%                               100.00
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143%                               100.00
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group III-3

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         12 Months                                                 358             $ 92,642,143          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-86

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group III-3

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       73 -  75                                      3                $ 514,470            0.56%
                       76 -  78                                      5                1,353,438            1.46
                       79 -  81                                     65               16,765,462           18.10
                       82 -  84                                    285               74,008,773           79.89
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              82

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group III-3

         Maximum Mortgage Rates %)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.001 -  10.250                                  2                $ 410,356            0.44%
                   10.251 -  10.500                                  4                1,211,174            1.31
                   10.501 -  10.750                                 19                4,146,243            4.48
                   10.751 -  11.000                                 57               14,496,242           15.65
                   11.001 -  11.250                                 71               17,979,742           19.41
                   11.251 -  11.500                                 84               23,925,399           25.83
                   11.501 -  11.750                                 33                9,060,910            9.78
                   11.751 -  12.000                                 33                8,170,562            8.82
                   12.001 -  12.250                                 19                4,760,171            5.14
                   12.251 -  12.500                                 29                6,728,661            7.26
                   12.501 -  12.750                                  6                1,343,183            1.45
                   12.751 -  13.000                                  1                  409,500            0.44
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        11.470%

    Periodic Rate Cap of the Mortgage Loans in Loan Group III-3

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2.000                                                     358             $ 92,642,143          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Periodic Rate Cap:                            2.000%

                                                          A-87

    Initial Rate Cap of the Mortgage Loans in Loan Group III-3

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         5.000                                                     358             $ 92,642,143          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Initial Rate Cap:                             5.000%

    Gross Margin of the Mortgage Loans in Loan Group III-3

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                                 351             $ 90,781,330           97.99%
                    2.501 -  3.000                                   2                  706,400            0.76
                    3.001 -  3.500                                   5                1,154,413            1.25
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.267%

Interest Only Feature of the Mortgage Loans in Loan Group III-3

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                       22              $ 4,811,914            5.19%
         7 Years                                                   335               87,534,229           94.49
         10 Years                                                    1                  296,000            0.32
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group III-3
         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------

                                                          ------------- ------------------------   -------------
         None                                                      266             $ 67,956,910           73.35%
         12 Months                                                  74               20,166,836           21.77
         36 Months                                                  18                4,518,398            4.88
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                358             $ 92,642,143          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-88

    Principal Balances of the Mortgage Loans at Origination in Loan Group III-4

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                  100,001 -  200,000                                 3                $ 429,565            0.30%
                  200,001 -  300,000                                 3                  771,064            0.54
                  300,001 -  350,000                                 1                  318,250            0.22
                  400,001 -  450,000                                23               10,030,182            6.96
                  450,001 -  500,000                                42               20,192,323           14.02
                  500,001 -  550,000                                32               16,823,745           11.68
                  550,001 -  600,000                                28               15,995,484           11.10
                  600,001 -  650,000                                18               11,315,047            7.85
                  650,001 -  700,000                                 9                6,108,378            4.24
                  700,001 -  800,000                                17               12,926,620            8.97
                  800,001 -  900,000                                 4                3,426,882            2.38
                  900,001 -  1,000,000                              13               12,928,018            8.97
                1,000,001 -  1,100,000                               3                3,140,000            2.18
                1,100,001 -  1,200,000                               4                4,640,399            3.22
                1,200,001 -  1,300,000                               2                2,457,000            1.71
                1,300,001 -  1,400,000                               1                1,368,000            0.95
                1,400,001 -  1,500,000                               3                4,371,881            3.03
                1,500,001 or greater                                 6               16,806,854           11.67
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $139,000
         Maximum Original Principal Balance:                            $6,000,000
         Average Original Principal Balance:                            $679,615

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group III-4

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                  100,001 -  200,000                                 3                $ 429,565            0.30%
                  200,001 -  300,000                                 3                  771,064            0.54
                  300,001 -  350,000                                 1                  318,250            0.22
                  400,001 -  450,000                                23               10,030,182            6.96
                  450,001 -  500,000                                42               20,192,323           14.02
                  500,001 -  550,000                                32               16,823,745           11.68
                  550,001 -  600,000                                28               15,995,484           11.10
                  600,001 -  650,000                                18               11,315,047            7.85
                  650,001 -  700,000                                 9                6,108,378            4.24
                  700,001 -  800,000                                17               12,926,620            8.97
                  800,001 -  900,000                                 4                3,426,882            2.38
                  900,001 -  1,000,000                              13               12,928,018            8.97
                1,000,001 -  1,100,000                               3                3,140,000            2.18
                1,100,001 -  1,200,000                               4                4,640,399            3.22
                1,200,001 -  1,300,000                               2                2,457,000            1.71
                1,300,001 -  1,400,000                               1                1,368,000            0.95
                1,400,001 -  1,500,000                               3                4,371,881            3.03
                1,500,001 or greater                                 6               16,806,854           11.67
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $138,765
         Maximum Scheduled Principal Balance:                           $6,000,000
         Average Scheduled Principal Balance:                           $679,480

                                                          A-89

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group III-4

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    5.500 -  5.749                                   2              $ 1,794,026            1.25%
                    5.750 -  5.999                                   4                2,826,299            1.96
                    6.000 -  6.249                                   5                5,937,734            4.12
                    6.250 -  6.499                                  29               17,856,751           12.40
                    6.500 -  6.749                                  57               34,298,506           23.81
                    6.750 -  6.999                                  46               36,720,556           25.49
                    7.000 -  7.249                                  18               10,378,931            7.21
                    7.250 -  7.499                                  18               11,602,456            8.05
                    7.500 -  7.749                                  11                6,820,792            4.74
                    7.750 -  7.999                                  15               10,580,791            7.35
                    8.000 -  8.249                                   6                4,757,850            3.30
                    8.250 -  8.499                                   1                  475,000            0.33
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         5.500%
         Maximum Mortgage Rate:                                         8.250%
         Weighted Average Mortgage Rate:                                6.838%

    Original Loan-to-Value Ratios* in Loan Group III-4

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    30.01 -  40.00                                   2                $ 630,000            0.44%
                    40.01 -  50.00                                   2                2,955,500            2.05
                    50.01 -  55.00                                   3                2,290,321            1.59
                    55.01 -  60.00                                   7                4,498,369            3.12
                    60.01 -  65.00                                  10               13,168,619            9.14
                    65.01 -  70.00                                  15               11,639,472            8.08
                    70.01 -  75.00                                  33               22,409,109           15.56
                    75.01 -  80.00                                 133               82,772,442           57.46
                    80.01 -  85.00                                   1                  490,000            0.34
                    85.01 -  90.00                                   5                2,877,610            2.00
                    90.01 -  95.00                                   1                  318,250            0.22
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       74.84%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-90

    Geographic Distribution* of the Mortgage Properties in Loan Group III-4

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                     2                $ 931,000            0.65%
         Arizona                                                     4                2,216,531            1.54
         Arkansas                                                    1                  541,248            0.38
         California                                                111               73,991,954           51.37
         Colorado                                                    4                2,675,599            1.86
         Florida                                                    16                9,463,010            6.57
         Georgia                                                     2                2,139,999            1.49
         Hawaii                                                      6                9,692,350            6.73
         Illinois                                                    1                1,190,893            0.83
         Kentucky                                                    1                  481,388            0.33
         Maryland                                                    4                2,924,400            2.03
         Massachusetts                                               8                5,238,171            3.64
         Michigan                                                    1                1,423,882            0.99
         Nevada                                                     18               10,058,892            6.98
         New Hampshire                                               1                  607,218            0.42
         New Jersey                                                  6                3,558,712            2.47
         New York                                                   10                7,619,872            5.29
         Ohio                                                        1                  512,000            0.36
         Oregon                                                      3                2,093,856            1.45
         Tennessee                                                   1                  999,073            0.69
         Texas                                                       2                  685,144            0.48
         Virginia                                                    5                3,475,158            2.41
         Washington                                                  4                1,529,342            1.06
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 4.17% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-91

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group III-4

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      600 -  619                                     4              $ 3,276,960            2.27%
                      620 -  639                                    14                7,502,399            5.21
                      640 -  659                                    21               12,147,500            8.43
                      660 -  679                                    35               24,710,597           17.15
                      680 -  699                                    43               25,122,988           17.44
                      700 -  719                                    30               18,467,662           12.82
                      720 -  739                                    24               23,404,404           16.25
                      740 -  759                                    15                9,428,849            6.55
                      760 -  779                                    12                9,614,419            6.67
                      780 -  799                                    11                8,634,714            5.99
                      800 -  819                                     3                1,739,200            1.21
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        703

    Property Types of the Mortgage Properties in Loan Group III-4

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                 10              $ 8,187,274            5.68%
         Condominium                                                25               15,267,776           10.60
         PUD                                                        55               38,998,625           27.07
         Single Family                                             122               81,596,017           56.64
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group III-4

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   27             $ 16,295,931           11.31%
         Owner Occupied                                            174              120,672,980           83.77
         Second Home                                                11                7,080,780            4.92
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-92

    Loan Purpose of the Mortgage Loans in Loan Group III-4

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                         62             $ 38,071,831           26.43%
         Purchase                                                  128               81,254,355           56.41
         Rate/Term Refinance                                        22               24,723,506           17.16
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

    Documentation Type of the Mortgage Loans in Loan Group III-4

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                           24             $ 14,549,109           10.10%
         No Documentation                                            2                  698,765            0.49
         Reduced                                                    13                8,660,202            6.01
         Stated                                                    173              120,141,615           83.40
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group III-4

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                          212            $ 144,049,692          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                                                          A-93

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group III-4

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                   212            $ 144,049,692          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              352
         Maximum Remaining Term to Stated Maturity (Mths):              359
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

    Index of the Mortgage Loans in Loan Group III-4

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Treasury                                               2              $ 1,042,275%  0.72
         1 YR Libor                                                210              143,007,416          99.28
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692% 100.00
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group III-4

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         12 Months                                                 212            $ 144,049,692          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group III-4

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                       76 -  78                                      3              $ 3,156,275            2.19%
                       79 -  81                                     27               19,411,212           13.48
                       82 -  84                                    182              121,482,205           84.33
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              82

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

                                                          A-94

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group III-4

         Maximum Mortgage Rates %)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.251 -  10.500                                  1                $ 603,134            0.42%
                   10.501 -  10.750                                  3                2,890,093            2.01
                   10.751 -  11.000                                  4                3,964,568            2.75
                   11.001 -  11.250                                 14                8,250,185            5.73
                   11.251 -  11.500                                 47               31,607,419           21.94
                   11.501 -  11.750                                 46               28,436,585           19.74
                   11.751 -  12.000                                 39               30,692,476           21.31
                   12.001 -  12.250                                 18               11,267,754            7.82
                   12.251 -  12.500                                 14                7,897,696            5.48
                   12.501 -  12.750                                 12                8,230,804            5.71
                   12.751 -  13.000                                 13                9,733,979            6.76
                   13.001 -  13.250                                  1                  475,000            0.33
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        11.838%

    Periodic Rate Cap of the Mortgage Loans in Loan Group III-4

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2.000                                                     212            $ 144,049,692          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Periodic Rate Cap:                            2.000%

    Initial Rate Cap of the Mortgage Loans in Loan Group III-4

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         5.000                                                     212            $ 144,049,692          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Initial Rate Cap:                             5.000%

                                                          A-95

    Gross Margin of the Mortgage Loans in Loan Group III-4

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                                 206            $ 141,094,313           97.95%
                    2.501 -  3.000                                   2                1,064,662            0.74
                    3.001 -  3.500                                   3                1,340,292            0.93
                    3.501 -  4.000                                   1                  550,425            0.38
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.268%

Interest Only Feature of the Mortgage Loans in Loan Group III-4

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                       12              $ 8,586,198            5.96%
         7 Years                                                   200              135,463,493           94.04
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group III-4
         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                      127             $ 90,957,358           63.14%
         12 Months                                                  49               30,223,064           20.98
         36 Months                                                  14               10,694,275            7.42
         60 Months                                                  22               12,174,995            8.45
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                212            $ 144,049,692          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-96

    Principal Balances of the Mortgage Loans at Origination in Loan Group III-5

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                20              $ 1,513,390            0.89%
                  100,001 -  200,000                               107               15,826,492            9.30
                  200,001 -  300,000                                98               24,199,232           14.22
                  300,001 -  350,000                                25                8,101,210            4.76
                  350,001 -  400,000                                45               16,900,855            9.93
                  400,001 -  450,000                                30               12,770,013            7.50
                  450,001 -  500,000                                35               16,835,306            9.89
                  500,001 -  550,000                                28               14,597,770            8.58
                  550,001 -  600,000                                15                8,582,903            5.04
                  600,001 -  650,000                                10                6,308,920            3.71
                  650,001 -  700,000                                 6                4,154,136            2.44
                  700,001 -  800,000                                13                9,790,976            5.75
                  800,001 -  900,000                                 8                6,857,282            4.03
                  900,001 -  1,000,000                              11               10,686,177            6.28
                1,000,001 -  1,100,000                               1                1,085,000            0.64
                1,200,001 -  1,300,000                               2                2,553,750            1.50
                1,300,001 -  1,400,000                               1                1,375,000            0.81
                1,400,001 -  1,500,000                               3                4,391,500            2.58
                1,500,001 or greater                                 2                3,632,500            2.13
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $46,500
         Maximum Original Principal Balance:                            $1,832,500
         Average Original Principal Balance:                            $370,133

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group III-5

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                20              $ 1,513,390            0.89%
                  100,001 -  200,000                               107               15,826,492            9.30
                  200,001 -  300,000                                98               24,199,232           14.22
                  300,001 -  350,000                                25                8,101,210            4.76
                  350,001 -  400,000                                46               17,297,153           10.17
                  400,001 -  450,000                                29               12,373,715            7.27
                  450,001 -  500,000                                35               16,835,306            9.89
                  500,001 -  550,000                                28               14,597,770            8.58
                  550,001 -  600,000                                15                8,582,903            5.04
                  600,001 -  650,000                                10                6,308,920            3.71
                  650,001 -  700,000                                 6                4,154,136            2.44
                  700,001 -  800,000                                13                9,790,976            5.75
                  800,001 -  900,000                                 8                6,857,282            4.03
                  900,001 -  1,000,000                              11               10,686,177            6.28
                1,000,001 -  1,100,000                               1                1,085,000            0.64
                1,200,001 -  1,300,000                               2                2,553,750            1.50
                1,300,001 -  1,400,000                               1                1,375,000            0.81
                1,400,001 -  1,500,000                               3                4,391,500            2.58
                1,500,001 or greater                                 2                3,632,500            2.13
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $46,416
         Maximum Scheduled Principal Balance:                           $1,832,500
         Average Scheduled Principal Balance:                           $369,918

                                                          A-97

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group III-5

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    5.250 -  5.499                                   6              $ 1,558,129            0.92%
                    5.500 -  5.749                                   7                2,876,263            1.69
                    5.750 -  5.999                                  47               20,093,608           11.81
                    6.000 -  6.249                                  67               26,912,371           15.82
                    6.250 -  6.499                                 128               52,107,393           30.62
                    6.500 -  6.749                                 100               33,599,791           19.75
                    6.750 -  6.999                                  45               15,083,334            8.86
                    7.000 -  7.249                                  18                5,910,794            3.47
                    7.250 -  7.499                                  23                7,392,174            4.34
                    7.500 -  7.749                                  16                3,105,975            1.83
                    7.750 -  7.999                                   2                1,042,554            0.61
                    8.000 -  8.249                                   1                  480,028            0.28
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         5.375%
         Maximum Mortgage Rate:                                         8.000%
         Weighted Average Mortgage Rate:                                6.391%

    Original Loan-to-Value Ratios* in Loan Group III-5

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                   9              $ 2,289,591            1.35%
                    30.01 -  40.00                                   8                2,126,884            1.25
                    40.01 -  50.00                                  22                5,408,238            3.18
                    50.01 -  55.00                                  16                7,231,293            4.25
                    55.01 -  60.00                                  12                3,617,500            2.13
                    60.01 -  65.00                                  23                9,640,419            5.67
                    65.01 -  70.00                                  38               15,634,583            9.19
                    70.01 -  75.00                                  40               23,383,789           13.74
                    75.01 -  80.00                                 275               97,138,069           57.09
                    85.01 -  90.00                                  13                2,871,393            1.69
                    90.01 -  95.00                                   4                  820,654            0.48
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       73.20%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-98

    Geographic Distribution* of the Mortgage Properties in Loan Group III-5

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                     2                $ 421,642            0.25%
         Arizona                                                    21                6,317,795            3.71
         Arkansas                                                    1                  175,000            0.10
         California                                                202               93,890,195           55.18
         Colorado                                                    5                1,039,400            0.61
         Connecticut                                                 2                1,328,814            0.78
         Florida                                                    69               17,957,050           10.55
         Georgia                                                    14                3,001,871            1.76
         Hawaii                                                      6                2,509,034            1.47
         Idaho                                                       5                  753,054            0.44
         Illinois                                                    5                3,586,698            2.11
         Indiana                                                     3                  531,500            0.31
         Maryland                                                    4                1,971,336            1.16
         Massachusetts                                               4                1,291,520            0.76
         Michigan                                                    2                  307,324            0.18
         Minnesota                                                   2                  391,747            0.23
         Missouri                                                    2                  211,109            0.12
         Nevada                                                     20                6,072,368            3.57
         New Jersey                                                  9                3,723,542            2.19
         New Mexico                                                  1                  251,521            0.15
         New York                                                    9                7,385,196            4.34
         North Carolina                                              2                  495,200            0.29
         Ohio                                                       11                1,452,297            0.85
         Oklahoma                                                    1                   80,100            0.05
         Oregon                                                      5                1,556,140            0.91
         Pennsylvania                                                4                  709,044            0.42
         South Carolina                                              4                  668,457            0.39
         South Dakota                                                1                  266,000            0.16
         Tennessee                                                   6                1,114,985            0.66
         Texas                                                      12                2,131,476            1.25
         Utah                                                        4                1,251,100            0.74
         Virginia                                                    9                3,328,534            1.96
         Washington                                                 11                3,574,565            2.10
         Wyoming                                                     2                  416,800            0.24
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 1.65% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-99

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group III-5

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  0                                       2                $ 491,154            0.29%
                      600 -  619                                     6                2,697,961            1.59
                      620 -  639                                    29                8,936,113            5.25
                      640 -  659                                    32                9,778,499            5.75
                      660 -  679                                    60               20,360,942           11.97
                      680 -  699                                    75               28,564,827           16.79
                      700 -  719                                    65               22,860,890           13.43
                      720 -  739                                    62               27,347,101           16.07
                      740 -  759                                    45               15,978,253            9.39
                      760 -  779                                    51               21,806,978           12.82
                      780 -  799                                    26                8,665,957            5.09
                      800 -  819                                     7                2,673,739            1.57
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        713

    Property Types of the Mortgage Properties in Loan Group III-5

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                 13              $ 4,829,659            2.84%
         CO-OP                                                       1                  863,200            0.51
         Condominium                                                79               26,425,086           15.53
         PUD                                                       130               47,693,993           28.03
         Single Family                                             237               90,350,475           53.10
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group III-5

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   40             $ 11,460,441            6.74%
         Owner Occupied                                            377              145,536,066           85.53
         Second Home                                                43               13,165,907            7.74
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-100

    Loan Purpose of the Mortgage Loans in Loan Group III-5

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                        144             $ 51,904,222           30.50%
         Purchase                                                  256               95,608,414           56.19
         Rate/Term Refinance                                        60               22,649,778           13.31
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

    Documentation Type of the Mortgage Loans in Loan Group III-5

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                          142             $ 53,713,990           31.57%
         No Documentation                                           20                4,242,729            2.49
         Reduced                                                   130               50,662,209           29.77
         Stated                                                    168               61,543,484           36.17
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group III-5

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                          460            $ 170,162,413          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                                                          A-101

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group III-5

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                   460            $ 170,162,413          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              350
         Maximum Remaining Term to Stated Maturity (Mths):              359
         Weighted Average Rem. Term to Stated Mat. (Mths):              358

    Index of the Mortgage Loans in Loan Group III-5

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Treasury                                               5              $ 1,333,111% 0.78
         1 YR Libor                                                449              165,545,948         97.29
         6 Mo Libor                                                  6                3,283,354          1.93
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413%100.00
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group III-5

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         6 Months                                                    6              $ 3,283,354            1.93%
         12 Months                                                 454              166,879,060           98.07
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-102

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group III-5

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      109 -  111                                     2                $ 751,106            0.44%
                      112 -  114                                     9                3,610,852            2.12
                      115 -  117                                    49               16,895,094            9.93
                      118 -  120                                   400              148,905,361           87.51
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              118

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group III-5

         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.251 -  10.500                                  8              $ 2,185,329            1.28%
                   10.501 -  10.750                                 18                8,732,463            5.13
                   10.751 -  11.000                                 70               28,019,649           16.47
                   11.001 -  11.250                                104               40,954,834           24.07
                   11.251 -  11.500                                114               40,622,554           23.87
                   11.501 -  11.750                                 55               20,960,990           12.32
                   11.751 -  12.000                                 43               14,215,468            8.35
                   12.001 -  12.250                                 16                5,615,762            3.30
                   12.251 -  12.500                                 19                4,195,983            2.47
                   12.501 -  12.750                                 10                3,136,798            1.84
                   12.751 -  13.000                                  1                  480,028            0.28
                   13.501 -  13.750                                  1                  563,354            0.33
                   13.751 -  14.000                                  1                  479,200            0.28
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        11.409%

    Periodic Rate Cap of the Mortgage Loans in Loan Group III-5

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1.000                                                       3              $ 1,492,694            0.88%
         2.000                                                     457              168,669,719           99.12
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Periodic Rate Cap:                            1.991%

                                                          A-103

    Initial Rate Cap of the Mortgage Loans in Loan Group III-5

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1.000                                                       1                $ 418,141            0.25%
         5.000                                                     454              167,287,478           98.31
         6.000                                                       5                2,456,794            1.44
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Initial Rate Cap:                             5.005%

    Gross Margin of the Mortgage Loans in Loan Group III-5

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    1.501 -  2.000                                   1                $ 418,141            0.25%
                    2.001 -  2.500                                 451              167,179,208           98.25
                    2.501 -  3.000                                   8                2,565,065            1.51
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.257%

                                                          A-104

Interest Only Feature of the Mortgage Loans in Loan Group III-5

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                       60             $ 19,349,581           11.37%
         10 Years                                                  400              150,812,832           88.63
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group III-5
         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                      244             $ 86,042,811           50.57%
         12 Months                                                 124               57,579,420           33.84
         36 Months                                                  27                8,125,605            4.78
         60 Months                                                  65               18,414,578           10.82
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                460            $ 170,162,413          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-105

    Principal Balances of the Mortgage Loans at Origination in Loan Group III-6

         Original Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                35              $ 2,758,948            2.76%
                  100,001 -  200,000                               189               28,078,414           28.12
                  200,001 -  300,000                               115               28,434,546           28.47
                  300,001 -  350,000                                44               14,210,175           14.23
                  350,001 -  400,000                                50               19,114,159           19.14
                  400,001 -  450,000                                14                5,812,167            5.82
                  450,001 -  500,000                                 2                  944,000            0.95
                  500,001 -  550,000                                 1                  516,000            0.52
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Principal Balance:                            $41,000
         Maximum Original Principal Balance:                            $516,000
         Average Original Principal Balance:                            $222,089

    Scheduled Principal Balances of the Mortgage Loans as of the Cut-Off Date in Loan Group III-6

         Scheduled Principal Balance ($)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                        0 -  100,000                                35              $ 2,758,948            2.76%
                  100,001 -  200,000                               189               28,078,414           28.12
                  200,001 -  300,000                               115               28,434,546           28.47
                  300,001 -  350,000                                44               14,210,175           14.23
                  350,001 -  400,000                                50               19,114,159           19.14
                  400,001 -  450,000                                14                5,812,167            5.82
                  450,001 -  500,000                                 2                  944,000            0.95
                  500,001 -  550,000                                 1                  516,000            0.52
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Scheduled Principal Balance:                           $41,000
         Maximum Scheduled Principal Balance:                           $516,000
         Average Scheduled Principal Balance:                           $221,930

                                                          A-106

    Mortgage Rates of the Mortgage Loans as of the Cut-Off Date in Loan Group III-6

         Mortgage Interest Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    5.250 -  5.499                                   1                $ 396,580            0.40%
                    5.500 -  5.749                                   4                  563,752            0.56
                    5.750 -  5.999                                  17                4,056,260            4.06
                    6.000 -  6.249                                  30                6,029,134            6.04
                    6.250 -  6.499                                 120               28,337,130           28.37
                    6.500 -  6.749                                 111               25,005,188           25.04
                    6.750 -  6.999                                  99               22,073,812           22.10
                    7.000 -  7.249                                  17                3,047,441            3.05
                    7.250 -  7.499                                  25                5,522,561            5.53
                    7.500 -  7.749                                  13                1,975,265            1.98
                    7.750 -  7.999                                   9                2,008,516            2.01
                    8.000 -  8.249                                   2                  325,481            0.33
                    8.250 -  8.499                                   1                  297,500            0.30
                    8.500 -  8.749                                   1                  229,790            0.23
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Mortgage Rate:                                         5.250%
         Maximum Mortgage Rate:                                         8.500%
         Weighted Average Mortgage Rate:                                6.583%

    Original Loan-to-Value Ratios* in Loan Group III-6

         Loan-to-Value Ratios (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                     0.00 -  30.00                                   9              $ 1,079,000            1.08%
                    30.01 -  40.00                                  11                1,819,784            1.82
                    40.01 -  50.00                                  12                3,228,720            3.23
                    50.01 -  55.00                                   7                1,572,891            1.57
                    55.01 -  60.00                                  21                5,298,801            5.31
                    60.01 -  65.00                                  16                3,507,015            3.51
                    65.01 -  70.00                                  29                6,640,985            6.65
                    70.01 -  75.00                                  35                6,932,048            6.94
                    75.01 -  80.00                                 260               59,676,737           59.76
                    80.01 -  85.00                                   6                1,183,405            1.18
                    85.01 -  90.00                                  29                5,658,630            5.67
                    90.01 -  95.00                                  15                3,270,393            3.27
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Original Loan-to-Value:                       74.88%

         *Loan to value ratios are calculated by taking the Original Principal Balance and dividing the lesser of the original appraised value and sell price of the property.

                                                          A-107

    Geographic Distribution* of the Mortgage Properties in Loan Group III-6

         Geographic Distribution
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Alabama                                                     3                $ 357,000            0.36%
         Arizona                                                    23                4,644,344            4.65
         California                                                114               35,280,738           35.33
         Colorado                                                    6                1,021,897            1.02
         Connecticut                                                 1                  398,772            0.40
         Florida                                                   116               22,641,055           22.67
         Georgia                                                    18                3,278,676            3.28
         Hawaii                                                      4                1,375,877            1.38
         Idaho                                                      15                2,743,702            2.75
         Illinois                                                    2                  383,422            0.38
         Indiana                                                     3                  343,520            0.34
         Kansas                                                      1                  101,869            0.10
         Kentucky                                                    3                  473,872            0.47
         Maryland                                                    6                1,294,265            1.30
         Massachusetts                                               3                  599,000            0.60
         Michigan                                                    7                1,423,719            1.43
         Minnesota                                                   3                  562,875            0.56
         Missouri                                                    2                  275,516            0.28
         Montana                                                     2                  306,500            0.31
         Nevada                                                      8                1,663,157            1.67
         New Jersey                                                  1                  224,000            0.22
         New Mexico                                                  3                  477,400            0.48
         New York                                                    6                1,756,300            1.76
         North Carolina                                              8                1,454,438            1.46
         Ohio                                                        7                  947,680            0.95
         Oklahoma                                                    2                  196,996            0.20
         Oregon                                                      8                1,383,563            1.39
         Pennsylvania                                                2                  433,000            0.43
         Rhode Island                                                1                  135,000            0.14
         South Carolina                                              4                  613,281            0.61
         Tennessee                                                   5                1,154,220            1.16
         Texas                                                      23                3,801,251            3.81
         Utah                                                        5                1,018,454            1.02
         Virginia                                                   11                2,039,991            2.04
         Washington                                                 22                4,492,094            4.50
         Wisconsin                                                   2                  570,966            0.57
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         *No more than approximately 1.28% of the Mortgage Loans by Scheduled Principal
          Balance will be secured by properties located in any one zip code area.

                                                          A-108

    Credit Scores as of the Date of Origination of the Mortgage Loans in Loan Group III-6

         Range of Credit Scores
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      500 -  549                                     1                $ 251,475            0.25%
                      575 -  599                                     2                  354,432            0.35
                      600 -  619                                     4                1,028,179            1.03
                      620 -  639                                    29                5,471,119            5.48
                      640 -  659                                    36                8,210,372            8.22
                      660 -  679                                    61               13,578,051           13.60
                      680 -  699                                    43                9,805,149            9.82
                      700 -  719                                    66               15,990,079           16.01
                      720 -  739                                    50               11,415,292           11.43
                      740 -  759                                    54               12,898,054           12.92
                      760 -  779                                    51               11,156,739           11.17
                      780 -  799                                    37                6,208,254            6.22
                      800 -  819                                    15                3,147,216            3.15
                      820 -  839                                     1                  354,000            0.35
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Non-Zero Weighted Average Credit Score:                        713

    Property Types of the Mortgage Properties in Loan Group III-6

         Property Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2-4 Family                                                 14              $ 3,529,850            3.53%
         Condominium                                                97               21,616,955           21.65
         PUD                                                       124               27,296,511           27.33
         Single Family                                             215               47,425,093           47.49
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

    Occupancy Status of Mortgage Properties in Loan Group III-6

         Occupancy Status
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Investor                                                   76             $ 11,936,229           11.95%
         Owner Occupied                                            337               80,507,385           80.61
         Second Home                                                37                7,424,795            7.43
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-109

    Loan Purpose of the Mortgage Loans in Loan Group III-6

         Loan Purpose
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Cash Out Refinance                                        137             $ 30,176,375           30.22%
         Purchase                                                  259               56,814,307           56.89
         Rate/Term Refinance                                        54               12,877,728           12.89
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

    Documentation Type of the Mortgage Loans in Loan Group III-6

         Documentation Type
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         Full/Alternative                                          205             $ 41,661,065           41.72%
         No Documentation                                           12                2,654,377            2.66
         Reduced                                                   114               28,709,951           28.75
         Stated                                                    119               26,843,016           26.88
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

    Original Terms to Stated Maturity of the Mortgage Loans in Loan Group III-6

         Original Term  (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      360                                          450             $ 99,868,409          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Original Term to Stated Maturity (Mths):               360
         Maximum Original Term to Stated Maturity (Mths):               360
         Weighted Average Orig. Term to Stated Mat. (Mths):             360

                                                          A-110

    Remaining Terms to Stated Maturity of the Mortgage Loans in Loan Group III-6

         Stated Remaining Term (Months)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      300 -  359                                   142             $ 29,978,821           30.02%
                      360 -  360                                   308               69,889,588           69.98
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Minimum Remaining Term to Stated Maturity (Mths):              352
         Maximum Remaining Term to Stated Maturity (Mths):              360
         Weighted Average Rem. Term to Stated Mat. (Mths):              359

    Index of the Mortgage Loans in Loan Group III-6

         Index
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         1 YR Treasury                                              16              $ 2,680,065%   2.68
         1 YR Libor                                                434               97,188,344          97.32
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409% 100.00
                                                          ======================================================
                                                          ======================================================

    Rate Adjustment Frequency of the Mortgage Loans in Loan Group III-6

         Rate Adjustment Frequency
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         12 Months                                                 450             $ 99,868,409          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-111

    Months to Next Rate Adjustment* of the Mortgage Loans in Loan Group III-6

         Months to Next Rate Adjustment
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                      112 -  114                                     7                $ 996,703            1.00%
                      115 -  117                                    31                6,752,049            6.76
                      118 -  120                                   412               92,119,658           92.24
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Months to Next Rate Adjustment :              119

         *Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

    Maximum Lifetime Mortgage Rate of the Mortgage Loans in Loan Group III-6

         Maximum Mortgage Rates (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                   10.001 -  10.250                                  1                $ 396,580            0.40%
                   10.251 -  10.500                                  2                  310,680            0.31
                   10.501 -  10.750                                  6                1,072,901            1.07
                   10.751 -  11.000                                 24                5,258,528            5.27
                   11.001 -  11.250                                 78               19,274,119           19.30
                   11.251 -  11.500                                135               29,484,169           29.52
                   11.501 -  11.750                                 99               21,719,205           21.75
                   11.751 -  12.000                                 47               10,930,488           10.94
                   12.001 -  12.250                                 22                3,843,592            3.85
                   12.251 -  12.500                                 17                4,105,813            4.11
                   12.501 -  12.750                                  9                1,406,805            1.41
                   12.751 -  13.000                                  8                1,538,239            1.54
                   13.001 -  13.250                                  1                  297,500            0.30
                   13.251 -  13.500                                  1                  229,790            0.23
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Maximum Mortgage Rate:                        11.585%

    Periodic Rate Cap of the Mortgage Loans in Loan Group III-6

         Periodic Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         2.000                                                     450             $ 99,868,409          100.00%
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Periodic Rate Cap:                            2.000%

                                                          A-112

    Initial Rate Cap of the Mortgage Loans in Loan Group III-6

         Initial Rate Cap (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         5.000                                                     448             $ 99,648,515           99.78%
         6.000                                                       2                  219,894            0.22
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Initial Rate Cap:                             5.002%

    Gross Margin of the Mortgage Loans in Loan Group III-6

         Gross Margins (%)
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
                    2.001 -  2.500                                 415             $ 93,046,232           93.17%
                    2.501 -  3.000                                  21                4,122,756            4.13
                    3.001 -  3.500                                  14                2,699,422            2.70
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

         Weighted Average Gross Margin:                                 2.296%

Interest Only Feature of the Mortgage Loans in Loan Group III-6

         Interest Only Feature
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          --------------------------------------   -------------
         None                                                       81             $ 14,419,323           14.44%
         10 Years                                                  369               85,449,086           85.56
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

Original Prepayment Penalty Term of the Mortgage Loans in Loan Group III-6

         Original Prepayment Penalty Term
                                                                                Aggregate Stated          % of
                                                              Number of        Principal Balance         Mortgage
                                                              Mortgage       Outstanding as of Cut-off    Loans
                                                              Loans                 Date
                                                          ------------------------------------------------------
                                                          ------------- ------------------------   -------------
         None                                                      190             $ 42,652,890           42.71%
         12 Months                                                 105               26,434,640           26.47
         36 Months                                                  48                9,945,514            9.96
         60 Months                                                 107               20,835,365           20.86
                                                          ------------------------------------------------------
                                                          ------------------------------------------------------
              Total                                                450             $ 99,868,409          100.00%
                                                          ======================================================
                                                          ======================================================

                                                          A-113

Prospectus supplement dated April 27, 2006 (to prospectus dated March 28, 2006)

$2,974,543,000

(Approximate)

Bear Stearns ALT-A Trust 2006-3

Issuing Entity

Wells Fargo Bank, National Association

Master Servicer and Securities Administrator

Structured Asset Mortgage Investments II Inc.

Depositor

EMC Mortgage Corporation

Sponsor and Seller

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-3

You should consider carefully the risk factors beginning on page S-32 in this prospectus supplement.

The Trust

The trust will consist primarily of a pool of adjustable rate Alt-A type mortgage loans secured by first liens on one- to four-family residential properties.

The trust will issue these classes of certificates that are offered under this prospectus supplement:

•	2 classes of group I senior certificates designated Class I-A-1 Certificates and Class I-A-2 Certificates,
•

11 classes of group II senior certificates designated Class II-1A-1, Class II-1A-2, Class II-1X-1, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class II-4A-1 and Class II-4A-2 Certificates,

•

15 classes of group III senior certificates designated Class III-1A-1, Class III-1A-2, Class III-1X-1, Class III-2A-1, Class III-2A-2, Class III-2X-1, Class III-3A-1, Class III-3A-2, Class III-4A-1, Class III-4A-2, Class III-4X-1, Class III-5A-1, Class III-5A-2, Class III-6A-1 and Class III-6A-2 Certificates,

•	4 classes of group I subordinate certificates designated Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates,
•	5 classes of group II subordinate certificates designated Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2 and Class II-B-3 Certificates, and
•

3 classes of group III subordinate certificates designated Class III-B-1, Class III-B-2 and Class III-B-3 Certificates, all as more fully described in the tables beginning on pages S-2 through S-5 of this prospectus supplement.

The certificates are obligations only of the trust, as the issuing entity. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Credit Enhancement

Credit enhancement for the offered certificates related to loan group I will consist of excess spread, overcollateralization and additional classes of subordinated certificates. The offered certificates related to loan group I and the Class I-B-3 Certificates may receive additional distributions in respect of interest from payments under the related cap contracts, as described herein.

Credit enhancement for the offered certificates related to loan group II and loan group III will consist of additional classes of subordinated certificates. The Class II-B-1 Certificates and the Class II-B-2 Certificates may receive additional distributions in respect of interest from payments under the related cap contracts, as described herein.

Distributions on the certificates will be on the 25th of each month, or, if the 25th is not a business day, on the next business day, beginning in May 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100.86% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses. See “Method of Distribution” in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company, Clearstream Banking, société anonyme and the Euroclear System, in each case, on or about April 28, 2006.

Bear, Stearns & Co. Inc.

Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

•      the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•      this prospectus supplement, which describes the specific terms of your certificates.

Annex I and Schedule A are incorporated into and comprise a part of this prospectus supplement as if fully set forth herein.

The description of your certificates in this prospectus supplement is intended to enhance the related description in the prospectus and you should rely on the information in this prospectus supplement as providing additional detail not available in the prospectus.

The Depositor’s principal offices are located at 383 Madison Avenue, New York, New York 10179 and its telephone number is (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SPONSOR, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE CAP CONTRACT PROVIDER, EMC MORTGAGE CORPORATION, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (referred to herein as a Relevant Member State), the Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (referred to herein as a Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression referred to herein as Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The Underwriter has represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Page

SUMMARY OF PROSPECTUS SUPPLEMENT	S-1
RISK FACTORS	S-32
THE MORTGAGE POOL	S-48
General	S-48
Billing and Payment Procedures	S-52
Prepayment Charges on the Mortgage Loans	S-52
Special Characteristics of the Mortgage Loans	S-53
Indices on the Mortgage Loans	S-53
Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account	S-55
STATIC POOL INFORMATION	S-57
THE ISSUING ENTITY	S-57
THE DEPOSITOR	S-58
THE SPONSOR	S-58
THE MASTER SERVICER AND THE SERVICERS	S-60
General	S-60
The Master Servicer	S-60
The Servicers	S-61
MORTGAGE LOAN ORIGINATION	S-65
General	S-65
Underwriting Standards	S-69
DESCRIPTION OF THE CERTIFICATES	S-75
General	S-76
Registration of the Book-Entry Certificates	S-78
Definitive Certificates	S-79
Calculation of One-Month LIBOR	S-79
Distributions on the Group I Certificates	S-80
Excess Spread and Overcollateralization Provisions	S-83
Pass-Through Rates for the Group I Offered Certificates	S-83
Distributions on the Group II Certificates	S-83
Distributions on the Group III Certificates	S-88
Interest Distributions on the Group II Certificates and the Group III Certificates	S-93
Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates	S-98
Principal Distributions on the Group II Subordinate Certificates and Group III Subordinate Certificates	S-101
Monthly Advances	S-102
Allocation of Realized Losses; Subordination	S-103
Cross-Collateralization	S-106
THE CAP CONTRACTS	S-106
YIELD ON THE CERTIFICATES	S-109
General	S-109
Prepayment Considerations	S-109
Allocation of Principal Payments	S-112
Interest Shortfalls and Realized Losses	S-112
Excess Spread Available to the Group I Certificates	S-114
Pass-Through Rates of the Group II Certificates and the Group III Certificates	S-115
Assumed Final Distribution Date	S-115
Weighted Average Life	S-115
Yield Sensitivity of the Interest Only Certificates	S-141
POOLING AND SERVICING AGREEMENT	S-143
General	S-143
Assignment of the Mortgage Loans	S-144
Representations and Warranties	S-144
The Custodian	S-145
The Trustee	S-145
The Securities Administrator	S-148
The Master Servicer and Servicers	S-149
Servicing and Other Compensation and Payment of Expenses	S-150
Table of Fees	S-150

i

(cont'd)

Collection and Other Servicing Procedures	S-151
Modifications	S-152
Evidence as to Compliance	S-152
Realization Upon Defaulted Mortgage Loans	S-153
Transfer of Master Servicing	S-153
Optional Purchase of Defaulted Loans	S-153
The Protected Accounts	S-154
The Distribution Account	S-154
The Reserve Fund	S-155
Voting Rights	S-156
Reports to Certificateholders	S-156
Termination	S-156
FEDERAL INCOME TAX CONSEQUENCES	S-157
General	S-157
Characterization of the Group I Offered Certificates and the Group II LIBOR Certificates	S-158
Taxation of the Obligation Portion of the Class II-X-B1 Certificates and the Class II-X-B2 Certificates	S-160
Penalty Protection	S-161
METHOD OF DISTRIBUTION	S-161
SECONDARY MARKET	S-162
LEGAL OPINIONS	S-162
LEGAL PROCEEDINGS	S-162
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS	S-162
RATINGS	S-163
LEGAL INVESTMENT	S-164
ERISA CONSIDERATIONS	S-166
AVAILABLE INFORMATION	S-167
REPORTS TO CERTIFICATEHOLDERS	S-168
INCORPORATION OF INFORMATION BY REFERENCE	S-168
GLOSSARY	S-169
ANNEX I	S-196
ANNEX II	S-200

ii

TRANSACTION STRUCTURE

Mortgagors
originate loans
amount financed
loan payments
Originators
Servicers
purchase loans
loan purchase price
loan payments and monthly reports
EMC
Sponsor
Purchases loans
Forms pool
Wells Fargo Bank, National Association
Master Servicer
Aggregates collections
Securities Administrator
Calculates cash flows
Remits to investors
Custodian
Holds mortgage notes and mortgage documents
asset pool
net offering proceeds
Structured Asset Mortgage Investments II Inc.
Depositor
Creates issuing entity
net offering proceeds
certificates
Bear Stearns & Co. Inc.
Underwriter
Sells certificates to investors
Offering proceeds
asset pool
certificates
Bear Stearns ALT-A Trust 2006-3
Issuing entity
Holds pool
Issues certificates
U.S. Bank National Association
Trustee
Represents investors interests
Monthly distributions/ Certain proceeds payable under the related Cap Contracts
Investors
certificates

iii

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary provides a brief description of material aspects of this offering and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuing Entity	Bear Stearns ALT-A Trust 2006-3.
Title of Series	Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-3.
Cut-off Date	April 1, 2006.
Closing Date	On or about April 28, 2006.
Depositor	Structured Asset Mortgage Investments II Inc.
Sponsor	EMC Mortgage Corporation, an affiliate of the depositor.
Master Servicer	Wells Fargo Bank, National Association.
Servicers

EMC Mortgage Corporation and various other servicers, none of which will service more than 10% of the mortgage loans in either loan group I or loan group II. Countrywide Home Loans Servicing LP will service all of the group III mortgage loans.

Originators

EMC Mortgage Corporation and various other originators, none of which will originate more than 10% of the mortgage loans in either loan group I or loan group II. Countrywide Home Loans, Inc. will originate all of the group III mortgage loans.

Cap Contract Provider	ABN AMRO Bank N.V.
Trustee	U.S. Bank National Association.
Securities Administrator	Wells Fargo Bank, National Association.
Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in May 2006.

S-1

Offered Certificates

The classes of offered certificates and their pass-through rates and initial certificate principal balances are set forth in the table below. The Issuing Entity will also issue other certificates designated as the Class I-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class III-B-4, Class III-B-5, Class III-B-6, Class I-XP, Class II-XP, Class B-IO, Class R and Class R-X Certificates, which classes are not offered pursuant to this prospectus supplement.

		Group I Offered Certificates
Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
I-A-1	Adjustable Rate	$733,766,000	AAA/Aaa	Group I Super Senior
I-A-2	Adjustable Rate	$92,124,000	AAA/Aaa	Group I Senior Support
I-M-1	Adjustable Rate	$40,074,000	AA/Aa2	Group I Subordinate
I-M-2	Adjustable Rate	$19,346,000	A/A2	Group I Subordinate
I-B-1	Adjustable Rate	$12,897,000	BBB/Baa2	Group I Subordinate
I-B-2	Adjustable Rate	$4,606,000	BBB-/Baa3	Group I Subordinate
Total Group I Offered Certificates*:		$902,813,000
*Approximate
Group I Non-Offered Certificates
Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
I-B-3	Adjustable Rate	$5,527,000	BB/Ba2	Group I Subordinate
I-XP	N/A	N/A	N/A	Group I Subordinate
B-IO	N/A	$0	N/A	Group I Subordinate
R	N/A	$0	N/A	Group I Residual
R-X	N/A	$0	N/A	Group I Residual
Total Group I Non-Offered Certificates*:		$5,527,000
*Approximate

S-2

		Group II Offered Certificates
Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
II-1A-1	Variable Rate	$276,267,000	AAA/Aaa	Sub-Loan Group II-1 Super Senior
II-1A-2	Variable Rate	$48,753,000	AAA/Aaa	Sub-Loan Group II-1 Senior Support
II-1X-1	Fixed Rate	Notional	AAA/Aaa	Sub-Loan Group II-1 Senior Interest Only
II-2A-1	Variable Rate	$281,681,000	AAA/Aaa	Sub-Loan Group II-2 Super Senior
II-2A-2	Variable Rate	$29,875,000	AAA/Aaa	Sub-Loan Group II-2 Senior Support
II-2X-1	Fixed Rate	Notional	AAA/Aaa	Sub-Loan Group II-2 Senior Interest Only
II-3A-1	Variable Rate	$304,609,000	AAA/Aaa	Sub-Loan Group II-3 Super Senior
II-3A-2	Variable Rate	$32,307,000	AAA/Aaa	Sub-Loan Group II-3 Senior Support
II-3X-1	Fixed Rate	Notional	AAA/Aaa	Sub-Loan Group II-3 Senior Interest Only
II-4A-1	Variable Rate	$40,066,000	AAA/Aaa	Sub-Loan Group II-4 Super Senior
II-4A-2	Variable Rate	$4,250,000	AAA/Aaa	Sub-Loan Group II-4 Senior Support
II-B-1	Variable Rate	$36,250,000	AA/Aa2	Group II Subordinate
II-X-B1	Variable Rate	Notional	AA/Aa2	Group II Subordinate Interest Only
II-B-2	Variable Rate	$20,635,000	A/A2	Group II Subordinate
II-X-B2	Variable Rate	Notional	A/A2	Group II Subordinate Interest Only
II-B-3	Variable Rate	$13,943,000	BBB/Baa2	Group II Subordinate
Total Group II Offered Certificates*:		$1,088,636,000
*Approximate

S-3

Group II Non-Offered Certificates

Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
II-B-4	Variable Rate	$11,712,000	BB/NA	Group II Subordinate
II-B-5	Variable Rate	$8,923,000	B/NA	Group II Subordinate
II-B-6	Variable Rate	$6,137,409	NA	Group II Subordinate
II-XP	NA	NA	NA	Group II Subordinate
Total Group II Non-Offered Certificates*:		$26,772,409
*Approximate

		Group III Offered Certificates
Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
III-1A-1	Variable Rate	$233,328,000	AAA/Aaa	Sub-Loan Group III-1 Super Senior
III-1A-2	Variable Rate	$17,741,000	AAA/Aa1	Sub-Loan Group III-1 Senior Support
III-1X-1	Fixed Rate	Notional	AAA/Aaa	Sub-Loan Group III-1 Senior Interest Only
III-2A-1	Variable Rate	$109,121,000	AAA/Aaa	Sub-Loan Group III-2 Super Senior
III-2A-2	Variable Rate	$8,297,000	AAA/Aa1	Sub-Loan Group III-2 Senior Support
III-2X-1	Fixed Rate	Notional	AAA/Aaa	Sub-Loan Group III-2 Senior Interest Only
III-3A-1	Variable Rate	$80,413,000	AAA/Aaa	Sub-Loan Group III-3 Super Senior
III-3A-2	Variable Rate	$6,114,000	AAA/Aa1	Sub-Loan Group III-3 Senior Support
III-4A-1	Variable Rate	$125,035,000	AAA/Aaa	Sub-Loan Group III-4 Super Senior
III-4A-2	Variable Rate	$9,507,000	AAA/Aa1	Sub-Loan Group III-4 Senior Support
III-4X-1	Fixed Rate	Notional	AAA/Aaa	Sub-Loan Group III-4 Senior Interest Only
III-5A-1	Variable Rate	$147,700,000	AAA/Aaa	Sub-Loan Group III-5 Super Senior

S-4

III-5A-2	Variable Rate	$11,231,000	AAA/Aa1	Sub-Loan Group III-5 Senior Support
III-6A-1	Variable Rate	$166,580,000	AAA/Aaa	Sub-Loan Group III-6 Super Senior
III-6A-2	Variable Rate	$19,974,000	AAA/Aaa	Sub-Loan Group III-6 Senior Support
III-B-1	Variable Rate	$23,526,000	AA/Aa2	Group III Subordinate
III-B-2	Variable Rate	$15,017,000	A/A2	Group III Subordinate
III-B-3	Variable Rate	$9,510,000	BBB/Baa2	Group III Subordinate
Total Group III Offered Certificates*:		$983,094,000
*Approximate

Group III Non-Offered Certificates

Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
III-B-4	Variable Rate	$8,510,000	BB/NA	Group III Subordinate
III-B-5	Variable Rate	$5,506,000	B/NA	Group III Subordinate
III-B-6	Variable Rate	$4,006,922	NA	Group III Subordinate
Total Group III Non-Offered Certificates*:		$18,022,922
Total Certificates*:		$3,024,865,331
*Approximate

Other Information:

The pass-through rates on the certificates are described in detail on pages S-18 through S-22 in this prospectus supplement.

Class II-1X-1 Certificates:

The Class II-1X-1 Certificates do not have a principal amount. The Class II-1X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-1A-1 Certificates

S-5

and the Class II-1A-2 Certificates. The Class II-X-1 Certificates have an initial notional amount of $325,020,000.

Class II-2X-1 Certificates:

The Class II-2X-1 Certificates do not have a principal amount. The Class II-2X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-2A-1 Certificates and the Class II-2A-2 Certificates. The Class II-2X-1 Certificates have an initial notional amount of $311,556,000.

Class II-3X-1 Certificates:

The Class II-3X-1 Certificates do not have a principal amount. The Class II-3X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class II-3A-1 Certificates and the Class II-3A-2 Certificates. The Class II-3X-1 Certificates have an initial notional amount of $336,916,000.

Class II-X-B1 Certificates:

The Class II-X-B1 Certificates do not have a principal amount. The Class II-X-B1 Certificates have a notional amount equal to the certificate principal balance of the Class II-B-1 Certificates. The Class II-X-B1 Certificates have an initial notional amount of $36,250,000.

Class II-X-B2 Certificates:

The Class II-X-B2 Certificates do not have a principal amount. The Class II-X-B2 Certificates have a notional amount equal to the certificate principal balance of the Class II-B-2 Certificates. The Class II-X-B2 Certificates have an initial notional amount of $20,635,000.

Class III-1X-1 Certificates:

The Class III-1X-1 Certificates do not have a principal amount. The Class III-1X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class III-1A-1 Certificates and the Class III-1A-2 Certificates. The Class III-1X-1 Certificates have an initial notional amount of $251,069,000.

Class III-2X-1 Certificates:

The Class III-2X-1 Certificates do not have a principal amount. The Class III-2X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class III-2A-1 Certificates and the Class III-2A-2 Certificates. The Class III-2X-1 Certificates have an initial notional amount of $117,418,000.

Class III-4X-1 Certificates:

The Class III-4X-1 Certificates do not have a principal amount. The Class III-4X-1 Certificates have a notional amount equal to the aggregate certificate principal balance of the Class III-4A-1 Certificates and the Class III-4A-2 Certificates. The Class II-4X-1 Certificates have an initial notional amount of $134,542,000.

S-6

The Issuing Entity

The depositor will establish a trust with respect to the Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2006-3, pursuant to a pooling and servicing agreement dated as of April 1, 2006, among the depositor, the master servicer, the securities administrator, the trustee and the sponsor.

See “Description of the Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

The Sponsor

EMC Mortgage Corporation, in its capacity as mortgage loan seller, the Sponsor or EMC, a Delaware corporation and an affiliate of the depositor and the underwriter, will sell the mortgage loans to the depositor.

The Originators

Approximately 66.67%, 80.71%, 82.52%, 65.05% and 49.94% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4 mortgage loans, respectively, were originated by EMC. All of the group III mortgage loans, were originated by Countrywide Home Loans, Inc., or Countrywide. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate of any loan group.

The Servicers

Approximately 77.79%, 82.82%, 89.36%, 70.43% and 47.92% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4 mortgage loans, respectively, will be serviced by EMC. All of the group III mortgage loans, will be serviced by Countrywide Home Loans Servicing LP, or Countrywide Servicing. The remainder of the mortgage loans will be serviced by various servicers, none of which will service more than 10% of the mortgage loans in the aggregate of any loan group.

The Mortgage Loans

The trust will initially contain approximately 10,447 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units. Such mortgage loans are referred to herein as the initial mortgage loans.

The initial mortgage loans have an aggregate principal balance of approximately $2,937,894,589 as of the Cut-off Date.

Approximately $99,868,409 of mortgage loans are expected to be transferred to the trust within ninety days of the closing date. Such mortgage loans are referred to herein as the subsequent mortgage loans. The initial mortgage loans and the subsequent mortgage loans are sometimes referred to herein as the mortgage loans.

Unless otherwise indicated herein, all percentages with respect to the group III mortgage loans refer to the initial mortgage loans included in loan group III as of the cut-off date.

Substantially all of the mortgage loans have an initial fixed-rate period of two, three, four, five, seven or ten years. After the fixed rate period, if any, the interest rate on each mortgage loan will be adjusted monthly based on One-Month LIBOR, semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note, subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this prospectus supplement. The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this prospectus supplement. As to each mortgage loan, the related servicer will be responsible for calculating and implementing interest rate adjustments.

The mortgage loans have been divided into three primary loan groups, designated as group I, group II and group III, as more fully described below and in Schedule A to this prospectus supplement. The mortgage loans in group II have been further divided into four sub-loan groups, designated as sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4. The mortgage loans in group III have been further divided into six sub-loan groups, designated as sub-loan group III-1, sub-loan group III-2, sub-loan group III-3, sub-loan group III-4, sub-loan group III-5 and sub-loan group III-6. Unless otherwise indicated herein, references herein to the group III mortgage loans include the subsequent mortgage loans to be included in such loan group. The Class I-A-1 Certificates and the Class I-A-2 Certificates will be entitled to receive distributions solely with respect to the group I mortgage loans. Except under the limited circumstances described in this prospectus supplement, the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates will be entitled to receive distributions solely with respect to the sub-loan group II-1 mortgage loans, the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates will be entitled to receive distributions solely with respect to the sub-loan group II-2 mortgage loans, the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates will be entitled to receive distributions solely with respect to the sub-loan group II-3 mortgage loans and the Class II-4A-1 Certificates and the Class II-4A-2 Certificates will be entitled to receive distributions solely with respect to the sub-loan group II-4 mortgage loans. Except under the limited circumstances described in this prospectus supplement, the Class III-1A-1, Class III-1A-2 and Class III-1X-1 Certificates will be entitled to receive distributions solely with respect to the sub-loan group III-1 mortgage loans, the Class III-2A-1, Class III-2A-2 and Class III-2X-1 Certificates will be entitled to receive distributions solely with respect to the sub-loan group III-2 mortgage loans, the Class III-3A-1 Certificates and Class III-3A-2 Certificates will be entitled to receive distributions solely with respect to the sub-loan group II-3 mortgage loans, the Class III-4A-1, Class III-4A-2 and Class III-4X-1 Certificates will be entitled to receive distributions solely with respect to the sub-loan group III-4 mortgage loans, the Class III-5A-1 Certificates and the Class III-5A-2 Certificates will be entitled to receive distributions solely with respect to the sub-loan group III-5 mortgage loans and the Class III-6A-1 Certificates and the Class III-6A-2 Certificates will be entitled to receive distributions solely with respect to the sub-loan group III-6 mortgage loans.

Approximately 84.51%, 87.36%, 91.11%, 92.57%, 87.24%, 94.75%, 88.29%, 94.81%, 94.04%, 88.63% and 85.56% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4, initial sub-loan group III-1, initial sub-loan group III-2, initial sub-loan group III-3, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, will require payment of interest only for the initial period set forth in the related mortgage note.

Approximately 62.62%, 62.63%, 64.67%, 52.90% and 85.27% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4 mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note.

Approximately 5.80% of the group I mortgage loans were acquired through the exercise of the optional termination provisions of three securitizations. These mortgage loans were sold to the Sponsor pursuant to optional termination provisions contained in the related pooling and servicing agreements. The respective servicers of these mortgage loans will continue to service such mortgage loans in accordance with the servicing agreements for the related securitization.

Pre-Funding

On the closing date, the depositor will pay to the securities administrator an amount which shall be at least equal to the difference between (i) the certificate principal balance of the certificates related to group III and (ii) the cut-off date principal balance of the mortgage loans in group III as of the closing date, which amount is expected to be approximately $99,868,409, referred to herein as the pre-funded amount. The pre-funded amount will be held by the securities administrator in an account referred to herein as the pre-funding account. From the closing date up to and including July 17, 2006, referred to herein as the pre-funding period, the depositor may sell and the trustee will be obligated to direct the securities administrator to purchase, on behalf of the trust, using funds on deposit in the pre-funding account, subsequent mortgage loans to be included in group III, provided that such subsequent mortgage loans satisfy the requirements described in “The Mortgage Pool—Conveyance of Subsequent Mortgage Loans, the Pre-Funding Account and the Interest Coverage Account” in this prospectus supplement.

The amount on deposit in the pre-funding account will be reduced by any amount used to purchase subsequent mortgage loans during the pre-funding period. Any amounts remaining in the pre-funding account after July 17, 2006, will be distributed to the group III certificates on the distribution date immediately following the termination of the pre-funding period.

On the closing date, the depositor will pay to the securities administrator for deposit in an account, referred to herein as the interest coverage account, an amount which will be applied by the securities administrator to cover shortfalls in the amount of interest generated by the subsequent mortgage loans attributable to the pre-funding feature. Any amounts remaining in the interest coverage account after July 17, 2006 will be distributed on the next distribution date to the depositor or its designee.

The Group I Mortgage Loans

The following table describes certain characteristics of all of the group I mortgage loans as of the cut-off date:

Number of mortgage loans:	3,585
Aggregate stated principal balance:	$921,237,667
Range of stated principal balances:	$2,287 to $2,243,285
Average stated principal balance:	$256,970
Range of mortgage rates (per annum):	3.625% to 10.250%
Weighted average mortgage rate (per annum):	7.540%
Range of remaining terms to stated maturity (months):	23 to 477
Weighted average remaining term to stated maturity (months):	352
Weighted average loan-to-value ratio at origination:	77.32%
Weighted average gross margin (per annum):	2.449%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	4.668%
Non-Zero Weighted average periodic cap (per annum):	1.151%
Weighted average maximum lifetime mortgage rate (per annum):	12.820%
Weighted average months to first interest adjustment date (months):	50
Loan Index Type:
One Month LIBOR	0.20%
One Year LIBOR	5.36%
Six Month LIBOR	90.47%
One Year Treasury	3.97%

The Sub-Loan Group II-1 Mortgage Loans

The following table describes certain characteristics of all of the mortgage loans in sub-loan group II-1 as of the cut-off date:

Number of mortgage loans:	1,815
Aggregate stated principal balance:	$356,186,642
Range of stated principal balances:	$11,000 to $715,000
Average stated principal balance:	$196,246
Range of mortgage rates (per annum):	5.625% to 7.625%
Weighted average mortgage rate (per annum):	7.090%
Range of remaining terms to stated maturity (months):	297 to 360
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to- value ratio at origination:	74.34%
Weighted average gross margin (per annum):	2.270%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.123%
Non-Zero Weighted average periodic cap (per annum):	1.268%
Weighted average maximum lifetime mortgage rate (per annum):	12.217%
Weighted average months to first interest adjustment date (months):	58
Loan Index Type:
One Year LIBOR	14.47%
Six Month LIBOR	85.53%

The principal balances of the sub-loan group II-1 mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

The Sub-Loan Group II-2 Mortgage Loans

The following table describes certain characteristics of all of the mortgage loans in sub-loan group II-2 as of the cut-off date:

Number of mortgage loans:	1,501
Aggregate stated principal balance:	$341,432,291
Range of stated principal balances:	$34,702 to $720,000
Average stated principal balance:	$227,470
Range of mortgage rates (per annum):	5.375% to 8.375%
Weighted average mortgage rate (per annum):	7.023%
Range of remaining terms to stated maturity (months):	349 to 360
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to- value ratio at origination:	78.66%
Weighted average gross margin (per annum):	2.265%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.046%
Non-Zero Weighted average periodic cap (per annum):	1.139%
Weighted average maximum lifetime mortgage rate (per annum):	12.090%
Weighted average months to first interest adjustment date (months):	58
Loan Index Type:
One Year LIBOR	8.04%
Six Month LIBOR	91.96%

The principal balances of the sub-loan group II-2 mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

The Sub-Loan Group II-3 Mortgage Loans

The following table describes certain characteristics of all of the mortgage loans in sub-loan group II-3 as of the cut-off date:

Number of mortgage loans:	577
Aggregate stated principal balance:	$369,223,453
Range of stated principal balances:	$124,000 to $2,599,200
Average stated principal balance:	$639,902
Range of mortgage rates (per annum):	4.875% to 7.625%
Weighted average mortgage rate (per annum):	7.002%
Range of remaining terms to stated maturity (months):	174 to 360
Weighted average remaining term to stated maturity (months):	357
Weighted average loan-to- value ratio at origination:	73.64%
Weighted average gross margin (per annum):	2.280%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.130%
Non-Zero Weighted average periodic cap (per annum):	1.441%
Weighted average maximum lifetime mortgage rate (per annum):	12.151%
Weighted average months to first interest adjustment date (months):	58
Loan Index Type:
One Year LIBOR	33.59%
Six Month LIBOR	66.41%

The Sub-Loan Group II-4 Mortgage Loans

The following table describes certain characteristics of all of the mortgage loans in sub-loan group II-4 as of the cut-off date:

Number of mortgage loans:	116
Aggregate stated principal balance:	$48,566,024
Range of stated principal balances:	$74,999 to $975,000
Average stated principal balance:	$418,673
Range of mortgage rates (per annum):	5.625% to 7.875%
Weighted average mortgage rate (per annum):	6.419%
Range of remaining terms to stated maturity (months):	348 to 359
Weighted average remaining term to stated maturity (months):	355
Weighted average loan-to-value ratio at origination:	69.70%
Weighted average gross margin (per annum):	2.292%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	4.860%
Non-Zero Weighted average periodic cap (per annum):	1.528%
Weighted average maximum lifetime mortgage rate (per annum):	11.992%
Weighted average months to first interest adjustment date (months):	115
Loan Index Type:
One Year LIBOR	20.74%
Six Month LIBOR	79.26%
The Group II Mortgage Loans (Aggregate)

The following table describes certain characteristics of the group II mortgage loans in all four sub-loan groups of loan group II as of the cut-off date:

Number of mortgage loans:	4,009
Aggregate stated principal balance:	$1,115,408,409
Range of stated principal balances:	$11,000 to $2,559,200

Average stated principal balance:	$278,226
Range of mortgage rates (per annum):	4.875% to 8.375%
Weighted average mortgage rate (per annum):	7.011%
Range of remaining terms to stated maturity (months):	174 to 360
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	75.22%
Weighted average gross margin (per annum):	2.273%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.091%
Non-Zero Weighted average periodic cap (per annum):	1.297%
Weighted average maximum lifetime mortgage rate (per annum):	12.146%
Weighted average months to first interest adjustment date (months):	60
Loan Index Type:
One Year LIBOR	19.10%
Six Month LIBOR	80.90%

The Initial Sub-Loan Group III-1 Mortgage Loans

The following table describes certain characteristics of all of the initial mortgage loans in sub-loan group III-1 as of the cut-off date:

Number of initial mortgage loans:	1,154
Aggregate stated principal balance:	$268,810,506
Range of stated principal balances:	$35,596 to $650,000
Average stated principal balance:	$232,938
Range of mortgage rates (per annum):	4.000% to 8.250%
Weighted average mortgage rate (per annum):	6.349%
Range of remaining terms to stated maturity (months):	345 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	77.65%
Weighted average gross margin (per annum):	2.286%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	4.941%
Non-Zero Weighted average periodic cap (per annum):	2.000%
Weighted average maximum lifetime mortgage rate (per annum):	11.370%
Weighted average months to first interest adjustment date (months):	58
Loan Index Type:
One Year LIBOR	99.89%
One Year Treasury	0.11%

The principal balance of the sub-loan group III-1 mortgage loans will not exceed the limits established by Freddie mac in connection with Freddie Mac’s mortgage loan purchase program.

The Initial Sub-Loan Group III-2 Mortgage Loans

The following table describes certain characteristics of all of the initial mortgage loans in sub-loan group III-2 as of the cut-off date:

Number of initial mortgage loans:	219

Aggregate stated principal balance:	$125,715,349
Range of stated principal balances:	$72,000 to $7,972,215
Average stated principal balance:	$574,043
Range of mortgage rates (per annum):	5.125% to 8.625%
Weighted average mortgage rate (per annum):	6.898%
Range of remaining terms to stated maturity (months):	354 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	73.31%
Weighted average gross margin (per annum):	2.257%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.000%
Non-Zero Weighted average periodic cap (per annum):	2.000%
Weighted average maximum lifetime mortgage rate (per annum):	11.898%
Weighted average months to first interest adjustment date (months):	58
Loan Index Type:
One Year LIBOR	100.00%

The Initial Sub-Loan Group III-3 Mortgage Loans

The following table describes certain characteristics of all of the initial mortgage loans in sub-loan group III-3 as of the cut-off date:

Number of initial mortgage loans:	358
Aggregate stated principal balance:	$92,642,143
Range of stated principal balances:	$62,000 to $632,000
Average stated principal balance:	$258,777

Range of mortgage rates (per annum):	5.125% to 7.875%
Weighted average mortgage rate (per annum):	6.470%
Range of remaining terms to stated maturity (months):	351 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to- value ratio at origination:	75.04%
Weighted average gross margin (per annum):	2.267%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.000%
Non-Zero Weighted average periodic cap (per annum):	2.000%
Weighted average maximum lifetime mortgage rate (per annum):	11.470%
Weighted average months to first interest adjustment date (months):	82
Loan Index Type:
One Year LIBOR	100.00%

The principal balances of the sub-loan group III-3 mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

The Initial Sub-Loan Group III-4 Mortgage Loans

The following table describes certain characteristics of all of the initial mortgage loans in sub-loan group III-4 as of the cut-off date:

Number of initial mortgage loans:	212
Aggregate stated principal balance:	$144,049,692

Range of stated principal balances:	$138,765 to $6,000,000

Average stated principal balance:	$679,480
Range of mortgage rates (per annum):	5.500% to 8.250%
Weighted average mortgage rate (per annum):	6.838%
Range of remaining terms to stated maturity (months):	352 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to- value ratio at origination:	74.84%
Weighted average gross margin (per annum):	2.268%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.000%
Non-Zero Weighted average periodic cap (per annum):	2.000%
Weighted average maximum lifetime mortgage rate (per annum):	11.838%
Weighted average months to first interest adjustment date (months):	82
Loan Index Type:
One Year LIBOR	99.28%
One Year Treasury	0.72%

The Initial Sub-Loan Group III-5 Mortgage Loans

The following table describes certain characteristics of all of the initial mortgage loans in sub-loan group III-5 as of the cut-off date:

Number of initial mortgage loans:	460
Aggregate stated principal balance:	$170,162,413
Range of stated principal balances:	$46,416 to $1,832,500

Average stated principal balance:	$369,918
Range of mortgage rates (per annum):	5.375% to 8.000%
Weighted average mortgage rate (per annum):	6.391%
Range of remaining terms to stated maturity (months):	350 to 359
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to- value ratio at origination:	73.20%
Weighted average gross margin (per annum):	2.257%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.005%
Non-Zero Weighted average periodic cap (per annum):	1.991%
Weighted average maximum lifetime mortgage rate (per annum):	11.409%
Weighted average months to first interest adjustment date (months):	118
Loan Index Type:
One Year LIBOR	97.29%
Six Month LIBOR	1.93%
One Year Treasury	0.78%

The Initial Sub-Loan Group III-6 Mortgage Loans

The following table describes certain characteristics of all of the initial mortgage loans in sub-loan group III-6 as of the cut-off date:

Number of initial mortgage loans:	450
Aggregate stated principal balance:	$99,868,409
Range of stated principal balances:	$41,000 to $516,000
Average stated principal balance:	$221,930
Range of mortgage rates (per annum):	5.250% to 8.500%
Weighted average mortgage rate (per annum):	6.583%
Range of remaining terms to stated maturity (months):	352 to 360
Weighted average remaining term to stated maturity (months):	359
Weighted average loan-to-value ratio at origination:	74.88%
Weighted average gross margin (per annum):	2.296%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	5.002%
Non-Zero Weighted average periodic cap (per annum):	2.000%
Weighted average maximum lifetime mortgage rate (per annum):	11.585%
Weighted average months to first interest adjustment date (months):	119
Loan Index Type:
One Year LIBOR	97.32%
One Year Treasury	2.68%

The Initial Group III Mortgage Loans (Aggregate)

The following table describes certain characteristics of the initial group III mortgage loans in all six sub-loan groups of loan group III as of the cut-off date:

Number of initial mortgage loans:	2,853
Aggregate stated principal balance:	$901,248,513
Range of stated principal balances:	$35,596 to $7,972,215
Average stated principal balance:	$315,895
Range of mortgage rates (per annum):	4.000% to 8.625%
Weighted average mortgage rate (per annum):	6.550%
Range of remaining terms to stated maturity (months):	345 to 360
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to- value ratio at origination:	75.18%
Weighted average gross margin (per annum):	2.273%
Non-Zero Weighted average cap at first interest adjustment date (per annum):	4.983%
Non-Zero Weighted average periodic cap (per annum):	1.998%
Weighted average maximum lifetime mortgage rate (per annum):	11.560%
Weighted average months to first interest adjustment date (months):	82
Loan Index Type:
One Year LIBOR	99.04%
Six Month LIBOR	0.36%
One Year Treasury	0.59%

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it (or the custodian as its agent) by the depositor and receipt of the mortgage loans, subject to further review and the exceptions which may be noted pursuant to the procedures described in the pooling and servicing agreement. If the trustee (or the custodian as its agent) finds that any mortgage loan appears defective on its face, appears to have not been executed or received, or appears to be unrelated to the mortgage loans identified in the mortgage loan schedule (determined on the basis of the mortgagor name, original principal balance and loan number), the trustee (or the custodian as its agent) shall promptly notify the sponsor. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the trustee (or the custodian as its agent) of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the certificateholders in the related mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement and the mortgage loan purchase agreement, within 90 days of the date of notice, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3)(a) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The Class I-A-1 Certificates and the Class I-A-2 Certificates will represent interests principally in the group I mortgage loans and are sometimes referred to herein as the group I senior certificates or the Class I-A Certificates.

The Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will each represent subordinated interests in the group I mortgage loans and are sometimes referred to herein as the group I subordinate certificates.

The Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates are sometimes referred to herein as the group I offered certificates.

The Class I-B-3, Class I-XP, Class B-IO, Class R and Class R-X Certificates, which are not offered by this prospectus supplement, and are sometimes referred to herein as the non-offered group I certificates, will each represent subordinated interests in the group I mortgage loans.

Payments of interest and principal on each class of group I senior certificates will be made from the group I mortgage loans.

The Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates will represent interests principally in sub-loan group II-1 and the Class II-1A-1 Certificates and the Class II-1A-2 Certificates are sometimes referred to herein as the Class II-1A Certificates. The Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates will represent interests principally in sub-loan group II-2 and the Class II-2A-1 Certificates and the Class II-2A-2 Certificates are sometimes referred to herein as the Class II-2A Certificates. The Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates will represent interests principally in sub-loan group II-3 and the Class II-3A-1 Certificates and the Class II-3A-2 Certificates are sometimes referred to herein as the Class II-3A Certificates. The Class II-4A-1 Certificates and Class II-4A-2 Certificates will represent interests principally in sub-loan group II-4 and are sometimes referred to herein as the Class II-4A Certificates. The Class II-1X-1, Class II-2X-1 and Class II-3X-1 Certificates are sometimes referred to herein as the senior group II interest only certificates. The Class II-1A, Class II-2A, Class II-3A and Class II-4A Certificates and the senior group II interest only certificates are sometimes referred to herein as the group II senior certificates. Payments of interest and principal on each class of group II senior certificates, as applicable, will be made first from mortgage loans in the related sub-loan group and thereafter, in limited circumstances as further described herein, from mortgage loans in the other sub-loan groups in loan group II.

The Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2 and Class II-B-3 Certificates will each represent subordinated interests in the loan group II mortgage loans and are sometimes referred to herein as the group II offered subordinate certificates.

The Class II-X-B1 Certificates and the Class II-X-B2 Certificates are sometimes referred to herein as the subordinated interest only certificates.

The group II senior certificates and the group II offered subordinate certificates are sometimes referred to herein as the group II offered certificates. The group II senior interest only certificates and the subordinated interest only certificates are sometimes referred to herein as the group II interest only certificates.

The trust will also issue Class II-B-4, Class II-B-5, Class II-B-6 and Class II-XP Certificates, which are not offered by this prospectus supplement, and are sometimes referred to herein as the non-offered group II certificates. The non-offered group II certificates will each represent subordinated interests in the group II mortgage loans. The non-offered group II certificates (other than the Class II-XP Certificates) have an initial principal balance of approximately $26,772,409.

The Class II-B-1, Class II-X-B1, Class II-B-2, Class II-X-B2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates are sometimes referred to herein as the Class II-B Certificates.

The group II offered subordinate certificates, together with the non-offered group II certificates (other than the Class II-XP Certificates) are sometimes referred to herein as the group II subordinate certificates.

The Class III-1A-1, Class III-1A-2 and Class III-1X-1 Certificates will represent interests principally in sub-loan group III-1 and the Class III-1A-1 Certificates and the Class III-1A-2 Certificates are sometimes referred to herein as the Class III-1A Certificates. The Class III-2A-1, Class III-2A-2 and Class III-2X-1 Certificates will represent interests principally in sub-loan group III-2 and the Class III-2A-1 Certificates and the Class III-2A-2 Certificates are sometimes referred to herein as the Class III-2A Certificates. The Class III-3A-1 Certificates and Class III-3A-2 Certificates will represent interests principally in sub-loan group III-3 and are sometimes referred to herein as the Class III-3A Certificates. The Class III-4A-1, Class III-4A-2 and Class III-4X-1 Certificates will represent interests principally in sub-loan group III-4 and the Class III-4A-1 Certificates and the Class III-4A-2 Certificates are sometimes referred to herein as the Class III-4A Certificates. The Class III-5A-1 Certificates and the Class III-5A-2 Certificates will represent interests principally in sub-loan group III-5 and are sometimes referred to herein as the Class III-5A Certificates. The Class III-6A-1 Certificates and the Class III-6A-2 Certificates will represent interests principally in sub-loan group III-6 and are sometimes referred to herein as the Class III-6A Certificates. The Class III-1X-1, Class III-2X-1 and Class III-4X-1 Certificates are sometimes referred to herein as the group III interest only certificates. The Class III-1A, Class III-2A, Class III-3A, Class III-4A, Class III-5A and Class III-6A Certificates and the group III interest only certificates are sometimes referred to herein as the group III senior certificates. Payments of interest and principal on each class of group III senior certificates, as applicable, will be made first from mortgage loans in the related sub-loan group and thereafter, in limited circumstances as further described herein, from mortgage loans in the other sub-loan groups in loan group III.

The group I senior certificates, group II senior certificates and the group III senior certificates are sometimes referred to herein as the senior certificates.

The group II interest only certificates and the group III interest only certificates are sometimes referred to herein as the interest only certificates.

The Class III-B-1, Class III-B-2 and Class III-B-3 Certificates will each represent subordinated interests in the loan group III mortgage loans and are sometimes referred to herein as the group III offered subordinate certificates.

The group III senior certificates and the group III offered subordinate certificates are sometimes referred to herein as the group III offered certificates.

The trust will also issue Class III-B-4, Class III-B-5 and Class III-B-6 Certificates, which are not offered by this prospectus supplement, and are sometimes referred to herein as the non-offered group III certificates. The non-offered group III certificates will each represent subordinated interests in the group III mortgage loans. The non-offered group III certificates have an initial principal balance of approximately $18,022,922.

The Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates are sometimes referred to herein as the Class III-B Certificates.

The group III subordinate certificates, together with the group III senior certificates are sometimes referred to herein as the group III certificates.

The group I offered certificates, the group II offered certificates and the group III offered certificates are sometimes referred to herein as the offered certificates.

The group III offered subordinate certificates, together with the non-offered group III certificates are sometimes referred to herein as the group III subordinate certificates. The group I subordinate certificates, the group II subordinate certificates and the group III subordinate certificates are sometimes referred to herein as the subordinate certificates.

The non-offered group I certificates, non-offered group II certificates and non-offered group III certificates together with the offered certificates, are sometimes referred to herein as the certificates.

The Class I-XP Certificates and the Class II-XP Certificates, which are not offered pursuant to this prospectus, will represent the right of the holder to prepayment charges on the group I mortgage loans or the group II mortgage loans, as applicable, to the extent such prepayment charges are not retained by the related servicer in accordance with the terms of the related servicing agreement. The Class I-XP Certificates and the Class II-XP Certificates are sometimes referred to herein as the Class XP Certificates.

The Class R Certificates and the Class R-X Certificates (also referred to herein as the residual certificates), which are not offered pursuant to this prospectus, will represent the residual interests in the real estate mortgage investment conduits established by the trust.

The assumed final distribution date for the group I offered certificates is the distribution date occurring in May 2036.

The assumed final distribution date for the group II offered certificates is the distribution date occurring in May 2036.

The assumed final distribution date for the group III offered certificates is the distribution date occurring in May 2036.

Record Date

For each class of group I offered certificates and the Class II-B-1 Certificates and the Class II-B-2 Certificates, and for any distribution date, the business day preceding the applicable distribution date so long as the offered certificates remain in book-entry form; and otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs. For each class of group II offered certificates (other than the Class II-B-1 Certificates and the Class II-B-2 Certificates) and group III offered certificates and for any distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of offered certificates, $25,000, and multiples of $1.00 in excess thereof.

Registration of Offered Certificates

The trust will issue the offered certificates, initially, in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme or the Euroclear System, in Europe. The trust will issue the residual certificates in certificated fully-registered form.

We refer you to “Description of the Certificates—Registration of the Book-Entry Certificates” in this prospectus supplement.

Pass Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Group I Certificates

The pass-through rates on each class of group I certificates are as follows:

The Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 11.50% per annum and (iii) the weighted average of the net rates of the group I mortgage loans as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. One-month LIBOR for the first interest accrual period and for all subsequent accrual periods shall be determined as described in “Description of the Certificates—Calculation of One-Month LIBOR” in this prospectus supplement.

The related margin for the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will be 0.190%, 0.270%, 0.350%, 0.450%, 1.300%, 2.150% and 2.150% per annum, respectively, provided that, after the first possible optional termination date for the group I offered certificates, the related margin for the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will be 0.380%, 0.540%, 0.525%, 0.675%, 1.950%, 3.225% and 3.225% per annum, respectively.

If on any distribution date, the pass-through rate for a class of the group I offered certificates or the Class I-B-3 Certificates is based on the net rate cap as described in this prospectus supplement, the holders of the related certificates will receive a smaller amount of interest than such holders would have received on such distribution date had the pass-through rate been calculated based on the lesser of (a) one-month LIBOR plus the related margin and (b) 11.50% per annum. However, the shortfalls described in this paragraph may be covered by excess cashflow or the cap contracts, as described in the prospectus supplement.

Group II Certificates

The pass-through rates on each class of group II certificates are as follows:

On or prior to the distribution date in February 2011, the Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans minus approximately 0.97477% per annum. After the distribution date in February 2011, the Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans.

On or prior to the distribution date in February 2011, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.97477% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-1A Certificates. After the distribution date in February 2011, the Class II-1X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution date in February 2011, the Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans minus approximately 0.40650% per annum. After the distribution date in February 2011, the Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans.

On or prior to the distribution date in February 2011, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.40650% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-2A Certificates. After the distribution date in February 2011, the Class II-2X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution date in February 2011, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-3 mortgage loans minus approximately 0.38896% per annum. After the distribution date in February 2011, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-3 mortgage loans.

On or prior to the distribution date in February 2011, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.38896% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class II-3A Certificates. After the distribution date in February 2011, the Class II-3X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

The Class II-4A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-4 mortgage loans.

The Class II-B-1 Certificates and the Class II-B-2 Certificates will bear interest at a pass-through rate equal to the least of (i) one-month LIBOR plus the related margin, (ii) 10.50% per annum and (iii) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

The related margin for the Class II-B-1 Certificates and the Class II-B-2 Certificates will be 0.380% and 0.490% per annum, respectively, provided that, after the first possible optional termination date for the group II offered certificates, the related margin for the Class II-B-1 Certificates and the Class II-B-2 Certificates will be 0.570% and 0.735% per annum, respectively.

The Class II-X-B1 Certificates will bear interest, per annum, based on the related notional amount and a rate equal to the excess, if any, of (i) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis, over (ii) the lesser of (a) one-month LIBOR plus the Class II-B-1 Certificates' related margin and (b) 10.50%.

The Class II-X-B2 Certificates will bear interest, per annum, based on the related notional amount and a rate equal to the excess, if any, of (i) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis, over (ii) the lesser of (a) one-month LIBOR plus the Class II-B-2 Certificates' related margin and (b) 10.50%.

The Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group.

Group III Certificates

The pass-through rates on each class of group III certificates are as follows:

On or prior to the distribution date in February 2011, the Class III-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-1 mortgage loans minus approximately 0.43830% per annum. After the distribution date in February 2011, the Class III-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-1 mortgage loans.

On or prior to the distribution date in February 2011, the Class III-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.43830% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class III-1A Certificates. After the distribution date in February 2011, the Class III-1X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

On or prior to the distribution date in February 2011, the Class III-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-2 mortgage loans minus approximately 1.00843% per annum. After the distribution date in February 2011, the Class III-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-2 mortgage loans.

On or prior to the distribution date in February 2011, the Class III-2X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 1.00843% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class III-2A Certificates. After the distribution date in February 2011, the Class III-2X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

The Class III-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-3 mortgage loans.

On or prior to the distribution date in February 2013, the Class III-4A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-4 mortgage loans minus approximately 0.35747% per annum. After the distribution date in February 2013, the Class III-4A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-4 mortgage loans.

On or prior to the distribution date in February 2013, the Class III-4X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.35747% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class III-4A Certificates. After the distribution date in February 2013, the Class III-4X-1 Certificates will not bear any interest and the pass-through rate will be equal to 0.00% per annum thereon.

The Class III-5A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-5 mortgage loans.

The Class III-6A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-6 mortgage loans.

The Class III-B Certificates will bear interest at a variable pass-through rate equal to the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group III weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan group.

The residual certificates and the Class XP Certificates do not have a pass-through rate and will not bear interest.

Distributions on the Certificates

General. The issuing entity will make distributions with respect to each class of certificates primarily from certain collections and other recoveries on the mortgage loans.

Interest Payments: On each distribution date holders of the offered certificates and the Class I-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of the related certificates at the applicable or notional amount pass-through rate during the related interest accrual period, and
•	any interest due on a prior distribution date that was not paid, less
•	interest shortfalls allocated to the related certificates.

The interest accrual period for the group I offered certificates, the Class I-B-3, Class II-B-1 and Class II-B-2 Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest on the group I offered certificates and the Class I-B-3, Class II-B-1 and Class II-B-2 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period.

Each class of group I offered certificates and the Class I-B-3, Class II-B-1 and Class II-B-2 Certificates may receive additional interest distributions from payments under the related cap contracts, as described below under “The Cap Contracts”.

The interest accrual period for the group II offered certificates (other than the Class II-B-1 Certificates and the Class II-B-2 Certificates) and the group III offered certificates will be the calendar month immediately preceding the calendar month in which a distribution date occurs.

Calculations of interest on the group II offered certificates (other than the Class II-B-1 Certificates and the Class II-B-2 Certificates) and the group III offered certificates will be based on a 360-day year that consists of twelve 30-day months.

The notional amount of the Class II-1X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-1A Certificates. The notional amount of the Class II-2X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-2A Certificates. The notional amount of the Class II-3X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class II-3A Certificates. The notional amount of the Class III-1X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class III-1A Certificates. The notional amount of the Class III-2X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class III-2A Certificates. The notional amount of the Class III-4X-1 Certificates for purposes of calculating accrued certificate interest is equal to the aggregate certificate principal balance of the Class III-4A Certificates.

The notional amount of the Class II-X-B1 Certificates for purposes of calculating accrued certificate interest is equal to the certificate principal balance of the Class II-B-1 Certificate. The notional amount of the Class II-X-B2 Certificates for purposes of calculating accrued certificate interest is equal to the certificate principal balance of the Class II-B-2 Certificate.

In addition, the Class II-B-1 Certificates and the Class II-B-2 Certificates will be entitled to receive certain distribution with respect to carry-forward shortfall amounts that the related subordinated interest only certificates would have otherwise been entitled to receive. See "Description of the Certificates—Interest Distributions on the Group II Certificates" in this prospectus supplement.

Payments on Group I Certificates

On each distribution date, holders of the group I offered certificates and the Class I-B-3 Certificates will receive a distribution of interest and principal on their certificates if there is cash available on that date subject to the priorities for payment set forth in this prospectus supplement.

Distributions to the holders of the group I offered certificates and the Class I-B-3 Certificates will be made as follows:

First, distributions of interest to the group I offered certificates and the Class I-B-3 Certificates, and payment of interest shortfalls from previous distribution dates in the case of the Class I-A Certificates, will be made from interest collections derived from the group I mortgage loans in the following order of priority:

•	First, from interest collections derived from the group I mortgage loans, to the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis;
•	Second, to the Class I-M-1 Certificates;
•	Third, to the Class I-M-2 Certificates;
•	Fourth, to the Class I-B-1 Certificates;
•	Fifth, to the Class I-B-2 Certificates; and
•	Sixth, to the Class I-B-3 Certificates.

Second, distributions of principal to the group I offered certificates and the Class I-B-3 Certificates will be made primarily from principal collections, advances and excess interest derived from the group I mortgage loans until the required level of overcollateralization is reached, in the following order of priority:

•	First, from collections on the group I mortgage loans, to the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis;
•	Second, to the Class I-M-1 Certificates;
•	Third, to the Class I-M-2 Certificates;
•	Fourth, to the Class I-B-1 Certificates;

•	Fifth, to the Class I-B-2 Certificates; and
•	Sixth, to the Class I-B-3 Certificates.

Third, distributions of any remaining excess interest will be made to the group I offered certificates and the Class I-B-3 Certificates for payment of unpaid interest shortfalls and unpaid realized losses in the following order of priority:

•	First, to the Class I-A Certificates, on a pro rata basis;
•	Second, to the Class I-M-1 Certificates;
•	Third, to the Class I-M-2 Certificates;
•	Fourth, to the Class I-B-1 Certificates;
•	Fifth, to the Class I-B-2 Certificates; and
•	Sixth, to the Class I-B-3 Certificates.

Distributions to the group I offered certificates and the Class I-B-3 Certificates will be made from any remaining excess interest to cover basis risk shortfalls, to the extent not covered by the related cap contracts, in the following order of priority:

•	First, to the Class I-A Certificates, on a pro rata basis;
•	Second, to the Class I-M-1 Certificates;

•	Third, to the Class I-M-2 Certificates;
•	Fourth, to the Class I-B-1 Certificates;
•	Fifth, to the Class I-B-2 Certificates; and
•	Sixth, to the Class I-B-3 Certificates.

Distributions of any remaining excess cashflow will be made to certain non-offered group I certificates.

You should review the priority of payments for the offered certificates described under “Description of the Certificates—Distributions on the Group I Certificates” in this prospectus supplement.

Payments on Group II Certificates

On each distribution date, holders of the group II certificates will receive a distribution of interest and principal on their certificates (other than the group II interest only certificates in the case of principal distributions) to the extent of available funds and subject to the priorities for payment set forth in this prospectus supplement.

Distributions to the holders of the group II certificates will be made as follows:

First, distributions of interest to the group II certificates and payment of interest shortfalls from previous distribution dates will be made from interest collections derived from group II mortgage loans in the related sub-loan group.

Second, any remaining available funds for that sub-loan group will then be distributed to the related group II senior certificates in payment of principal (other than the senior group II interest only certificates) up to the amount of principal distributions to which the related group II senior certificates are entitled on that distribution date.

Monthly principal distributions on the Class II-1A Certificates will generally include principal payments on the sub-loan group II-1 mortgage loans. Monthly principal distributions on the Class II-2A Certificates will generally include principal payments on the sub-loan group II-2 mortgage loans. Monthly principal distributions on the Class II-3A Certificates will generally include principal payments on the sub-loan group II-3 mortgage loans. Monthly principal distributions on the Class II-4A Certificates will generally include principal payments on the sub-loan group II-4 mortgage loans.

After payment in full of principal to the group II senior certificates (other than the senior group II interest-only certificates) in any certificate group, payments of principal and interest will be made from remaining available funds for the related sub-loan group to the group II subordinate certificates, sequentially, in the order of their numerical class designations.

You should review the priority of payments for the offered certificates described under “Description of the Certificates—Distributions on the Group II Certificates” in this prospectus supplement. See also “Description of the Certificates—Principal Distributions on the Group II Senior Certificates” and “—Principal Distributions on the Group II Subordinate Certificates and Group III Subordinate Certificates” in this prospectus supplement.

Payments on Group III Certificates

On each distribution date, holders of the group III certificates will receive a distribution of interest and principal on their certificates (other than the group III interest only certificates in the case of principal distributions) to the extent of available funds and subject to the priorities for payment set forth in this prospectus supplement.

Distributions to the holders of the group III certificates will be made as follows:

First, distributions of interest to the group III certificates and payment of interest shortfalls from previous distribution dates will be made from interest collections derived from group III mortgage loans in the related sub-loan group.

Second, any remaining available funds for that sub-loan group will then be distributed to the related group III senior certificates in payment of principal (other than the group III interest only certificates) up to the amount of principal distributions to which the related group III senior certificates are entitled on that distribution date.

Monthly principal distributions on the Class III-1A Certificates will generally include principal payments on the sub-loan group III-1 mortgage loans. Monthly principal distributions on the Class III-2A Certificates will generally include principal payments on the sub-loan group III-2 mortgage loans. Monthly principal distributions on the Class III-3A Certificates will generally include principal payments on the sub-loan group III-3 mortgage loans. Monthly principal distributions on the Class III-4A Certificates will generally include principal payments on the sub-loan group III-4 mortgage loans. Monthly principal distributions on the Class III-5A Certificates will generally include principal payments on the sub-loan group III-5 mortgage loans. Monthly principal distributions on the Class III-6A Certificates will generally include principal payments on the sub-loan group III-6 mortgage loans.

After payment in full of principal to the group III senior certificates (other than the group III interest-only certificates) in any certificate group, payments of principal and interest will be made from remaining available funds for the related sub-loan group to the group III subordinate certificates, sequentially, in the order of their numerical class designations.

You should review the priority of payments for the offered certificates described under “Description of the Certificates—Distributions on the Group III Certificates” in this prospectus supplement. See also “Description of the Certificates—Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates” in this prospectus supplement.

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans.

Group I Offered Certificates

Excess Spread and Overcollateralization. The group I mortgage loans are expected to generate more interest than is needed to pay interest on the group I offered certificates and the Class I-B-3 Certificates because we expect the weighted average net interest rate of the group I mortgage loans to be higher than the weighted average pass-through rate on the group I offered certificates and the Class I-B-3 Certificates. Interest payments received in respect of the group I mortgage loans in excess of the amount that is needed to pay interest on the group I offered certificates and the Class I-B-3 Certificates and related trust expenses will be used to reduce the total principal balance of the group I certificates and the Class I-B-3 Certificates until a required level of overcollateralization has been achieved.

See “Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this prospectus supplement.

Subordination; Allocation of Losses. By issuing group I senior certificates and group I subordinate certificates, the trust has increased the likelihood that the group I senior certificateholders will receive regular payments of interest and principal.

The group I senior certificates will have payment priority over the group I subordinate certificates. Among the classes of group I subordinate certificates, the Class I-M-1 Certificates will have payment priority over the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates, the Class I-M-2 Certificates will have payment priority over the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates, the Class I-B-1

Certificates will have payment priority over the Class I-B-2 Certificates and the Class I-B-3 Certificates and the Class I-B-2 Certificates will have payment priority over the Class I-B-3 Certificates.

In general, this loss protection is accomplished by allocating any realized losses on the group I mortgage loans in excess of available excess spread and any current overcollateralization for the group I certificates to the group I subordinate certificates, beginning with the group I subordinate certificates with the lowest payment priority, until the certificate principal balance of that class of group I subordinate certificates has been reduced to zero and then allocating any loss to the next most junior class of group I subordinate certificates, until the certificate principal balance of each class of group I subordinate certificates has been reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the group I mortgage loans will be allocated first to the Class I-A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class I-A-1 Certificates until the certificate principal balance thereof has been reduced to zero.

See “Description of the Certificates—Allocation of Realized Losses; Subordination” in this prospectus supplement.

Group II Offered Certificates

Subordination; Allocation of Losses. The credit enhancement provided for the benefit of the holders of the group II offered certificates consists of subordination. By issuing group II senior certificates and group II subordinate certificates, the trust has increased the likelihood that the holders of the group II senior certificates and the group II subordinate certificates having a higher payment priority will receive regular payments of interest and principal.

The group II senior certificates will have a payment priority over the group II subordinate certificates. Among the classes of group II subordinate certificates, each class of Class II-B Certificates (other than the subordinated interest only certificates) with a lower numerical class designation will have payment priority over each class of Class II-B Certificates (other than the subordinated interest only certificates) with a higher numerical class designation.

As with the group I certificates, loss protection for the group II certificates is accomplished by allocating any realized losses on the group II mortgage loans to the group II subordinate certificates (other than the subordinated interest only certificates), beginning with the group II subordinate certificates with the lowest payment priority, until the certificate principal balance of that class of group II subordinate certificates (other than the subordinated interest only certificates) has been reduced to zero and then allocating any loss to the next most junior class of group II subordinate certificates, until the certificate principal balance of each class of group II subordinate certificates has been reduced to zero. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the group II mortgage loans will be allocated, in the case of realized losses on the sub-loan group II-1 mortgage loans, first to the Class II-1A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class II-1A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group II-2 mortgage loans, first to the Class II-2A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-2A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group II-3 mortgage loans, first to the Class II-3A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-3A-1 Certificates until the certificate principal balance thereof has been reduced to zero, and in the case of realized losses on the sub-loan group II-4 mortgage loans, first to the Class II-4A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-4A-1 Certificates until the certificate principal balance thereof has been reduced to zero.

Subordination provides the holders of the group II senior certificates and the group II subordinate certificates having a higher payment priority in such loan group with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

As of the closing date, the aggregate certificate principal balance of the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will equal approximately 8.75% of the aggregate certificate principal balance of all classes of the group II certificates. As of the closing date, the aggregate certificate principal balance of the Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will equal approximately 2.40% of the aggregate certificate principal balance of all classes of the group II certificates (other than the group II interest only certificates).

In addition, to extend the period during which the group II subordinate certificates remain available as credit enhancement to the group II senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in the related loan group will be allocated to the group II senior certificates (other than the senior group II interest only certificates) of the related certificate group to the extent described in this prospectus supplement on each distribution date during the first seven years after the closing date (with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement), unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This structure will accelerate the amortization of the group II senior certificates (other than the senior group II interest only certificates) relating to each sub-loan group as a whole while, in the absence of realized losses in respect of the group II mortgage loans in the related sub loan group, increasing the percentage interest in the principal balance of the group II mortgage loans in such sub-loan group the group II subordinate certificates evidence.

See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Group III Offered Certificates

Subordination; Allocation of Losses. The credit enhancement provided for the benefit of the holders of the group III offered certificates consists of subordination. By issuing group III senior certificates and group III subordinate certificates, the trust has increased the likelihood that the holders of the group III senior certificates and the group III subordinate certificates having a higher payment priority will receive regular payments of interest and principal.

The group III senior certificates will have a payment priority over the group III subordinate certificates. Among the classes of group III subordinate certificates, each class of Class III-B Certificates with a lower numerical class designation will have payment priority over each class of Class III-B Certificates with a higher numerical class designation.

As with the group I certificates and the group II certificates, loss protection for the group III certificates is accomplished by allocating any realized losses on the group III mortgage loans to the group III subordinate certificates, beginning with the group III subordinate certificates with the lowest payment priority, until the certificate principal balance of that class of group III subordinate certificates has been reduced to zero and then allocating any loss to the next most junior class of group III subordinate certificates, until the certificate principal balance of each class of group III subordinate certificates has been reduced to zero. If no group III subordinate certificates remain outstanding, the principal portion of realized losses on the group III mortgage loans will be allocated, in the case of realized losses on the sub-loan group III-1 mortgage loans, first to the Class III-1A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class III-1A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group III-2 mortgage loans, first to the Class III-2A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class III-2A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group III-3 mortgage loans, first to the Class III-3A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class III-3A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group III-4 mortgage loans, first to the Class III-4A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class III-4A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group III-5 mortgage loans, first to the Class III-5A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class III-5A-1 Certificates until the certificate principal balance thereof has been reduced to zero and in the case of the realized losses on the sub-loan group III-6 mortgage loans, first to the Class III-6A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class III-6A-1 Certificates until the certificate principal balance thereof has been reduced to zero.

Subordination provides the holders of the group III senior certificates and the group III subordinate certificates having a higher payment priority in such loan group with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan.

As of the closing date, the aggregate certificate principal balance of the Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates will equal approximately 6.60% of the aggregate certificate principal balance of all classes of the group III certificates. As of the closing date, the aggregate certificate principal balance of the Class III-B-4, Class III-B-5 and Class III-B-6 Certificates will equal approximately 1.80% of the aggregate certificate principal balance of all classes of the group III certificates (other than the group III interest only certificates).

In addition, to extend the period during which the group III subordinate certificates remain available as credit enhancement to the group III senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group III mortgage loans in the related loan group will be allocated to the group III senior certificates (other than the group III interest only certificates) of the related certificate group to the extent described in this prospectus supplement on each distribution date during the first seven years after the closing date (with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement), unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This structure will accelerate the amortization of the group III senior certificates relating to each sub-loan group as a whole while, in the absence of realized losses in respect of the group III mortgage loans in the related sub loan group, increasing the percentage interest in the principal balance of the group III mortgage loans in such sub-loan group the group III subordinate certificates evidence.

See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Advances

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

The Cap Contracts

Each class of group I offered certificates and the Class I-B-3 Certificates will be entitled to the benefits provided by the related cap contract. There can be no assurance as to the extent of benefits, if any, that may be realized by the group I certificateholders as a result of the cap contracts.

The Class II-B-1 Certificates and the Class II-B-2 Certificates will be entitled to the benefits provided by the related cap contract. There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class II-B-1 Certificates and the Class II-B-2 Certificates as a result of the related cap contracts.

The certificates in a loan group will only be entitled to the benefit of the related cap contracts, and will have no entitlement to the benefits of the cap contracts for any other loan group.

See “The Cap Contracts” in this prospectus supplement.

Servicing and Master Servicing Fee

The master servicer will be entitled to receive, as compensation for its activities under the pooling and servicing agreement, the investment income received on amounts in the distribution account for a certain period of days as further described in this prospectus supplement. Each of the servicers will be entitled to receive a servicing fee, as compensation for its activities under the related Servicing Agreement, equal to 1/12th of the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rates will be 0.250% through 0.500% per annum.

Optional Termination

At its option, the sponsor or its designee may purchase from the trust all of (i) the group I mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group I certificates after the stated principal balance of the group I mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 20% of the stated principal balance of the group I mortgage loans as of the cut-off date, (ii) the group II mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group II certificates after the stated principal balance of the group II mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the stated principal balance of the group II mortgage loans as of the cut-off date and (iii) the group III mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the group III certificates after the stated principal balance of the initial group III mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the sum of (A) the stated principal balance of the initial group III mortgage loans as of the cut-off date and (B) the pre-funded amount as of the closing date.

See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

Federal Income Tax Consequences

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody’s Investors Service, Inc., which is referred to herein as Moody’s:

Offered Certificates	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class II-1A-1	AAA	Aaa
Class II-1A-2	AAA	Aaa
Class II-1X-1	AAA	Aaa
Class II-2A-1	AAA	Aaa
Class II-2A-2	AAA	Aaa
Class II-2X-1	AAA	Aaa
Class II-3A-1	AAA	Aaa
Class II-3A-2	AAA	Aaa
Class II-3X-1	AAA	Aaa
Class II-4A-1	AAA	Aaa
Class II-4A-2	AAA	Aaa
Class III-1A-1	AAA	Aaa
Class III-1A-2	AAA	Aa1
Class III-1X-1	AAA	Aaa
Class III-2A-1	AAA	Aaa
Class III-2A-2	AAA	Aa1
Class III-2X-1	AAA	Aaa
Class III-3A-1	AAA	Aaa
Class III-3A-2	AAA	Aa1

Class III-4A-1	AAA	Aaa
Class III-4A-2	AAA	Aa1
Class III-4X-1	AAA	Aaa
Class III-5A-1	AAA	Aaa
Class III-5A-2	AAA	Aa1
Class III-6A-1	AAA	Aaa
Class III-6A-2	AAA	Aaa
Class I-M-1	AA	Aa2
Class I-M-2	A	A2
Class I-B-1	BBB	Baa2
Class I-B-2	BBB-	Baa3
Class II-B-1	AA	Aa2
Class II-B-2	A	A2
Class II-B-3	BBB	Baa2
Class II-X-B1	AA	Aa2
Class II-X-B2	A	A2
Class III-B-1	AAA	Aa2
Class III-B-2	A	A2
Class III-B-3	BBB	Baa2

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered certificates (other than the Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-B-3, Class II-X-B2, Class III-B-2 and Class III-B-3 Certificates) will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. The Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-B-3, Class II-X-B2, Class III-B-2 and Class III-B-3 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the prospectus.

ERISA Considerations

The offered certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement.

RISK FACTORS

You are encouraged to carefully consider the following risk factors in connection with the purchase of the offered certificates:

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

The subordination of (i) each class of group I subordinate certificates to the group I senior certificates and the classes of group I subordinate certificates with a higher payment priority, (ii) each class of group II subordinate certificates to the group II senior certificates and the classes of group II subordinate certificates with a higher payment priority and (iii) each class of group III subordinate certificates to the group III senior certificates and the classes of group III subordinate certificates with a higher payment priority, in each case, as described in this prospectus supplement, is intended to enhance the likelihood that holders of the applicable senior certificates, and to a more limited extent, that holders of the applicable subordinate certificates with a higher payment priority, will receive regular payments of interest and principal and to provide the holders of the applicable senior certificates, and to a more limited extent, holders of related subordinate certificates with a higher payment priority, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group or loan groups exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses, to the extent not covered by excess spread or overcollateralization in the case of the group I certificates, among the certificates, beginning with the related subordinate certificates with the lowest payment priority, until the certificate principal balance of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of related subordinate certificates (other than the subordinated interest only certificates), until the certificate principal balance of each class of related subordinate certificates is reduced to zero. If no group I subordinate certificates remain outstanding, the principal portion of realized losses on the group I mortgage loans will be allocated first to the Class I-A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class I-A-1 Certificates. If no group II subordinate certificates remain outstanding, the principal portion of realized losses on the group II mortgage loans will be allocated, in the case of realized losses on the sub-loan group II-1 mortgage loans, first to the Class II-1A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class II-1A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group II-2 mortgage loans, first to the Class II-2A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-2A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group II-3 mortgage loans, first to the Class II-3A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class II-3A-1

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Certificates until the certificate principal balance thereof has been reduced to zero, and in the case of realized losses on the sub-loan group II-4 mortgage loans, first to the Class II-4A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class II-4A-1 Certificates until the certificate principal balance thereof has been reduced to zero. If no group III subordinate certificates remain outstanding, the principal portion of realized losses on the group III mortgage loans will be allocated, in the case of realized losses on the sub-loan group III-1 mortgage loans, first to the Class III-1A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class III-1A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group III-2 mortgage loans, first to the Class III-2A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class III-2A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group III-3 mortgage loans, first to the Class III-3A-2 Certificates until the certificate principal balance thereof has been reduced to zero and then to the Class III-3A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group III-4 mortgage loans, first to the Class III-4A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class III-4A-1 Certificates until the certificate principal balance thereof has been reduced to zero, in the case of realized losses on the sub-loan group III-5 mortgage loans, first to the Class III-5A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class III-5A-1 Certificates until the certificate principal balance thereof has been reduced to zero and in the case of realized losses on the sub-loan group III-6 mortgage loans, first to the Class III-6A-2 Certificates until the certificate principal balance thereof has been reduced to zero, and then to the Class III-6A-1 Certificates until the certificate principal balance thereof has been reduced to zero. Accordingly, if the aggregate certificate principal balance of the related classes of subordinate certificates with a lower payment priority were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan groups would reduce the amount of funds available for monthly distributions to the holders of the classes of the related subordinate certificates with a higher payment priority. If the aggregate certificate principal balance of the related classes of subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the related senior certificates. In the case of realized losses on group I mortgage loans only, realized losses will be covered first by excess interest and then by overcollateralization on the group I certificates provided by the group I mortgage loans before any allocation of realized losses to the group I subordinate certificates.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in the related loan group in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates

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are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, approximately 41.28%, 38.18%, 33.22%, 32.53%, 38.55%, 14.94%, 43.89%, 26.65%, 36.86%, 49.43% and 57.29% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4, initial sub-loan group III-1, initial sub-loan group III-2, initial sub-loan group III-3, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments, which may act as a deterrent to prepayment of the mortgage loan during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the applicable servicer, see “The Mortgage Pool – Prepayment Charges on the Mortgage Loans” in this prospectus supplement. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

Unless the certificate principal balances of the group I senior certificates have been reduced to zero, the group I subordinate certificates will not be entitled to any principal distributions until at least the distribution date occurring in May 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. This will accelerate the amortization of the group I senior certificates as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans the group I subordinate certificates evidence.

On each distribution date during the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to (i) the group II mortgage loans in any loan group will be allocated to the related group II senior certificates (other than the senior group II interest only certificates) and (ii) the group III mortgage loans in any loan group will be allocated to the related group III senior certificates (other than the group III interest only certificates), with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the group II senior certificates by the group II subordinate certificates or the group III senior certificates by the group III subordinate certificates, respectively, is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the group II senior certificates and the group III senior certificates in each certificate group, as applicable, as a whole while, in the absence of losses in respect of the group II mortgage loans in the related sub-loan group and the group III mortgage loans in the related sub-loan group, in each case, increasing the percentage interest in the principal balance of the mortgage loans the related subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Principal Amount Outstanding at the Following CPR Percentage” in this prospectus supplement.

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The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates will depend, in general, on:

•	the applicable purchase price; and
•

the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the certificate principal balance of the offered certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the related mortgage loans.

In general, if the offered certificates are purchased at a premium and principal distributions on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions on the related mortgage loans occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the group I offered certificates, the group II offered certificates and the group III offered certificates were determined based on a number of assumptions, including a 30%, 25% and 25%, respectively, constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the related mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See “Yield on the Certificates” in this prospectus supplement.

The sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

The primary servicing for a majority of the mortgage loans was transferred to EMC within the last three months. Any servicing transfer involves notifying mortgagors to remit payments to a new servicer, transferring physical possession of loan files and records to the new servicer and entering loan and mortgagor data on the management information systems of the new servicer. Accordingly, such transfers could result in misdirected notices, misapplied payments, data input problems and other problems. In addition, investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer. Such

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increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

A Transfer of Master Servicing in an Event of a Master Servicer Default May Increase the Risk of Delinquency and Loss on the Mortgage Loans.

If the master servicer defaults in its obligations under the pooling and servicing agreement, the master servicing of the mortgage loans may be transferred to the trustee or an alternate master servicer. In the event of such a transfer of master servicing there may be an increased risk of errors in transmitting information and funds to the successor master servicer.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, And May Present a Greater Risk of Loss with Respect to those Mortgage Loans.

Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination.” For purposes of this prospectus supplement, subordination with respect to the offered certificates or “subordinated classes” means:

•	with respect to the Class I-A-1 Certificates: the Class I-A-2, the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates;

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•	with respect to the Class I-A-2 Certificates: the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates;
•	with respect to the Class I-M-1 Certificates: the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates;
•	with respect to the Class I-M-2 Certificates: the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates;
•	with respect to the Class I-B-1 Certificates: the Class I-B-2 Certificates and the Class I-B-3 Certificates;
•	with respect to the Class I-B-2 Certificates: the Class I-B-3 Certificates;
•	with respect to the Class II-1A-1 Certificates: the Class II-1A-2, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;
•	with respect to the Class II-2A-1 Certificates: the Class II-2A-2, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;
•	with respect to the Class II-3A-1 Certificates: the Class II-3A-2, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;
•	with respect to the Class II-4A-1 Certificates: the Class II-4A-2, the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;
•

with respect to each of the Class II-1A-2, the Class II-2A-2, the Class II-3A-2 and the Class II-4A-2 Certificates: the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;

•	with respect to the Class II-B-1 Certificates: the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;
•	with respect to the Class II-B-2 Certificates: the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;
•	with respect to the Class II-B-3 Certificates: the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates;
•	with respect to the Class II-B-4 Certificates: the Class II-B-5 and the Class II-B-6 Certificates;
•	with respect to the Class II-B-5 Certificates: the Class II-B-6 Certificates;

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•	with respect to the Class III-1A-1 Certificates: the Class III-1A-2, the Class III-B-1, the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•	with respect to the Class III-2A-1 Certificates: the Class III-2A-2, the Class III-B-1, the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•	with respect to the Class III-3A-1 Certificates: the Class III-3A-2, the Class III-B-1, the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•	with respect to the Class III-4A-1 Certificates: the Class III-4A-2, the Class III-B-1, the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•	with respect to the Class III-5A-1 Certificates; the Class III-5A-2, the Class III-B-1, the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•	with respect to the Class III-6A-1 Certificates; the Class III-6A-2, the Class III-B-1, the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•

with respect to each of the Class III-1A-2, the Class III-2A-2, the Class III-3A-2, Class III-4A-2, Class III-5A-2 and the Class III-6A-2 Certificates: the Class III-B-1, the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;

•	with respect to the Class III-B-1 Certificates: the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•	with respect to the Class III-B-2 Certificates: the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•	with respect to the Class III-B-3 Certificates: the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates;
•	with respect to the Class III-B-4 Certificates: the Class III-B-5 Certificates and the Class III-B-6 Certificates; and
•	with respect to the Class III-B-5 Certificates: the Class III-B-6 Certificates.

Credit enhancement for the senior certificates will be provided, first, by the right of the holders of the senior certificates to receive certain payments of interest and principal prior to the related subordinated classes and, then by the allocation of realized losses to the related outstanding subordinated class with the lowest payment priority and, in the case of the group I offered certificates or the Class I-B-3 Certificates, any available excess spread and overcollateralization. Accordingly, if the aggregate certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group(s) would reduce the amount of funds available for monthly distributions to holders of the remaining related outstanding

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subordinated class with the lowest payment priority and, if the aggregate certificate principal balance of all the group I, all the group II or all the group III subordinate certificates were to be reduced to zero and, in the case of the group I senior certificates, excess interest and overcollateralization was insufficient, delinquencies and defaults on the mortgage loans from the related loan groups would reduce the amount of funds available for monthly distributions to holders of the related senior certificates. You should fully consider the risks of investing in a subordinate certificate, including the risk that you may not fully recover your initial investment as a result of realized losses. See “Description of the Certificates” in this prospectus supplement.

The weighted average lives of, and the yields to maturity on (i) the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group I mortgage loans, (ii) the Class II-B-1, the Class II-B-2, the Class II-B-3, the Class II-B-4, the Class II-B-5 and the Class II-B-6 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group II mortgage loans and (iii) the Class III-B-1, the Class III-B-2, the Class III-B-3, the Class III-B-4, the Class III-B-5 and the Class III-B-6 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group III mortgage loans. If the actual rate and severity of losses on the related mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the related mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of such mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses allocated to a class of certificates will result in less interest accruing on such class of subordinate certificates than would otherwise be the case. Once a realized loss is allocated to a subordinate certificate, no interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the group I subordinate certificates may be reimbursed to the holders of the group I subordinate certificates from excess cash flow or money remaining from the related cap contracts according to the priorities set forth under “Description of the Certificates—Distributions on the Group I Certificates” and “The Cap Contracts” in this prospectus supplement.

In addition, the amount of any realized losses allocated to the Class II-B-1 Certificates and the Class II-B-2 Certificates may be reimbursed to the holders of such certificates from amounts that would otherwise be allocated to the related subordinated interest-only certificates and from amounts received from the related cap contracts according to the priorities set forth under “Description of the Certificates—Distributions on the Group II Certificates” and “The Cap Contracts” in this prospectus supplement.

It is not expected that the group I subordinated certificates will be entitled to any principal distributions until at least May 2009 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average of the group I subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the related certificates at the same time. As a result of the longer weighted average lives of the related subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

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In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities set forth under “Description of the Certificates—Distributions on the Group I Certificates,” “—Distributions on the Group II Certificates” “—Distributions on the Group III Certificates” and “The Cap Contracts” in this prospectus supplement, in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the related mortgage loans and the timing thereof, to the extent such losses are not covered by overcollateralization with respect to such loan group, excess spread with respect to such loan group, or a class of related subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the related subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Excess Spread May be Inadequate to Cover Losses on the Group I Mortgage Loans and/or to Build Overcollateralization.

The group I mortgage loans are expected to generate more interest than is needed to pay interest on the group I offered certificates and the Class I-B-3 Certificates because we expect the weighted average net interest rate on the group I mortgage loans to be higher than the weighted average pass-through rate on the group I offered certificates and the Class I-B-3 Certificates. If the group I mortgage loans generate more interest than is needed to pay interest on the group I offered certificates and the Class I-B-3 Certificates and related trust fund expenses, such “excess spread” will be used to make additional principal payments on the group I offered certificates and the Class I-B-3 Certificates, which will reduce the total principal balance of the group I offered certificates or the Class I-B-3 Certificates below the aggregate principal balance of the group I mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to the holders of the group I offered certificates and the Class I-B-3 Certificates by absorbing losses from liquidated group I mortgage loans. However, we cannot assure you that enough excess spread will be generated on the group I mortgage loans to establish or maintain the required level of overcollateralization. On the closing date, the required level of overcollateralization will be met. If the protection afforded by overcollateralization is insufficient, then an investor in group I certificates could experience a loss on its investment.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the group I mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the rates on the group I mortgage loans resulting from prepayments, defaults and liquidations of the those mortgage loans.

The overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of group I offered certificates or the Class I-B-3 Certificates then entitled to distributions of principal. An earlier return of principal to the holders of the group I offered certificates or the Class I-B-3 Certificates as a result of the overcollateralization provisions will influence the yield on the group I offered certificates and the Class I-B-3 Certificates in a manner similar to the manner in which principal prepayments on the group I mortgage loans will influence the yield on the related group I offered certificates and the Class I-B-3 Certificates.

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The Group I Offered Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

The group I offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the group I offered certificates are each subject to a net rate cap equal to the weighted average of the net mortgage rates on the group I mortgage loans, as further described herein. If the net rate cap on a class of the group I offered certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 11.50% cap, the interest rate on such class of group I offered certificates will be reduced to the net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage loans in loan group I with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the net rate cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the group I offered certificates is limited to the net rate cap, the difference between (i) the lesser of (a) One-Month LIBOR plus the related margin and (b) the 11.50% cap and (ii) the net rate cap will create a shortfall. This shortfall will be covered to the extent of excess cash flow available for that purpose and to the extent of available payments under the related cap contracts. However, payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the group I mortgage loans. If the group I mortgage loans do not prepay according to those assumptions, it may result in the cap contracts providing insufficient funds to cover such shortfalls. In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the group I offered certificates are entitled to payments under the related cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

To the extent that payments on the group I offered certificates depend in part on payments to be received under the cap contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of ABN AMRO Bank N.V.

The cap contracts terminate in accordance with their terms on the dates set forth in the related contract. This date was selected based on certain prepayment assumptions regarding the group I mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the group I mortgage loans occur at rates that are slower than those assumptions, or even if such group I mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts will terminate prior to the repayment in full of the related classes of certificates. See “The Cap Contracts” in this prospectus supplement.

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The Class II-B-1 Certificates and the Class II-B-2 Certificates May Not Always Receive Interest Based on One-Month LIBOR Plus the Related Margin.

The Class II-B-1 Certificates and the Class II-B-2 Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. The pass-through rates on the Class II-B-1 Certificates and the Class II-B-2 Certificates are each subject to a net rate cap equal to the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates (other than the senior interest only certificates) related to such sub-loan groups, as further described herein. If the net rate cap on a class of the Class II-B-1 Certificates and the Class II-B-2 Certificates is less than the lesser of (a) One-Month LIBOR plus the related margin and (b) the 10.50% cap, the interest rate on the Class II-B-1 Certificates and the Class II-B-2 Certificates will be reduced to the net rate cap. Thus, the yield to investors in such certificates will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the net rate cap. The prepayment or default of mortgage loans in loan group II with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the net rate cap being lower than otherwise would be the case. If on any distribution date the application of the net rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the applicable class of certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

If on any distribution date the pass-through rate for any class of the Class II-B-1 Certificates and the Class II-B-2 Certificates is limited to the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates (other than the senior interest only certificates) related to such sub-loan groups, a carry-forward shortfall amount, equal to the difference between (i) interest that would have accrued at the lesser of one-month LIBOR plus the related margin and 10.50% per annum and (ii) interest accrued on that class of certificates at the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates (other than the senior interest only certificates) related to such sub-loan groups, will be payable to such certificates, to the extent of available funds on that distribution date or future distribution dates. However, any such carry-forward shortfall amount will be paid from interest accrued on and otherwise distributable on the related class of subordinated interest only certificates. On any distribution date the amounts available to pay interest or any carry-forward shortfall amounts accrued on and otherwise distributable on (i) the Class II-X-B1 Certificates will be paid to the Class II-B-1 Certificates up to unpaid carry-forward shortfall amounts and (ii) the Class II-X-B2 Certificates will be paid to the Class II-B-2 Certificates up to unpaid carry-forward shortfall amounts. Accordingly, these interest and carry-forward shortfall amounts may remain unpaid on the date of any optional termination of the trust or the final distribution date.

In addition, to the extent there is a carry-forward shortfall amount with respect to the Class II-B-1 Certificates and the Class II-B-2 Certificates, this shortfall will be covered to the extent of available payments under the related cap contracts. However, payments under the cap contracts are based on the lesser of the actual certificate principal balance of the related class of certificates and an assumed principal amount of such certificates based on certain prepayment assumptions regarding the group II mortgage loans. If the group II mortgage loans do not prepay according to those assumptions, it may result in the cap contracts providing insufficient funds to cover such shortfalls.

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In addition, each cap contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

Although the Class II-B-1 Certificates and the Class II-B-2 Certificates are entitled to payments under the related cap contracts during periods of increased One-Month LIBOR rates, the counterparty thereunder will only be obligated to make such payments under certain circumstances.

To the extent that payments on the Class II-B-1 Certificates and the Class II-B-2 Certificates depend in part on payments to be received under the related cap contracts, the ability of the trust to make payments on those classes of certificates will be subject to the credit risk of ABN AMRO Bank N.V.

The cap contracts terminate in accordance with their terms on the dates set forth in the related contract. This date was selected based on certain prepayment assumptions regarding the group II mortgage loans and that the optional termination right becomes exercisable and is exercisable at that time. These prepayment assumptions were used to determine the projected principal balance of the applicable class of certificates under the contracts. If prepayments on the group II mortgage loans occur at rates that are slower than those assumptions, or even if such group II mortgage loans prepay according to those assumptions, if the optional termination right is not exercised, the contracts will terminate prior to the repayment in full of the related classes of certificates. See “The Cap Contracts” in this prospectus supplement.

Specific Considerations for the Subordinated Interest Only Certificates.

Interest accruing on the Class II-X-B1 Certificates and the Class II-X-B2 Certificates will be based on the related notional amount and a rate equal to the excess, if any, of (i) the weighted average of the weighted average net rate of the mortgage loans in each sub-loan group in loan group II weighted in proportion to the excess of the aggregate stated principal balance of each such sub-loan group over the aggregate certificate principal balance of the senior certificates related to such sub-loan groups over the (ii) lesser of (a) one-month LIBOR plus the related margin and (ii) 10.50%, calculated on the basis of a year of 360 days with twelve 30 day months. Prepayments on mortgage loans with relatively higher pass-through rates may cause the weighted average net rates of the related mortgage loans to be lower, which could reduce the amount of interest accrued on the subordinated interest only certificates. In addition, any increase in one-month LIBOR is likely to reduce the amount of interest accrued on the subordinated interest only certificates because the increase in one-month LIBOR will increase the pass-through rates for the Class II-B-1 Certificates and the Class II-B-2 Certificates. Finally, as described in this prospectus supplement, amounts to be distributed to the subordinated interest only certificates in respect of interest accrued on any distribution date may instead be distributed as carry-forward shortfall amounts on the related classes of Class II-B-1 Certificates and Class II-B-2 Certificates, therefore reducing the amount of interest payable on the subordinated interest only certificates. See “Description of the Certificates—Interest Distributions” in this prospectus supplement.

The Securities Are Not Suitable Investments for All Investors.

The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities.

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As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 84.51%, 87.36%, 91.11%, 92.57%, 87.24%, 94.75%, 88.29%, 94.81%, 94.04%, 88.63% and 85.56%, of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4, initial sub-loan group III-1, initial sub-loan group III-2, initial sub-loan group III-3, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Are Concentrated in the State of California, Which May Result in Losses with Respect to These Mortgage Loans.

As of the cut-off date, approximately 23.72%, 16.01%, 18.17%, 38.84%, 31.89%, 27.48%, 52.57%, 38.62%, 51.37%, 55.18% and 35.33%, of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4, initial sub-loan group III-1, initial sub-loan group III-2, initial sub-loan group III-3, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk

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considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on pages S-2 through S-5 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date

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on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this prospectus supplement and “Rating” in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in

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a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust.

On the closing date, the sponsor will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers’ Civil Relief Act or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

To the Extent Amounts on Deposit in the Pre-Funding Account Are Not Used, There May Be a Mandatory Prepayment on the Group III Certificates.

To the extent that the pre-funded amount on deposit in the pre-funding account has not been fully applied to the purchase of subsequent mortgage loans for inclusion in loan-group III on or before July 17, 2006, the holders of the group III certificates will receive on the distribution date immediately following July 17, 2006, the remaining pre-funded amount. Although no assurance can be given, the depositor intends that the principal amount of subsequent mortgage loans sold to the trustee on behalf of the trust will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the group III certificates on such distribution date.

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THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

All of the initial mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Sponsor, an affiliate of the Depositor and the underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Sponsor acquired the mortgage loans directly in privately negotiated transactions. See “Mortgage Loan Origination—General” in this prospectus supplement.

We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund as of the Closing Date. Prior to the closing date of April 28, 2006, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. The actual mortgage loans included in the trust fund as of the Closing Date may vary from the mortgage loans as described in this prospectus supplement by up to plus or minus 5% as to any material characteristics described herein. If, as of the Closing Date, any material pool characteristic differs by 5% or more from the description in this prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The mortgage pool will initially consist of 10,447 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $2,937,894,589. Such mortgage loans are referred to herein as the initial mortgage loans. Approximately $99,868,409 of mortgage loans are expected to be transferred to the trust within ninety days of the closing date. Such mortgage loans are referred to herein as the subsequent mortgage loans. The initial mortgage loans and the subsequent mortgage loans are sometimes referred to herein as the mortgage loans. Unless otherwise indicated herein, all percentages with respect to the group III mortgage loans refer to the initial mortgage loans as of the cut-off date. The mortgage loans have original terms to maturity of not greater than 30 years (except with respect to one mortgage loan, which has an original term to maturity of 40 years).

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

The mortgage pool has been divided into three primary loan groups, designated as Loan Group I, Loan Group II and Loan Group III. The mortgage loans in Loan Group I, Loan Group II and Loan Group III are referred to herein as the group I mortgage loans, the group II mortgage loans and the group III mortgage loans, respectively. Loan Group II has been further divided into four sub-loan groups, designated as Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3 and Sub-Loan Group II-4. Loan Group III has been further divided into six sub-loan groups, designated as Sub-Loan Group III-1, Sub-Loan Group III-2, Sub-Loan Group III-3, Sub-Loan Group III-4, Sub-

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Loan Group III-5 and Sub-Loan Group III-6. The mortgage loans in Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3 and Sub-Loan Group II-4 are designated as the sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4 mortgage loans, respectively. Sub-Loan Group III-1, Sub-Loan Group III-2, Sub-Loan Group III-3, Sub-Loan Group III-4, Sub-Loan Group III-5 and Sub-Loan Group III-6 are designated as the sub-loan group III-1, sub-loan group III-2, sub-loan group III-3, sub-loan group III-4, sub-loan group III-5 and sub-loan group III-6 mortgage loans, respectively. Unless otherwise indicated herein, references herein to the group III mortgage loans include the subsequent mortgage loans to be included in such Loan Group. The mortgage pool and the characteristics of the mortgage loans consisting of each Loan Group are more fully described below and in Schedule A to this prospectus supplement.

Some of the group I mortgage loans were acquired through the exercise of the optional termination provisions of three securitizations, referred to herein as the called loans. These mortgage loans were included in the Bear Stearns ALT-A Trust 2003-1, Mortgage Pass-Through Certificates, Series 2003-1, the Structured Asset Mortgage Investments Trust 2000-1, Mortgage Pass-Through Certificates, Series 2000-1 and the Bear Stearns ARM Trust, Mortgage Pass-Through Certificates, Series 2002-11 transactions. These mortgage loans were sold to the Sponsor by the respective trustees for these transactions, pursuant to the optional termination provisions contained in the related pooling and servicing agreements. Such provisions allowed the related seller thereunder or its designee to repurchase the remaining mortgage loans and REO property contained in the related mortgage trusts once the outstanding principal balance of such mortgage loans and REO property was less than a certain percentage of the related original principal balance of such mortgage loans on the related cut-off date. The respective servicers of these mortgage loans will continue to service such mortgage loans in accordance with the servicing agreements for the related securitization.

Loan Group I will consist of 3,585 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $921,237,667, after application of scheduled payments due on or before the Cut-off Date whether or not received.

Loan Group II will consist of 4,009 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $1,115,408,409, after application of scheduled payments due on or before the Cut-off Date whether or not received.

Sub-Loan Group II-1 will consist of 1,815 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $356,186,642, after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balance of each mortgage loan in Sub-Loan Group II-1 will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

Sub-Loan Group II-2 will consist of 1,501 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $341,432,291, after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balance of each mortgage loan in Sub-Loan Group II-2 will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

Sub-Loan Group II-3 will consist of 577 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid

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principal balance as of the Cut-off Date of approximately $369,223,453, after application of scheduled payments due on or before the Cut-off Date whether or not received.

Sub-Loan Group II-4 will consist of 116 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $48,566,024, after application of scheduled payments due on or before the Cut-off Date whether or not received.

Loan Group III will initially consist of 2,853 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $901,248,513, after application of scheduled payments due on or before the Cut-off Date whether or not received. It is expected that approximately $99,868,409 in subsequent mortgage loans will be transferred to Loan Group III within ninety days of the Closing Date.

Sub-Loan Group III-1 will initially consist of 1,154 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $268,810,506, after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balance of each mortgage loan in Sub-Loan Group III-1 will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

Sub-Loan Group III-2 will initially consist of 219 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $125,715,349, after application of scheduled payments due on or before the Cut-off Date whether or not received.

Sub-Loan Group III-3 will initially consist of 358 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $92,642,143, after application of scheduled payments due on or before the Cut-off Date whether or not received. The principal balance of each mortgage loan in Sub-Loan Group III-3 will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

Sub-Loan Group III-4 will initially consist of 212 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $144,049,692, after application of scheduled payments due on or before the Cut-off Date whether or not received.

Sub-Loan Group III-5 will initially consist of 460 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $170,162,413, after application of scheduled payments due on or before the Cut-off Date whether or not received.

Sub-Loan Group III-6 will initially consist of 450 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $99,868,409, after application of scheduled payments due on or before the Cut-off Date whether or not received.

The mortgage loans are being serviced as described below under “The Master Servicer and the Servicers.” The mortgage loans were originated in accordance with the guidelines described in

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“Mortgage Loan Origination” below. The following paragraphs and the tables set forth in Schedule A set forth additional information with respect to the mortgage pool.

All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period, the interest rate borne by the mortgage loans will be adjusted based on various indices. The mortgage loans will be adjusted monthly based on One-Month LIBOR, semi-annually based on Six-Month LIBOR or annually based on One-Year LIBOR or One-Year Treasury, each referred to herein as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

For any mortgage loan, the Loan-to-Value Ratio is the principal balance at origination divided by the lesser of (i) the sales price and (ii) the original appraised value of the related mortgaged property, except in the case of a refinanced mortgage loan, in which case the appraised value is used. The mortgage loans with Loan-to-Value Ratios at origination exceeding 80% are covered by Primary Insurance Policies (as defined in the prospectus), except in the case of approximately 0.81% of the group I mortgage loans. See “Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder—Primary Mortgage Insurance Policies” in the prospectus.

All of the mortgage loans that are not assumable have scheduled monthly payments due on the Due Date. Each such mortgage loan will contain a customary “due-on-sale” clause.

The following table describes the delinquency history of the called loans:

	No. of Mortgage Loans	Current Stated Principal Balance ($)	Percent of Group I Mortgage Loans (%)
Call Loans	192	53,452,498.34	5.80
0 x 30(1)	160	47,169,306.90	5.12
1 x 30(2)	10	3,878,172.26	0.42
2 x 30(3)	4	273,487.83	0.03
3+ x 30(4)	9	1,165,155.64	0.13
1 x 60(5)	3	177,655.24	0.02
2 x 60(6)	1	62,416.57	0.01
3+ x 60(7)	5	726,303.90	0.08
TOTAL	192	53,452,498.34	5.80

(1)Loans not reported delinquent more than 30 days in the last 12 months

(2)Loans reported delinquent more than 30 days once over the last 12 months

_________________________

             The description herein and in Schedule A hereof of the mortgage loans is based upon estimates of the composition thereof as of the Cut-off Date, as adjusted to reflect the Stated Principal Balances as of the Cut-off Date. Prior to the issuance of the Certificates, mortgage loans may be removed as a result of (i) principal prepayments thereof in full prior to May 31, 2006, (ii) requirements of Moody’s or S&P or (iii) delinquencies or otherwise. In any such event, other mortgage loans may be included in the trust. The Depositor believes that the estimated information set forth herein with respect to the mortgage loans as presently constituted is representative of the characteristics thereof at the time the Certificates are issued, although certain characteristics of the mortgage loans may vary. In addition, subsequent mortgage loans may be acquired by the trust during the Pre-Funding Period, provided that such subsequent mortgage loans satisfy the requirements described herein. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of subsequent mortgage loans.

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(3)Loans reported delinquent more than 30 days twice over the last 12 months

(4)Loans reported delinquent more than 30 days three times over the last 12 months

(5)Loans reported delinquent more than 60 days once over the last 12 months

(6)Loans reported delinquent more than 60 days twice over the last 12 months

(7)Loans reported delinquent more than 60 days three times over the last 12 months

Billing and Payment Procedures

The majority of the mortgage loans require monthly payments to be made no later than either the 1st or 15th day of each month, with a grace period. The applicable servicer sends monthly billing statements to borrowers that are automatically generated after payments are received. If no payment is received by the day that the late charge is assessed, a billing statement is automatically generated. Borrowers may elect for monthly payments to be deducted automatically from deposit accounts and may make payments by various means, including online transfers and phone payment, although an additional fee may be charged for these payment methods.

Prepayment Charges on the Mortgage Loans

Approximately 41.28%, 38.18%, 33.22%, 32.53%, 38.55%, 14.94%, 43.89%, 26.65%, 36.86%, 49.43% and 57.29%, of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4, initial sub-loan group III-1, initial sub-loan group III-2, initial sub-loan group III-3, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, provide for payment by the mortgagor of a prepayment charge in connection with some prepayments. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, in any twelve-month period during the first year, first three years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan or another amount permitted by applicable law. The amount of the prepayment charge will, for the majority of the mortgage loans, be equal to 6 months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan, but it may be a lesser or greater amount as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class XP Certificates will be entitled to all the prepayment charges received on the related mortgage loans to the extent such prepayment charges are not retained by the related servicer in accordance with the terms of the related servicing agreement. No prepayment charges will be available for distribution on any other classes of Certificates. The Master Servicer shall not waive (or permit a servicer to waive) any prepayment charge unless: (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment penalty is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the Master Servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. Accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

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Certain prepayment charges are classified as “hard” prepayment charges, meaning that the mortgagor has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the mortgagor has to cover the prepayment charge unless the mortgagor has conveyed the related mortgaged property to a third-party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Special Characteristics of the Mortgage Loans

Interest Only Loans. Approximately 84.51%, 87.36%, 91.11%, 92.57%, 87.24%, 94.75%, 88.29%, 94.81%, 94.04%, 88.63% and 85.56%, of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4, initial sub-loan group III-1, initial sub-loan group III-2, initial sub-loan group III-3, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, will require payments of interest only for the initial period set forth in the related mortgage note.

Assumable Mortgage Loans. Approximately 62.62%, 62.63%, 64.67%, 52.90% and 85.27% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4 mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note. See “Yield on the Certificates” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus.

Lender-Paid PMI Loans. Approximately 4.76%, 0.63%, 2.14%, 0.55%, 0.09% and 5.00% of the initial sub-loan group III-1, initial sub-loan group III-2, initial sub-loan group III-3, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, are covered by a lender-paid primary mortgage insurance policy.

Indices on the Mortgage Loans

Six-Month LIBOR. Approximately 90.47%, 85.53%, 91.96%, 66.41%, 79.26% and 1.93% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4 and initial sub-loan group III-5 mortgage loans, respectively, will adjust semiannually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The following does not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

	Six-Month LIBOR
Date	2001	2002	2003	2004	2005	2006
January 1	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%
February 1	5.26	2.08	1.35	1.21	2.97	4.82
March 1	4.91	2.04	1.34	1.17	3.19	5.26
April 1	4.71	2.36	1.23	1.16	3.39
May 1	4.30	2.12	1.29	1.38	3.41
June 1	3.98	2.08	1.21	1.60	3.54

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July 1	3.91	1.95	1.12	1.89	3.73
August 1	3.69	1.87	1.21	1.99	3.95
September 1	3.45	1.80	1.20	1.98	4.00
October 1	2.52	1.71	1.14	2.20	4.27
November 1	2.15	1.60	1.23	2.32	4.47
December 1	2.03	1.47	1.27	2.63	4.63

One-Year LIBOR. Approximately 5.36%, 14.47%, 8.04%, 33.59%, 20.74%, 99.89%, 99.28%, 97.29% and 97.32% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4, initial sub-loan group III-1, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, and all of the initial sub-loan group III-2 mortgage loans and initial sub-loan group III-3 mortgage loans, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The following does not purport to be representative of future levels of One-Year LIBOR. No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.

	One-Year LIBOR
Date	2001	2002	2003	2004	2005	2006
January 1	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%
February 1	4.88	2.43	1.38	1.37	2.98	5.15
March 1	4.67	3.00	1.28	1.34	2.55	5.38
April 1	4.44	2.63	1.36	1.81	3.81
May 1	4.24	2.59	1.21	2.08	3.78
June 1	4.18	2.28	1.19	2.11	3.76
July 1	3.82	2.09	1.16	2.38	3.90
August 1	3.56	1.90	1.44	2.30	4.22
September 1	2.64	1.73	1.45	2.46	4.13
October 1	2.27	1.64	1.24	2.49	4.68
November 1	2.39	1.73	1.48	2.54	4.74
December 1	2.44	1.45	1.60	2.96	4.82

One-Year U.S. Treasury. Approximately 3.97%, 0.11%, 0.72%, 0.78% and 2.68% of the group I, initial sub-loan group III-1, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, or One-Year U.S. Treasury, as reported by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage note and mortgage.

One-Month LIBOR. Approximately 0.20% of the group I mortgage loans will adjust monthly based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

The trustee, on behalf of the trust, is expected to purchase from the depositor during the Pre-Funding Period, subject to the availability thereof, subsequent mortgage loans secured by conventional, one- to four-family, adjustable rate mortgage loans secured by first liens on residential mortgage properties for inclusion in Loan Group III. The subsequent mortgage loans will be transferred to the trustee, on behalf of the trust, pursuant to subsequent transfer instruments between the depositor and the trustee, each date of such transfer is referred to herein as a Subsequent Transfer Date. In connection with the purchase of subsequent mortgage loans on such Subsequent Transfer Dates, the trustee, on behalf of the trust, will be required to direct the securities administrator to pay to the depositor, from amounts on deposit in the Pre-Funding Account, a cash purchase price of 100% of the principal balance thereof. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related subsequent mortgage loans. Following each Subsequent Transfer Date, the aggregate principal balance of the group III mortgage loans will increase by an amount equal to the aggregate principal balance of the related subsequent mortgage loans so purchased and transferred to Loan Group III and the amount in the Pre-Funding Account will decrease accordingly. Although it is intended that the principal amount of subsequent mortgage loans sold to the trust will require application of substantially all of the amount deposited into the Pre-Funding Account on the Closing Date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the Pre-Funding Account, no assurance can be given that such distributions will not occur on the distribution date immediately following the termination of the Pre-Funding Period. In any event, it is unlikely that the depositor will be able to deliver subsequent mortgage loans with aggregate principal balances that exactly equal the amount deposited into the Pre-Funding Account on the Closing Date. The aggregate characteristics of the mortgage loans in the trust will change upon the acquisition of related subsequent mortgage loans. It is expected that approximately $99,868,409 in subsequent mortgage loans, which have been identified by the depositor, will be transferred to the trust within ninety days of the Closing Date.

The Pre-Funding Account will be established to provide the trustee, on behalf of the trust, with access to sufficient funds to direct the securities administrator to fund the purchase of subsequent mortgage loans. During the Pre-Funding Period, the related Pre-Funded Amounts will be reduced by the amount used to purchase related subsequent mortgage loans in accordance with the Agreement. Any investment income on funds in the Pre-Funding Account will either be transferred to the Distribution Account or paid to the Depositor or its designee as provided in the Agreement.

Any conveyance of subsequent mortgage loans on a Subsequent Transfer Date is subject to certain conditions, including but not limited to the following:

(a)	Each such subsequent mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer instrument and the Agreement;
(b)	The depositor will not select such subsequent mortgage loans in a manner that it believes to be adverse to the interests of the certificateholders;
(c)	As of the related Subsequent Cut-off Date (as defined in the Agreement), each such subsequent mortgage loan will satisfy the following criteria:

(i)	Such subsequent mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date;
(ii)	The original term to stated maturity of such subsequent mortgage loan will not exceed 360 months;
(iii)	Each subsequent mortgage loan must be a One Month LIBOR, Six Month LIBOR, One Year Treasury or One-Year LIBOR adjustable rate mortgage loan with a first lien on the related mortgaged property;
(iv)	No subsequent mortgage loan will have a first payment date occurring after May 1, 2006;
(v)	The latest maturity date of any subsequent mortgage loan will be no later than April 1, 2036;
(vi)	If applicable, such subsequent mortgage loan will have a credit score of not less than 520;
(vii)	Such subsequent mortgage loan will have a gross margin as of the related Subsequent Cut-Off Date ranging from approximately 2.250% per annum to approximately 3.375% per annum;
(viii)	Such subsequent mortgage loan will have a maximum mortgage rate as of the related Subsequent Cut-Off Date greater than 11.585%; and
(ix)	Such subsequent mortgage loan shall have been underwritten in accordance with the EMC underwriting guidelines described herein;
(d)	As of the related Subsequent Cut-off Date, the subsequent mortgage loans in the aggregate will satisfy the following criteria:
(i)	Have a weighted average gross margin ranging from 2.250% to 3.250% per annum;
(ii)	Have a weighted average credit score greater than 520;
(iii)	Have no less than 80.61% of the mortgaged properties be owner occupied;
(iv)	Have no less than 74.82% of the mortgaged properties be single family detached or planned unit developments;
(v)	Have no more than 30.22% of the subsequent mortgage loans be cash out refinance;
(vi)	Have all of such subsequent mortgage loans with a Loan-to-Value Ratio greater than 80% be covered by Primary Insurance Policies (as defined in the prospectus);
(vii)	Have a weighted average maximum mortgage rate greater than or equal to

11.585%; and

(viii)	Be acceptable to the Rating Agencies.

To the extent that the Pre-Funded Amount on deposit in the Pre-Funding Account has not been fully applied to the purchase of subsequent mortgage loans for Loan Group III on or before July 17, 2006, the holders of the for group III certificates will receive on the distribution date immediately following July 17, 2006, the Remaining Pre-Funded Amount.

Any such amount transferred from the Pre-Funding Account will be included in Principal Funds for Loan Group III.

Interest Coverage Account

On the Closing Date and if required pursuant to the Agreement, the depositor will deposit cash into the interest coverage account. The amount on deposit in the interest coverage account will be specifically allocated to cover shortfalls in interest on each class of certificates that may arise as a result of the utilization of the pre-funding feature for the purchase by the trust of Subsequent Mortgage Loans after the closing date. Any amounts remaining in the interest coverage account and not needed for such purposes will be paid to the depositor and will not thereafter be available for payment to the certificateholders. Amounts on deposit in the interest coverage account will be invested in permitted investments. All such permitted investments are required to mature no later than the business day prior to the next distribution date as specified in the Agreement. The interest coverage account will not be included as an asset of any REMIC created pursuant to the Agreement.

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type and, with respect to loan group III, with respect to the experience of Countrywide in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/sami_ii/balta2006-3/index.html. With respect to the Countrywide information provided therein, investors are directed to: Issue Year Filter/As Applicable, Payment Type Filter/ARM, NegAm Flag Filter/NO and AltDeal Flag Filter/YES.

Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the securities offered hereby if it relates to any prior securities pool formed before January 1, 2006 or vintage data related to periods before January 1, 2006, or with respect to the mortgage pool (if applicable) for any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns ALT-A Trust 2006-3 is a common law trust formed under the laws of the State of New York pursuant to the Agreement. The Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns ALT-A Trust 2006-3 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements— Amendment” in the prospectus.

The assets of Bear Stearns ALT-A Trust 2006-3 will consist of the mortgage loans and certain related assets.

Bear Stearns ALT-A Trust 2006-3’s fiscal year end is December 31.

THE DEPOSITOR

Structured Asset Mortgage Investments II Inc., referred to herein as the Depositor, was formed in the state of Delaware on June 10, 2003, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2003. As of December 31, 2005, the Depositor has been involved in the issuance of securities backed by residential mortgage loans of approximately $94,502,237,657. In conjunction with the Sponsor’s acquisition of the mortgage loans, the Depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described herein, which will then issue the Certificates.

After issuance and registration of the securities contemplated in this prospectus supplement and any supplement hereto, the Depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The Depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, referred to herein as EMC or the Sponsor, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the Depositor and the Underwriter. The Sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The Sponsor commenced operation in Texas on October 9, 1990.

The Sponsor maintains its principal office at 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038. Its telephone number is (972) 444-2800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The Sponsor is one of the United States’ largest purchasers of scratch and dent and sub-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the Sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the Sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the Sponsor.

Subsequent to purchase by the Sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions Group, for distribution into the primary market.

The Sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		October 31, 2005
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans

Alt-A ARM	12,268	$ 3,779,319,393.84	44,821	$ 11,002,497,283.49	62,603	$ 16,389,481,833.81
Alt-A Fixed	15,907	$ 3,638,653,583.24	11,011	$ 2,478,381,379.40	15,444	$ 3,370,889,688.07
HELOC	-	$ -	-	$ -	9,309	$ 509,391,438.93
Neg-Am ARM	-	$ -	-	$ -	20,804	$ 7,515,084,661.26
Prime ARM	16,279	$ 7,179,048,567.39	30,311	$ 11,852,710,960.78	23,962	$ 11,960,110,456.13
Prime Fixed	2,388	$ 1,087,197,396.83	1,035	$ 509,991,605.86	1,346	$ 426,879,747.26
Prime Short Duration ARM	7,089	$ 2,054,140,083.91	23,326	$ 7,033,626,375.35	12,707	$ 4,687,378,638.50
Reperforming	2,800	$ 247,101,330.36	2,802	$ 311,862,677.46	1,610	$ 143,455,015.55
Seconds	-	$ -	14,842	$ 659,832,093.32	92,104	$ 4,493,592,921.53
SubPrime	29,303	$ 2,898,565,285.44	102,759	$ 14,578,747,677.08	84,042	$ 13,400,254,946.87
Totals	86,034	$ 20,884,025,641.01	230,907	$ 48,427,650,052.74	323,931	$ 62,896,519,347.91

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related offered certificates, from the certificates with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The Sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the Sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The Sponsor is cooperating with the FTC’s inquiry.

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans and as securities administrator pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Sponsor, the Master Servicer, the Securities Administrator and the Trustee. Wells Fargo will also act as the Custodian pursuant to the Custodial Agreement.

Primary servicing of the mortgage loans will be provided by the Sponsor, Countrywide Servicing and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate of each loan group in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each Servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to an assignment, assumption and recognition agreements among the related mortgage loan originator, the related Servicer, the Sponsor and the Trustee on behalf of the certificateholders; provided, however, that the Sponsor will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related mortgage loans itself. Countrywide Home Loans Servicing LP will service all of the Group III mortgage loans.

The information set forth in the following paragraph with respect to the Master Servicer has been provided by the Master Servicer.

The Master Servicer

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo acts as Master Servicer pursuant to the Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.

The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust and at the direction of the Trustee against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo was acting as master servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

Wells Fargo serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

The Servicers

EMC and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate of either loan group I or loan group II, will service the related mortgage loans in accordance with their respective Servicing Agreements, which will be assigned to the trust on the Closing Date. Countrywide Home Loans Servicing LP will service all of the group III mortgage loans in accordance with the terms of its servicing agreement, which will be assigned to the trust on the Closing Date.

EMC Mortgage Corporation

For a further description of EMC, please see “The Sponsor” in this prospectus supplement. EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section of the prospectus supplement. EMC has been servicing residential mortgage loans since 1990. From year end 2004 to year end 2005 EMC’s servicing portfolio grew by 113%.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s servicing portfolio consists primarily of two categories:

•	“performing loans,” or performing investment quality loans serviced for EMC’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and
•

“non-performing loans,” or non-investment grade, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

As of October 31, 2005, EMC was acting as servicer for approximately 213 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $55.6 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

As of December 31, 2003					As of December 31, 2004				As of October 31,2005
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	2,439	$653,967,869	1.40%	4.75%	19,498	$4,427,820,708	7.96%	15.94%	50,528	$11,821,548,094	11.65%	21.25%
Alt-A Fixed	19,396	$3,651,416,057	11.14%	26.51%	25,539	$4,578,725,473	10.43%	16.48%	34,038	$6,268,800,717	7.85%	11.27%
Prime Arm	7,978	$868,798,347	4.58%	6.31%	8,311	$1,045,610,015	3.39%	3.76%	8,910	$1,267,784,249	2.05%	2.28%
Prime Fixed	16,377	$1,601,411,491	9.40%	11.63%	14,560	$1,573,271,574	5.95%	5.66%	16,929	$2,343,126,437	3.90%	4.21%
Seconds	25,290	$690,059,169	14.52%	5.01%	39,486	$1,381,961,155	16.13%	4.98%	136,562	$6,239,175,080	31.48%	11.21%
Subprime	76,166	$5,058,932,126	43.73%	36.73%	114,436	$13,706,363,250	46.74%	49.34%	138,609	$19,037,928,201	31.95%	34.22%
Other	26,523	$1,249,014,373	15.23%	9.07%	23,010	$1,063,682,459	9.40%	3.83%	48,256	$8,655,251,712	11.12%	15.56%
Total	174,169	$13,773,599,432	100.00%	100.00%	244,840	$27,777,434,635	100.00%	100.00%	433,832	$55,633,614,489	100.00%	100.00%

Countrywide Home Loans Servicing LP

The principal executive offices of Countrywide Home Loans Servicing LP (“Countrywide Servicing”) are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (“Countrywide Financial”). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home

Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and  $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Mortgage Loan Production

The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans’ residential mortgage loan production for the periods indicated.

	Consolidated Mortgage Loan Production
			Years Ended December 31,				Three Months Ended March 31,
		Ten Months
	Year Ended	Ended
	February 28,	December 31,
	2001	2001	2002	2003	2004	2005	2006
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	240,608	504,975	999,448	1,517,743	846,395	809,630	164,665
Volume of Loans	$ 34,434	$ 76,432	$ 150,110	$ 235,868	$ 138,845	$ 167,675	$ 32,068
Percent of Total Dollar Volume	50.0%	61.7%	59.6%	54.2%	38.2%	34.1%	31.0%
Conventional Non-conforming Loans Number of Loans	86,600	137,593	277,626	554,571	509,711	826,178	155,746
Volume of Loans	$ 11,394	$ 22,209	$ 61,627	$ 136,664	$ 140,580	$ 225,217	$ 48,204
Percent of Total Dollar Volume	16.5%	17.9%	24.5%	31.4%	38.7%	45.9%	46.6%
FHA/VA Loans Number of Loans	118,673	118,734	157,626	196,063	105,562	80,528	20,487
Volume of Loans	$ 13,075	$ 14,109	$ 19,093	$ 24,402	$ 13,247	$ 10,712	$ 2,878
Percent of Total Dollar Volume	18.9%	11.4%	7.6%	5.6%	3.6%	2.2%	2.8%
Prime Home Equity Loans Number of Loans	119,045	164,503	316,049	453,817	587,046	683,887	165,076
Volume of Loans	$ 4,660	$ 5,639	$ 11,650	$ 18,103	$ 30,893	$ 42,706	$ 11,063
Percent of Total Dollar Volume	6.8%	4.5%	4.6%	4.2%	8.5%	8.7%	10.7%
Nonprime Mortgage Loans Number of Loans	51,706	43,359	63,195	124,205	250,030	278,112	59,226
Volume of Loans	$ 5,360	$ 5,580	$ 9,421	$ 19,827	$ 39,441	$ 44,637	$ 9,205
Percent of Total Dollar Volume	7.8%	4.5%	3.7%	4.6%	11.0%	9.1%	8.9%
Total Loans Number of Loans	616,632	969,164	1,813,944	2,846,399	2,298,744	2,678,335	565,200
Volume of Loans	$ 68,923	$ 123,969	$ 251,901	$ 434,864	$ 363,006	$ 490,947	$ 103,418
Average Loan Amount	$ 112,000	$ 128,000	$ 139,000	$ 153,000	$ 158,000	$ 183,000	$ 183,000
Non-Purchase Transactions(1)	33%	63%	66%	72%	51%	53%	55%
Adjustable-Rate Loans(1)	14%	12%	14%	21%	52%	52%	50%

_________

(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

Loan Servicing

Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;

(b)	accounting for principal and interest;
(c)	holding escrow (impound) funds for payment of taxes and insurance;
(d)	making inspections as required of the mortgaged properties;
(e)	preparation of tax related information in connection with the mortgage loans;
(f)	supervision of delinquent mortgage loans;
(g)	loss mitigation efforts;
(h)	foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and
(i)	generally administering the mortgage loans, for which it receives servicing fees.

Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the mortgagor with these statements.

Collection Procedures

When a mortgagor fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing’s servicing procedures, Countrywide Servicing generally mails to the mortgagor a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the loans, including any deficiencies.

Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing’s business judgment, changes in the servicing portfolio and applicable laws and regulations.

MORTGAGE LOAN ORIGINATION

General

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Approximately 66.67%, 80.71%, 82.52%, 65.05% and 49.94% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4 mortgage loans, respectively, were originated by EMC. The remainder of the group I mortgage loans and the group II mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate of either loan group I or loan group II. All of the group III mortgage loans were originated by Countrywide Home Loans, Inc.

EMC

Approximately 49.28% of the mortgage loans in the aggregate have been acquired by the Sponsor from various sellers and were originated generally in accordance with the following underwriting guidelines established by the Sponsor.

Bear Stearns Residential Mortgage Corporation, an affiliate of the Sponsor, the Depositor and the Underwriter, originated approximately 4.81%, 6.55%, 7.74%, 9.07% and 0.68%, of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4 mortgage loans, respectively, and approximately 4.35% of the mortgage loans in the aggregate by aggregate principal balance as of the Cut-Off Date. Subsequently, these mortgage loans were transferred to the Sponsor.

EMC Underwriting Guidelines

The following is a description of the underwriting policies customarily employed by EMC with respect to the residential mortgage loans that EMC originated during the period of origination of the mortgage loans. EMC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

The mortgage loans originated by EMC, or EMC mortgage loans, are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority, or FHA, or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The EMC mortgage loans have either been originated or purchased by an originator and were generally underwritten in accordance with the standards described herein. Exceptions to the underwriting guidelines are permitted when the seller’s performance supports such action and the variance request is approved by credit management.

Such underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present and are managed through a formal exception process.

Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of

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investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

With respect to purchase money or rate/term refinance loans secured by single family residences the following loan-to-value ratios and original principal balances are allowed: loan-to-value ratios at origination of up to 97% for EMC mortgage loans with original principal balances of up to $375,000 if the loan is secured by the borrower’s primary residence, up to 95% for EMC mortgage loans secured by one-to-four family, primary residences and single family second homes with original principal balances of up to $650,000, up to 90% for EMC mortgage loans secured by one-to-four family, primary residences, single family second homes with original principal balances of up to $1,000,000 and up to 70% for mortgage loans secured by one-to-four, primary residences and single family second homes with original principal balances of up to $2,000,000, or super jumbos. For cash out refinance loans, the maximum loan-to-value ratio generally is 95% and the maximum “cash out” amount permitted is based in part on the original amount of the related EMC mortgage loan.

With respect to mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 90% for mortgage loans with original principal balances up to $500,000 are permitted. Mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

All other EMC mortgage loans included in the mortgage pool with a loan-to-value ratio at origination exceeding 80%, have primary mortgage insurance policies insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such EMC Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the EMC mortgage loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

Each lender also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the

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middle score of the primary wage earner. If a primary wage earner cannot be determined because of the documentation type, the lowest middle score of all borrowers is used. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

The mortgage loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, no ratio documentation, and no income/no asset documentation.

Under full/alternative documentation, the prospective borrower’s employment, income and assets are verified through written and telephonic communications.

Under a stated income/verified asset documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets are verified.

Under the no ratio documentation program the borrower’s income is not stated and no ratios are calculated. Although the income is not stated nor verified, lenders obtain a telephonic verification of the borrower’s employment without reference to income. Borrower’s assets are verified.

Under the stated income/stated asset documentation program, the borrower’s income and assets are stated but not verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

Under the no income/no asset documentation program, the borrower’s income and assets are neither stated nor verified. The underwriting of such mortgage loans may be based entirely on the adequacy of the mortgaged property as collateral and on the credit history of the borrower.

Each mortgaged property relating to an EMC mortgage loan has been appraised by a qualified independent appraiser who is approved by each lender. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

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Countrywide Home Loans, Inc.

Note: Loan-to-Value Ratio as used in “Underwriting Standards” below has the following meaning:

The “Loan-to-Value Ratio” of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

•	in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or
•

in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans’ Streamlined Documentation Program as described under “—Underwriting Standards—General”.

With respect to mortgage loans originated pursuant to Countrywide Home Loans’ Streamlined Documentation Program,

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

•

if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the “Loan-to-Value Ratio” will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See “—Underwriting Standards—General” in this prospectus supplement.

No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

Underwriting Standards

General

Countrywide Home Loans, Inc., a New York corporation (“Countrywide Home Loans”), has been originating mortgage loans since 1969. Countrywide Home Loans’ underwriting standards are applied in accordance with applicable federal and state laws and regulations.

As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains

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employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

In assessing a prospective borrower’s creditworthiness, Countrywide Home Loans may use FICO Credit Scores. “FICO Credit Scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans’ underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans’ processing program (the “Preferred Processing Program”).

Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans’ underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans’ standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans’ underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans’ prior experience with the correspondent lender and the results of the quality control review process itself.

Countrywide Home Loans’ underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt to the monthly gross income (the “debt-to-income” ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly

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mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans’ underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans’ underwriting standards that are then in effect.

Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans’ underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the “Full Documentation Program”), each prospective borrower is required to complete an application which includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. Self-employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans’ standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the “Alternative Documentation Program”), a Reduced Documentation Loan Program (the “Reduced Documentation Program”), a CLUES Plus Documentation Loan Program (the “CLUES Plus Documentation Program”), a No Income/No Asset Documentation Loan Program (the “No Income/No Asset Documentation Program”), a Stated Income/Stated Asset Documentation Loan Program (the “Stated Income/Stated Asset Documentation Program”) and a Streamlined Documentation Loan Program (the “Streamlined Documentation Program”).

For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy,

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dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

In addition to Countrywide Home Loans’ standard underwriting guidelines (the “Standard Underwriting Guidelines”), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the “Expanded Underwriting Guidelines”). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

Standard Underwriting Guidelines

Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum “cash-out” amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in

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Alaska and Hawaii). On second homes, Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 38%.

In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower’s assets and the sufficiency of the borrower’s funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic

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verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

Expanded Underwriting Guidelines

Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans’ Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

For cash-out refinance mortgage loans, Countrywide Home Loans’ Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum “cash-out” amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans’ Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower’s total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

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In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower’s income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment and that the stated assets are consistent with the borrower’s income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

DESCRIPTION OF THE CERTIFICATES

The trust will issue the Certificates pursuant to the Agreement. The Certificates consist of the classes of Certificates reflected on pages S-2 through S-5 of this prospectus supplement, which we refer to collectively as the Offered Certificates, and one or more classes of Class B-IO, Class R, Class R-X, Class I-XP, Class II-XP and such other non-offered certificates which are not offered publicly. The various classes of Class I-A Certificates are also referred to as the Group I Senior Certificates; and the various classes of Class I-M Certificates and Class I-B Certificates are referred to herein as the Class I-M Certificates or Class I-B Certificates, respectively, or, collectively, the Group I

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Subordinate Certificates. The various classes of Class II-A Certificates and senior group II interest-only certificates, which are further sub-divided into sub-loan groups, are collectively referred to as the Group II Senior Certificates; and the various classes of the Class II-B Certificates are referred to herein as the Class II-B Certificates or the Group II Subordinate Certificates. The various classes of Class III-A Certificates and group III interest-only certificates, which are further sub-divided into sub-loan groups, are collectively referred to as the Group III Senior Certificates; and the various classes of the Class III-B Certificates are referred to herein as the Class III-B Certificates or the Group III Subordinate Certificates. The Certificates offered are collectively referred to herein as the Offered Certificates.

Holders of the Class R Certificates will be entitled to receive any residual cash flow from the mortgage pool, which is not expected to be significant. A holder of a Class R Certificate will not have a right to alter the structure of the transaction. The initial owner of the Class R Certificates is expected to be Bear, Stearns Securities Corp.

General

The Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2006-3 will consist of the Offered Certificates and Non-offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

•

all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,
•	the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,
•	the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor,
•	such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Distribution Account,
•	the rights of the Depositor with respect to the Servicing Agreements, to the extent assigned to the Trustee,
•	the rights of the Depositor with respect to the Cap Contracts,
•	the Pre-Funding Account and the Interest Coverage Account; and
•	any proceeds of the foregoing.

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Each class of the Certificates will have the approximate initial Certificate Principal Balance or Notional Amount as set forth on pages S-2 through S-5 hereof and will have the Pass-Through Rate determined as provided under “Summary of Prospectus supplement—Description of the Certificates—Pass Through Rates” and “Description of Certificates—Interest Distribution” in this prospectus supplement. The Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The Class I-B-3, Class B-IO, Class XP, Class II-B-4, Class II-B-5, Class II-B-6, Class III-B-4, Class III-B-5, Class III-B-6 and Residual Certificates are not being offered by this prospectus supplement.

The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC, Clearstream Banking, société anonyme and the Euroclear System and each of their participants in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Residual Certificates will be offered in registered, certificated form, in a single certificate of $100. The Residual Certificates (together with any Book-entry Certificates re-issued as definitive certificates) will be transferable and exchangeable at the offices of the Securities Administrator. The Offered Certificates will be issued as global securities. See Annex II to this prospectus supplement and “Description of the Securities—Form of Securities” and “—Global Securities” in the prospectus.

The Book-entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates”. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in a like manner, but only upon presentment and surrender of the related Certificate at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2006-3, or any other location specified in the notice to certificateholders of the final distribution.

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The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See “Risk Factors—The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.” in this prospectus supplement.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-entry Certificates from the Securities Administrator through DTC and DTC participants. The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-entry Certificates, may be limited due to the absence of physical certificates for the Book-entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-entry Certificates evidence these specified voting rights. DTC may take conflicting actions with

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respect to voting rights, to the extent that participants whose holdings of Book-entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor notifies DTC of its intent to terminate the book-entry system and, upon receipt of a notice of intent from DTC, the participants holding beneficial interests in the Book-entry Certificates agree to initiate a termination. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner’s fractional undivided interest in the related class of Certificates.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each Interest Accrual Period for the Group I Offered Certificates and Group II Offered Subordinate Certificates, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the securities administrator, One-Month LIBOR for the applicable Interest Accrual Period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the immediately preceding Interest Accrual Period.

The Reference Bank Rate with respect to any Interest Accrual Period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to

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the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates and Group II Offered Subordinate Certificates for such Interest Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Classes of Group I Offered Certificates and Group II Offered Subordinate Certificates. As used in this section, LIBOR business day means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and Reference Banks means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.	with an established place of business in London,
2.	which have been designated as such by the Securities Administrator, and
3.	which are not controlling, controlled by, or under common control with, the Depositor, the Sponsor or the Master Servicer.

The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Classes of Group I Offered Certificates and Group II Offered Subordinate Certificates for the related Interest Accrual Period shall, in the absence of manifest error, be final and binding.

Distributions on the Group I Certificates

On each distribution date, the Securities Administrator will withdraw the available funds with respect to Loan Group I from the Distribution Account for such distribution date and apply such amounts as follows:

First, to pay any accrued and unpaid interest on the Group I Offered Certificates and the Class I-B-3 Certificates in the following order of priority:

1.

From Interest Funds in respect of the group I mortgage loans, to the Class I-A-1 Certificates and the Class I-A-2 Certificates, the Current Interest and then any Interest Carry-forward Amount for each such class, on a pro rata basis based on the Current Interest and Interest Carry-forward Amount owed to each such class;

2.

From remaining Interest Funds in respect of the group I mortgage loans, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, sequentially, in that order, the Current Interest for each such class;

3.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed in accordance with Second (A) or (B) below (as applicable); and

4.	Any Remaining Excess Spread will be applied as Excess Cashflow pursuant to clauses Third through Twelfth below.

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On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest Payments will be allocated, first, in reduction of amounts otherwise distributable to the Class B-IO Certificates and Residual Certificates and thereafter, to the Current Interest payable to the Group I Offered Certificates and the Class I-B-3 Certificates, on a pro rata basis, on such distribution date, based on the respective amounts of interest accrued on such Certificates for such distribution date. The holders of the Group I Offered Certificates and the Class I-B-3 Certificates will not be entitled to reimbursement for any such interest shortfalls.

Second, to pay as principal on the Group I Offered Certificates and the Class I-B-3 Certificates entitled to payments of principal, in the following order of priority:

(A)	For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect, from the Principal Distribution Amount for such distribution date:
1.

To the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, an amount equal to the Principal Distribution Amount until the Certificate Principal Balances of each such class thereof are reduced to zero;

2.	To the Class I-M-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
3.	To the Class I-M-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
4.	To the Class I-B-1 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero;
5.	To the Class I-B-2 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero; and
6.	To the Class I-B-3 Certificates, any remaining Principal Distribution Amount until the Certificate Principal Balance thereof is reduced to zero.
(B)	For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect, from the Principal Distribution Amount for such distribution date:
1.

To the Class I-A-1 Certificates and the Class I-A-2 Certificates, on a pro rata basis in accordance with their respective Certificate Principal Balances, an amount equal to the Class I-A Principal Distribution Amount until the Certificate Principal Balances of each such class thereof is reduced to zero;

2.	To the Class I-M-1 Certificates, from any remaining Principal Distribution Amount, the Class I-M-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;
3.	To the Class I-M-2 Certificates, from any remaining Principal Distribution Amount, the Class I-M-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;
4.	To the Class I-B-1 Certificates, from any remaining Principal Distribution Amount, the Class I-B-1 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero;

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5.

To the Class I-B-2 Certificates, from any remaining Principal Distribution Amount, the Class I-B-2 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero; and

6.	To the Class I-B-3 Certificates, from any remaining Principal Distribution Amount, the Class I-B-3 Principal Distribution Amount, until the Certificate Principal Balance thereof is reduced to zero.

Third, from any Excess Cashflow, to the Class I-A Certificates, pro rata in accordance with the respective amounts owed to each such Class, (i) any Interest Carry-forward Amount for each such Class to the extent not fully paid pursuant to subclauses First 1 above and (ii) any Unpaid Realized Loss Amount for each such Class for such distribution date;

Fourth, from any remaining Excess Cashflow, to the Class I-M-1 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

Fifth, from any remaining Excess Cashflow, to the Class I-M-2 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

Sixth, from any remaining Excess Cashflow, to the Class I-B-1 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

Seventh, from any remaining Excess Cashflow, to the Class I-B-2 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

Eighth, from any remaining Excess Cashflow, to the Class I-B-3 Certificates, an amount equal to (a) any Interest Carry-forward Amount, and then (b) any Unpaid Realized Loss Amount for such Class for such distribution date;

Ninth, from any remaining Excess Cashflow, to the Class I-A Certificates, any Basis Risk Shortfall Carry-forward Amount for each such Class for such distribution date, pro rata, based on the Basis Risk Shortfall and Basis Risk Shortfall Carry-forward Amount owed to each such Class;

Tenth, from any remaining Excess Cashflow, to the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, in that order, any Basis Risk Shortfall Carry-forward Amount, in each case for such Class for such distribution date;

Eleventh, from any remaining Excess Cashflow, to the Class B-IO certificates an amount specified in the Agreement; and

Twelfth, any remaining amounts to the Class R Certificates.

On each distribution date, all amounts representing prepayment charges in respect of the group I mortgage loans received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group I Offered Certificates and the Class I-B-3 Certificates. Prepayment charges received by the Trust with respect to the group I mortgage loans will be distributed to the Class I-XP Certificates as set forth in the Agreement.

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When a borrower prepays all or a portion of a mortgage loan between Due Dates, the borrower pays interest on the amount prepaid only to the date of prepayment. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a Prepayment Interest Shortfall. Any Prepayment Interest Shortfalls resulting from a prepayment in full or in part are required to be paid by the applicable Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it on the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the applicable Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the related mortgage loans for the applicable distribution date. None of the Servicers or the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act. The amount of the Master Servicing Compensation and Servicing Fees used to offset such Prepayment Interest Shortfalls is referred to herein as Compensating Interest Payments.

Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as an Extra Principal Distribution Amount with respect to the Group I Offered Certificates and the Class I-B-3 Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. If on any distribution date, after giving effect to allocations of Principal Distribution Amounts, the aggregate Certificate Principal Balance of the Group I Offered Certificates and the Class I-B-3 Certificates exceeds the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, the Certificate Principal Balances of the Group I Subordinate Certificates will be reduced, in inverse order of seniority (beginning with the Class I-B-3 Certificates), by an amount equal to such excess. If no Group I Subordinate Certificates remain outstanding, the Certificate Principal Balances of the Group I Senior Certificates will be reduced beginning with the Class I-A-2 Certificates and then the Class I-A-1 Certificates, by an amount equal to such excess. Any such reduction is an Applied Realized Loss Amount.

Pass-Through Rates for the Group I Offered Certificates

The pass-through rate per annum for the Group I Offered Certificates and the Class I-B-3 Certificates will be equal to the least of:

(i)            the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described below under “—Calculation of One-Month LIBOR” plus the related Margin,

(ii)            11.50% per annum, and

(iii)            the related Net Rate Cap.

Distributions on the Group II Certificates

On each distribution date, the Available Funds with respect to each Sub-Loan Group included in Loan Group II will be distributed as follows:

(A)          On each distribution date, the Available Funds for Sub-Loan Group II-1 will be distributed to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates as follows:

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first, to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-1; and

third, to the Class II-1A-1 Certificates and the Class II-1A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group II-1 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group II-1, until each such Certificate Principal Balance has been reduced to zero.

(B)          On each distribution date, the Available Funds for Sub-Loan Group II-2 will be distributed to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates as follows:

first, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-2; and

third, to the Class II-2A-1 Certificates and the Class II-2A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group II-2 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group II-2, until each such Certificate Principal Balance has been reduced to zero.

(C)          On each distribution date, the Available Funds for Sub-Loan Group II-3 will be distributed to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates as follows:

first, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest

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Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-3; and

third, to the Class II-3A-1 Certificates and the Class II-3A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group II-3 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group II-3, until each such Certificate Principal Balance has been reduced to zero.

(D)          On each distribution date, the Available Funds for Sub-Loan Group II-4 will be distributed to the Class II-4A-1 Certificates and Class II-4A-2 Certificates as follows:

first, to the Class II-4A-1 Certificates and Class II-4A-2 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class II-4A-1 Certificates and Class II-4A-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class II-4A-1 Certificates and Class II-4A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group II-4; and

third, to the Class II-4A-1 Certificates and the Class II-4A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group II-4 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group II-4, until each such Certificate Principal Balance has been reduced to zero.

(E)         Except as provided in paragraphs (F) and (G) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group II Subordinate Certificates are reduced to zero, such date being referred to herein as the Group II Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Sub-Loan Groups in Loan Group II after the distributions set forth in paragraphs (A) through (D) above, will be distributed sequentially in the following order:

(i)	on each distribution date, the remaining Available Funds will be distributed to the Class II-B-1 Certificates and the Class II-X-B1 Certificates as follows:

first, to the Class II-B-1 Certificates and the Class II-X-B1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class.

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As described below, Accrued Certificate Interest on the Class II-X-B1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see “—Interest Distributions on the Group II Certificates” below in this prospectus supplement;

second, to the Class II-B-1 Certificates, any Carry-forward Shortfall Amounts due to such Class II-B-1 Certificates (in accordance with paragraph (I) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B1 Certificates for such distribution date;

third, to the Class II-B-1 Certificates and Class II-X-B1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds;

fourth, to the Class II-B-1 Certificates its Allocable Share for such distribution date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

(ii)	on each distribution date, the remaining Available Funds will be distributed to the Class II-B-2 Certificates and the Class II-X-B2 Certificates as follows:

first, to the Class II-B-2 Certificates and the Class II-X-B2 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. As described below, Accrued Certificate Interest on the Class II-X-B2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see “—Interest Distributions on the Group II Certificates” below in this prospectus supplement;

second, to the Class II-B-2 Certificates, any Carry-forward Shortfall Amounts due to such Class II-B-2 Certificates (in accordance with paragraph (I) below) to the extent such amount was deducted from the Accrued Certificate Interest on the Class II-X-B2 Certificates for such distribution date;

third, to the Class II-B-2 Certificates and Class II-X-B2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds;

fourth, to the Class II-B-2 Certificates its Allocable Share for such distribution date to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II;

(iii)

on each distribution date, the remaining Available Funds will be distributed to the Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous

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distribution dates and (c) such class’s Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group II.

(F)          On each distribution date prior to the Group II Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group II Senior Certificates in any Certificate Group or Groups of Loan Group II to zero, the remaining Certificate Groups in such Loan Group will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Group II Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through (D) above, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Group II Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Group II Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group II Senior Certificates in accordance with this paragraph (F) will not be made and 100% of the Principal Prepayments on any group II mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Group II Subordinate Certificates.

(G)          If on any distribution date on which the aggregate Certificate Principal Balance of the Group II Senior Certificates in a Certificate Group would be greater than the aggregate Stated Principal Balance of the group II mortgage loans in its related Sub-Loan Group and any Group II Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group II Subordinate Certificates in respect of principal will be distributed to such Group II Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group II Senior Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group II Subordinate Certificates on such distribution date will be reduced and distributed to such Group II Senior Certificates, to the extent of any amount due and unpaid on such Group II Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group II Senior Certificates over (y) the aggregate Stated Principal Balance of the group II mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group II Subordinate Certificates will be allocated first to the Group II Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class II-B-6 Certificates. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated between such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the group II mortgage loans in their respective Sub-Loan Groups.

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(H)          If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (D) above on any distribution date, the remaining Available Funds for any Sub-Loan Group of Loan Group II is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates in Loan Group II, pro rata, based on their respective Certificate Principal Balances.

(I)           On each distribution date, Carry-forward Shortfall Amounts, to the extent not covered by the related Cap Contract, (i) with respect to the Class II-B-1 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B1 Certificates, and (ii) with respect to the Class II-B-2 Certificates, will be paid from amounts that would otherwise be allocable to pay Accrued Certificate Interest on the Class II-X-B2 Certificates.

Payments made on a class of Certificates with Available Funds from another Sub-Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any Sub-Loan Group included in Loan Group II remaining after payment of interest and principal to the Group II Certificates entitled thereto, such amounts will be distributed to the other classes of Group II Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group II Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

On each distribution date, all amounts representing prepayment charges in respect of the group II mortgage loans received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group II Senior Certificates and the Group II Subordinate Certificates. Prepayment charges received by the Trust with respect to the group II mortgage loans will be distributed to the Class II-XP Certificates as set forth in the Agreement.

Distributions on the Group III Certificates

On each distribution date, the Available Funds with respect to each Sub-Loan Group included in Loan Group III will be distributed as follows:

(A)          On each distribution date, the Available Funds for Sub-Loan Group III-1 will be distributed to the Class III-1A-1, Class III-1A-2 and Class III-1X-1 Certificates as follows:

first, to the Class III-1A-1, Class III-1A-2 and Class III-1X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class III-1A-1, Class III-1A-2 and Class III-1X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificate and the Group III Certificates” below in this prospectus supplement;

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second, to the Class III-1A-1, Class III-1A-2 and Class III-1X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group III-1; and

third, to the Class III-1A-1 Certificates and the Class III-1A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group III-1 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group III-1, until each such Certificate Principal Balance has been reduced to zero.

(B)          On each distribution date, the Available Funds for Sub-Loan Group III-2 will be distributed to the Class III-2A-1, Class III-2A-2 and Class III-2X-1 Certificates as follows:

first, to the Class III-2A-1, Class III-2A-2 and Class III-2X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class III-2A-1, Class III-2A-2 and Class III-2X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class III-2A-1, Class III-2A-2 and Class III-2X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group III-2; and

third, to the Class III-2A-1 Certificates and the Class III-2A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group III-2 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group III-2, until each such Certificate Principal Balance has been reduced to zero.

(C)          On each distribution date, the Available Funds for Sub-Loan Group III-3 will be distributed to the Class III-3A-1 Certificates and Class III-3A-2 Certificates as follows:

first, to the Class III-3A-1 Certificates and Class III-3A-2 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class III-3A-1 Certificates and Class III-3A-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class III-3A-1 Certificates and the Class III-3A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group III-3; and

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third, to the Class III-3A-1 Certificates and the Class III-3A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group III-3 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group III-3, until each such Certificate Principal Balance has been reduced to zero.

(D)          On each distribution date, the Available Funds for Sub-Loan Group III-4 will be distributed to the Class III-4A-1, Class III-4A-2 and Class III-4X-1 Certificates as follows:

first, to the Class III-4A-1, Class III-4A-2 and Class III-4X-1 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class III-4A-1, Class III-4A-2 and Class III-4X-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class III-4A-1, Class III-4A-2 and Class III-4X-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group III-4; and

third, to the Class III-4A-1 Certificates and the Class III-4A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group III-4 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group III-4, until each such Certificate Principal Balance has been reduced to zero.

(E)          On each distribution date, the Available Funds for Sub-Loan Group III-5 will be distributed to the Class III-5A-1 Certificates and Class III-5A-2 Certificates as follows:

first, to the Class III-5A-1 Certificates and Class III-5A-2 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class III-5A-1 Certificates and Class III-5A-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class III-5A-1 Certificates and the Class III-5A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group III-5; and

third, to the Class III-5A-1 Certificates and the Class III-5A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group III-5 for such distribution date, to the extent of remaining

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Available Funds for Sub-Loan Group III-5, until each such Certificate Principal Balance has been reduced to zero.

(F)          On each distribution date, the Available Funds for Sub-Loan Group III-6 will be distributed to the Class III-6A-1 Certificates and Class III-6A-2 Certificates as follows:

first, to the Class III-6A-1 Certificates and Class III-6A-2 Certificates, the Accrued Certificate Interest on each such class for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each such class. Accrued Certificate Interest on the Class III-6A-1 Certificates and Class III-6A-2 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, as described under “—Interest Distributions on the Group II Certificates and the Group III Certificates” below in this prospectus supplement;

second, to the Class III-6A-1 Certificates and the Class III-6A-2 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Sub-Loan Group III-6; and

third, to the Class III-6A-1 Certificates and the Class III-6A-2 Certificates, in reduction of their Certificate Principal Balances, pro rata, based on each respective Certificate Principal Balance, the Senior Optimal Principal Amount with respect to the Senior Certificates in Sub-Loan Group III-6 for such distribution date, to the extent of remaining Available Funds for Sub-Loan Group III-6, until each such Certificate Principal Balance has been reduced to zero.

(G)          Except as provided in paragraphs (H) and (I) below, on each distribution date on or prior to the distribution date on which the Certificate Principal Balances of the Group III Subordinate Certificates are reduced to zero, such date being referred to herein as the Group III Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Sub-Loan Groups in Loan Group III after the distributions set forth in paragraphs (A) through (F) above under the heading “Distributions of the Group III Certificates”, will be distributed sequentially in the following order, to the Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Sub-Loan Groups in Loan Group III.

(H)          On each distribution date prior to the Group III Cross-Over Date but after the reduction of the aggregate Certificate Principal Balance of the Group III Senior Certificates in any Certificate Group or Groups to zero, the remaining Certificate Groups in such Loan Group will be entitled to receive in reduction of their Certificate Principal Balances, pro rata, based upon the aggregate Certificate Principal Balance of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Sub-Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any group III mortgage loan in the Sub-Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Group III Senior Certificates shall be treated as part of the Available Funds for the related Sub-Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through (F) above under the heading “Distributions

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on the Group III Certificates”, in reduction of the Certificate Principal Balances thereof. Notwithstanding the foregoing, if (i) the weighted average of the Group III Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Group III Subordinate Percentages and (ii) the aggregate Stated Principal Balance of the group III mortgage loans in all Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Certificate Principal Balance of the Group III Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Group III Senior Certificates in accordance with this paragraph (H) will not be made and 100% of the Principal Prepayments on any group III mortgage loan in the Sub-Loan Group relating to the fully paid Certificate Group will be allocated to the Group III Subordinate Certificates.

(I)           If on any distribution date on which the aggregate Certificate Principal Balance of the Group III Senior Certificates in a Certificate Group would be greater than the aggregate Stated Principal Balance of the group III mortgage loans in its related Sub-Loan Group and any Group III Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Group III Subordinate Certificates in respect of principal will be distributed to such Group III Senior Certificates in reduction of the Certificate Principal Balances thereof, until the aggregate Certificate Principal Balance of such Group III Senior Certificates is equal to the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Group III Subordinate Certificates on such distribution date will be reduced and distributed to such Group III Senior Certificates, to the extent of any amount due and unpaid on such Group III Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Certificate Principal Balance of such Group III Senior Certificates over (y) the aggregate Stated Principal Balance of the group III mortgage loans in the related Sub-Loan Group. Any such reduction in the Accrued Certificate Interest on the Group III Subordinate Certificates will be allocated first to the Group III Subordinate Certificates in reverse order of their respective numerical designations, commencing with the Class III-B-6 Certificates. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated between such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Certificate Principal Balances exceed the aggregate Stated Principal Balance of the group III mortgage loans in their respective Sub-Loan Groups.

(J)           If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (F) above under the heading “Distributions on the Group III Certificates” on any distribution date, the remaining Available Funds for any Sub-Loan Group in Loan Group III is less than the Senior Optimal Principal Amount for that Sub-Loan Group, the Senior Optimal Principal Amount for that Sub-Loan Group shall be reduced by that amount, and the remaining Available Funds for that Sub-Loan Group will be distributed as principal among the related classes of Senior Certificates in Loan Group III, pro rata, based on their respective Certificate Principal Balances.

Payments made on a class of Certificates with Available Funds from another Sub-Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Sub-Loan Groups.

On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any

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Sub-Loan Group included in Loan Group III remaining after payment of interest and principal to the Group III Certificates entitled thereto, such amounts will be distributed to the other classes of Group III Senior Certificates, pro rata, based upon their respective Certificate Principal Balances, until all amounts due to all classes of Group III Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

On each distribution date, all amounts representing prepayment charges in respect of the group III mortgage loans received by the Trust during the related Prepayment Period will be withdrawn from the Distribution Account and shall not be available for distribution to the holders of the Group III Senior Certificates and the Group III Subordinate Certificates.

Interest Distributions on the Group II Certificates and the Group III Certificates

Holders of each class of Group II Senior Certificates and Group III Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Sub-Loan Group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicers.

Holders of the Group II Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Sub-Loan Groups included in Loan Group II on that distribution date after distributions of interest and principal to the Group II Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Group II Subordinate Certificates having a higher payment priority.

Holders of the Group III Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Sub-Loan Groups included in Loan Group III on that distribution date after distributions of interest and principal to the Group III Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Group III Subordinate Certificates having a higher payment priority.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a Principal Prepayment in full is made on a group II mortgage loan or group III mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a group II mortgage loan or a group III mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as “Prepayment Interest Shortfalls”.

Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the holders of Group II

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Certificates or Group III Certificates on that distribution date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the group II mortgage loans or group III mortgage loans, as applicable, serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as “Net Interest Shortfalls”.

Realized Losses on the group II mortgage loans will further reduce the Accrued Certificate Interest payable to the Group II Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group II Subordinate Certificates, beginning with the class of Group II Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Group II Senior Certificates. Once the aggregate Certificate Principal Balances of the Group II Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Group II Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

Realized Losses on the group III mortgage loans will further reduce the Accrued Certificate Interest payable to the Group III Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Certificate Principal Balances of the Group III Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Group III Subordinate Certificates, beginning with the class of Group III Subordinate Certificates with the lowest payment priority, and will not reduce the Accrued Certificate Interest on the Group III Senior Certificates. Once the aggregate Certificate Principal Balances of the Group III Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Group III Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

If on any distribution date the Available Funds for any Sub-Loan Group is less than Accrued Certificate Interest on the related Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related Sub-Loan Group will constitute unpaid Accrued Certificate Interest and will be

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distributable to holders of the related Certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related Sub-Loan Group remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Group II Offered Certificates are as follows:

•

On or prior to the distribution date in February 2011, the Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans minus approximately 0.97477% per annum. After the distribution date in February 2011, the Class II-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-1 mortgage loans.

•

On or prior to the distribution date in February 2011, the Class II-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.97477% per annum based on a notional amount equal to the certificate principal balance of the Class II-1A Certificates. After the distribution date in February 2011, the Class II-1X-1 Certificates will not bear any interest and the pass-through rate on the Class II-1X-1 Certificates will be equal to 0.00% per annum.

•

On or prior to the distribution date in February 2011, the Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans minus approximately 0.40650% per annum. After the distribution date in February 2011, the Class II-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-2 mortgage loans.

•

On or prior to the distribution date in February 2011, the Class II-2X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.40650% per annum based on a notional amount equal to the certificate principal balance of the Class II-2A Certificates. After the distribution date in February 2011, the Class II-2X-1 Certificates will not bear any interest and the pass-through rate on the Class II-2X-1 Certificates will be equal to 0.00% per annum.

•

On or prior to the distribution date in February 2011, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-3 mortgage loans minus approximately 0.38896% per annum. After the distribution date in February 2011, the Class II-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-3 mortgage loans.

•

On or prior to the distribution date in February 2011, the Class II-3X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.38896% per annum based on a notional amount equal to the certificate principal balance of the Class II-3A Certificates. After the distribution date in

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February 2011, the Class II-3X-1 Certificates will not bear any interest and the pass-through rate on the Class II-3X-1 Certificates will be equal to 0.00% per annum.

•	The Class II-4A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group II-4 mortgage loans.
•

The Class II-B-1 Certificates will bear interest at a variable pass through rate equal to the least of (i) One-Month LIBOR plus approximately 0.380% per annum (0.570% per annum after the first possible optional termination date for the Group II Offered Certificates), (ii) 10.50% and (iii) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

•

The Class II-B-2 Certificates will bear interest at a variable pass through rate equal to the least of (i) One-Month LIBOR plus approximately 0.490% per annum (0.735% per annum after the first possible optional termination date for the Group II Offered Certificates), (ii) 10.50% and (iii) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

•

The Class II-X-B1 Certificates will bear interest, per annum, based on the related notional amount and a rate equal to the excess, if any, of (i) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group over (ii) the lesser of (a) One-Month LIBOR plus 0.380% per annum (0.570% per annum after the first possible optional termination date for the Group II Offered Certificates) and (b) 10.50%.

•

The Class II-X-B2 Certificates will bear interest, per annum, based on the related notional amount and a rate equal to the excess, if any, of (i) the weighted average of the Weighted Average Net Rates of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group over (ii) the lesser of (a) One-Month LIBOR plus 0.490% per annum (0.735% per annum after the first possible optional termination date for the Group II Offered Certificates) and (b) 10.50%.

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•

The Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Weighted Average Net Rates for all the Sub-Loan Groups included in Loan Group II, weighted in proportion to the excess of the aggregate Stated Principal Balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group.

The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Group III Offered Certificates are as follows:

•

On or prior to the distribution date in February 2011, the Class III-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-1 mortgage loans minus approximately 0.43830% per annum. After the distribution date in February 2011, the Class III-1A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-1 mortgage loans.

•

On or prior to the distribution date in February 2011, the Class III-1X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.43830% per annum based on a notional amount equal to the certificate principal balance of the Class III-1A Certificates. After the distribution date in February 2011, the Class III-1X-1 Certificates will not bear any interest and the pass-through rate on the Class III-1X-1 Certificates will be equal to 0.00% per annum.

•

On or prior to the distribution date in February 2011, the Class III-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-2 mortgage loans minus approximately 1.00843% per annum. After the distribution date in February 2011, the Class III-2A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-2 mortgage loans.

•

On or prior to the distribution date in February 2011, the Class III-2X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 1.00843% per annum based on a notional amount equal to the certificate principal balance of the Class III-2A Certificates. After the distribution date in February 2011, the Class III-2X-1 Certificates will not bear any interest and the pass-through rate on the Class III-2X-1 Certificates will be equal to 0.00% per annum.

•	The Class III-3A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-3 mortgage loans.
•

On or prior to the distribution date in February 2013, the Class III-4A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-4 mortgage loans minus approximately 0.35747% per annum. After the distribution date in February 2013, the Class III-4A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-4 mortgage loans.

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•

On or prior to the distribution date in February 2013, the Class III-4X-1 Certificates will bear interest at a fixed pass-through rate equal to approximately 0.35747% per annum based on a notional amount equal to the aggregate certificate principal balance of the Class III-4A Certificates. After the distribution date in February 2013, the Class III-4X-1 Certificates will not bear any interest and the pass-through rate on the Class III-4X-1 Certificates will be equal to 0.00% per annum.

•	The Class III-5A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-5 mortgage loans.
•	The Class III-6A Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the sub-loan group III-6 mortgage loans.
•

The Class III-B Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the Weighted Average Net Rates for all the Sub-Loan Groups included in Loan Group III, weighted in proportion to the excess of the aggregate Stated Principal Balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Group.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of Certificates is based on the Certificate Principal Balance or Notional Amount of that class of Certificates. All distributions of interest on the Group I Offered Certificates, Class I-B-3, Class II-B-1 and Class II-B-2 Certificates will be based on a 360-day year and the actual number of days elapsed during the related interest accrual period. All distributions of interest on the Group II Certificates (other than the Class II-B-1 Certificates and the Class II-B-2 Certificates) and the Group III Certificates will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates

Distributions in reduction of the Certificate Principal Balance of the Class II-1A Certificates will be made on each distribution date pursuant to priority third above of clause (A) under “—Distributions on the Group II Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group II-1 remaining after the distribution of interest on the Class II-1A Certificates and the Class II-1X-1 Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class II-2A Certificates will be made on each distribution date pursuant to priority third above of clause (B) under “—Distributions on the Group II Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group II-2 remaining after the distribution of interest on the Class II-2A Certificates and the Class II-2X-1 Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

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Distributions in reduction of the Certificate Principal Balance of the Class II-3A Certificates will be made on each distribution date pursuant to priority third above of clause (C) under “—Distributions on the Group II Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group II-3 remaining after the distribution of interest on the Class II-3A Certificates and the Class II-3X-1 Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class II-4A Certificates will be made on each distribution date pursuant to priority third above of clause (D) under “—Distributions on the Group II Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group II-4 remaining after the distribution of interest on the Class II-4A Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group II Senior Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Group II Subordinate Certificates (other than the subordinated interest only certificates) in respect of principal will be distributed to such class or classes of Group II Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (G) under “—Distributions on the Group II Certificates.”

Distributions in reduction of the Certificate Principal Balance of the Class III-1A Certificates will be made on each distribution date pursuant to priority third above of clause (A) under “—Distributions on the Group III Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group III-1 remaining after the distribution of interest on the Class III-1A Certificates and the Class III-1X-1 Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class III-2A Certificates will be made on each distribution date pursuant to priority third above of clause (B) under “—Distributions on the Group III Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group III-2 remaining after the distribution of interest on the Class III-2A Certificates and the Class III-2X-1 Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class III-3A Certificates will be made on each distribution date pursuant to priority third above of clause (C) under “—Distributions on the Group III Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group III-3 remaining after the distribution of interest on the Class III-3A Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class III-4A Certificates will be made on each distribution date pursuant to priority third above of clause (D) under “—Distributions on the Group III Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group III-4 remaining after the distribution of interest on the Class III-4A Certificates and Class III-4X-1 Certificates will be allocated to such Certificates in an aggregate

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amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class III-5A Certificates will be made on each distribution date pursuant to priority third above of clause (E) under “—Distributions on the Group III Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group III-5 remaining after the distribution of interest on the Class III-5A Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

Distributions in reduction of the Certificate Principal Balance of the Class III-6A Certificates will be made on each distribution date pursuant to priority third above of clause (F) under “—Distributions on the Group III Certificates.” In accordance with such priority third, the Available Funds for Sub-Loan Group III-6 remaining after the distribution of interest on the Class III-6A Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the related Sub-Loan Group for such distribution date.

In addition, if on any distribution date the aggregate Certificate Principal Balance of any class or classes of Group III Senior Certificates would be greater than the aggregate Stated Principal Balance of the mortgage loans in its related Sub-Loan Group, amounts otherwise allocable to the Group III Subordinate Certificates in respect of principal will be distributed to such class or classes of Group III Senior Certificates in reduction of the Certificate Principal Balances thereof in accordance with paragraph (I) under “—Distributions on the Group III Certificates.”

The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Senior Certificates related to a Sub-Loan Group and the percentage interest of such Loan Group evidenced by the related Subordinate Certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates of the related Sub-Loan Group on each distribution date for the first seven years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a Sub-Loan Group over an additional four year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages of the related Loan Group is equal to or greater than two times the weighted average of the initial Subordinate Percentages of the related Loan Group and certain loss and delinquency tests described in the definition of Senior Prepayment Percentage are met, the related Subordinate Certificates will receive, on or prior to the distribution date occurring in April 2009, 50% (and after the distribution date occurring in April 2009, 100%) of the related Subordinate Percentage of prepayments on the mortgage loans in the related Sub-Loan Group during the related Prepayment Period; provided, further, that if on any distribution date the Senior Percentage for the related Certificate Group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the mortgage loans in the related Sub-Loan Group during the related Prepayment Period will be allocated to the Senior Certificates in such Certificate Group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Sub-Loan Group evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Sub-Loan Group of the related

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Subordinate Certificates relative to that of the related Senior Certificates is intended to preserve the availability of the subordination provided by the related Subordinate Certificates.

The initial Senior Percentage for each Certificate Group with respect to the group II mortgage loans will be approximately 91.25%. The initial Senior Percentage for each Certificate Group with respect to the group III mortgage loans will be approximately 93.40%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

Principal Distributions on the Group II Subordinate Certificates and Group III Subordinate Certificates

All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group II Senior Certificates will be allocated on a pro rata basis among the class of Group II Subordinate Certificates (other than the subordinated interest only certificates) with the highest payment priority then outstanding and each other class of Group II Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 or Class II-B-6 Certificates, respectively, only if the sum of the current percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group II mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As described above under “—Principal Distributions on the Group II Senior Certificates and Group III Senior Certificates,” unless the amount of subordination provided to the Group II Senior Certificates by the Group II Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group II mortgage loans in a Sub-Loan Group will be allocated to the Group II Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the Group III Senior Certificates will be allocated on a pro rata basis among the class of Group III Subordinate Certificates with the highest payment priority then outstanding and each other class of Group III Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 or Class III-B-6 Certificates, respectively, only if the sum of the current percentage interests in the group III mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the group III mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As described above under “—Principal Distributions on the Group II Senior Certificates and Group III Senior Certificates,” unless the amount of subordination provided to the Group III Senior Certificates by the Group III Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first seven years

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after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the group III mortgage loans in a Sub-Loan Group will be allocated to the Group III Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement.

The initial Subordinate Percentages for each Sub-Loan Group included in Loan Group II will be approximately 8.75%. The initial Subordinate Percentages for each Sub-Loan Group included in Loan Group III will be approximately 6.60%.

For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage for each Loan Group, the applicable Certificate Principal Balance for any distribution date shall be determined before the allocation of losses on the related mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” in this prospectus supplement.

Monthly Advances

If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee except to the extent the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement, will constitute an event of default under such Servicing Agreement. Such event of default shall then obligate the Master Servicer as successor servicer (or the Trustee, in the case that Wells Fargo is the defaulting Servicer) to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under “The Agreements—Events of Default and Rights Upon Event of Default” in the prospectus. The Trustee, as successor servicer or Master Servicer, as applicable, will be required to make an advance which Wells Fargo, as Servicer, or the Master Servicer was required to make but failed to do so, as provided in the Agreement.

All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Distribution Account prior to the distributions on the Certificates.

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Allocation of Realized Losses; Subordination

General

Subordination provides the holders of Certificates having a higher payment priority with protection against Realized Losses on the mortgage loans. In general, this loss protection is accomplished by allocating any Realized Losses among the related Subordinate Certificates, beginning with the Subordinate Certificates with the lowest payment priority until the Certificate Principal Balance of that class of Subordinate Certificates has been reduced to zero. In the case of the Group I Certificates only, only those Realized Losses in excess of available Excess Spread and the current Overcollateralization Amount will be allocated to the Group I Subordinate Certificates.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

The principal portion of Debt Service Reductions will not be allocated in reduction of the Certificate Principal Balance of any class of Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution of available funds to the related Senior Certificates, any Debt Service Reductions relating to mortgage loans in the related Loan Group will generally be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority. However, in the case of the group II certificates, after the Group II Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Sub-Loan Group included in Loan Group II will be reduced by the amount of any Debt Service Reductions applicable to the group II mortgage loans of the related Sub-Loan Group, and in the case of the group III certificates, after the Group III Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Sub-Loan Group included in Loan Group III will be reduced by the amount of any Debt Service Reductions available to the group III mortgage loans of the related Sub-Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of available funds for a Sub-Loan Group that would otherwise be available for distribution on a distribution date.

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In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of available funds in accordance with the priorities described under “Description of the Certificates–Distributions on the Group I Certificates”, “Distributions on the Certificates on the Group II Certificates” and “Distributions on the Certificates on the Group III Certificates” in this prospectus supplement. Additionally, the Certificate Principal Balance of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such distribution date.

Allocation of Realized Losses on the Group I Certificates

The Applied Realized Loss Amount for the group I mortgage loans shall be allocated first to the Class I-B-3, Class I-B-2, Class I-B-1, Class I-M-2 and Class I-M-1 certificates, in that order (so long as their respective Certificate Principal Balances have not been reduced to zero) and thereafter Realized Losses on the group I mortgage loans will be allocated first to the Class I-A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class I-A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. Such subordination will increase the likelihood of timely receipt by the holders of the Group I Certificates with higher relative payment priority of the maximum amount to which they are entitled on any distribution date and will provide such holders protection against losses resulting from defaults on group I mortgage loans to the extent described in this prospectus supplement. The Depositor will allocate a loss to a certificate by reducing its principal amount by the amount of the loss.

Allocation of Realized Losses on the Group II Certificates

The principal portion of Realized Losses on the group II mortgage loans will be allocated on any distribution date as follows: first, to the Class II-B-6 Certificates; second, to the Class II-B-5 Certificates; third, to the Class II-B-4 Certificates; fourth, to the Class II-B-3 Certificates; fifth, to the Class II-B-2 Certificates; and sixth, to the Class II-B-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the group II mortgage loans in each Loan Group will be allocated on any distribution date to the Senior Certificates (other than the related group II senior interest only certificates) in the related Certificate Group. Once any of the Class II-1A-1 Certificates and Class II-1A-2 Certificates, in the aggregate, Class II-2A-1 Certificates and Class II-2A-2 Certificates, in the aggregate, Class II-3A-1 Certificates and Class II-3A-2 Certificates, in the aggregate, and Class II-4A-1 Certificates and Class II-4A-2 Certificates, in the aggregate, have been reduced to zero, the

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principal portion of Realized Losses on the mortgage loans in the related Sub-Loan Group (if any) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining outstanding Senior Certificates of the other Certificate Groups, pro rata, based upon their respective Certificate Principal Balances. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group II-1 will be allocated first to the Class II-1A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class II-1A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group II-2 will be allocated first to the Class II-2A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-2A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group II-3 will be allocated first to the Class II-3A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class II-3A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group II-4 will be allocated first to the Class II-4A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class II-4A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group II Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group II mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group II Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group II mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group II mortgage loans as of the first day of the month of such distribution date and (ii) Group II Senior Certificates of a Certificate Group shall be made on any distribution date on account of Realized Losses in the related Sub-Loan Group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Certificate Group as of such distribution date to an amount less than the Stated Principal Balances of the group II mortgage loans in the related Sub-Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation with respect to Loan Group II.

Allocation of Realized Losses on the Group III Certificates

The principal portion of Realized Losses on the group III mortgage loans will be allocated on any distribution date as follows: first, to the Class III-B-6 Certificates; second, to the Class III-B-5 Certificates; third, to the Class III-B-4 Certificates; fourth, to the Class III-B-3 Certificates; fifth, to the Class III-B-2 Certificates; and sixth, to the Class III-B-1 Certificates; in each case until the Certificate Principal Balance of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the group III mortgage loans in each related sub-Loan Group will be allocated on any distribution date to the Senior Certificates (other than the group III interest only certificates) in the related Certificate Group. Once any of the Class III-1A-1 Certificates and Class III-1A-2 Certificates, in the aggregate, Class III-2A-1 Certificates and Class III-2A-2 Certificates, in the aggregate, Class III-3A-1 Certificates and Class III-3A-2 Certificates, in the aggregate, Class II-4A-1 Certificates and Class III-4A-2 Certificates, in the aggregate, Class III-5A-1 Certificates and Class III-5A-2 Certificates, in the aggregate, and Class III-6A-1 Certificates and Class III-6A-2 Certificates, in the aggregate, have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Sub-Loan Group (if any) will be allocated pro rata based upon their respective Certificate Principal Balances to the remaining outstanding Senior Certificates of the other Certificate Groups, pro rata, based upon their respective Certificate Principal Balances. The principal portion of

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any Realized Losses that are allocated to the Certificates in Sub-Loan Group III-1 will be allocated first to the Class III-1A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class III-1A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group III-2 will be allocated first to the Class III-2A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class III-2A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group III-3 will be allocated first to the Class III-3A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and then to the Class III-3A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group III-4 will be allocated first to the Class III-4A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class III-4A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group III-5 will be allocated first to the Class III-5A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class III-5A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Certificates in Sub-Loan Group III-6 will be allocated first to the Class III-6A-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero, and then to the Class III-6A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero.

No reduction of the Certificate Principal Balance on a distribution date of any class of (i) Group III Subordinate Certificates will be made on any distribution date on account of Realized Losses on the group III mortgage loans to the extent that such allocation would result in the reduction of the aggregate Certificate Principal Balances of all Group III Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the group III mortgage loans on such date, to an amount less than the aggregate Stated Principal Balance of all of the group III mortgage loans as of the first day of the month of such distribution date and (ii) Group III Senior Certificates of a Certificate Group shall be made on any distribution date on account of Realized Losses in the related Sub-Loan Group to the extent that such reduction would have the effect of reducing the Certificate Principal Balance of such Certificate Group as of such distribution date to an amount less than the Stated Principal Balances of the group III mortgage loans in the related Sub-Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation with respect to Loan Group III.

Cross-Collateralization

Notwithstanding the foregoing, on any distribution date on which the Certificate Principal Balance of the Group I Subordinate Certificates, the Group II Subordinate Certificates or the Group III Subordinate Certificates have been reduced to zero and a Realized Loss that is a Special Hazard Loss is to be allocated to the related Senior Certificates, such loss will be allocated among such Senior Certificates and the most subordinate outstanding class of non-related Subordinate Certificates on a pro rata basis, based on the Certificate Principal Balances thereof. In such event, the Senior Certificates in a Loan Group may be allocated a portion of Special Hazard Losses on the mortgage loans from the other non-related loan group.

THE CAP CONTRACTS

The Trustee, on behalf of the Trust, will enter into one or more cap contracts that provide for payments to the Securities Administrator with respect to the Class I-A-1, Class I-A-2, Class I-M-1,

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Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, or Cap Contracts, with ABN AMRO Bank N.V., or the Cap Counterparty, for the benefit of the holders of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates. Each of the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will receive the benefit of payments from the related Cap Contract, except that the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates also may receive payments from the Cap Contracts related to the Class I-A Certificates. The Cap Contracts are intended to provide partial protection to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

In addition, the Trustee, on behalf of the Trust, will enter into two separate cap contracts with the Cap Counterparty that provide for payments to the Securities Administrator with respect to the Class II-B-1 Certificates and the Class II-B-2 Certificates respectively. Each of the Class II-B-1 Certificates and the Class II-B-2 Certificates will receive the benefit of payments from the related Cap Contract. The Cap Contracts are intended to provide partial protection to the Class II-B-1 Certificates and the Class II-B-2 Certificates in the event that the pass-through rate applicable to such classes of Certificates is limited by the related Net Rate Cap and to cover certain interest shortfalls.

ABN AMRO Bank N.V., or ABN AMRO, a public limited liability company incorporated under the laws of The Netherlands, is an international banking group offering a wide range of banking products and financial services on a global basis through a network of 3,557 offices and branches in 58 countries and territories as of year-end 2005. ABN AMRO is one of the largest banking groups in the world, with total consolidated assets of € 880.8 billion at December 31, 2005. As of the date of this prospectus supplement, ABN AMRO’s senior unsecured debt obligations are rated “AA-“ by Standard & Poor’s and ”Aa3” by Moody’s.

Additional information, including the most recent form 20-F for the year ended December 31, 2005 of ABN AMRO Holding N.V., the parent company of ABN AMRO, and additional quarterly and current reports filed with the Securities and Exchange Commission by ABN AMRO Holding N.V., may be obtained upon written request to ABN ARMO Bank N.V., ABN AMRO Investor Relations Department, Hoogoorddreef 66-68, P.O. Box 283, 1101 BE Amsterdam, The Netherlands. Except for the information provided in this paragraph and in the immediately preceding paragraph, neither the Cap Counterparty nor ABN AMRO Holding N.V. have been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the accompanying prospectus.

On each distribution date through and including the distribution date set forth in the related Cap Contract, payments under the related Cap Contract will be made to the Securities Administrator, under an account established and maintained by the Securities Administrator, for the benefit of the holders of the related Certificates. The Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates also may receive payments under the Cap Contracts for the Class I-A Certificates. The payment to be made by the Cap Counterparty under each Cap Contract will be equal to the interest accrued during the Interest Accrual Period on the related notional balance at a rate equal to the excess of (i) One-Month LIBOR, over (ii) the strike rate set forth in Annex I. The notional balance will be equal to the lesser of (i) the Certificate Principal Balance of such class of Certificates for the related distribution date and (ii) the related certificate notional amount set forth in Annex I.

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On each distribution date, amounts received under each Cap Contract with respect to the Group I Certificates and with respect to such distribution date will be allocated in the following order of priority:

first, to the holders of the related class of Certificates, the payment of any Basis Risk Shortfall Carry-forward Amount for such distribution date;

second, from any remaining amounts, to the holders of the related class of Certificates, the payment of any Current Interest and Interest Carry-forward Amount for such class to the extent not covered by Interest Funds or Excess Cashflow on such distribution date;

third, from any excess amounts available from the Cap Contract relating to the Class I-A Certificates, to the Class I-M-1, the Class I-M-2, the Class I-B-1, the Class I-B-2 and the Class I-B-3 Certificates, in that order, to the extent not paid pursuant to clauses first or second above; and

fourth, from any remaining amounts, for deposit into the Reserve Fund, allocated as further described herein.

On each distribution date, amounts received under the Cap Contract with respect to the Class II-B-1 Certificates and with respect to such distribution date will be allocated as follows:

first, to payments of any Carry-forward Shortfall Amount for such distribution date;

second, to payments of any Current Interest and Interest Carry-forward Amount on such distribution date;

third, from any remaining amounts, to payment on the Class II-X-B1 Certificates; and

fourth, from any remaining amounts, for deposit into the Reserve Fund, allocated as further described herein.

On each distribution date, amounts received under the Cap Contract with respect to the Class II-B-2 Certificates and with respect to such distribution date will be allocated as follows:

first, to payments of any Carry-forward Shortfall Amount for such distribution date;

second, to payments of any Current Interest and Interest Carry-forward Amount on such distribution date;

third, from any remaining amounts, to payment on the Class II-X-B2 Certificates; and

fourth, from any remaining amounts, for deposit into the Reserve Fund, allocated as further described herein.

On each distribution date, amounts on deposit in the Reserve Fund for the benefit of the related Group I Certificates will be allocated first to the Class I-A Certificates, pro rata, based on the current Realized Losses and any Unpaid Realized Loss Amount for each such class for such

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distribution date, and then to the Class I-M-1, Class I-M-2, Class I-B-1, the Class I-B-2 and Class I-B-3 Certificates, in that order, to pay any current Realized Losses and any Unpaid Realized Loss Amount, in each case, for such class and for such distribution date. On each distribution date, amounts on deposit in the Reserve Fund held for the benefit of the related Group II Certificates will be allocated to the Class II-B-1 Certificates and the Class II-B-2 Certificates, in that order, to pay any current Realized Losses and any Unpaid Realized Loss Amount, in each case, for such class and for such distribution date. Any remaining amounts on deposit in the Reserve Fund on such Distribution Date will be distributed as described in the Agreement.

The Cap Contracts with respect to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates terminate after the distribution date occurring in February 2011. The Cap Contracts with respect to the Class II-B-1 Certificates and the Class II-B-2 Certificates terminate after the distribution date occurring in April 2014.

The Depositor has determined that the significance percentage of payments under the Cap Contracts, as calculated in accordance with Regulation AB under the Securities Act of 1933, is less than 10%.

YIELD ON THE CERTIFICATES

General

The yield to maturity and the weighted average life on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool – Prepayment Charges on the Mortgage Loans” in this prospectus supplement, with respect to approximately 41.28%, 38.18%, 33.22%, 32.53%, 38.55%, 14.94%, 43.89%, 26.65%, 36.86%, 49.43% and 57.29%, of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3, sub-loan group II-4, initial sub-loan group III-1, initial sub-loan group III-2, initial sub-loan group III-3, initial sub-loan group III-4, initial sub-loan group III-5 and initial sub-loan group III-6 mortgage loans, respectively, a prepayment may subject the related mortgagor to a prepayment charge, which may discourage prepayments during the

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applicable period. Prepayment charges may be restricted under some state laws as described under “Legal Aspects of Mortgage Loans – Enforceability of Certain Provisions” in the prospectus. Prepayment charges with respect to the group I mortgage loans will be paid to the holders of the Class I-XP Certificates and with respect to the group II mortgage loans will be paid to the holders of the Class II-XP Certificates and will not be part of the Available Funds for such distribution date. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of Principal Prepayments on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the mortgage loans in a Loan Group may be prepaid at any time, it is not possible to predict the rate at which distributions on the related Certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the Certificates. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a reduced rate of return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

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The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Approximately 62.62%, 62.63%, 64.67%, 52.90% and 85.27% of the group I, sub-loan group II-1, sub-loan group II-2, sub-loan group II-3 and sub-loan group II-4 mortgage loans, respectively, are assumable under some circumstances if, in the sole judgment of the Master Servicer or Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The Servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if the Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, the Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

The Sponsor may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the Sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of Principal Prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

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Allocation of Principal Payments

Group I Certificates

Subject to the circumstances described under “Description of the Certificates—Distributions on the Group I Senior Certificates” in this prospectus supplement, on each distribution date during the first three years after the Closing Date and thereafter, on any distribution date that a Trigger Event is in effect, all principal payments on the group I mortgage loans will generally be allocated to the Group I Senior Certificates.

Group II Certificates and Group III Certificates

Subject to the circumstances described under “Description of the Certificates—Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates” in this prospectus supplement, on each distribution date during the first seven years after the Closing Date, all principal prepayments on the mortgage loans in a Sub-Loan Group will generally be allocated to the related Senior Certificates (other than any interest only certificates) of the related Certificate Group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the related Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the subordination level established for the Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5, Class II-B-6, Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates, as applicable, is exceeded and that class of Offered Subordinate Certificates is then outstanding, that class of Certificates will not receive distributions relating to principal prepayments on that distribution date unless that class is the class of Subordinate Certificates in such Loan Group with the highest payment priority.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by that Servicer for the related Due Period. Any interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicing Compensation for the applicable distribution date. None of the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the

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application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the related Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

If the Certificate Principal Balance of a class of Subordinate Certificates has been reduced to zero, the yield to maturity on the class of related Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Subordinate Certificates. If the Certificate Principal Balances of all classes of Subordinate Certificates related to a Loan Group have been reduced to zero, the yield to maturity on the related classes of Senior Certificates then outstanding will be extremely sensitive to losses on the mortgage loans in the related Loan Group and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to those classes of Senior Certificates.

As described under “Description of the Certificates—Allocation of Realized Losses; Subordination” in this prospectus supplement, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the related Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of related Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans in a Loan Group may affect the yield to investors on the related Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of those Subordinate Certificates. If a Trigger Event exists due to larger than expected rate of delinquencies or losses on the group I mortgage loans, no principal payments will be made to the Group I Subordinate Certificates as long as such Trigger Event exists as long as any of the Group I Senior Certificates are still outstanding. Similarly, a larger than expected rate of delinquencies or losses on the mortgage loans in Loan Group II or Loan Group III will affect the rate of principal payments on each class of Group II Subordinate Certificates or Group III Subordinate Certificates, respectively, if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the related Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Group II Subordinate Certificates or Group III Subordinate Certificates, respectively, from distributions of portions of the related Subordinate Optimal Principal Amount. See “Description of the Certificates—Principal Distributions on the Group II Senior Certificates and the Group III Senior Certificates” and “—Principal Distributions on the Group II Subordinate Certificates and the Group III Senior Certificates” in this prospectus supplement.

In some cases, Special Hazard Losses allocable to a class of Senior Certificates in a Loan Group will instead be allocated to the Subordinate Certificates in another Loan Group. See “Description of the Certificates—Cross-Collateralization” in this prospectus supplement. This limited cross-collateralization is intended as credit enhancement for each Loan Group.

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Excess Spread Available to the Group I Certificates

The weighted average life and yield to maturity of each class of Group I Offered Certificates will also be influenced by the amount of Excess Spread generated by the group I mortgage loans and applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Group I Offered Certificates and the Class I-B-3 Certificates and will be influenced by, among other factors,

•

the overcollateralization level of the group I mortgage loans at such time, i.e., the extent to which interest on the group I mortgage loans is accruing on a higher stated principal balance than the aggregate Certificate Principal Balance of the Group I Offered Certificates and the Class I-B-3 Certificates;

•	the delinquency and default experience of the group I mortgage loans;
•	the level of One-Month LIBOR; and
•

the provisions of the Agreement that permit principal collections to be distributed to the Class B-IO Certificates and the Residual Certificates in each case as provided in the Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Group I Offered Certificates and the Class I-B-3 Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

The yields to maturity of the Group I Offered Certificates and, in particular the Group I Subordinate Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the group I mortgage loans. If an Applied Realized Loss Amount is allocated to a class of Group I Offered Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance. Although the Applied Realized Loss Amount so allocated may be recovered on future distribution dates to the extent Excess Cashflow is available for that purpose, there can be no assurance that those amounts will be available or sufficient.

To the extent that the pass-through rate on the group I offered certificates and the Class I-B-3 Certificates is limited by the Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable pass-through rate without regard to the related Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a shortfall. Such shortfall will be payable to the extent of Excess Cashflow, with respect to the Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, to the extent of payments made under the Cap Contracts on the applicable distribution date. Payments under the Cap Contracts are based on the lesser of the Certificate Principal Balance of the related class of Certificates and the principal balance of such class based on certain prepayment assumptions. If the group I mortgage loans do not prepay according to those assumptions, it may result in the Cap Contracts providing insufficient funds to cover such shortfalls. In addition, each Cap Contract provides for payment of the excess of One-Month LIBOR over a specified per annum rate, which also may not provide sufficient funds to cover such shortfalls. The Cap Contracts related to the Group I Certificates terminate after the distribution date occurring in February 2011.

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Pass-Through Rates of the Group II Certificates and the Group III Certificates

The yields to maturity on the Group II Offered Certificates and the Group III Offered Certificates will be affected by their Pass-Through Rates. The Pass-Through Rates on the Group II Offered Certificates and the Group III Offered Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Assumed Final Distribution Date

The assumed final distribution date for distributions on the Group I Offered Certificates is the distribution date occurring in May 2036, on the Group II Offered Certificates is the distribution date occurring in May 2036 and on the Group III Offered Certificates is the distribution date occurring in May 2036. The assumed final distribution date is the distribution date in the month following the month of the latest scheduled maturity date of any of the related 30 year mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans in the related Loan Group can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. Furthermore, the application of principal collections and, in the case of the Group I Offered Certificates, excess spread, could cause the actual final distribution date for the Offered Certificates in a Loan Group to occur significantly earlier than the assumed final distribution date. In addition, the Sponsor or its designee may, at its option, repurchase from the trust all the (i) group I mortgage loans on or after any distribution date on which the aggregate stated principal balances of the group I mortgage loans are less than 20% of the Cut-off Date Stated Principal Balance of the group I mortgage loans, (ii) group II mortgage loans on or after any distribution date on which the aggregate Stated Principal Balance of the group II mortgage loans is less than 10% of the Cut-off Date Stated Principal Balance of the group II mortgage loans and (iii) group III mortgage loans on or after any distribution date on which the aggregate Stated Principal Balance of the initial group III mortgage loans is less than 10% of the sum of (A) the Cut-off Date Stated Principal Balance of the initial group III mortgage loans and (B) the Pre-Funded Amount as of the Cut-off Date. See “The Pooling and Servicing Agreement—Termination” herein and “The Agreements—Termination; Retirement of Securities” in the prospectus.

Weighted Average Life

The weighted average life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such security will be distributed to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Certificate Principal Balance of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof. The actual weighted average life and term to maturity of each class of Certificates, in general, will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

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Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each Loan Group. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The Group I Certificates, Group II Certificates and Group III Certificates were structured assuming, among other things, a 30% CPR for the group I mortgage loans, a 25% CPR for the group II mortgage loans and a 25% CPR for the group III mortgage loans, respectively. The prepayment assumption to be used for pricing purposes for the respective classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

(1)	the mortgage pool consists of 380 mortgage loans with the characteristics set forth in the table below,
(2)	the mortgage loans prepay at the specified percentages of the CPR,
(3)	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,
(4)

scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in May 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

(5)	prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,
(6)

there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in April 2006,

(7)

scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

(8)	with respect to the Group I Certificates, the levels of One-Month LIBOR, Six-Month LIBOR, One-Year LIBOR and One-Year Treasury remain constant at 5.00%, 5.26%, 5.38% and 4.95%, respectively,

S-116

(9)	with respect to the Group II Certificates, the levels of One-Month LIBOR, Six-Month LIBOR and One-Year LIBOR remain constant at 5.00%, 5.26% and 5.38%, respectively,
(10)	with respect to the Group III Certificates, the levels of Six-Month LIBOR, One-Year LIBOR and One-Year Treasury remain constant at 5.00%, 5.14% and 4.74%, respectively,
(11)

the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (8) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(12)

scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above,

(13)	the initial principal amounts of the Certificates are as set forth on pages S-2 through S-5 hereof and under “Summary of Terms—Description of the Certificates,”
(14)	distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in May 2006,
(15)	the Offered Certificates are purchased on April 28, 2006,
(16)

neither the Sponsor nor its designee exercises the option to repurchase the mortgage loans in any Loan Group described under the caption “The Pooling and Servicing Agreement—Termination” in this prospectus supplement, and

(17)	Subsequent Mortgage Loans were acquired by the trust in April 2006 and payments thereon are included in distribution amounts on the first distribution date.

S-117

MORTGAGE LOAN ASSUMPTIONS

Loan No.	Group	Current Balances ($)	Current Mortgage Rate (%)	Current Net Mortgage Rate (%)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)	Gross Margin (%)
1	I	414,439.85	6.2118052686	5.8368052686	180	24	2.7500000000
2	I	10,527,417.21	6.3605249542	5.9855249542	360	204	2.7808061358
3	I	405,116.80	6.2500000000	6.0000000000	360	316	2.5000000000
4	I	4,003,823.97	6.7901324552	6.5401324552	360	307	2.7500000000
5	I	499,999.82	6.5000000000	6.2500000000	360	317	2.7500000000
6	I	2,680,121.66	6.6252380602	6.2968619409	360	303	2.0606310107
7	I	3,630,500.88	6.7859243209	6.4857928574	360	274	2.5996056094
8	I	1,372,375.34	6.6360239293	6.3860239293	360	280	2.0000000000
9	I	443,885.96	8.3750000000	8.0000000000	480	479	2.2500000000
10	I	943,871.16	5.9420453277	5.6920453277	360	312	2.7500000000
11	I	468,543.69	7.5000000000	7.2500000000	360	314	2.5000000000
12	I	1,614,511.74	6.2193023377	5.9174027956	360	314	2.3113972525
13	I	607,019.24	6.8750000000	6.6250000000	480	478	2.2500000000
14	I	2,556,595.16	5.7841320739	5.4091320739	360	319	2.2506285489
15	I	285,424.33	6.4329391743	6.0579391743	180	40	2.7500000000
16	I	2,286.76	9.1250000000	8.7500000000	299	90	3.5000000000
17	I	9,511.89	5.3750000000	5.0000000000	300	51	2.0000000000
18	I	6,637,148.52	6.3434687533	5.9684687533	360	177	2.7290706622
19	I	69,802.68	6.2500000000	5.8750000000	360	258	2.5000000000
20	I	20,633.32	7.0000000000	6.6250000000	360	75	2.5000000000
21	I	933,885.83	6.4572835418	6.1690682856	360	307	2.7500000000
22	I	3,402,257.85	6.8262625902	6.5762625902	360	311	2.7500000000
23	I	1,319,450.24	6.7123858390	6.3389971370	360	312	2.2330018883
24	I	110,045.60	7.1773735729	6.8023735729	360	145	2.8682490486
25	I	11,169.39	7.0000000000	6.6250000000	360	51	1.2100000000
26	I	178,964.39	7.0000000000	6.7500000000	480	478	2.2500000000
27	I	597,600.00	5.9930789826	5.6180789826	360	353	5.0725970549
28	I	375,981.43	5.3750000000	5.0000000000	360	354	4.3750000000
29	I	211,002.32	6.8145425486	6.5500325541	360	256	2.7500000000
30	I	914,788.97	6.1165256534	5.7915242080	360	305	3.1632343987
31	I	3,706,419.21	6.5731854715	6.1934863967	360	281	2.0000000000
32	I	1,045,338.78	7.2806795922	6.9056795922	480	478	2.2500000000
33	I	2,632,047.14	7.3039584371	6.9469230731	480	479	2.2500000000
34	I	89,986.12	7.9335152605	7.5585152605	360	138	3.4234061042
35	I	4,041,070.69	5.7226946233	5.4726946233	360	316	2.7287017998
36	I	98,784.07	5.7500000000	5.3750000000	360	318	2.2500000000
37	I	1,137,228.65	5.7172590798	5.3422590798	360	320	2.7500000000
38	I	1,334,284.62	5.9476202452	5.5916540946	360	317	2.3558004064
39	I	432,400.00	6.7500000000	6.3750000000	360	357	2.2500000000
40	I	2,869,650.00	6.6579722266	6.3229771052	360	357	2.2500000000
41	I	756,562.50	7.5000000000	7.1250000000	360	354	5.0000000000
42	I	425,149.70	6.0000000000	5.6250000000	360	358	2.2500000000
43	I	1,505,599.99	6.9656615284	6.7156615284	360	358	2.2500000000
44	I	599,899.38	7.5000000000	7.2500000000	360	358	2.2500000000
45	I	3,657,800.00	6.3957296736	6.1457296736	360	358	2.2500000000
46	I	3,680,299.99	6.6337900447	6.3837900447	360	358	2.2500000000
47	I	1,170,000.00	5.9823717949	5.6073717949	360	359	2.2500000000
48	I	421,000.00	6.8750000000	6.5000000000	360	355	5.0000000000
49	I	975,000.00	8.0000000000	7.6250000000	360	359	2.2500000000
50	I	28,955,468.28	6.7782458147	6.5107866817	360	358	2.2500000000
51	I	480,000.00	6.8750000000	6.5000000000	360	357	2.2500000000
52	I	3,180,286.57	6.4341225585	6.1713842355	360	357	2.2500000000
53	I	153,030.54	6.3750000000	6.1250000000	480	477	2.7500000000
54	I	447,695.69	6.7500000000	6.3750000000	360	358	2.2500000000
55	I	194,000.00	5.8750000000	5.5000000000	360	359	2.2500000000
56	I	733,438.00	6.5779994355	6.2029994355	360	359	2.2500000000
57	I	4,875,531.42	6.2335118140	5.9355996851	360	357	2.2500000000
58	I	688,194.97	5.9665438251	5.7165438251	360	356	2.2500000000
59	I	647,348.26	7.0055595913	6.6305595913	360	357	2.2500000000
60	I	1,344,118.65	7.1133471085	6.7383471085	360	358	2.2500000000
61	I	2,057,103.88	6.5630614872	6.3130614872	360	358	2.2500000000
62	I	142,500.00	6.2500000000	6.0000000000	360	358	2.2500000000

S-118

63	I	300,000.00	5.6250000000	5.2500000000	360	351	2.2500000000
64	I	545,847.67	6.9118844457	6.5368844457	360	359	2.2500000000
65	I	250,000.00	6.2500000000	5.8750000000	360	359	2.2500000000
66	I	2,450,936.12	6.5503835153	6.3003835153	360	358	2.2500000000
67	I	3,098,417.22	6.5487490461	6.2987490461	360	358	2.2500000000
68	I	1,780,670.00	6.4785965395	6.1035965395	360	359	2.2500000000
69	I	145,520.00	7.2000000000	6.8250000000	360	354	2.2500000000
70	I	636,000.00	7.3561320755	6.9811320755	360	356	5.0000000000
71	I	516,499.99	6.2101887698	5.8351887698	360	357	2.2500000000
72	I	22,995,385.46	6.6151729607	6.3240708546	360	358	2.2500000000
73	I	1,352,930.00	7.0903308006	6.7153308006	360	357	2.2500000000
74	I	1,010,792.00	7.8152557598	7.4402557598	360	357	2.7310089514
75	I	1,124,878.60	7.8221803080	7.5193606159	360	359	2.2500000000
76	I	446,500.00	7.6250000000	7.3750000000	360	358	2.2500000000
77	I	454,800.00	8.0000000000	7.6250000000	360	359	2.2500000000
78	I	6,958,509.99	7.9019421905	7.5456243509	360	357	2.2500000000
79	I	518,568.71	8.5000000000	8.1250000000	360	358	2.2500000000
80	I	2,213,461.48	8.1855010348	7.8105010348	360	358	2.2500000000
81	I	1,430,179.49	7.9313526042	7.5563526042	360	358	2.2500000000
82	I	7,010,699.94	8.0763311404	7.7013311404	360	358	2.2500000000
83	I	3,899,000.00	8.0591818415	7.6841818415	360	359	2.4690305206
84	I	1,042,500.00	7.8750000000	7.5000000000	360	359	2.2500000000
85	I	1,089,600.00	8.0653450808	7.6903450808	360	359	2.2500000000
86	I	48,857,506.80	7.9617921589	7.5867921589	360	358	2.2646343939
87	I	7,625,877.35	8.1408977995	7.7658977995	360	358	2.2500000000
88	I	472,000.00	6.7500000000	6.3750000000	360	358	2.2500000000
89	I	496,000.00	7.7500000000	7.3750000000	360	358	2.2500000000
90	I	16,989,712.00	8.0553986657	7.6803986657	360	358	2.2500000000
91	I	3,965,712.00	7.9411924013	7.5661924013	360	359	2.2500000000
92	I	1,061,250.00	8.0000000000	7.6250000000	360	359	2.2500000000
93	I	86,601,995.69	7.9983895939	7.6233895939	360	358	2.2591681490
94	I	7,336,044.87	7.9882828213	7.6132828213	360	358	2.2500000000
95	I	1,235,487.08	7.7500000000	7.3750000000	360	354	2.7500000000
96	I	934,611.81	7.9031020203	7.5996398267	360	358	2.2500000000
97	I	3,175,385.00	8.0034106101	7.6284106101	360	359	2.2500000000
98	I	7,533,523.38	8.0357085791	7.6741604521	360	357	2.2500000000
99	I	496,106.15	8.0306578920	7.6556578920	360	358	2.3747385968
100	I	1,324,274.51	7.8381712641	7.4631712641	360	359	2.2500000000
101	I	281,030.59	8.1250000000	7.7500000000	360	358	2.2500000000
102	I	268,742.07	7.7500000000	7.3750000000	360	357	2.2500000000
103	I	19,184,074.76	8.1035851870	7.7285851870	360	358	2.3062555683
104	I	193,665.94	8.1138686222	7.7388686222	360	357	2.2500000000
105	I	1,569,792.90	8.0347075703	7.6597075703	360	359	2.2500000000
106	I	33,376,491.09	8.0167102952	7.6417102952	360	358	2.2751812499
107	I	147,200.00	8.0000000000	7.6250000000	360	359	2.2500000000
108	I	276,000.00	7.7500000000	7.3750000000	360	356	2.7500000000
109	I	410,400.00	8.3223684211	7.9473684211	360	357	2.2500000000
110	I	10,902,799.00	7.9997699788	7.6247699788	360	358	2.2500000000
111	I	5,855,299.26	8.0200305671	7.6450305671	360	359	2.2500000000
112	I	1,401,804.34	8.0381279423	7.6631279423	360	358	2.3404548491
113	I	156,800.00	7.8750000000	7.5000000000	360	358	2.2500000000
114	I	718,400.00	8.2171492205	7.8421492205	360	359	2.2500000000
115	I	657,500.00	8.0975285171	7.7225285171	360	358	2.2500000000
116	I	198,750.00	8.3750000000	8.0000000000	360	358	2.2500000000
117	I	704,250.00	7.9721778488	7.5971778488	360	356	2.2500000000
118	I	91,573,723.83	7.9995819972	7.6245819972	360	358	2.2709288677
119	I	25,096,117.72	7.9622206317	7.5872206317	360	358	2.2936940093
120	I	211,200.00	8.3115530303	7.9365530303	360	359	2.2500000000
121	I	205,600.00	7.8750000000	7.5000000000	360	358	2.2500000000
122	I	131,250.00	7.7500000000	7.3750000000	360	359	2.2500000000
123	I	157,500.00	7.7500000000	7.3750000000	360	352	4.8750000000
124	I	168,000.00	8.0000000000	7.6250000000	360	357	2.2500000000
125	I	489,593.50	7.5882265083	7.2132265083	360	357	2.2500000000
126	I	20,370,674.98	7.9867468555	7.6117468555	360	358	2.2684701784
127	I	3,344,095.19	8.0006563364	7.6256563364	360	358	2.2500000000
128	I	1,015,187.53	7.9244505274	7.5494505274	360	359	2.2500000000
129	I	312,000.00	7.7500000000	7.3750000000	360	358	2.2500000000

S-119

130	I	158,272,792.27	7.9624547013	7.5874547013	360	358	2.2699469970
131	I	219,200.00	8.1250000000	7.7500000000	240	237	2.2500000000
132	I	33,916,962.08	7.9579944370	7.5829944370	360	358	2.2703271031
133	I	168,000.00	7.8750000000	7.5000000000	360	357	2.7500000000
134	I	1,328,272.18	5.9147536661	5.5397536661	360	353	2.7500000000
135	I	638,000.00	6.2500000000	6.0000000000	360	358	2.2500000000
136	I	573,050.00	6.5000000000	6.1250000000	360	359	2.2500000000
137	I	3,658,656.82	6.5244942624	6.1689002913	360	355	2.6102765919
138	I	462,400.00	6.8750000000	6.6250000000	360	357	2.2500000000
139	I	2,600,240.74	5.6835561878	5.3085561878	360	350	2.2500000000
140	I	520,000.00	6.5000000000	6.2500000000	360	358	2.2500000000
141	I	1,734,399.98	6.6262107912	6.3762107912	360	358	2.2500000000
142	I	600,000.00	6.8750000000	6.5000000000	360	359	2.2500000000
143	I	960,000.00	7.8750000000	7.5000000000	360	358	2.2500000000
144	I	272,699.99	7.0000000000	6.7500000000	360	358	2.2500000000
145	I	2,550,200.00	6.6694671006	6.4194671006	360	358	2.2500000000
146	I	714,646.33	6.8435422035	6.5474005827	360	356	2.4345664834
147	I	378,304.91	5.8750000000	5.5000000000	360	356	2.2500000000
148	I	172,000.00	6.5588662791	6.3088662791	360	358	2.2500000000
149	I	359,382.66	7.8750000000	7.5000000000	360	358	2.2500000000
150	I	728,590.92	6.5175597886	6.2038574695	360	357	2.2500000000
151	I	1,668,470.41	5.8321816208	5.4571816208	360	352	2.3069383787
152	I	168,000.00	7.1250000000	6.7500000000	360	359	2.2500000000
153	I	887,327.58	6.5785096638	6.3285096638	360	358	2.2500000000
154	I	1,474,525.18	6.7803025929	6.5303025929	360	358	2.2500000000
155	I	524,000.00	7.3543893130	6.9793893130	360	358	2.2500000000
156	I	2,832,912.13	6.6464116931	6.3553472117	360	358	2.2500000000
157	I	3,568,354.32	4.7538450775	4.5038450775	360	347	2.7500000000
158	I	1,081,664.89	7.7500000000	7.3750000000	360	356	2.6250000000
159	I	665,000.00	7.5000000000	7.1250000000	360	357	2.3750000000
160	I	469,041.23	10.2500000000	9.8750000000	360	354	5.0000000000
161	I	1,066,500.00	6.3138185654	6.0638185654	360	358	2.5000000000
162	I	3,675,663.65	6.0852909923	5.7102909923	360	354	5.1385766078
163	I	9,913,377.27	5.8300974259	5.4550974259	360	353	4.8591738412
164	I	560,000.00	7.1250000000	6.7500000000	360	357	2.3750000000
165	I	2,102,800.00	6.1462335933	5.7712335933	360	354	4.3529104052
166	I	1,003,250.00	5.6283952155	5.2533952155	360	354	4.6283952155
167	I	427,899.99	6.5000000000	6.2500000000	360	358	2.5000000000
168	I	520,000.00	7.8750000000	7.5000000000	360	353	2.3750000000
169	I	501,496.04	5.7500000000	5.3750000000	360	355	4.7500000000
170	I	85,600.00	6.8750000000	6.5000000000	360	356	2.5000000000
171	I	2,387,991.05	8.0992503510	7.7242503510	360	356	2.3750000000
172	I	9,383,379.80	6.7245760664	6.3715673936	360	356	2.5558693148
173	I	1,240,000.00	7.6391129032	7.2641129032	360	352	2.6673387097
174	I	464,000.00	7.6250000000	7.2500000000	360	355	6.6250000000
175	I	514,479.69	6.2500000000	5.8750000000	360	356	1.6250000000
176	I	502,500.00	7.8750000000	7.5000000000	360	352	3.1250000000
177	I	490,000.00	6.0000000000	5.6250000000	360	356	1.5000000000
178	I	2,679,142.47	4.9640377239	4.7140377239	360	347	2.7500000000
179	I	108,145.03	7.5262500000	7.1512500000	360	355	1.8750000000
180	I	355,016.86	8.4141493731	8.0391493731	360	357	4.6717012539
181	I	292,283.26	7.0000000000	6.7500000000	360	353	2.5000000000
182	I	1,673,361.11	5.8858192421	5.5108192421	360	352	4.8941122869
183	I	863,716.48	7.8087067023	7.4337067023	360	357	3.8031818381
184	I	798,809.06	7.7227519427	7.3477519427	360	359	3.5264077829
185	I	311,132.29	7.5634231744	7.1884231744	360	355	4.4027320340
186	I	269,756.11	6.7351853865	6.3601853865	360	358	2.3162036534
187	I	7,244,776.28	7.5123848159	7.1373848159	360	356	2.9561526146
188	I	500,000.00	6.2500000000	6.0000000000	360	358	2.5000000000
189	I	476,700.00	8.3356670862	7.9606670862	360	355	4.5393329138
190	I	1,880,138.00	6.0233395102	5.6483395102	360	353	5.0518820959
191	I	359,600.00	6.6250000000	6.2500000000	360	355	2.8750000000
192	I	654,400.00	5.8331295844	5.4581295844	360	355	3.6297371638
193	I	10,447,164.57	5.9306091311	5.5556091311	360	353	4.9612647695
194	I	1,063,095.56	6.9341602979	6.5591602979	360	355	2.9249960276
195	I	2,639,154.59	6.8522209019	6.4772209019	360	355	4.6192806216
196	I	1,736,999.99	6.5711715642	6.3211715642	360	358	2.5000000000

S-120

197	I	1,607,561.37	5.8966285747	5.5216285747	360	354	5.0347259464
198	I	1,332,836.95	6.2879735074	6.0379735074	360	358	2.5000000000
199	I	1,692,895.06	6.5331311322	6.1581311322	360	357	2.4928454617
200	I	1,177,782.50	6.3650025578	5.9900025578	360	355	4.1801476504
201	I	1,349,089.99	7.8116637886	7.4366637886	360	356	3.4696638111
202	I	745,518.00	6.5838343273	6.2088343273	360	358	2.3750000000
203	I	715,991.48	7.0837894677	6.7087894677	360	356	3.4895071656
204	I	290,000.00	6.3750000000	6.0000000000	360	359	2.3750000000
205	I	25,480,369.37	6.9096609011	6.5440451356	360	356	2.8118064622
206	I	992,186.43	6.4706952263	6.0956952263	360	348	2.9320490618
207	I	1,996,797.75	7.0869700937	6.7119700937	360	356	3.9868421827
208	I	456,000.00	7.6250000000	7.2500000000	360	354	3.7500000000
209	I	442,405.56	7.3259549564	6.9509549564	360	355	3.0607100135
210	I	417,000.00	6.5020983213	6.1270983213	360	358	2.0593525180
211	I	701,269.69	7.6467209819	7.2717209819	360	355	2.6247652062
212	II-1	271,457.47	6.5000000000	6.1755143725	360	356	2.2500000000
213	II-1	275,450.18	6.5000000000	6.1250000000	360	354	2.2500000000
214	II-1	199,209.92	6.6250000000	6.2500000000	300	297	2.2500000000
215	II-1	11,840,991.71	6.8617381218	6.5629480830	360	357	2.2831967837
216	II-1	1,965,000.00	6.2418575064	5.9918575064	360	358	2.2500000000
217	II-1	1,727,220.00	6.6905316057	6.4307615706	360	357	2.2500000000
218	II-1	1,865,490.00	7.2427766967	6.8677766967	360	359	2.2500000000
219	II-1	1,335,314.29	6.6911767182	6.3161767182	360	356	2.3364964907
220	II-1	32,053,816.15	6.8189527412	6.5027117245	360	357	2.2858459659
221	II-1	562,136.97	7.3617061759	6.9867061759	360	358	2.2500000000
222	II-1	941,704.67	7.0559762741	6.6809762741	360	359	2.2500000000
223	II-1	12,784,324.12	7.1508624903	6.7758624903	360	358	2.2656725000
224	II-1	396,087.56	6.2183508395	5.8433508395	360	358	2.2500000000
225	II-1	17,625,924.99	7.0688401132	6.6938401132	360	358	2.2763235077
226	II-1	119,710.41	7.1250000000	6.7500000000	360	357	2.7500000000
227	II-1	590,601.34	7.2170635102	6.8420635102	360	357	2.2500000000
228	II-1	7,642,181.02	7.2516470334	6.8766470334	360	359	2.2500000000
229	II-1	510,680.58	6.9167777243	6.5417777243	360	358	2.2500000000
230	II-1	2,902,638.84	6.8605904369	6.4855904369	360	358	2.2500000000
231	II-1	636,120.00	7.2263488021	6.8513488021	360	358	2.2500000000
232	II-1	204,000.00	7.6250000000	7.2500000000	360	359	2.2500000000
233	II-1	1,563,334.65	7.0484686036	6.6734686036	360	357	2.2500000000
234	II-1	391,920.00	7.4030924679	7.0280924679	360	357	2.2500000000
235	II-1	67,109,572.40	7.2208283533	6.8458283533	360	358	2.2981624137
236	II-1	18,972,669.47	7.2838367217	6.9088367217	360	358	2.2500000000
237	II-1	162,208.00	7.3750000000	7.0000000000	360	356	2.2500000000
238	II-1	12,717,221.49	7.1322739672	6.7572739672	360	358	2.2540492312
239	II-1	1,392,370.46	7.2315866587	6.8565866587	360	358	2.2500000000
240	II-1	417,849.00	7.5455753753	7.1705753753	360	358	2.2500000000
241	II-1	134,184,763.74	7.0663108849	6.6922405213	360	358	2.2551670945
242	II-1	22,824,672.51	7.2335541116	6.8585541116	360	358	2.2817913714
243	II-2	263,555.13	6.8750000000	6.6250000000	360	358	2.2500000000
244	II-2	12,980,447.71	6.8297571505	6.5746118920	360	357	2.2513366997
245	II-2	2,260,400.00	6.4477526102	6.1977526102	360	358	2.2500000000
246	II-2	340,000.00	7.3750000000	7.0000000000	360	357	2.2500000000
247	II-2	3,373,675.83	6.5202934762	6.2702934762	360	358	2.2500000000
248	II-2	965,250.00	7.1171069671	6.7421069671	360	358	2.2500000000
249	II-2	139,292.00	7.3750000000	7.0000000000	360	358	2.2500000000
250	II-2	2,330,235.00	6.5882385789	6.2132385789	360	357	2.4161634985
251	II-2	4,786,196.61	7.0536238340	6.7809806201	360	358	2.2500000000
252	II-2	723,594.86	7.4539001009	7.0789001009	360	358	2.2500000000
253	II-2	619,371.61	7.3870439832	7.0120439832	360	359	2.2500000000
254	II-2	78,341.81	7.5000000000	7.1250000000	360	359	2.2500000000
255	II-2	144,625.24	7.5000000000	7.1250000000	360	357	2.2500000000
256	II-2	358,068.95	7.2500000000	6.8750000000	360	356	2.2500000000
257	II-2	3,236,834.06	7.3698033550	6.9948033550	360	359	2.2622694164
258	II-2	681,931.86	6.9359178130	6.5609178130	360	359	2.2500000000
259	II-2	149,854.20	6.1250000000	5.7500000000	360	359	2.2500000000
260	II-2	10,900,756.85	7.1732088951	6.7982088951	360	358	2.3635204708
261	II-2	213,882.59	7.1250000000	6.7500000000	360	357	2.7500000000
262	II-2	321,950.00	7.3239439354	6.9489439354	360	358	2.2500000000
263	II-2	741,600.00	5.6893203883	5.3143203883	360	349	2.2500000000

S-121

264	II-2	6,798,239.00	7.1982043070	6.8232043070	360	359	2.2500000000
265	II-2	348,600.00	7.3614457831	6.9864457831	360	359	2.2500000000
266	II-2	1,352,025.00	7.1426702539	6.7676702539	360	358	2.2500000000
267	II-2	2,307,353.00	6.8649176134	6.4899176134	360	357	2.2500000000
268	II-2	184,000.00	7.1250000000	6.7500000000	360	355	2.2500000000
269	II-2	460,000.00	7.5000000000	7.1250000000	360	357	2.2500000000
270	II-2	67,164,117.22	7.0698259817	6.6948259817	360	358	2.2749383163
271	II-2	6,508,216.67	7.1928032968	6.8178032968	360	359	2.2500000000
272	II-2	12,086,180.24	7.1541273574	6.7791273574	360	359	2.2575559687
273	II-2	1,085,677.00	7.0014188152	6.6264188152	360	359	2.2500000000
274	II-2	744,000.00	7.0053763441	6.6303763441	360	359	2.2500000000
275	II-2	181,975,319.76	6.9906437949	6.6160531492	360	358	2.2582251095
276	II-2	14,470,298.57	7.1830385026	6.8080385026	360	358	2.2500000000
277	II-2	338,400.00	7.6250000000	7.2500000000	360	357	2.7500000000
278	II-3	453,602.95	7.0000000000	6.7500000000	360	358	2.2500000000
279	II-3	981,705.22	6.8037568918	6.5537568918	360	359	2.2500000000
280	II-3	540,422.27	5.7500000000	5.3750000000	180	174	2.7500000000
281	II-3	16,325,349.41	6.6146683828	6.2941055306	360	357	2.4789404413
282	II-3	4,610,717.81	6.5635517485	6.3135517485	360	357	2.2500000000
283	II-3	5,511,662.73	6.7139861885	6.4202910546	360	358	2.2500000000
284	II-3	2,661,100.00	7.2184153170	6.8434153170	360	358	2.2500000000
285	II-3	810,000.00	6.9228395062	6.5478395062	360	356	2.2500000000
286	II-3	11,077,769.64	6.1700480405	5.7950480405	360	354	2.6855917280
287	II-3	81,032,220.02	6.7796476331	6.4318801571	360	357	2.2529124217
288	II-3	3,138,078.85	7.0327281093	6.6577281093	360	357	2.2500000000
289	II-3	948,549.82	7.3750000000	7.0000000000	360	358	2.2500000000
290	II-3	5,030,334.16	7.1032678717	6.7282678717	360	358	2.2500000000
291	II-3	552,000.00	7.4039855072	7.0289855072	360	358	2.2500000000
292	II-3	1,936,499.59	5.6239026908	5.2489026908	360	351	2.2500000000
293	II-3	12,624,193.00	7.3019410132	6.9269410132	360	359	2.2500000000
294	II-3	852,944.00	6.7500000000	6.3750000000	360	359	2.2500000000
295	II-3	908,000.00	7.2461453744	6.8711453744	360	359	2.2500000000
296	II-3	52,897,313.61	7.1528316298	6.7778316298	360	358	2.2500000000
297	II-3	6,935,416.49	7.2540050315	6.8790050315	360	358	2.2500000000
298	II-3	1,101,750.00	6.6250000000	6.2500000000	360	359	2.2500000000
299	II-3	223,899.41	7.1250000000	6.7500000000	360	358	2.2500000000
300	II-3	452,000.00	6.8750000000	6.5000000000	360	358	2.2500000000
301	II-3	18,647,691.00	7.3288471144	6.9538471144	360	359	2.2500000000
302	II-3	2,441,000.00	7.3187730438	6.9437730438	360	358	2.2500000000
303	II-3	1,407,000.00	7.5000000000	7.1250000000	360	359	2.2500000000
304	II-3	124,969,941.57	7.1391439335	6.7641439335	360	358	2.2671084460
305	II-3	10,152,291.00	7.1348003002	6.7598003002	360	358	2.2500000000
306	II-4	348,769.28	6.6250000000	6.3750000000	360	357	2.2500000000
307	II-4	2,752,479.82	6.7747884097	6.4993986105	360	355	2.2500000000
308	II-4	597,200.00	6.0319825854	5.7819825854	360	356	2.2500000000
309	II-4	270,700.00	6.5000000000	6.2500000000	360	356	2.2500000000
310	II-4	6,101,614.74	6.5606248490	6.3106248490	360	355	2.2500000000
311	II-4	643,381.64	6.0000000000	5.6250000000	360	350	2.2500000000
312	II-4	369,376.52	6.8750000000	6.5000000000	360	358	2.2500000000
313	II-4	2,083,887.81	6.3315387496	5.9565387496	360	356	2.2500000000
314	II-4	9,851,378.16	5.8729825011	5.4979825011	360	350	2.2682715552
315	II-4	1,184,000.00	6.6250000000	6.3750000000	360	358	2.2500000000
316	II-4	1,253,569.29	6.5018378232	6.1268378232	360	353	2.2500000000
317	II-4	988,000.00	6.7621457490	6.5121457490	360	358	2.2500000000
318	II-4	2,452,643.94	6.0401056064	5.6651056064	360	354	2.6298936832
319	II-4	762,300.00	7.3750000000	7.0000000000	360	357	2.2500000000
320	II-4	79,000.00	6.5000000000	6.1250000000	360	352	2.2500000000
321	II-4	18,827,722.48	6.6035509519	6.2479216564	360	356	2.2999688691
322	III-1	305,051.49	5.9132865119	5.6632865119(1)	360	356	2.7500000000
323	III-1	620,866.99	6.1218302792	5.8718302792(4)	360	359	2.2500000000
324	III-1	755,374.52	6.5883603143	6.3383603143(2)	360	357	2.2500000000
325	III-1	12,424,327.06	6.1497525768	5.8762310985(3)	360	358	2.2786150809
326	III-1	26,139,629.74	6.4352547675	6.1592356154(3)	360	358	2.2833059901
327	III-1	12,635,843.66	6.7921247507	6.5346171998(3)	360	358	2.2858199524
328	III-1	721,851.24	5.7890058276	5.5390058276(3)	360	358	2.2500000000
329	III-1	325,592.00	4.2500000000	4.0000000000(2)	360	357	2.2500000000
330	III-1	214,881,969.75	6.3289810392	6.0560353571(3)	360	358	2.2867456298

S-122

331	III-2	7,972,215.26	6.7500000000	6.5000000000(1)	360	356	2.2500000000
332	III-2	1,458,210.10	5.7633901058	5.5133901058(2)	360	357	2.2500000000
333	III-2	5,294,109.04	6.6033428856	6.3533428856(3)	360	358	2.2975073120
334	III-2	10,540,933.27	6.6461676935	6.3961676935(4)	360	359	2.2500000000
335	III-2	1,324,800.00	7.3750000000	7.1250000000(3)	360	358	2.2500000000
336	III-2	5,736,093.40	6.8248661580	6.5748661580(3)	360	358	2.2500000000
337	III-2	28,141,443.00	6.9154644607	6.6615449744(3)	360	358	2.2583763206
338	III-2	65,247,545.06	6.9958221866	6.7439194024(3)	360	358	2.2567312877
339	III-3	457,087.87	6.5232349362	6.2732349362(8)	360	359	2.2500000000
340	III-3	4,354,826.01	6.6429824460	6.3929824460(7)	360	358	2.2500000000
341	III-3	19,709,747.64	6.6053678129	6.3553678129(7)	360	358	2.2500000000
342	III-3	4,518,397.59	6.4654882850	6.2154882850(7)	360	358	2.2500000000
343	III-3	296,000.00	5.8750000000	5.6250000000(6)	360	357	2.2500000000
344	III-3	63,306,083.96	6.4182606267	6.1495187064(7)	360	358	2.2745502497
345	III-4	500,775.28	7.0000000000	6.7500000000(7)	360	358	2.7500000000
346	III-4	541,500.00	6.1250000000	5.8750000000(5)	360	352	3.2500000000
347	III-4	1,260,961.05	6.5759202931	6.3259202931(6)	360	357	2.2500000000
348	III-4	403,908.96	6.7814451058	6.5314451058(7)	360	358	2.2500000000
349	III-4	6,420,553.02	6.3322053674	6.0822053674(7)	360	358	2.2500000000
350	III-4	28,411,677.84	6.6385139048	6.3885139048(7)	360	358	2.2500000000
351	III-4	550,424.70	6.6250000000	6.3750000000(6)	360	357	3.7500000000
352	III-4	9,652,000.00	6.8153621011	6.5653621011(7)	360	358	2.2500000000
353	III-4	11,771,086.00	7.1975137850	6.9307511006(7)	360	358	2.2736570143
354	III-4	84,536,804.82	6.9055781405	6.6514853640(7)	360	358	2.2590195685
355	III-5	487,986.94	5.8750000000	5.6250000000(11)	360	356	2.7500000000
356	III-5	113,427.04	7.6250000000	7.3750000000(13)	360	358	2.7500000000
357	III-5	731,697.38	6.0738076751	5.8238076751(10)	360	354	2.7500000000
358	III-5	3,373,114.67	6.3526580142	6.1026580142(13)	360	358	2.2500000000
359	III-5	1,125,284.15	6.9622333068	6.7122333068(13)	360	358	2.2500000000
360	III-5	4,072,017.51	6.5960074601	6.3460074601(13)	360	358	2.2500000000
361	III-5	8,882,700.10	6.2205683526	5.9705683526(13)	360	358	2.2500000000
362	III-5	52,643,764.86	6.3665699761	6.1165699761(13)	360	358	2.2500000000
363	III-5	6,796,320.70	6.4344847661	6.1844847661(13)	360	358	2.2500000000
364	III-5	14,229,132.98	6.5947978385	6.3447978385(13)	360	358	2.2500000000
365	III-5	74,423,613.48	6.3473817632	6.0963877507(13)	360	358	2.2499172278
366	III-5	563,353.50	7.7500000000	7.5000000000(9)	360	353	2.7500000000
367	III-5	511,200.00	6.2500000000	6.0000000000(12)	360	357	2.7500000000
368	III-5	204,000.00	6.7500000000	6.5000000000(11)	360	356	2.2500000000
369	III-5	2,004,800.00	6.9237829210	6.6737829210(11)	360	356	2.2500000000
370	III-6	1,935,282.98	6.5022159786	6.2522159786(15)	360	360	2.7500000000
371	III-6	786,059.54	6.2778325778	6.0278325778(15)	360	360	2.7500000000
372	III-6	2,638,787.60	6.3114586997	5.8275127266(12)	360	357	3.0554637734
373	III-6	4,147,024.76	6.3138925092	5.9889934178(13)	360	358	2.3460244761
374	III-6	5,043,841.76	6.4363413761	6.1157000412(13)	360	358	2.3543242250
375	III-6	5,187,777.28	6.4992372703	6.0922377594(13)	360	358	2.4752953326
376	III-6	9,099,872.94	6.3868738865	6.1102273832(14)	360	359	2.2803823237
377	III-6	46,786,972.02	6.4684188921	6.2184188921(15)	360	360	2.2500000000
378	III-6	14,061,127.48	6.7565149404	6.4690584857(15)	360	360	2.2986447464
379	III-6	36,482,952.68	6.6926387362	6.4172973334(15)	360	360	2.2843744107
380	III-6	73,567,119.50	6.5036001651	6.2422055121(15)	360	360	2.2693532420

S-123

MORTGAGE LOAN ASSUMPTIONS (continued)

Loan No.	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Lifetime Mortgage Rate (%)	Minimum Lifetime Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate/ Payment Adjustment Frequency (in months)	Remaining Interest Only Months	Index
1	No Cap	No Cap	12.6968752583	2.7500000000	4	12	NA	1 Yr. TRES
2	No Cap	No Cap	11.9995143580	2.7808061358	7	12	NA	1 Yr. TRES
3	2.000	2.000	11.2500000000	2.5000000000	76	12	NA	1 Yr. TRES
4	5.000	2.000	11.7901324552	2.7500000000	67	12	67	1 Yr. TRES
5	5.000	2.000	11.5000000000	2.7500000000	77	12	77	1 Yr. LIBOR
6	4.888	1.616	12.2407531484	2.0606310107	63	6	63	6 Mo. LIBOR
7	No Cap	No Cap	13.8888848200	2.5996056093	9	12	NA	1 Yr. TRES
8	No Cap	No Cap	13.4294310021	2.0000000000	4	6	NA	6 Mo. LIBOR
9	5.000	1.000	13.3750000000	2.2500000000	59	6	NA	6 Mo. LIBOR
10	5.000	2.000	10.9420453277	2.7500000000	36	12	NA	1 Yr. TRES
11	5.000	2.000	12.5000000000	2.5000000000	38	12	NA	1 Yr. LIBOR
12	4.754	2.000	12.2193023377	2.3113972525	38	6	NA	6 Mo. LIBOR
13	5.000	1.000	11.8750000000	2.2500000000	82	6	NA	6 Mo. LIBOR
14	4.114	1.443	11.2273085916	2.2506285489	43	6	79	6 Mo. LIBOR
15	No Cap	No Cap	11.6442198139	2.7500000000	8	12	NA	1 Yr. TRES
16	No Cap	No Cap	15.5000000000	3.5000000000	7	12	NA	1 Yr. TRES
17	No Cap	No Cap	15.0000000000	2.0000000000	3	12	NA	1 Yr. TRES
18	No Cap	No Cap	12.8426857574	2.7290706622	6	12	NA	1 Yr. TRES
19	1.000	1.000	12.0000000000	2.5000000000	12	12	NA	1 Yr. TRES
20	No Cap	No Cap	16.8750000000	2.5000000000	3	12	NA	1 Yr. LIBOR
21	4.083	2.000	11.4572835418	2.7500000000	67	12	NA	1 Yr. TRES
22	5.000	2.000	11.8262625902	2.7500000000	71	12	71	1 Yr. TRES
23	4.490	1.725	12.4373818419	2.2330018883	72	6	72	6 Mo. LIBOR
24	N/A	N/A	17.3007395343	2.8682490486	5	12	NA	1 Yr. TRES
25	N/A	N/A	17.0000000000	1.2100000000	3	12	NA	1 Yr. LIBOR
26	5.000	1.000	13.0000000000	2.2500000000	34	6	NA	6 Mo. LIBOR
27	3.000	1.000	11.9930789826	5.0725970549	41	6	53	6 Mo. LIBOR
28	3.000	1.000	11.3750000000	4.3750000000	42	6	54	6 Mo. LIBOR
29	No Cap	No Cap	13.3414783307	2.7500000000	8	12	NA	1 Yr. TRES
30	4.200	2.000	11.7165083085	3.1632343987	15	12	NA	1 Yr. TRES
31	N/A	N/A	13.4623168270	2.0000000000	5	6	NA	6 Mo. LIBOR
32	5.000	1.000	12.2806795922	2.2500000000	58	6	NA	6 Mo. LIBOR
33	4.880	1.000	12.3638086455	2.2500000000	59	6	NA	6 Mo. LIBOR
34	No Cap	No Cap	15.3641528188	3.4234061042	4	6	NA	6 Mo. LIBOR
35	5.000	2.000	10.7226946233	2.7287017998	40	12	NA	1YR_TRES
36	3.000	2.000	11.7500000000	2.2500000000	42	6	NA	6 Mo. LIBOR
37	3.000	2.000	11.7172590798	2.7500000000	44	6	NA	6 Mo. LIBOR
38	3.295	2.000	11.9476202452	2.3558004064	41	6	77	6 Mo. LIBOR
39	2.000	2.000	12.7500000000	2.2500000000	33	12	117	1 Yr. LIBOR
40	2.000	2.000	12.6579722266	2.2500000000	33	12	33	1 Yr. LIBOR
41	2.000	2.000	13.5000000000	5.0000000000	30	6	NA	6 Mo. LIBOR
42	2.000	1.000	12.0000000000	2.2500000000	34	6	NA	6 Mo. LIBOR
43	5.000	1.000	12.9656615284	2.2500000000	34	6	118	6 Mo. LIBOR
44	5.000	1.000	13.5000000000	2.2500000000	34	6	118	6 Mo. LIBOR
45	5.000	1.000	12.3957296736	2.2500000000	34	6	118	6 Mo. LIBOR
46	5.000	1.000	12.6337900447	2.2500000000	34	6	118	6 Mo. LIBOR
47	3.906	1.476	11.9823717949	2.2500000000	35	6	119	6 Mo. LIBOR
48	2.000	2.000	12.8750000000	5.0000000000	31	6	55	6 Mo. LIBOR
49	2.000	1.000	14.0000000000	2.2500000000	35	6	119	6 Mo. LIBOR
50	4.788	1.052	12.7782458147	2.2500000000	34	6	118	6 Mo. LIBOR
51	2.000	2.000	12.8750000000	2.2500000000	33	6	57	6 Mo. LIBOR
52	2.000	2.000	12.4341225585	2.2500000000	33	12	NA	1 Yr. LIBOR
53	2.000	2.000	12.3750000000	2.7500000000	33	12	NA	1 Yr. LIBOR
54	2.000	2.000	12.7500000000	2.2500000000	34	12	34	1 Yr. LIBOR
55	2.000	2.000	11.8750000000	2.2500000000	35	12	35	1 Yr. LIBOR

S-124

56	2.703	2.000	11.8746161911	2.2500000000	35	12	119	1 Yr. LIBOR
57	2.037	2.000	12.1966132722	2.2500000000	33	12	33	1 Yr. LIBOR
58	2.000	2.000	11.9665438251	2.2500000000	32	12	56	1 Yr. LIBOR
59	2.062	1.000	12.4951925286	2.2500000000	33	6	NA	6 Mo. LIBOR
60	2.000	1.000	13.1133471085	2.2500000000	34	6	NA	6 Mo. LIBOR
61	5.000	1.000	12.5630614872	2.2500000000	34	6	118	6 Mo. LIBOR
62	5.000	1.000	12.2500000000	2.2500000000	34	6	118	6 Mo. LIBOR
63	3.000	1.000	11.6250000000	2.2500000000	27	6	27	6 Mo. LIBOR
64	2.000	1.000	12.9118844457	2.2500000000	35	6	119	6 Mo. LIBOR
65	2.000	1.000	12.2500000000	2.2500000000	35	6	119	6 Mo. LIBOR
66	5.000	1.000	12.5503835153	2.2500000000	34	6	118	6 Mo. LIBOR
67	5.000	1.000	12.5487490461	2.2500000000	34	6	118	6 Mo. LIBOR
68	2.461	1.115	12.3241602880	2.2500000000	35	6	119	6 Mo. LIBOR
69	3.000	1.000	13.2000000000	2.2500000000	30	6	30	6 Mo. LIBOR
70	2.000	1.415	13.3561320755	5.0000000000	32	6	56	6 Mo. LIBOR
71	2.000	1.000	12.2101887698	2.2500000000	33	6	117	6 Mo. LIBOR
72	4.082	1.025	12.5681330882	2.2500000000	34	6	118	6 Mo. LIBOR
73	2.000	1.000	13.0903308006	2.2500000000	33	6	33	6 Mo. LIBOR
74	2.000	1.693	13.8152557598	2.7310089514	33	6	57	6 Mo. LIBOR
75	5.000	2.000	12.8221803080	2.2500000000	59	12	NA	1 Yr. LIBOR
76	5.000	2.000	12.6250000000	2.2500000000	58	12	58	1 Yr. LIBOR
77	5.000	2.000	13.0000000000	2.2500000000	59	12	119	1 Yr. LIBOR
78	5.000	2.000	12.9019421905	2.2500000000	57	12	57	1 Yr. LIBOR
79	5.000	1.000	13.5000000000	2.2500000000	58	6	NA	6 Mo. LIBOR
80	5.000	1.000	13.1855010348	2.2500000000	58	6	NA	6 Mo. LIBOR
81	5.000	1.000	12.9313526042	2.2500000000	58	6	NA	6 Mo. LIBOR
82	5.000	1.000	13.0763311404	2.2500000000	58	6	NA	6 Mo. LIBOR
83	5.000	1.000	13.0591818415	2.4690305206	59	6	119	6 Mo. LIBOR
84	5.000	1.000	12.8750000000	2.2500000000	59	6	59	6 Mo. LIBOR
85	5.000	1.000	13.0653450808	2.2500000000	59	6	119	6 Mo. LIBOR
86	5.133	1.133	13.0946403981	2.2646343939	58	6	118	6 Mo. LIBOR
87	5.000	1.000	13.1408977995	2.2500000000	58	6	58	6 Mo. LIBOR
88	5.000	1.000	11.7500000000	2.2500000000	58	6	118	6 Mo. LIBOR
89	5.000	1.000	12.7500000000	2.2500000000	58	6	118	6 Mo. LIBOR
90	5.055	1.055	13.1100199565	2.2500000000	58	6	118	6 Mo. LIBOR
91	5.000	1.000	12.9411924013	2.2500000000	59	6	59	6 Mo. LIBOR
92	5.000	1.000	13.0000000000	2.2500000000	59	6	119	6 Mo. LIBOR
93	5.129	1.129	13.1277644416	2.2591681490	58	6	118	6 Mo. LIBOR
94	5.000	1.000	12.9882828213	2.2500000000	58	6	58	6 Mo. LIBOR
95	5.000	1.000	12.7500000000	2.7500000000	54	6	114	6 Mo. LIBOR
96	5.000	2.000	12.9031020203	2.2500000000	58	12	NA	1 Yr. LIBOR
97	5.000	2.021	13.0034106101	2.2500000000	59	12	119	1 Yr. LIBOR
98	5.000	2.000	13.0357085791	2.2500000000	57	12	57	1 Yr. LIBOR
99	5.249	1.249	13.2801350855	2.3747385968	58	6	NA	6 Mo. LIBOR
100	5.000	1.000	12.8381712641	2.2500000000	59	6	NA	6 Mo. LIBOR
101	5.000	1.000	13.1250000000	2.2500000000	58	6	NA	6 Mo. LIBOR
102	5.000	1.000	12.7500000000	2.2500000000	57	6	NA	6 Mo. LIBOR
103	5.010	1.028	13.1314876476	2.3062555683	58	6	NA	6 Mo. LIBOR
104	5.000	1.000	13.1138686222	2.2500000000	57	6	NA	6 Mo. LIBOR
105	5.120	1.120	13.5159337754	2.2500000000	59	6	NA	6 Mo. LIBOR
106	5.063	1.070	13.0867672840	2.2751812499	58	6	NA	6 Mo. LIBOR
107	5.000	1.000	13.0000000000	2.2500000000	59	6	119	6 Mo. LIBOR
108	5.000	1.000	12.7500000000	2.7500000000	56	6	116	6 Mo. LIBOR
109	5.000	1.000	13.3223684211	2.2500000000	57	6	57	6 Mo. LIBOR
110	5.000	1.000	12.9997699788	2.2500000000	58	6	118	6 Mo. LIBOR
111	5.000	1.000	13.0200305671	2.2500000000	59	6	59	6 Mo. LIBOR
112	5.275	1.275	13.3134131508	2.3404548491	58	6	118	6 Mo. LIBOR
113	5.000	1.000	12.8750000000	2.2500000000	58	6	58	6 Mo. LIBOR
114	5.000	1.000	13.2171492205	2.2500000000	59	6	119	6 Mo. LIBOR
115	5.000	1.000	13.0975285171	2.2500000000	58	6	118	6 Mo. LIBOR

S-125

116	5.000	1.000	13.3750000000	2.2500000000	58	6	58	6 Mo. LIBOR
117	5.000	1.000	12.9721778488	2.2500000000	56	6	56	6 Mo. LIBOR
118	5.054	1.058	13.0561318434	2.2709288677	58	6	118	6 Mo. LIBOR
119	5.000	1.000	12.9622206317	2.2936940093	58	6	58	6 Mo. LIBOR
120	5.000	1.000	13.3115530303	2.2500000000	59	6	119	6 Mo. LIBOR
121	5.000	1.000	12.8750000000	2.2500000000	58	6	58	6 Mo. LIBOR
122	5.000	1.000	12.7500000000	2.2500000000	59	6	119	6 Mo. LIBOR
123	5.000	1.000	13.7500000000	4.8750000000	52	6	112	6 Mo. LIBOR
124	5.000	1.000	13.0000000000	2.2500000000	57	6	117	6 Mo. LIBOR
125	5.000	1.000	12.5882265083	2.2500000000	57	6	57	6 Mo. LIBOR
126	5.019	1.019	13.0053225777	2.2684701784	58	6	118	6 Mo. LIBOR
127	5.000	1.000	13.0006563364	2.2500000000	58	6	58	6 Mo. LIBOR
128	5.000	1.000	12.9244505274	2.2500000000	59	6	119	6 Mo. LIBOR
129	5.000	1.000	12.7500000000	2.2500000000	58	6	58	6 Mo. LIBOR
130	5.069	1.070	13.0304293462	2.2699469970	58	6	118	6 Mo. LIBOR
131	5.000	1.000	13.1250000000	2.2500000000	57	6	57	6 Mo. LIBOR
132	5.021	1.036	12.9926501694	2.2703271031	58	6	58	6 Mo. LIBOR
133	5.000	1.000	12.8750000000	2.7500000000	57	6	117	6 Mo. LIBOR
134	6.000	2.000	11.9147536661	2.7500000000	77	12	NA	1 Yr. LIBOR
135	5.000	2.000	11.2500000000	2.2500000000	82	12	82	1 Yr. LIBOR
136	5.000	2.000	11.5000000000	2.2500000000	83	12	119	1 Yr. LIBOR
137	5.721	2.000	12.2450474461	2.6102765919	79	12	115	1 Yr. LIBOR
138	5.000	2.000	11.8750000000	2.2500000000	81	12	81	1 Yr. LIBOR
139	3.000	1.000	11.6835561878	2.2500000000	74	6	74	6 Mo. LIBOR
140	5.000	1.000	11.5000000000	2.2500000000	82	6	118	6 Mo. LIBOR
141	5.000	1.000	11.6262107912	2.2500000000	82	6	118	6 Mo. LIBOR
142	5.000	1.000	11.8750000000	2.2500000000	83	6	119	6 Mo. LIBOR
143	5.000	1.000	12.8750000000	2.2500000000	82	6	82	6 Mo. LIBOR
144	5.000	1.000	12.0000000000	2.2500000000	82	6	118	6 Mo. LIBOR
145	5.000	1.000	11.6694671006	2.2500000000	82	6	118	6 Mo. LIBOR
146	5.369	2.000	12.2126751703	2.4345664833	80	12	NA	1 Yr. LIBOR
147	5.000	2.000	10.8750000000	2.2500000000	80	12	116	1 Yr. LIBOR
148	5.000	2.000	11.5588662791	2.2500000000	82	12	82	1 Yr. LIBOR
149	6.000	2.000	13.8750000000	2.2500000000	82	6	NA	6 Mo. LIBOR
150	5.000	1.000	11.5175597886	2.2500000000	81	6	NA	6 Mo. LIBOR
151	3.000	1.000	11.8321816208	2.3069383787	76	6	76	6 Mo. LIBOR
152	5.000	1.000	12.1250000000	2.2500000000	83	6	119	6 Mo. LIBOR
153	5.000	1.000	11.5785096638	2.2500000000	82	6	118	6 Mo. LIBOR
154	5.000	1.000	11.7803025929	2.2500000000	82	6	118	6 Mo. LIBOR
155	5.000	1.000	12.3543893130	2.2500000000	77	6	118	6 Mo. LIBOR
156	5.130	1.130	11.7760486119	2.2500000000	82	6	118	6 Mo. LIBOR
157	2.000	2.000	10.2581996450	2.7500000000	10	12	NA	1 Yr. LIBOR
158	1.000	1.000	12.0000000000	2.6250000000	1	1	NA	1 Mo. LIBOR
159	No Cap	No Cap	12.0000000000	2.3750000000	1	1	117	1 Mo. LIBOR
160	3.000	1.000	15.2500000000	5.0000000000	18	6	NA	6 Mo. LIBOR
161	3.000	1.000	12.3138185654	2.5000000000	22	6	118	6 Mo. LIBOR
162	3.000	1.000	12.0852909923	5.1385766078	18	6	54	6 Mo. LIBOR
163	3.000	1.000	11.8300974259	4.8591738412	17	6	53	6 Mo. LIBOR
164	3.000	1.000	12.1250000000	2.3750000000	21	6	117	6 Mo. LIBOR
165	2.691	1.309	12.1462335933	4.3529104052	18	6	54	6 Mo. LIBOR
166	3.000	1.000	11.6283952155	4.6283952155	18	6	54	6 Mo. LIBOR
167	3.000	1.000	12.5000000000	2.5000000000	22	6	118	6 Mo. LIBOR
168	3.000	1.000	12.8750000000	2.3750000000	17	6	113	6 Mo. LIBOR
169	3.000	1.000	11.7500000000	4.7500000000	19	6	55	6 Mo. LIBOR
170	3.000	1.000	11.8750000000	2.5000000000	20	6	116	6 Mo. LIBOR
171	3.000	1.000	13.0992503510	2.3750000000	20	6	116	6 Mo. LIBOR
172	3.348	1.116	12.0164563758	2.5558693148	20	6	116	6 Mo. LIBOR
173	3.000	1.000	13.1713709677	2.6673387097	16	6	16	6 Mo. LIBOR
174	3.000	1.000	13.6250000000	6.6250000000	19	6	55	6 Mo. LIBOR
175	No Cap	No Cap	12.0000000000	1.6250000000	2	6	NA	6 Mo. LIBOR

S-126

176	6.000	6.000	12.0000000000	3.1250000000	4	6	112	6 Mo. LIBOR
177	No Cap	No Cap	12.0000000000	1.5000000000	2	6	116	6 Mo. LIBOR
178	2.000	2.000	10.4056381327	2.7500000000	4	12	NA	1 Yr. LIBOR
179	No Cap	No Cap	12.0000000000	1.8750000000	1	1	115	1 Mo. LIBOR
180	2.438	1.562	13.9764177115	4.6717012539	21	6	NA	6 Mo. LIBOR
181	3.000	1.000	13.0000000000	2.5000000000	17	6	NA	6 Mo. LIBOR
182	3.000	1.000	11.6784931198	4.8941122869	16	6	NA	6 Mo. LIBOR
183	3.000	1.000	13.1283123094	3.8031818381	21	6	NA	6 Mo. LIBOR
184	3.000	1.000	12.9006078874	3.5264077829	23	6	NA	6 Mo. LIBOR
185	3.000	1.000	12.9232183921	4.4027320340	19	6	NA	6 Mo. LIBOR
186	3.000	1.000	11.7351853865	2.3162036534	22	6	NA	6 Mo. LIBOR
187	3.383	1.225	12.8779714272	2.9561526146	20	6	NA	6 Mo. LIBOR
188	3.000	1.000	12.2500000000	2.5000000000	22	6	118	6 Mo. LIBOR
189	2.614	1.386	13.7214443046	4.5393329138	19	6	115	6 Mo. LIBOR
190	3.000	1.000	12.0233395102	5.0518820959	17	6	53	6 Mo. LIBOR
191	3.000	1.000	12.6250000000	2.8750000000	19	6	115	6 Mo. LIBOR
192	3.000	1.000	11.8331295844	3.6297371638	19	6	55	6 Mo. LIBOR
193	3.000	1.000	11.9306091311	4.9612647695	17	6	53	6 Mo. LIBOR
194	3.372	1.124	12.2279250465	2.9249960276	19	6	115	6 Mo. LIBOR
195	2.762	1.238	12.7615858171	4.6192806216	19	6	55	6 Mo. LIBOR
196	3.000	1.000	12.5711715642	2.5000000000	22	6	118	6 Mo. LIBOR
197	3.000	1.000	11.8966285747	5.0347259464	18	6	54	6 Mo. LIBOR
198	3.000	1.000	12.2879735074	2.5000000000	22	6	118	6 Mo. LIBOR
199	3.000	1.000	11.9244135074	2.4928454617	21	6	117	6 Mo. LIBOR
200	3.000	1.000	12.2317088469	4.1801476504	19	6	55	6 Mo. LIBOR
201	2.744	1.256	13.0678364699	3.4696638111	20	6	116	6 Mo. LIBOR
202	3.000	1.000	11.5838343273	2.3750000000	22	6	118	6 Mo. LIBOR
203	2.575	1.425	13.0837894677	3.4895071656	20	6	56	6 Mo. LIBOR
204	3.000	1.000	11.3750000000	2.3750000000	23	6	119	6 Mo. LIBOR
205	3.445	1.323	12.3267921234	2.8118064622	21	6	116	6 Mo. LIBOR
206	3.415	1.138	11.6089749849	2.9320490618	12	6	12	6 Mo. LIBOR
207	2.867	1.133	12.7978822279	3.9868421827	20	6	56	6 Mo. LIBOR
208	3.000	1.000	13.6250000000	3.7500000000	18	6	114	6 Mo. LIBOR
209	1.000	1.000	15.7617485950	3.0607100135	1	6	NA	6 Mo. LIBOR
210	No Cap	No Cap	12.0000000000	2.0593525180	4	6	118	6 Mo. LIBOR
211	No Cap	No Cap	13.8060851168	2.6247652062	4	6	115	6 Mo. LIBOR
212	5.000	2.000	11.5000000000	2.2500000000	56	12	NA	1 Yr. LIBOR
213	6.000	2.000	12.5000000000	2.2500000000	54	12	NA	1 Yr. LIBOR
214	5.000	2.000	11.6250000000	2.2500000000	57	12	NA	1 Yr. LIBOR
215	5.066	2.000	11.9281316891	2.2831967836	57	12	NA	1 Yr. LIBOR
216	5.000	2.000	11.2418575064	2.2500000000	58	12	58	1 Yr. LIBOR
217	5.000	2.000	11.6905316057	2.2500000000	57	12	57	1 Yr. LIBOR
218	5.000	1.854	12.2427766967	2.2500000000	59	12	119	1 Yr. LIBOR
219	5.392	2.000	12.0828225606	2.3364964907	56	12	116	1 Yr. LIBOR
220	5.000	2.001	11.8189527412	2.2858459659	57	12	57	1 Yr. LIBOR
221	5.000	1.000	12.3617061759	2.2500000000	58	6	NA	6 Mo. LIBOR
222	5.000	1.000	12.0559762741	2.2500000000	59	6	NA	6 Mo. LIBOR
223	5.084	1.092	12.2349014039	2.2656725000	58	6	NA	6 Mo. LIBOR
224	5.000	1.000	11.2183508395	2.2500000000	58	6	NA	6 Mo. LIBOR
225	5.124	1.136	12.2000391947	2.2763235077	58	6	NA	6 Mo. LIBOR
226	5.000	1.000	12.1250000000	2.7500000000	57	6	NA	6 Mo. LIBOR
227	5.000	1.000	12.2170635102	2.2500000000	57	6	57	6 Mo. LIBOR
228	5.054	1.054	12.3054013215	2.2500000000	59	6	119	6 Mo. LIBOR
229	5.000	1.000	11.9167777243	2.2500000000	58	6	58	6 Mo. LIBOR
230	5.028	1.028	11.8881515647	2.2500000000	58	6	118	6 Mo. LIBOR
231	5.000	1.000	12.2263488021	2.2500000000	58	6	58	6 Mo. LIBOR
232	5.000	1.000	12.6250000000	2.2500000000	59	6	119	6 Mo. LIBOR
233	5.000	1.000	12.0484686036	2.2500000000	57	6	117	6 Mo. LIBOR
234	5.000	1.000	12.4030924679	2.2500000000	57	6	57	6 Mo. LIBOR
235	5.212	1.215	12.4349809556	2.2981624137	58	6	118	6 Mo. LIBOR

S-127

236	5.000	1.020	12.2996489405	2.2500000000	58	6	58	6 Mo. LIBOR
237	5.000	1.000	12.3750000000	2.2500000000	56	6	56	6 Mo. LIBOR
238	5.221	1.221	12.3533090378	2.2540492312	58	6	118	6 Mo. LIBOR
239	5.000	1.000	12.2315866587	2.2500000000	58	6	58	6 Mo. LIBOR
240	5.000	1.000	12.5455753753	2.2500000000	58	6	118	6 Mo. LIBOR
241	5.160	1.165	12.2297541071	2.2551670945	58	6	118	6 Mo. LIBOR
242	4.994	1.017	12.2426438805	2.2817913714	58	6	58	6 Mo. LIBOR
243	5.000	2.000	11.8750000000	2.2500000000	58	12	NA	1 Yr. LIBOR
244	5.003	2.000	11.8324305498	2.2513366997	57	12	NA	1 Yr. LIBOR
245	5.000	2.030	12.1887718988	2.2500000000	58	12	58	1 Yr. LIBOR
246	5.000	2.000	12.3750000000	2.2500000000	57	12	57	1 Yr. LIBOR
247	5.000	2.000	11.5202934762	2.2500000000	58	12	58	1 Yr. LIBOR
248	5.000	2.000	12.1171069671	2.2500000000	58	12	118	1 Yr. LIBOR
249	5.000	2.000	12.3750000000	2.2500000000	58	12	58	1 Yr. LIBOR
250	5.332	1.804	11.9205655760	2.4161634985	57	12	117	1 Yr. LIBOR
251	5.000	2.015	12.0536238340	2.2500000000	58	12	58	1 Yr. LIBOR
252	5.000	1.000	12.4539001009	2.2500000000	58	6	NA	6 Mo. LIBOR
253	5.000	1.000	12.3870439832	2.2500000000	59	6	NA	6 Mo. LIBOR
254	5.000	1.000	12.5000000000	2.2500000000	59	6	NA	6 Mo. LIBOR
255	5.000	1.000	12.5000000000	2.2500000000	57	6	NA	6 Mo. LIBOR
256	5.000	1.000	12.2500000000	2.2500000000	56	6	NA	6 Mo. LIBOR
257	5.025	1.025	12.3943421879	2.2622694164	59	6	NA	6 Mo. LIBOR
258	5.000	1.000	11.9359178130	2.2500000000	59	6	NA	6 Mo. LIBOR
259	5.000	1.000	11.1250000000	2.2500000000	59	6	NA	6 Mo. LIBOR
260	5.100	1.100	12.2735447567	2.3635204708	58	6	NA	6 Mo. LIBOR
261	5.000	1.000	12.1250000000	2.7500000000	57	6	NA	6 Mo. LIBOR
262	5.000	1.000	12.3239439354	2.2500000000	58	6	58	6 Mo. LIBOR
263	3.000	1.000	11.6893203883	2.2500000000	49	6	49	6 Mo. LIBOR
264	5.000	1.000	12.1982043070	2.2500000000	59	6	119	6 Mo. LIBOR
265	5.000	1.000	12.3614457831	2.2500000000	59	6	59	6 Mo. LIBOR
266	5.000	1.000	12.1426702539	2.2500000000	58	6	118	6 Mo. LIBOR
267	5.269	1.269	12.1334937697	2.2500000000	57	6	117	6 Mo. LIBOR
268	5.000	1.000	12.1250000000	2.2500000000	55	6	55	6 Mo. LIBOR
269	5.000	1.000	12.5000000000	2.2500000000	57	6	117	6 Mo. LIBOR
270	5.121	1.121	12.1905537503	2.2749383163	58	6	118	6 Mo. LIBOR
271	5.000	1.046	12.2435084310	2.2500000000	59	6	59	6 Mo. LIBOR
272	5.110	1.135	12.2643565591	2.2575559687	59	6	119	6 Mo. LIBOR
273	5.000	1.000	12.0014188152	2.2500000000	59	6	59	6 Mo. LIBOR
274	5.000	1.000	12.0053763441	2.2500000000	59	6	119	6 Mo. LIBOR
275	5.033	1.043	12.0318363723	2.2582251094	58	6	118	6 Mo. LIBOR
276	4.951	1.055	12.2274950836	2.2500000000	58	6	58	6 Mo. LIBOR
277	5.000	1.000	12.6250000000	2.7500000000	57	6	117	6 Mo. LIBOR
278	5.000	2.000	12.0000000000	2.2500000000	58	12	NA	1 Yr. LIBOR
279	5.000	2.000	11.8037568918	2.2500000000	59	12	NA	1 Yr. LIBOR
280	6.000	2.000	11.7500000000	2.7500000000	54	12	NA	1 Yr. LIBOR
281	5.246	2.000	11.8877393118	2.4789404413	57	12	NA	1 Yr. LIBOR
282	5.000	2.000	11.5635517485	2.2500000000	57	12	57	1 Yr. LIBOR
283	5.000	2.000	11.7139861885	2.2500000000	58	12	58	1 Yr. LIBOR
284	5.000	2.000	12.2184153170	2.2500000000	58	12	118	1 Yr. LIBOR
285	5.000	2.000	11.9228395062	2.2500000000	56	12	56	1 Yr. LIBOR
286	5.871	2.000	12.0412314965	2.6855917280	54	12	114	1 Yr. LIBOR
287	5.000	2.000	11.7796476331	2.2529124217	57	12	57	1 Yr. LIBOR
288	5.000	1.000	12.0327281093	2.2500000000	57	6	NA	6 Mo. LIBOR
289	5.000	1.000	12.3750000000	2.2500000000	58	6	NA	6 Mo. LIBOR
290	5.149	1.149	12.2521121007	2.2500000000	58	6	NA	6 Mo. LIBOR
291	5.000	1.000	12.4039855072	2.2500000000	58	6	58	6 Mo. LIBOR
292	3.000	1.000	11.6239026908	2.2500000000	51	6	51	6 Mo. LIBOR
293	5.000	1.000	12.3019410132	2.2500000000	59	6	119	6 Mo. LIBOR
294	5.000	1.000	11.7500000000	2.2500000000	59	6	59	6 Mo. LIBOR
295	5.000	1.000	12.2461453744	2.2500000000	59	6	119	6 Mo. LIBOR

S-128

296	5.291	1.299	12.4521440886	2.2500000000	58	6	118	6 Mo. LIBOR
297	5.000	1.000	12.2540050315	2.2500000000	58	6	58	6 Mo. LIBOR
298	5.000	1.000	11.6250000000	2.2500000000	59	6	119	6 Mo. LIBOR
299	5.000	1.000	12.1250000000	2.2500000000	58	6	58	6 Mo. LIBOR
300	5.000	1.000	11.8750000000	2.2500000000	58	6	58	6 Mo. LIBOR
301	5.368	1.368	12.6968605054	2.2500000000	59	6	119	6 Mo. LIBOR
302	5.000	1.000	12.3187730438	2.2500000000	58	6	58	6 Mo. LIBOR
303	5.000	1.000	12.5000000000	2.2500000000	59	6	119	6 Mo. LIBOR
304	5.119	1.124	12.2578923620	2.2671084460	58	6	118	6 Mo. LIBOR
305	5.000	1.000	12.1348003002	2.2500000000	58	6	58	6 Mo. LIBOR
306	5.000	2.000	11.6250000000	2.2500000000	117	12	NA	1 Yr. LIBOR
307	5.000	2.000	11.7747884097	2.2500000000	115	12	NA	1 Yr. LIBOR
308	5.000	2.000	11.0319825854	2.2500000000	116	12	116	1 Yr. LIBOR
309	5.000	2.000	11.5000000000	2.2500000000	116	12	116	1 Yr. LIBOR
310	5.000	2.026	11.5606248490	2.2500000000	115	12	115	1 Yr. LIBOR
311	3.000	1.000	12.0000000000	2.2500000000	110	6	NA	6 Mo. LIBOR
312	6.000	2.000	12.8750000000	2.2500000000	118	6	NA	6 Mo. LIBOR
313	5.749	1.749	12.0808603745	2.2500000000	116	6	NA	6 Mo. LIBOR
314	3.000	1.000	11.8729825011	2.2682715552	110	6	110	6 Mo. LIBOR
315	5.000	1.000	11.6250000000	2.2500000000	118	6	118	6 Mo. LIBOR
316	6.000	2.000	12.5018378232	2.2500000000	113	6	113	6 Mo. LIBOR
317	5.000	1.000	11.7621457490	2.2500000000	118	6	118	6 Mo. LIBOR
318	5.620	1.620	12.0401056064	2.6298936832	114	6	114	6 Mo. LIBOR
319	6.000	2.000	13.3750000000	2.2500000000	117	6	117	6 Mo. LIBOR
320	No Cap	No Cap	13.0000000000	2.2500000000	112	6	112	6 Mo. LIBOR
321	5.463	1.527	12.1764399172	2.2999688691	116	6	116	6 Mo. LIBOR
322	2.585	2.000	11.7182674022	2.7500000000	56	12	NA	1 Yr. TRES
323	5.000	2.000	11.1218302792	2.2500000000	59	12	NA	1 Yr. LIBOR
324	5.000	2.000	11.5883603143	2.2500000000	57	12	NA	1 Yr. LIBOR
325	4.775	2.000	11.2248715596	2.2786150809	58	12	NA	1 Yr. LIBOR
326	5.000	2.000	11.4352547675	2.2833059901	58	12	58	1 Yr. LIBOR
327	5.000	2.000	11.7921247507	2.2858199524	58	12	58	1 Yr. LIBOR
328	5.000	2.000	10.7890058276	2.2500000000	58	12	118	1 Yr. LIBOR
329	5.000	2.000	9.2500000000	2.2500000000	57	12	33	1 Yr. LIBOR
330	4.942	2.000	11.3497927655	2.2867456298	58	12	58	1 Yr. LIBOR
331	5.000	2.000	11.7500000000	2.2500000000	56	12	NA	1 Yr. LIBOR
332	5.000	2.000	10.7633901058	2.2500000000	57	12	NA	1 Yr. LIBOR
333	5.000	2.000	11.6033428856	2.2975073120	58	12	NA	1 Yr. LIBOR
334	5.000	2.000	11.6461676935	2.2500000000	59	12	59	1 Yr. LIBOR
335	5.000	2.000	12.3750000000	2.2500000000	58	12	58	1 Yr. LIBOR
336	5.000	2.000	11.8248661580	2.2500000000	58	12	58	1 Yr. LIBOR
337	5.000	2.000	11.9154644607	2.2583763206	58	12	58	1 Yr. LIBOR
338	5.000	2.000	11.9958221866	2.2567312877	58	12	58	1 Yr. LIBOR
339	5.000	2.000	11.5232349362	2.2500000000	83	12	NA	1 Yr. LIBOR
340	5.000	2.000	11.6429824460	2.2500000000	82	12	NA	1 Yr. LIBOR
341	5.000	2.000	11.6053678129	2.2500000000	82	12	82	1 Yr. LIBOR
342	5.000	2.000	11.4654882850	2.2500000000	82	12	82	1 Yr. LIBOR
343	5.000	2.000	10.8750000000	2.2500000000	81	12	117	1 Yr. LIBOR
344	5.000	2.000	11.4182606267	2.2745502497	82	12	82	1 Yr. LIBOR
345	5.000	2.000	12.0000000000	2.7500000000	82	12	NA	1 Yr. TRES
346	5.000	2.000	11.1250000000	3.2500000000	76	12	76	1 Yr. TRES
347	5.000	2.000	11.5759202931	2.2500000000	81	12	NA	1 Yr. LIBOR
348	5.000	2.000	11.7814451058	2.2500000000	82	12	NA	1 Yr. LIBOR
349	5.000	2.000	11.3322053674	2.2500000000	82	12	NA	1 Yr. LIBOR
350	5.000	2.000	11.6385139048	2.2500000000	82	12	82	1 Yr. LIBOR
351	5.000	2.000	11.6250000000	3.7500000000	81	12	81	1 Yr. LIBOR
352	5.000	2.000	11.8153621011	2.2500000000	82	12	82	1 Yr. LIBOR
353	5.000	2.000	12.1975137850	2.2736570143	82	12	82	1 Yr. LIBOR
354	5.000	2.000	11.9055781405	2.2590195685	82	12	82	1 Yr. LIBOR
355	5.000	2.000	10.8750000000	2.7500000000	116	12	NA	1 Yr. TRES

S-129

356	5.000	2.000	12.6250000000	2.7500000000	118	12	NA	1 Yr. TRES
357	5.000	2.000	11.0738076751	2.7500000000	114	12	NA	1 Yr. TRES
358	5.000	2.000	11.3526580142	2.2500000000	118	12	NA	1 Yr. LIBOR
359	5.000	2.000	11.9622333068	2.2500000000	118	12	NA	1 Yr. LIBOR
360	5.000	2.000	11.5960074601	2.2500000000	118	12	NA	1 Yr. LIBOR
361	5.000	2.000	11.2205683526	2.2500000000	118	12	NA	1 Yr. LIBOR
362	5.000	2.000	11.3665699761	2.2500000000	118	12	118	1 Yr. LIBOR
363	5.036	2.000	11.4709742376	2.2500000000	118	12	118	1 Yr. LIBOR
364	5.000	2.000	11.5947978385	2.2500000000	118	12	118	1 Yr. LIBOR
365	4.978	1.994	11.3473817632	2.2499172278	118	12	118	1 Yr. LIBOR
366	5.000	1.000	13.7500000000	2.7500000000	113	6	NA	6 Mo. LIBOR
367	5.000	1.000	11.2500000000	2.7500000000	117	6	117	6 Mo. LIBOR
368	6.000	2.000	12.7500000000	2.2500000000	116	6	116	6 Mo. LIBOR
369	6.000	2.000	12.9237829210	2.2500000000	116	6	116	6 Mo. LIBOR
370	5.000	2.000	11.5520534354	2.7500000000	120	12	NA	1 Yr. TRES
371	5.000	2.000	11.3258814370	2.7500000000	120	12	NA	1 Yr. TRES
372	5.000	2.000	11.3579107760	3.0554637734	117	12	NA	1 Yr. TRES
373	5.000	2.000	11.3616317750	2.3460244761	118	12	NA	1 Yr. LIBOR
374	5.000	2.000	11.4850906415	2.3543242250	118	12	NA	1 Yr. LIBOR
375	5.000	2.000	11.5477995140	2.4752953326	118	12	NA	1 Yr. LIBOR
376	5.048	2.000	11.4839086209	2.2803823237	119	12	NA	1 Yr. LIBOR
377	5.000	2.000	11.5179869467	2.2500000000	120	12	120	1 Yr. LIBOR
378	5.000	2.000	11.8080808850	2.2986447464	120	12	120	1 Yr. LIBOR
379	5.000	2.000	11.7437920840	2.2843744107	120	12	120	1 Yr. LIBOR
380	5.000	2.000	11.5533578268	2.2693532420	120	12	120	1 Yr. LIBOR

(1) The servicing fee increases by 0.125% per annum in the 56th period

(2) The servicing fee increases by 0.125% per annum in the 57th period

(3) The servicing fee increases by 0.125% per annum in the 58th period

(4) The servicing fee increases by 0.125% per annum in the 59th period

(5) The servicing fee increases by 0.125% per annum in the 76th period

(6) The servicing fee increases by 0.125% per annum in the 81st period

(7) The servicing fee increases by 0.125% per annum in the 82nd period

(8) The servicing fee increases by 0.125% per annum in the 83rd period

(9) The servicing fee increases by 0.125% per annum in the 113th period

(10) The servicing fee increases by 0.125% per annum in the 114th period

(11) The servicing fee increases by 0.125% per annum in the 116th period

(12) The servicing fee increases by 0.125% per annum in the 117th period

(13) The servicing fee increases by 0.125% per annum in the 118th period

(14) The servicing fee increases by 0.125% per annum in the 119th period

(15) The servicing fee increases by 0.125% per annum in the 120th period

S-130

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered Certificates set forth in the tables. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the classes of Offered Certificates set forth below may mature earlier or later than indicated by the tables below. Further, subsequent mortgage loans shall be conveyed to the Trustee on behalf of the Trust during the Pre-Funding Period, which will increase the aggregate principal balance of the Mortgage Loans and otherwise affect the characteristics of the Mortgage Loans that may be reflected in the structuring assumptions. The subsequent mortgage loans will have the characteristics with respect thereto set forth in “The Mortgage Loans—Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account.” Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (other than the Interest Only Certificates) and sets forth the percentage of the initial principal amounts of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial Certificate Principal Balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

S-131

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

	Class I-A Certificates					Class I-M-1 Certificates
	10%	20%	30%	40%	50%	10%	20%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	89	77	66	55	44	100	100	100	100	100
April 2008	78	59	43	28	16	100	100	100	100	100
April 2009	69	45	26	12	2	100	100	100	100	100
April 2010	61	36	21	11	2	100	81	48	26	70
April 2011	53	29	15	6	2	100	65	33	15	6
April 2012	47	23	10	4	1	100	51	23	9	3
April 2013	41	18	7	2	*	93	41	16	5	2
April 2014	37	14	5	1	0	83	33	11	3	0
April 2015	33	11	3	*	0	75	26	8	2	0
April 2016	29	9	2	0	0	66	20	5	1	0
April 2017	26	7	1	0	0	58	16	4	0	0
April 2018	23	5	1	0	0	51	12	3	0	0
April 2019	20	4	*	0	0	45	10	2	0	0
April 2020	17	3	0	0	0	39	7	1	0	0
April 2021	15	2	0	0	0	34	6	0	0	0
April 2022	13	1	0	0	0	29	4	0	0	0
April 2023	11	1	0	0	0	25	3	0	0	0
April 2024	9	1	0	0	0	21	3	0	0	0
April 2025	8	*	0	0	0	18	2	0	0	0
April 2026	6	*	0	0	0	15	1	0	0	0
April 2027	5	0	0	0	0	13	0	0	0	0
April 2028	4	0	0	0	0	11	0	0	0	0
April 2029	3	0	0	0	0	9	0	0	0	0
April 2030	3	0	0	0	0	7	0	0	0	0
April 2031	2	0	0	0	0	5	0	0	0	0
April 2032	1	0	0	0	0	4	0	0	0	0
April 2033	1	0	0	0	0	3	0	0	0	0
April 2034	*	0	0	0	0	2	0	0	0	0
April 2035	0	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	7.57	3.97	2.51	1.70	1.16	13.59	7.35	4.98	4.21	4.40

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-132

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class I-M-2 Certificates						Class I-B-1 Certificates
	10%	20%	30%	40%	50%	10%	20%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	81	48	26	12	100	81	48	26	12
April 2011	100	65	33	15	6	100	65	33	15	6
April 2012	100	51	23	9	3	100	51	23	9	3
April 2013	93	41	16	5	2	93	41	16	5	2
April 2014	83	33	11	3	0	83	33	11	3	0
April 2015	75	26	8	2	0	75	26	8	2	0
April 2016	66	20	5	1	0	66	20	5	1	0
April 2017	58	16	4	0	0	58	16	4	0	0
April 2018	51	12	3	0	0	51	12	3	0	0
April 2019	45	10	2	0	0	45	10	2	0	0
April 2020	39	7	1	0	0	39	7	1	0	0
April 2021	34	6	0	0	0	34	6	0	0	0
April 2022	29	4	0	0	0	29	4	0	0	0
April 2023	25	3	0	0	0	25	3	0	0	0
April 2024	21	3	0	0	0	21	3	0	0	0
April 2025	18	2	0	0	0	18	2	0	0	0
April 2026	15	1	0	0	0	15	1	0	0	0
April 2027	13	1	0	0	0	13	1	0	0	0
April 2028	11	0	0	0	0	11	0	0	0	0
April 2029	9	0	0	0	0	9	0	0	0	0
April 2030	7	0	0	0	0	7	0	0	0	0
April 2031	5	0	0	0	0	5	0	0	0	0
April 2032	4	0	0	0	0	4	0	0	0	0
April 2033	3	0	0	0	0	3	0	0	0	0
April 2034	2	0	0	0	0	2	0	0	0	0
April 2035	0	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	13.59	7.35	4.93	4.03	3.80	13.59	7.35	4.92	3.96	3.61

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-133

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class I-B-2 Certificates						Class II-1A Certificates
	10%	20%	30%	40%	50%	0%	10%	25%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	89	73	56	45
April 2008	100	100	100	100	100	100	79	52	31	20
April 2009	100	100	100	100	100	100	70	37	17	9
April 2010	100	81	48	26	12	99	62	28	10	4
April 2011	100	65	33	15	6	99	55	21	6	2
April 2012	100	51	23	9	3	99	48	16	4	1
April 2013	93	41	16	5	2	98	42	12	2	1
April 2014	83	33	11	3	0	98	38	9	1	*
April 2015	75	26	8	2	0	97	34	6	1	*
April 2016	66	20	5	1	0	96	30	5	*	*
April 2017	58	16	4	0	0	94	27	4	*	*
April 2018	51	12	3	0	0	92	23	3	*	*
April 2019	45	10	2	0	0	89	20	2	*	*
April 2020	39	7	1	0	0	86	18	1	*	*
April 2021	34	6	0	0	0	83	16	1	*	*
April 2022	29	4	0	0	0	80	13	1	*	*
April 2023	25	3	0	0	0	77	12	1	*	*
April 2024	21	3	0	0	0	73	10	*	*	*
April 2025	18	2	0	0	0	69	8	*	*	*
April 2026	15	1	0	0	0	65	7	*	*	*
April 2027	13	1	0	0	0	60	6	*	*	*
April 2028	11	0	0	0	0	55	5	*	*	*
April 2029	9	0	0	0	0	50	4	*	*	*
April 2030	7	0	0	0	0	44	3	*	*	*
April 2031	5	0	0	0	0	38	2	*	*	*
April 2032	4	0	0	0	0	31	2	*	*	*
April 2033	3	0	0	0	0	24	1	*	*	*
April 2034	2	0	0	0	0	16	1	*	*	*
April 2035	0	0	0	0	0	7	*	*	*	*
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	13.59	7.35	4.90	3.92	3.53	21.71	7.78	3.21	1.79	1.30

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-134

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class II-2A Certificates						Class II-3A Certificates
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	89	73	56	45	100	89	73	56	45
April 2008	100	79	52	31	20	100	79	52	31	20
April 2009	100	70	37	17	9	100	70	37	17	9
April 2010	100	62	28	10	4	100	62	28	10	4
April 2011	99	55	21	6	2	99	55	21	6	2
April 2012	99	48	16	4	1	99	48	16	4	1
April 2013	99	43	12	2	1	98	42	12	2	1
April 2014	99	38	9	1	*	98	38	9	1	*
April 2015	98	34	7	1	*	97	34	6	1	*
April 2016	98	31	5	*	*	96	30	5	*	*
April 2017	95	27	4	*	*	94	27	4	*	*
April 2018	93	24	3	*	*	91	23	3	*	*
April 2019	90	21	2	*	*	89	20	2	*	*
April 2020	88	18	1	*	*	86	18	1	*	*
April 2021	85	16	1	*	*	83	15	1	*	*
April 2022	81	14	1	*	*	80	13	1	*	*
April 2023	78	12	1	*	*	77	12	1	*	*
April 2024	74	10	*	*	*	73	10	*	*	*
April 2025	70	9	*	*	*	69	8	*	*	*
April 2026	66	7	*	*	*	65	7	*	*	*
April 2027	61	6	*	*	*	60	6	*	*	*
April 2028	56	5	*	*	*	55	5	*	*	*
April 2029	51	4	*	*	*	50	4	*	*	*
April 2030	45	3	*	*	*	44	3	*	*	*
April 2031	38	2	*	*	*	38	2	*	*	*
April 2032	32	2	*	*	*	31	2	*	*	*
April 2033	24	1	*	*	*	24	1	*	*	*
April 2034	16	1	*	*	*	16	1	*	*	*
April 2035	8	*	*	*	*	7	*	*	*	*
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.96	7.84	3.22	1.79	1.30	21.70	7.79	3.21	1.79	1.30

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-135

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class II-4A Certificates						Class II-B-1, II-B-2 and II-B-3 Certificates
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	89	72	56	45	100	100	100	100	100
April 2008	100	79	52	31	20	100	100	100	86	73
April 2009	100	70	37	17	9	100	100	92	67	52
April 2010	99	62	28	10	4	100	100	69	40	26
April 2011	99	55	21	6	2	99	99	51	24	13
April 2012	99	48	16	4	1	99	99	38	14	6
April 2013	99	43	12	2	1	98	94	29	9	3
April 2014	99	38	9	1	*	98	84	21	5	2
April 2015	98	34	7	1	*	97	76	16	3	1
April 2016	97	31	5	*	*	97	67	12	2	*
April 2017	95	27	4	*	*	94	59	9	1	*
April 2018	92	24	3	*	*	92	52	6	1	*
April 2019	90	21	2	*	*	89	45	5	*	*
April 2020	87	18	1	*	*	87	40	3	*	*
April 2021	84	16	1	*	*	84	34	2	*	*
April 2022	81	14	1	*	*	81	30	2	*	*
April 2023	77	12	1	*	*	77	26	1	*	*
April 2024	73	10	*	*	*	73	22	1	*	*
April 2025	69	8	*	*	*	69	19	1	*	*
April 2026	65	7	*	*	*	65	16	*	*	*
April 2027	60	6	*	*	*	60	13	*	*	*
April 2028	55	5	*	*	*	55	11	*	*	*
April 2029	49	4	*	*	*	50	9	*	*	*
April 2030	43	3	*	*	*	44	7	*	*	*
April 2031	37	2	*	*	*	38	5	*	*	*
April 2032	30	2	*	*	*	31	4	*	*	*
April 2033	22	1	*	*	*	24	3	*	*	*
April 2034	14	1	*	*	*	16	2	*	*	*
April 2035	5	*	*	*	0	7	1	*	*	*
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.68	7.80	3.21	1.79	1.30	21.78	13.70	6.12	4.05	3.26

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-136

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class III-1A Certificates						Class III-2A Certificates
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	89	73	57	46	100	89	73	57	46
April 2008	100	80	53	32	22	100	79	53	32	22
April 2009	100	71	39	18	10	100	71	39	18	10
April 2010	100	63	29	11	5	99	63	29	11	5
April 2011	99	56	22	7	2	99	56	22	7	2
April 2012	98	49	16	4	1	98	49	16	4	1
April 2013	96	43	12	2	1	96	43	12	2	1
April 2014	95	38	9	1	*	94	38	9	1	*
April 2015	93	33	6	1	*	93	33	6	1	*
April 2016	91	29	5	*	*	91	29	5	*	*
April 2017	89	26	3	*	*	89	26	3	*	*
April 2018	87	23	3	*	*	86	23	3	*	*
April 2019	84	20	2	*	*	84	20	2	*	*
April 2020	82	17	1	*	*	81	17	1	*	*
April 2021	79	15	1	*	*	78	15	1	*	*
April 2022	76	13	1	*	*	75	13	1	*	*
April 2023	73	11	*	*	*	72	11	*	*	*
April 2024	69	10	*	*	*	69	10	*	*	*
April 2025	65	8	*	*	*	65	8	*	*	*
April 2026	61	7	*	*	*	61	7	*	*	*
April 2027	57	6	*	*	*	56	6	*	*	*
April 2028	52	5	*	*	*	52	5	*	*	*
April 2029	47	4	*	*	*	47	4	*	*	*
April 2030	41	3	*	*	*	41	3	*	*	*
April 2031	36	2	*	*	*	35	2	*	*	*
April 2032	29	2	*	*	*	29	2	*	*	*
April 2033	22	1	*	*	*	22	1	*	*	*
April 2034	15	1	*	*	*	15	1	*	*	*
April 2035	7	*	*	*	*	7	*	*	*	*
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.96	7.77	3.26	1.84	1.35	20.87	7.75	3.26	1.84	1.35

______________

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-137

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class III-3A Certificates						Class III-4A Certificates
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	89	73	57	46	100	89	73	57	46
April 2008	100	80	53	32	22	100	80	53	32	22
April 2009	100	71	39	18	10	100	71	39	18	10
April 2010	100	63	29	11	5	100	63	29	11	5
April 2011	100	56	22	7	2	100	56	22	7	2
April 2012	100	50	16	4	1	100	50	16	4	1
April 2013	99	44	12	2	1	99	44	12	2	1
April 2014	98	39	9	1	*	97	39	9	1	*
April 2015	96	34	7	1	*	96	34	7	1	*
April 2016	94	30	5	*	*	94	30	5	*	*
April 2017	92	27	4	*	*	91	27	4	*	*
April 2018	89	23	3	*	*	89	23	3	*	*
April 2019	87	20	2	*	*	87	20	2	*	*
April 2020	84	18	1	*	*	84	18	1	*	*
April 2021	81	16	1	*	*	81	15	1	*	*
April 2022	78	13	1	*	*	78	13	1	*	*
April 2023	75	12	1	*	*	75	12	1	*	*
April 2024	71	10	*	*	*	71	10	*	*	*
April 2025	67	8	*	*	*	67	8	*	*	*
April 2026	63	7	*	*	*	63	7	*	*	*
April 2027	58	6	*	*	*	58	6	*	*	*
April 2028	54	5	*	*	*	53	5	*	*	*
April 2029	48	4	*	*	*	48	4	*	*	*
April 2030	43	3	*	*	*	43	3	*	*	*
April 2031	37	2	*	*	*	37	2	*	*	*
April 2032	30	2	*	*	*	30	2	*	*	*
April 2033	23	1	*	*	*	23	1	*	*	*
April 2034	15	1	*	*	*	15	1	*	*	*
April 2035	7	*	*	*	*	7	*	*	*	*
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.39	7.87	3.28	1.84	1.35	21.37	7.87	3.28	1.84	1.35

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-138

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class III-5A Certificates						Class III-6A Certificates
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	89	73	57	46	100	89	73	57	46
April 2008	100	79	53	32	22	100	79	53	32	22
April 2009	100	71	39	18	10	99	71	38	18	10
April 2010	99	63	29	11	5	99	63	29	11	5
April 2011	99	56	22	7	2	99	56	22	7	2
April 2012	99	49	16	4	1	99	49	16	4	1
April 2013	99	44	12	2	1	99	44	12	2	1
April 2014	99	39	9	1	*	98	39	9	1	*
April 2015	98	35	7	1	*	98	35	7	1	*
April 2016	98	32	5	1	*	98	32	5	1	*
April 2017	96	28	4	*	*	96	28	4	*	*
April 2018	93	24	3	*	*	93	24	3	*	*
April 2019	91	21	2	*	*	91	21	2	*	*
April 2020	88	19	1	*	*	88	19	1	*	*
April 2021	85	16	1	*	*	85	16	1	*	*
April 2022	81	14	1	*	*	82	14	1	*	*
April 2023	78	12	1	*	*	78	12	1	*	*
April 2024	74	10	*	*	*	74	10	*	*	*
April 2025	70	9	*	*	*	70	9	*	*	*
April 2026	66	7	*	*	*	66	7	*	*	*
April 2027	61	6	*	*	*	61	6	*	*	*
April 2028	56	5	*	*	*	56	5	*	*	*
April 2029	50	4	*	*	*	51	4	*	*	*
April 2030	44	3	*	*	*	45	3	*	*	*
April 2031	38	3	*	*	*	39	3	*	*	*
April 2032	31	2	*	*	*	32	2	*	*	*
April 2033	24	1	*	*	*	25	1	*	*	*
April 2034	16	1	*	*	*	17	1	*	*	*
April 2035	8	*	*	*	*	9	*	*	*	*
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.94	7.97	3.28	1.84	1.35	22.02	7.97	3.28	1.84	1.35

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-139

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class III-B-1, III-B-2 and III-B-3 Certificates
	0%	10%	25%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100
April 2007	100	100	100	100	100
April 2008	100	100	100	86	71
April 2009	100	100	92	67	50
April 2010	100	100	69	40	25
April 2011	99	99	51	24	13
April 2012	99	99	38	14	6
April 2013	98	94	28	9	3
April 2014	97	83	21	5	2
April 2015	95	74	16	3	1
April 2016	94	66	12	2	*
April 2017	92	58	8	1	*
April 2018	90	51	6	1	*
April 2019	87	44	5	*	*
April 2020	84	39	3	*	*
April 2021	81	34	2	*	*
April 2022	78	29	2	*	*
April 2023	75	25	1	*	*
April 2024	71	21	1	*	*
April 2025	67	18	1	*	*
April 2026	63	15	*	*	*
April 2027	59	13	*	*	*
April 2028	54	11	*	*	*
April 2029	49	9	*	*	*
April 2030	43	7	*	*	*
April 2031	37	5	*	*	*
April 2032	30	4	*	*	*
April 2033	23	3	*	*	*
April 2034	16	2	*	*	*
April 2035	8	1	*	*	*
April 2036	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.43	13.55	6.10	4.05	3.20

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

S-140

Yield Sensitivity of the Interest Only Certificates

The yield to maturity on the Class II-1X-1, Class II-2X-1, Class II-3X-1, Class III-1X-1, Class III-2X-1 and Class III-4X-1 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3, Sub-Loan Group III-1, Sub-Loan Group III-2 and Sub-Loan Group III-4, respectively, which rate may fluctuate significantly over time, because the Notional Amount of the Class II-1X-1 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-1A Certificates, the Notional Amount of the Class II-2X-1 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-2A Certificates, the Notional Amount of the Class II-3X-1 Certificates is equal to the aggregate Certificate Principal Balance of the Class II-3A Certificates, the Notional Amount of the Class III-1X-1 Certificates is equal to the aggregate Certificate Principal balance of the Class III-1A Certificates, the Notional Amount of the Class III-2X-1 Certificates is equal to the Certificate Principal Balance of the Class III-2A Certificates and the Notional Amount of the Class III-4X-1 Certificates is equal to the aggregate Certificate Principal Balance of the Class III-4A Certificates. Investors in these Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3, Sub-Loan Group III-1, Sub-Loan Group III-2 and Sub-Loan Group III-4, as applicable, could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in Sub-Loan Group II-1 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-1A Certificates, all principal prepayments on the mortgage loans in Sub-Loan Group II-2 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-2A Certificates and all principal prepayments on the mortgage loans in Sub-Loan Group II-3 on each distribution date during the first seven years after the Closing Date will be allocated to the Class II-3A Certificates, all principal prepayments on the mortgage loans in Sub-Loan Group III-1 on each distribution date during the first seven years after the Closing Date will be allocated to the Class III-1A Certificates and all principal prepayments on the mortgage loans in Sub-Loan Group III-2 on each distribution date during the first seven years after the Closing Date will be allocated to the Class III-2A Certificates and all principal prepayments on the mortgage loans in Sub-Loan Group III-4 on each distribution date during the first seven years after the Closing Date will be allocated to the Class III-4A Certificates (in each case subject to limited exceptions).

The yield to maturity on the Class II-X-B1 Certificates and the Class II-X-B2 Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the mortgage loans in Loan Group II, which rate may fluctuate significantly over time, because the Notional Amount of the Class II-X-B1 Certificates is equal to the Certificate Principal Balance of the Class II-B-1 Certificates and the Notional Amount of the Class II-X-B2 Certificates is equal to the Certificate Principal Balance of the Class II-B-2 Certificates. Investors in these Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the mortgage loans in Loan Group II could result in the failure of such investors to fully recover their investments, in particular because all principal prepayments on the mortgage loans in Loan Group II on each distribution date during the first seven years after the Closing Date will be allocated to the Group II Senior Certificates, other than the related interest-only certificates (subject to limited exceptions).

The following tables indicate the sensitivity of the pre-tax yield to maturity on the Interest Only Certificates to various constant rates of prepayment on the mortgage loans by projecting the monthly aggregate payments on the Interest Only Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the structuring assumptions,

S-141

including the assumptions regarding the characteristics and performance of such mortgage loans, which differ from the actual characteristics and performance thereof, and assuming the aggregate purchase price for the Interest Only Certificates set forth below. Any differences between such assumptions and the actual characteristics and performance of the mortgage loans and of such Interest Only Certificates may result in yields being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

Pre-Tax Yield to Maturity of the Class II-1X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	40%	50%
$5,266,166.68*	63.01%	48.80%	25.67%	0.00%	(19.40)%

Pre-Tax Yield to Maturity of the Class II-X-B1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	40%	50%
$1,815,212.82*	27.89%	26.10%	13.61%	0.00%	(10.42)%

Pre-Tax Yield to Maturity of the Class II-X-B2 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	40%	50%
$932,917.29*	28.31%	26.53%	13.92%	0.00%	(10.71)%

Pre-Tax Yield to Maturity of the Class II-2X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	40%	50%
$2,106,314.53*	63.02%	48.80%	25.67%	0.00%	(19.40)%

Pre-Tax Yield to Maturity of the Class II-3X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	40%	50%
$2,179,691.44*	63.02%	48.80%	25.67%	0.00%	(19.40)%

Pre-Tax Yield to Maturity of the Class III-1X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	40%	50%
$1,878,596.92*	60.78%	47.03%	24.73%	0.00%	(18.32)%

Pre-Tax Yield to Maturity of the Class III-2X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	40%	50%
$2,019,365.47*	60.77%	47.03%	24.73%	0.00%	(18.32)%

Pre-Tax Yield to Maturity of the Class III-4X-1 Certificates at the Following CPR Percentages

Assumed Purchase Price	0%	10%	25%	40%	50%
$865,158.72*	60.81%	46.94%	24.73%	0.00%	(18.35)%

(*) Approximate

Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Interest Only Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the table. Accrued interest is included in the

S-142

assumed purchase price in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Interest Only Certificates, and thus do not reflect the return on any investment in the Interest Only Certificates when any reinvestment rates other than the discount rates set forth in the preceding table are considered.

Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the mortgage loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Interest Only Certificates are likely to differ from those shown in the table above, even if the prepayment assumption equals the percentages of CPR indicated in the table above over any given time period or over the entire life of the Interest Only Certificates.

There can be no assurance that the mortgage loans will prepay at any particular rate or that the yield on the Interest Only Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity and mortgage rates of the mortgage loans in Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3, Sub-Loan Group III-1, Sub-Loan Group III-2 and Sub-Loan Group III-4 could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of the CPR specified, even if the weighted average remaining term to maturity and weighted average mortgage rate of those mortgage loans are as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Interest Only Certificates should fully consider the risk that a rapid rate of prepayments on the group II or group III mortgage loans could result in the failure of such investors to fully recover their investments.

For additional considerations relating to the yield on the Offered Certificates, see “Yield Considerations” in the prospectus.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of (1) all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Sponsor, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts and the Distribution Account, (6) the rights with respect to the Servicing Agreement, to the extent assigned to the Trustee, (7) the rights with respect to the Cap Contracts and (8) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Securities Administrator, which will serve as Certificate Registrar and Paying Agent; for these purposes and for purposes of presentment and surrender located at Sixth Street and Marquette

S-143

Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2006-3, and for all other purposes located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group, BSALTA 2006-3. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased (or will purchase) the mortgage loans from the Sponsor, the Sponsor made (or will make) certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1)	The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;
(2)

Immediately prior to the sale of the related mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the related mortgage loans as of the Closing Date or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

(3)

As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

In the case of a breach of any representation or warranty set forth above, or otherwise included in the Mortgage Loan Purchase Agreement, which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from

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the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Sponsor of such breach, the Sponsor will either (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. This obligation of the Sponsor to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

The Custodian

Wells Fargo is acting as custodian of the mortgage loan files pursuant to the Custodial Agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of March 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

For a general description of Wells Fargo, see the description herein under “The Master Servicer and the Servicer—The Master Servicer.”

The Trustee

U.S. Bank National Association, also referred to as U.S. Bank, will be the trustee under the Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $209 billion as of December 31, 2005. As of December 31, 2005, U.S. Bancorp served approximately 13.4 million customers, operated 2,419 branch offices in 24 states and has over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The pooling and servicing agreement will be administered from U.S. Bank’s corporate trust office located at One Federal Street, 3rd Floor, Boston, MA 02110.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2005, U.S. Bank was acting as trustee with respect to approximately 54,019 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

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As of December 31, 2005, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 343 issuances of subprime mortgage assets securities with an outstanding aggregate principal balance of approximately $90,186,200,000.00.

If an event of default has not occurred (or has occurred but is no longer continuing) under the Agreement, then the Trustee will perform only such duties as are specifically set forth in the Agreement as being the duties to be performed by the Trustee prior to the occurrence (or following the discontinuance) of an event of default thereunder. If an event of default occurs and is continuing under the Agreement, the Trustee is required to exercise such of the rights and powers vested in it by the Agreement, such as (upon the occurrence and during the continuance of certain events of default) either acting as the master servicer or appointing a successor master servicer, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor’s own affairs. Subject to certain qualifications specified in the Agreement, the Trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct.

The Trustee’s duties and responsibilities under the Agreement include, upon receipt of resolutions, certificates and reports which are specifically required to be furnished to it pursuant to the Agreement, examining them to determine whether they are in the form required by the Agreement, providing to the Securities Administrator notices of the occurrence of certain events of default under the Agreement, appointing a successor master servicer, and effecting any optional termination of the trust.

The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as Trustee under the Agreement and fails to resign after written request therefor by the Depositor or if the Trustee becomes insolvent. Upon becoming aware of those circumstances, the Depositor will be obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of certificates evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee as set forth in the Agreement.

On and after the time the Master Servicer receives a notice of termination pursuant to the Agreement, the Trustee shall automatically become the successor to the Master Servicer with respect to the transactions set forth or provided for in the Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions of the Agreement; provided, however, that EMC shall have the right to either (a)

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immediately assume the duties of the Master Servicer or (b) select a successor Master Servicer; provided further, however, that the Trustee shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Master Servicer at or prior to the time of termination. Effective on the date of such notice of termination, as compensation therefor, the Trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the Master Servicer would have been entitled to if it had continued to act pursuant to the Agreement except for those amounts due the Master Servicer as reimbursement permitted under this Agreement for advances previously made or expenses previously incurred. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the Master Servicer pursuant to the Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer pursuant to the Agreement. Any successor Master Servicer shall be an established housing and home finance institution which is a Fannie Mae- or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000; provided, that the Trustee shall obtain a letter from each Rating Agency that the ratings, if any, on each of the Certificates will not be lowered as a result of the selection of the successor to the Master Servicer. If the Trustee assumes the duties and responsibilities of the Master Servicer, the Trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Master Servicer under the Agreement, the Trustee, unless the Trustee is prohibited by law from so acting, shall act in such capacity as provided in the Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that such compensation shall not be in excess of that which the Master Servicer would have been entitled to if the Master Servicer had continued to act under the Agreement, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Agreement. The Trustee and such successor shall take such action, consistent with the Agreement, as shall be necessary to effectuate any such succession.

The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise enable the Trustee or successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the Trustee by the Master Servicer pursuant to the Agreement. Any successor to the Master Servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer, maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to the Agreement.

If the Trustee will succeed to any duties of the Master Servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as Trustee and,

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accordingly, the provisions of the Agreement concerning the Trustee’s duties will be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the Trustee in its capacity as Trustee); the provisions of the Agreement relating to the Master Servicer, however, will apply to the Trustee in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the Master Servicer, the Trustee will give prompt written notice thereof to the Securities Administrator and to the Rating Agencies.

In addition to having express duties under the Agreement, the Trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the Trustee will be subject to certain federal laws and, because the Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the Trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The Securities Administrator

Under the terms of the Agreement, Wells Fargo is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust and the preparation of monthly reports on Form 10-D, periodic reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

For a general description of Wells Fargo, see the description herein under “The Master Servicer and the Servicer—The Master Servicer.”

The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator’s office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, MN 55479.

The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Distribution Account all reasonable out-of pocket expenses, disbursements and advances of the Securities Administrator, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the

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Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The Master Servicer and Servicers

Master Servicer

The Master Servicer will be responsible for master servicing the mortgage loans. Master servicing responsibilities include:

•	receiving funds from servicers,
•	reconciling servicing activity with respect to the mortgage loans,
•	calculating remittance amounts to certificateholders,
•	sending remittances to the securities administrator for distributions to certificateholders,
•	investor and tax reporting,
•	oversight of all servicing activity, including servicers,
•	providing certain notices and other responsibilities as detailed in the Agreement.

The master servicer may, from time to time, outsource certain of its master servicing functions, although any such outsourcing will not relieve the master servicer of any of its responsibilities or liabilities under the Agreement.

For a general description of the master servicer and its activities, see “Master Servicer” in this prospectus supplement. For a general description of material terms relating to the Master Servicer’s removal or replacement, see “The Agreements—Certain Matters Regarding the Master Servicer and the Depositor” in the prospectus.

Servicer Responsibilities

Servicers are generally responsible for the following duties:

•	communicating with borrowers;
•	sending monthly remittance statements to borrowers’
•	collecting payments from borrowers;
•	recommending a loss mitigation strategy for borrowers who have defaulted on their loans (i.e. repayment plan, modification, foreclosure, etc.);

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•

accurate and timely accounting, reporting and remittance of the principal and interest portions of monthly installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;

•	accurate and timely accounting and administration of escrow and impound accounts, if applicable;
•	accurate and timely reporting of negative amortization amounts, if any;
•	paying escrows for borrowers, if applicable;
•	calculating and reporting payoffs and liquidations;
•	maintaining an individual file for each loan; and
•	maintaining primary mortgage insurance commitments or certificates if required, and filing any primary mortgage insurance claims.

Servicing and Other Compensation and Payment of Expenses

The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to the investment income on funds in the Distribution Account for the period specified in the Agreement. The Depositor will also be entitled to investment income on the funds in the Distribution Account for the period specified in the Agreement. The Master Servicer and the Depositor will be liable for losses on such funds as set forth in the Agreement. The Master Servicer will also be entitled to retain, as additional compensation, any interest remitted by a Servicer in connection with a principal prepayment in full or otherwise in excess of amounts required to be remitted to the Distribution Account. The amounts due to the Master Servicer as specified in this paragraph are hereafter referred to as the Master Servicer Compensation. Each of the Servicers will be entitled to receive a Servicing Fee as compensation for its activities under the related Servicing Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated Principal Balance of each mortgage loan serviced by such Servicer as of the Due Date in the month preceding the month in which such distribution date occurs. However, Prepayment Interest Shortfalls on the mortgage loans resulting from prepayments in full or in part will be offset by the related Servicer up to an amount equal to its aggregate Servicing Fee due in such month or, upon a Servicer’s default in the payment thereof, by the Master Servicer on the distribution date in the following calendar month to the extent of Compensating Interest Payments as described herein.

In addition to the primary compensation described above, the applicable Servicer may be entitled to retain assumption fees, tax service fees, late payment charges and, with respect to the group II mortgage loans only, any prepayment charges and penalties, in each case the extent collected from the related mortgagor and as provided in the related Servicing Agreement.

The applicable Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the related Servicing Agreement).

Table of Fees

The following table indicates the fees expected to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

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All fees are expressed as a percentage, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing/Subservicing Fee(1)	0.250% through 0.500% per annum	Mortgage Loan Interest Collections

(1) The servicing/subservicing fee is paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.

Collection and Other Servicing Procedures

The applicable Servicers will use their reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and shall follow collection procedures comparable to the collection procedures that the Servicer employs when servicing mortgage loans for its own account, to the extent such procedures shall be consistent with the terms of the Servicing Agreements. The Master Servicer shall not consent to any modification that will result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the Trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

If a mortgaged property has been or is about to be conveyed by the mortgagor and the Servicers have knowledge thereof, the Servicers will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If a Servicer reasonably believes that the due-on-sale clause cannot be enforced under applicable law, such Servicer may enter into (i) an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon or (ii) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the purchaser of the mortgaged property is substituted as the mortgagor and becomes liable under the mortgage note, in accordance with the terms of the Servicing Agreement. The related Servicer will retain any fee collected for entering into an assumption agreement as additional servicing compensation to the extent provided in the related Servicing Agreement. In regard to circumstances in which the Servicers may be unable to enforce due-on-sale clauses, see “Legal Aspects of Mortgage Loans—Enforceability of Certain Provisions” in the prospectus. In connection with any such assumption, the mortgage rate borne by the related mortgage note may not be changed.

Each Servicer will establish and maintain, in addition to the Protected Account described under “—The Protected Accounts” in this prospectus supplement, one or more accounts which comply with the requirements of the Servicing Agreements. The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Servicing Agreements. Each of these accounts and the investment of deposits therein shall comply with the requirements of the Servicing Agreements and shall meet the requirements of the Rating Agencies. Withdrawals of amounts from the Protected Accounts may be made to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the Servicer for any advances made with respect to such items, for application to restoration or repair of the mortgaged property, to refund to

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any mortgagors any sums as may be determined to be overages, to pay to the related Servicer, or to the mortgagor to the extent required by law, interest paid on the funds on deposit in such accounts to clear and terminate, such accounts at or at any time after the termination of the Servicing Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

The Servicers will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, a Servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the Servicer’s ability to perform servicing modifications will be subject to some limitations as described in the related Servicing Agreement, including but not limited to, a Servicer may not (i) permit any modification that would change the related Mortgage Interest Rate, (ii) forgive the payment of principal or interest, (iii) reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date of such Mortgage Loan.

Evidence as to Compliance

The Agreement will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the Cut-off Date occurs, the Securities Administrator, the Master Servicer, the related servicers and each party participating in the servicing function will provide to the Master Servicer, the Depositor and the Securities Administrator a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool-asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Agreement will also provide that the Securities Administrator, the Master Servicer, the related servicers and each party participating in the servicing function will deliver to the Master Servicer, the Depositor and the Securities Administrator along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Agreement will also provide for delivery to the Master Servicer, Depositor, the Securities Administrator and the Trustee, on or before a specified date in March of each year, of a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, such person has fulfilled in all material respects its obligations under the Agreement or related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any such obligation, the statement will specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Agreement or related servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the Master Servicer at the address of the Master Servicer set forth above under “The Master Servicer.”

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These items will be filed with the Issuing Entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans

Each Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, each Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by a Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

Transfer of Master Servicing

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac, notwithstanding that the Master Servicer need not be so qualified; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an opinion of counsel addressed to the Trustee, each stating that all conditions precedent to such action under the Agreement have been completed and such action is permitted by and complies with the terms of the Agreement and (iv) in the event the Master Servicer is terminated without cause by EMC, EMC shall pay the terminated Master Servicer a termination fee equal to 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans at the time the master servicing of the Mortgage Loans is transferred to the successor master servicer. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Optional Purchase of Defaulted Loans

With respect to any Mortgage Loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more or is an REO Property, the Sponsor shall have the right to purchase such Mortgage Loan from the Trust at a price equal to the Repurchase Price; provided, however (i) that such Mortgage Loan is still 90 days or more delinquent or is an REO Property as of the date of

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such purchase and (ii) this purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of the related Fiscal Quarter. This purchase option, if not exercised, shall not be thereafter reinstated unless the delinquency is cured and the Mortgage Loan thereafter again becomes 90 days or more delinquent or becomes an REO Property, in which case the option shall again become exercisable as of the first day of the related Fiscal Quarter.

The Protected Accounts

Each Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit on a daily basis all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from such Servicer’s own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the applicable Servicing Agreement and shall meet the requirements of the Rating Agencies with respect thereto.

On the date specified in the applicable Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Distribution Account the available funds of each Loan Group for such distribution date.

The Distribution Account

The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which the Master Servicer will remit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer’s own funds (less the Master Servicer’s expenses, as provided in the Agreement). The Distribution Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will remit to the Securities Administrator for deposit in the Distribution Account, as received, the following amounts:

(i)	Any amounts withdrawn from a Protected Account or other permitted account;
(ii)	Any Monthly Advance and Compensating Interest Payments;
(iii)	Any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;
(iv)	The Repurchase Price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;
(v)	Any amounts required to be deposited with respect to losses on permitted investments; and

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(vi)	Any other amounts received by the Master Servicer and required to be deposited in the Distribution Account pursuant to the Agreement.

The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such permitted investments selected by the Depositor or deposited in demand deposits with such depository institutions as selected by the Depositor, provided that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement).

On each distribution date, the Securities Administrator shall pay the certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Group I Certificates,” “—Distributions on the Group II Certificates” and “—Distributions on the Group III Certificates” in this prospectus supplement.

The Reserve Fund

The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the holders of the Group I Offered, Class I-B-3, Class B-IO, Class II-B-1, Class II-B-2, Class II-X-B1 and Class II-X-B2 Certificates, an account, referred to as the Reserve Fund, into which on each distribution date, amounts received under each Cap Contract will be deposited in accordance with the provisions as set forth under “The Cap Contracts” in this prospectus supplement. The amount at any time on deposit in the Reserve Fund held in trust for the benefit of the Group I Offered, Class I-B-3 and Class B-IO Certificates shall, at the written direction of the Class B-IO Certificateholder, be held either (i) uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding Distribution Date. The amount at any time on deposit in the Reserve Fund held in trust for the benefit of the Class II-B-1 Certificates or the Class II-B-2 Certificates, as applicable, and the Class II-X-B1 Certificates or the Class II-X-B2 Certificates, as applicable, shall, at the written direction of the Class II-X-B1 Certificateholders or the Class II-X-B2 Certificateholders, as applicable, be held (i) uninvested in a trust or deposit account of the Securities Administrator with no liability for interest or other compensation thereon or (ii) invested in permitted investments that mature no later than the Business Day prior to the next succeeding distribution date. Any losses on such permitted investments shall not in any case be a liability of the Securities Administrator but an amount equal to such losses shall be given by the Class B-IO, Class II-X-B1 or Class II-X-B2 Certificateholders, as applicable, to the Securities Administrator out of such Certificateholders’ own funds immediately as realized, for deposit by the Securities Administrator into the Reserve Fund.

On each distribution date, amounts held in the Reserve Fund for the benefit of the related Group I Certificates will be allocated to the Class I-A Certificates and the Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, to the extent of amounts available for distribution in the Reserve Fund, in accordance with the provisions set forth with respect thereto under “The Cap Contracts” in this prospectus supplement.

On each distribution date, amounts held in the Reserve Fund for the benefit of the related Group II Certificates will be allocated to the Class II-B-1 Certificates and the Class II-B-2 Certificates, to the extent of amounts available for distribution in the Reserve Fund, in accordance with the provisions set forth with respect thereto under “The Cap Contracts” in this prospectus supplement.

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Voting Rights

Voting rights of the trust in general will be allocated among the classes of Certificates (other than the Residual Certificates) based upon their respective Certificate Principal Balances; provided that voting rights equal to 1.00% of the total amount will be allocated to the Residual Certificates.

Reports to Certificateholders

On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance of an individual Certificate following such payment and certain other information relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator’s internet website located at www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk at (301) 815-6600 and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

To the extent such reports are timely received from the Securities Administrator, the Trustee will also make available the related report on each distribution date via the Trustee’s internet website, which can be obtained by calling the Trustee’s customer service desk at (877) 722-1095.

Termination

The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Sponsor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

On any distribution date on which the aggregate Stated Principal Balance of (i) the group I mortgage loans is less than 20% of the aggregate Stated Principal Balance of the group I mortgage loans as of the Cut-Off Date or (ii) the group II mortgage loans is less than 10% of the aggregate Stated Principal Balance of the group II mortgage loans as of the Cut-Off Date or (iii) the initial group III mortgage loans is less than 10% of the aggregate Stated Principal Balance of the initial group III mortgage loans as of the Cut-Off Date plus the Pre-Funded Amount, the Sponsor or its designee may repurchase from the trust all group I mortgage loans, group II mortgage loans or group III mortgage loans, as the case may be, remaining outstanding and any REO Property related to group I mortgage loans, group II mortgage loans or group III mortgage loans, as the case may be, remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the related mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the related mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any related REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its

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disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the related mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable in accordance with the terms of the Agreement. The Sponsor or such designee, if not the Master Servicer or an affiliate, shall be deemed to represent that one of the following will be true and correct: (i) the exercise of such option shall not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) the Sponsor or such designee is (A) not a party in interest with respect to any Plan (as defined below) and (B) is not a “benefit plan investor” (other than a plan sponsored or maintained by the Sponsor or such designee, provided that no assets of such plan are invested or deemed to be invested in the Certificates). If the holder of this option is unable to exercise such option by reason of the preceding sentence, then the Master Servicer may exercise such option. Any such repurchase will result in the retirement of, in the case of the group I mortgage loans, all of the Group I Certificates, in the case of the group II mortgage loans, all of the Group II Certificates and in the case of the group III mortgage loans, all of the Group III Certificates. The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor’s determination, based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See “The Agreements—Termination; Retirement of Securities” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the Trust will qualify as a REMIC under the Internal Revenue Code of 1986 referred to herein as the Code. The Offered Certificates will represent ownership of regular interests in a REMIC and are herein referred to as the REMIC Regular Certificates. The Group I Certificates (other than the Class I-XP and Residual Certificates) and the Class II-B-1, Class II-B-2, Class II-X-B1 and Class II-X-B2 Certificates (the "Group II LIBOR Certificates") will also represent ownership of an interest in the related cap contracts. The Group I Offered Certificates will also represent certain rights to the payment of Basis Risk Shortfall Carry-forward Amounts. The Class II-B-1 and Class II-B-2 Certificates will also represent certain rights to the payment of Carry-forward Shortfall Amounts. The Class II-X-B1 Certificates and the Class II-X-B2 Certificates also represent an obligation to make payments of Carry-forward Shortfall Amounts to the related Class II-B Certificate. See “Characterization of the Group I Offered Certificates and the Group II LIBOR Certificates” and “Taxation of the Obligation Portion of the Class II-X-B1 Certificates and the Class II-X-B2 Certificates” below. The interests evidenced by the Residual Certificates will be designated as the residual interests in the REMICs. All holders of REMIC Regular Certificates are advised to see “Federal Income Tax Consequences” in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates.

The portions of the REMIC Regular Certificates that represent ownership of regular interests in a REMIC generally will be taxable as debt obligations under the Code, and interest paid or accrued

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on those portions of the REMIC Regular Certificates, including any original issue discount with respect to any REMIC Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some of the REMIC Regular Certificates may be issued with original issue discount. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus. The Internal Revenue Service referred to herein as the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount referred to herein as the OID Regulations. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the REMIC Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Group I Certificates is 30% CPR, with respect to the Group II Certificates is 25% CPR and with respect to the Group III Certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See “Yield on the Certificates—Weighted Average Lives” herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a REMIC Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS.

Certain classes of the REMIC Regular Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.

We make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute “real estate assets” or whether the interest (or any portion) thereon will be considered “interest on obligations secured by mortgages on real property”, in each case for real estate investment trusts. In addition, we make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute a “regular interest in a REMIC” under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Federal Income Tax Consequences—REMICS” in the prospectus.

Characterization of the Group I Offered Certificates and the Group II LIBOR Certificates

All holders of the Group I Offered Certificates and the Class II-B-1 Certificates and the Class II-B-2 Certificates will be entitled (subject to specific priorities and to the extent of related Basis Risk Shortfall Carry-forward Amounts, Unpaid Realized Loss Amounts, Current Interest, Interest Carry-forward Amounts and Carry-forward Shortfall Amounts) to receive as payments of Basis Risk

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Shortfall Carry-forward Amounts or Carry-forward Shortfall Amounts, as applicable, certain of the amounts deposited into the Reserve Fund from the excess cash flow, certain amounts otherwise payable to the related Class II-X Certificates and the related Cap Contracts, as applicable. Holders of the Class II-X-B1 Certificates and the Class II-X-B2 Certificates will be entitled to any amounts payable under the related Cap Contract and not required to pay Carry-forward Shortfall Amounts to the related Class II-B Certificates. Accordingly, holders of the Group I Offered Certificates and the Group II LIBOR Certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC and a beneficial ownership interest in the right to receive payments from the reserve fund, which is not included in any REMIC. The treatment of amounts received by the Certificateholder with respect to such Certificateholder's right to receive Basis Risk Shortfall Carry-forward Amounts or Carry-forward Shortfall Amounts as a result of the application of the Net Rate Cap or excess amounts from the Cap Contracts will depend upon the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Group I Offered Certificate or Group II LIBOR Certificate must allocate its purchase price for its Certificate between its undivided interest in the related REMIC regular interest and its interest in the right to receive payments from the Reserve Fund in respect of any Basis Risk Shortfall Carry-forward Amounts, Carry-forward Shortfall Amounts or excess amounts from the Cap Contracts in accordance with the relative fair market values of each property right. Holders of the Group I Offered Certificates may also have to allocate basis to the Reserve Fund on account of the right to receive Unpaid Realized Loss Amounts, Current Interest and Interest Carry-forward Amounts, although the Securities Administrator intends to treat such payments as advances (in which event it is likely that no basis should be allocated to such rights). Such allocations will be used for, among other things, purposes of computing any original issue discount, market discount or premium, as well as for determining gain or loss on disposition. No representation is or will be made as to the relative fair market values thereof. Generally, payments made to Certificates with respect to any Basis Risk Shortfall Carry-forward Amounts, Carry-forward Shortfall Amounts or excess amounts from the Cap Contracts will be included in income based on, and the purchase price allocated to the Reserve Fund may be amortized in accordance with, the regulations relating to notional principal contracts. In the case of non-corporate holders of the Group I Offered Certificates or the Group II LIBOR Certificates the amortization of the purchase price may be subject to limitations as an itemized deduction, and may not be useable at all, if the taxpayer is subject to the alternative minimum tax. However, regulations have recently been proposed that modify the taxation of notional principal contracts that contain contingent nonperiodic payments. As the application of such regulations (i.e., whether they apply, and if so, how they apply) are, at this time, unclear, holders of the Offered Certificates should consult with their own tax advisors with respect to the proper treatment of their interest in the Reserve Fund.

In the event that the right to receive payments under one of the Cap Contracts is characterized as a “notional principal contract” for federal income tax purposes, upon the sale of a related Offered Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments under the Cap Contract would be considered a “termination payment” under the notional principal contract regulations allocable to the related certificate. A selling certificateholder would have gain or loss from such a termination of the right to receive distributions in respect of the payments under the Cap Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the Cap Contract.

Gain or loss realized upon the termination of the right to receive payments under a Cap Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

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Taxation of the Obligation Portion of the Class II-X-B1 Certificates and the Class II-X-B2 Certificates

Any portion of a purchaser’s investment in a Class II-X-B1 Certificate or a Class II-X-B2 Certificate treated by such purchaser as representing an obligation to make, payments under one or more cap agreements would be treated as an interest in a notional principal contract. To the extent that the obligation of the holder of the Class II-X-B1 Certificate or the Class II-X-B2 Certificate under the cap agreement had a negative value at the time of purchase, the holder would be treated as having paid an amount equal its purchase price for the Class II-X-B1 Certificate or the Class II-X-B2 Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement for the REMIC regular interest represented by the Class II-X-B1 Certificate or Class II-X-B2 Certificate and to have received a payment equal to such positive amount as a premium for its obligation under the cap agreement. The holders of the Class II-X-B1 Certificates and the Class II-X-B2 Certificates will be required to accrue interest payable from the REMICs included in the Trust in amounts equal to the excess, if any, in each period of the weighted average of the net mortgage rates for the mortgage loans in the related subgroup, adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis, over the interest rate payable in that period on the related Class II-B Certificates. The holders of the Class II-X-B1 Certificates and the Class II-X-B2 Certificates will then be treated as having a payment obligation under a cap agreement for that period in an amount equal to any Carry-forward Shortfall Amount for the related Class II-B Certificates remaining unpaid after the application of payments under the related Cap Contract. The Swap Regulations specify rules for accounting for income from and deduction of payments made under obligations such as the cap agreement. Under the Swap Regulations, deductions in respect of the obligation to make payments under a cap agreement would be taken into account for the taxable period to which they relate, which generally would approximate accrual basis accounting regardless of an investor’s usual method of tax accounting. Such deductions would be ordinary deductions. The Swap Regulations further provide that an investor would take into income any premium received for the obligation to make payments under a cap agreement over the term of that obligation, generally by allocating it to each period in accordance with the prices of a series of cash-settled option agreements that reflect the specified index and notional amount (i.e., any excess of the certificate rate on the related Class II-B Certificates over the weighted average of the net mortgage rates for the mortgage loans in the related subgroup and the principal balance of the related Class II-B Certificates) expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the “level payment method, under which the premium allocable to the obligation to make payments under a cap agreement would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such premium. There is no explicit authority with respect to the character of such amortization inclusions, although they are generally regarded as ordinary items. Payments made by the Trust to certificateholders in respect of the cap agreement and allocable to investors in the Class II-X-B1 Certificates and the Class II-X-B2 Certificates that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code.

Holders of the Class II-X-B1 Certificates and the Class II-X-B2 Certificates should be aware that the effect of allocating to the REMIC regular interest portion of their certificate a purchase price in excess of their purchase price for the entire certificate would be to decrease the amount of OID associated with their certificate. It is expected that an investor’s amortization of any portion of the premium they are deemed to have received for the obligation to make payments under a cap agreement would offset such reduction in OID, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an inclusion in ordinary income, each as discussed above. Although dependent upon the applicable

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discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing the premium allocable to the obligation to make payments under a cap agreement under the “level payment method described above.

On disposing of a Class II-X-B1 Certificate or a Class II-X-B2 Certificate, a holder will recognize gain or loss with respect to the related REMIC regular interest, and separately will be deemed to have made a payment to be relieved of the obligation to make payments under a cap agreement. The gain or loss with respect to the REMIC regular interest will be the excess of the amount deemed realized in respect thereof over its adjusted basis; the amount realized will be the sale price for the Class II-X-B1 Certificate or the Class II-X-B2 Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement at the time of disposition. Such gain or loss generally will be capital gain or loss, the term of which will be based on the period such holder held the certificate. The deemed payment to be relieved of the cap agreement obligation will equal a positive amount corresponding to the negative value of the cap agreement obligation. There is limited authority on the treatment of any such payment, or on the treatment of any unamortized premium received by the holder in connection with undertaking the cap agreement obligation upon acquiring the Class II-X-B1 Certificate or the Class II-X-B2 Certificate, although such items likely would be current items of income and deduction at the time of the disposition. Although it is expected that such payment would give rise to an ordinary deduction, the Internal Revenue Service could contend that it represents a capital loss. Likewise, although it is expected that the unamortized premium would be treated as ordinary income, it is possible that it could constitute capital gain. As a result, prospective investors are cautioned to consult their own advisors on the appropriate character of such income and deduction. Further, to the extent that the deemed payment constitutes an item of ordinary deduction, it may be subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code as discussed above.

Penalty Protection

If penalties were asserted against purchasers of the Certificates offered hereunder in respect of their treatment of the Certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers’ reliance on that summary and those opinions to exculpate them from the asserted penalties.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, the Offered Certificates, are being purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor and the Sponsor. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 100.86% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by the Depositor in connection with the Offered Certificates which are estimated to be approximately $1,026,200.

The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

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The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

There is currently no secondary market for the certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

SECONDARY MARKET

There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders” in this prospectus supplement, which will include information as to the Certificate Principal Balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Depositor, the Trustee, the Securities Administrator, the Issuing Entity, any 20% concentration originator or the Custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” and “Servicing of the Mortgage Loans—The Servicer” for a description of the legal proceedings against the Sponsor and the Servicer.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Issuing Entity, the underwriter and the Depositor are affiliated parties. The Master Servicer, the Securities Administrator and the Custodian are affiliated parties. There are no affiliations between the Sponsor, the Depositor, the Cap Counterparty, the underwriter or the Issuing Entity and any of the Trustee, the Securities Administrator, any 10% concentration originator (other

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than EMC), any 10% concentration servicer (other than EMC) or the Custodian. There are no affiliations among the Master Servicer, the Trustee, any 10% concentration originator or any 10% concentration servicer. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor or the Issuing Entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor’s understanding of the Certificates, or that relate to the Certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody’s.

Offered Certificates	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class I-M-1	AA	Aa2
Class I-M-2	A	A2
Class I-B-1	BBB	Baa2
Class I-B-2	BBB-	Baa3
Class II-1A-1	AAA	Aaa
Class II-1A-2	AAA	Aaa
Class II-1X-1	AAA	Aaa
Class II-X-B1	AA	Aa2
Class II-X-B2	A	A2
Class II-2A-1	AAA	Aaa
Class II-2A-2	AAA	Aaa
Class II-2X-1	AAA	Aaa
Class II-3A-1	AAA	Aaa
Class II-3A-2	AAA	Aaa
Class II-3X-1	AAA	Aaa
Class II-4A-1	AAA	Aaa
Class II-4A-2	AAA	Aaa
Class II-B-1	AA	Aa2
Class II-B-2	A	A2
Class II-B-3	BBB	Baa2
Class III-1A-1	AAA	Aaa
Class III-1A-2	AAA	Aa1
Class III-1X-1	AAA	Aaa
Class III-2A-1	AAA	Aaa
Class III-2A-2	AAA	Aa1
Class III-2X-1	AAA	Aaa
Class III-3A-1	AAA	Aaa

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Class III-3A-2	AAA	Aa1
Class III-4A-1	AAA	Aaa
Class III-4A-2	AAA	Aa1
Class III-4X-1	AAA	Aaa
Class III-5A-1	AAA	Aaa
Class III-5A-2	AAA	Aa1
Class III-6A-1	AAA	Aaa
Class III-6A-2	AAA	Aaa
Class III-B-1	AA	Aa2
Class III-B-2	A	A2
Class III-B-3	BBB	Baa2

The ratings assigned by S&P and Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. S&P’s and Moody’s ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. S&P’s and Moody’s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Certificates are outstanding. However, the Rating Agencies are under no obligation to the Depositor to continue to monitor or provide a rating on the Certificates.

LEGAL INVESTMENT

The Offered Certificates (other than the Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-B-3, Class II-X-B2, Class III-B-2 and Class III-B-3 Certificates) will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 referred to herein as SMMEA so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states

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have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-B-3, Class II-X-B2, Class III-B-2 and Class III-B-3 Certificates will be rated in one of the two highest rating categories and therefore will not constitute “mortgage related securities” for purposes of SMMEA. The Class I-M-2, Class I-B-1, Class I-B-2, Class II-B-2, Class II-B-3, Class II-X-B2, Class III-B-2 and Class III-B-3 Certificates are referred to herein as the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

The Office of Thrift Supervision referred to herein as the OTS has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” referred to herein as TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” referred to herein as TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the Issuing Entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest

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rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution is encouraged to consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by any such plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to Title I of ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), are encouraged to consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. § 2510.3-101 (referred to herein as the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

The DOL has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (referred to herein as the Underwriter’s Exemption) to the Underwriter which may apply to the Offered Certificates. However, the Underwriter’s Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the Offered Certificates be rated at least “BBB-” (or its equivalent) by Fitch Inc., or Fitch, S&P or Moody’s, at the time of the Plan’s purchase, provided that no Mortgage Loan has an LTV in excess of 100% on the Closing Date. See “ERISA Considerations” in the prospectus. The DOL amended the Underwriter’s Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

The Underwriter’s Exemption is expected to apply to the Offered Subordinate Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least “BBB-” at the time of purchase, (ii) such beneficial owner is not a benefit plan investor, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or

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interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the Depositor, the Trustee, the Securities Administrator, the Master Servicer, a Servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes “securities” for purposes of the Underwriter’s Exemption and that the specific and general conditions of the Underwriter’s Exemption and the other requirements set forth in the Underwriter’s Exemption would be satisfied. The Class R Certificates do not satisfy the requirements of the Underwriter’s Exemption and may not be purchased by or on behalf of, or with plan assets of, any Plan. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate is encouraged to consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see “ERISA Considerations” in the prospectus.

A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the

Code (referred to herein as Similar Law). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the Depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the Issuing Entity’s name. The Depositor does not intend to send any financial reports to certificate holders.

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The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates,” “Reports to Certificateholders” and “Servicing of the Mortgage Loans—Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports, together with such other reports to certificate holders or information about the certificate as shall have been filed with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com.

REPORTS TO CERTIFICATEHOLDERS

So long as the Issuing Entity is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information”.

If the Issuing Entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the Securities Administrator’s website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Servicing of the Mortgage Loans—Evidence as to Compliance” and “Description of the Certificates—Reports to Certificateholders.”

INCORPORATION OF INFORMATION BY REFERENCE

There are incorporated into this prospectus supplement by reference all documents, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the depositor with respect to a trust fund pursuant to the requirements of Sections 13(a) or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates of the related series. All documents subsequently filed by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act in respect of any offering prior to the termination of the offering of the Certificates shall also be deemed incorporated by reference into this prospectus supplement.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus supplement is delivered in connection with the offering of one or more classes of Offered Certificates, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus supplement, in each case to the extent the reports relate to one or more of such classes of the Offered Certificates, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

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GLOSSARY

Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement and Mortgage Loan Purchase Agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

Accrued Certificate Interest — With respect to the Group II Certificates and the Group III Certificates of any class on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount, as applicable, of such Certificate immediately prior to such distribution date, less (1) in the case of a Group II Senior Certificate or Group III Senior Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group, and (2) in the case of a Group II Subordinate Certificate or Group III Subordinate Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group, (3) in the case of the Class II-X-B1 Certificates and the Class II-X-B2 Certificates, the Accrued Certificate Interest for such class on any distribution date will be reduced by the amount of any Carry-forward Shortfall Amount for the Class II-B-1 Certificates and the Class II-B-2 Certificates, respectively. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Senior Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Senior Certificates and the Group III Senior Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Group II Subordinate Certificates and the Group III Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest (other than with respect to the Class II-B-1 Certificates and the Class II-B-2 Certificates) is calculated on the basis of a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to the Class II-B-1 Certificates and the Class II-B-2 Certificates is calculated on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period. No Accrued Certificate Interest will be payable with respect to any class of Group II Certificates or Group III Certificates after the distribution date on which the outstanding Certificate Principal Balance of such Certificate has been reduced to zero.

Aggregate Subordinate Optimal Principal Amount — The Group II Aggregate Subordinate Optimal Principal Amount or the Group III Aggregate Subordinate Optimal Principal Amount, as applicable.

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Agreement — The Pooling and Servicing Agreement, dated as of April 1, 2006, among the Depositor, the Sponsor, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the Trustee.

Allocable Share — With respect to (i) any class of Group II Subordinate Certificates (other than the Class II-X-B1 Certificates and the Class II-X-B2 Certificates) on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Group II Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group II Subordinate Certificates (other than the Class II-X-B1 Certificates and the Class II-X-B2 Certificates and other than the class of Group II Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Group II Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date and (ii) any class of Group III Subordinate Certificates on any distribution date will generally equal such class’s pro rata share (based on the Certificate Principal Balance of each class entitled thereto) of the Group III Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Group III Subordinate Certificates (other than the class of Group III Subordinate Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Group III Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Certificate Principal Balance of any class of Group II Subordinate Certificates or Group III Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Group II Subordinate Optimal Principal Amount or Group III Subordinate Optimal Principal Amount to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of Group II Subordinate Certificates or Group III Subordinate Certificates, as applicable, in reduction of their respective Certificate Principal Balances, sequentially, in the order of their numerical Class designations.

Applied Realized Loss Amount — With respect to any class of Group I Offered Certificates and as to any distribution date, the sum of the Realized Losses with respect to the related mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, in an amount equal to the amount, if any, by which, (i) the aggregate Certificate Principal Balance of all of the Group I Certificates (after all distributions of principal on such distribution date) exceeds (ii) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Available Funds — For any distribution date and each Sub-Loan Group included in Loan Group II or Loan Group III, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Sub-Loan Group, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the mortgage loans in the related Sub-Loan Group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments for the related mortgage loans, (4) with respect to Loan Group II, any amount allocated from the Available Funds of another Sub-Loan Group in accordance with paragraph (F) under “Description of the Certificates—Distributions on the Group II Certificates” and (5) with respect to Loan Group III, any amount allocated from the Available Funds of another Sub-Loan Group in accordance with paragraph (H) under “Description of the Certificates—Distributions on the Group III Certificates”, net of (x) fees

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payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and any custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Distribution Account.

Bankruptcy Loss — Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basis Risk Shortfall — If on the distribution date the Pass-Through Rate for the Class I-A, Class I-M and Class I-B Certificates is based upon the related Net Rate Cap, the excess, if any, of:

1.

The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50%, over

2.	The amount of Current Interest on such class calculated using a pass-though rate equal to the related Net Rate Cap for such distribution date.

Basis Risk Shortfall Carry-forward Amount — As of any distribution date for the Class I-A, Class I-M and Class I-B Certificates, the sum of the Basis Risk Shortfall for such distribution date and the Basis Risk Shortfall for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 11.50%, for such distribution date.

Book-entry Certificates — The Senior Certificates and the Offered Subordinate Certificates issued, maintained and transferred at the DTC.

Business Day — Generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange or Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the Trustee, the Securities Administrator, the Master Servicer, Custodian or any Servicer is located are obligated by law or executive order to be closed.

Cap Contracts — The interest rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the Class I-A, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates with the Cap Counterparty for the benefit of the holders of the Class I-A, Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, and the interest rate cap contracts that the Trustee, on behalf of the Trust, entered into with respect to the Class II-B-1 Certificates and the Class II-B-2 Certificates, respectively, with the Cap Counterparty for the benefit of the holders of the Class II-B-1 Certificates and the Class II-B-2 Certificates.

Cap Counterparty — ABN AMRO Bank N.V.

Carry-forward Amount — If on the distribution date the Pass-Through Rate for a class of the Class II-B-1 Certificates or the Class II-B-2 Certificate is based upon the related Net Rate Cap, the excess, if any, of:

1.	The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable pass-though rate been calculated at a per

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annum rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, over

2.	The amount of Current Interest on such class calculated using a pass-though rate equal to the related Net Rate Cap for such distribution date.

Carry-forward Shortfall Amount — As of any distribution date for the Class II-B-1 Certificates or the Class II-B-2 Certificates, the sum of the Carry-forward Amount for such distribution date and the Carry-forward Amount for all previous distribution dates not previously paid, together with interest thereon at a rate equal to the lesser of (i) One-Month LIBOR plus the related Margin and (ii) 10.50%, for such distribution date.

Certificate Group — With respect to the group I mortgage loans, the Class I-A-1 Certificates and the Class I-A-2 Certificates, with respect to Sub-Loan Group II-1, the Class II-1A-1, Class II-1A-2 and Class II-1X-1 Certificates, with respect to Sub-Loan Group II-2, the Class II-2A-1, Class II-2A-2 and Class II-2X-1 Certificates, with respect to Sub-Loan Group II-3, the Class II-3A-1, Class II-3A-2 and Class II-3X-1 Certificates, and with respect to Sub-Loan Group II-4, the Class II-4A-1 Certificates and Class II-4A-2 Certificates, with respect to Sub-Loan Group III-1, the Class III-1A-1, Class III-1A-2 and the Class III-1X-1 Certificates, with respect to Sub-Loan Group III-2, the Class III-2A-1, Class III-2A-2 and Class III-2X-1 Certificates, with respect to Sub-Loan Group III-3, the Class III-3A-1 Certificates and the Class III-3A-2 Certificates, with respect to Sub-Loan Group III-4, the Class III-4A-1, Class III-4A-2 and Class III-4X-1 Certificates, with respect to Sub-Loan Group III-5, the Class III-5A-1 Certificates and the Class III-5A-2 Certificates and with respect to Sub-Loan Group III-6, the Class III-6A-1 Certificates and the Class III-6A-2 Certificates.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Certificate Principal Balance — With respect to any Certificate, other than any Interest Only Certificates, as of any distribution date will equal such Certificate’s initial principal amount on the Closing Date plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate, as described under “Description of the Certificates—Allocation of Realized Losses; Subordination” in this prospectus supplement, and as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) solely in the case of a Group II Certificate or Group III Certificate, the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such Certificate (taking into account the applicable Loss Allocation Limitation), (3) solely in the case of a Group I Certificate, any Applied Realized Loss Amounts allocated to such class on previous distribution dates and (4) solely in the case of a Group II Subordinate Certificate or Group III Subordinate Certificate, such Certificate’s pro rata share, if any, of the related Subordinate Certificate Writedown Amount for previous distribution dates.

Certificates — The Group I Certificates, the Group II Certificates and the Group III Certificates.

Class Prepayment Distribution Trigger — A test, which shall be satisfied for (i) a class of Group II Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Group II Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group II mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date and (ii) a class of Group III Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such class and each class of Group III Subordinate

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Certificates subordinate thereto, if any, and the denominator of which is the Stated Principal Balances of all of the group III mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Class I-A Principal Distribution Amount – With respect to any applicable distribution date, an amount equal to the excess, if any, of:

1.	the aggregate Certificate Principal Balance of the Class I-A Certificates immediately prior to such distribution date over
2.	the excess of
(a)	the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over
(b)

the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of (x) approximately 17.90% and (y) the Current Specified Overcollateralization Percentage for such distribution date.

Class I-B-1 Principal Distribution Amount — With respect to any applicable distribution date, an amount equal to the excess, if any of:

1.	the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such distribution date over
2.	the excess of
(a)	the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over
(b)	the sum of
(1)	the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),
(2)	the Certificate Principal Balance of the Class I-M-1 certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date),
(3)	the Certificate Principal Balance of the Class I-M-2 certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date),
(4)

and the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of (x) approximately 2.20% and (y) the Current Specified Overcollateralization Percentage for such distribution date.

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Class I-B-2 Principal Distribution Amount — With respect to any applicable distribution date, an amount equal to the excess, if any of:

1.	the Certificate Principal Balance of the Class I-B-2 certificates immediately prior to such distribution date over
2.	the excess of
(a)	the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over
(b)	the sum of
(1)	the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),
(2)	the Certificate Principal Balance of the Class I-M-1 certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date),
(3)	the Certificate Principal Balance of the Class I-M-2 certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date),
(4)	the Certificate Principal Balance of the Class I-B-1 certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such distribution date),
(5)

and the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of (x) approximately 1.20% and (y) the Current Specified Overcollateralization Percentage for such distribution date.

Class I-B-3 Principal Distribution Amount — With respect to any applicable distribution date, an amount equal to the excess, if any of:

1.	the Certificate Principal Balance of the Class I-B-3 certificates immediately prior to such distribution date over
2.	the excess of
(a)	the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over
(b)	the sum of
(1)	the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),

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(2)	the Certificate Principal Balance of the Class I-M-1 certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date),
(3)	the Certificate Principal Balance of the Class I-M-2 certificates (after taking into account the payment of the Class I-M-2 Principal Distribution Amount on such distribution date),
(4)	the Certificate Principal Balance of the Class I-B-1 certificates (after taking into account the payment of the Class I-B-1 Principal Distribution Amount on such distribution date),
(5)	the Certificate Principal Balance of the Class I-B-2 certificates (after taking into account the payment of the Class I-B-2 Principal Distribution Amount on such distribution date), and
(6)	the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the Current Specified Overcollateralization Percentage for such distribution date.

Class I-M-1 Principal Distribution Amount — With respect to any applicable distribution date, an amount equal to the excess, if any of:

1.	the Certificate Principal Balance of the Class I-M-1 certificates immediately prior to such distribution date over
2.	the excess of
(a)	the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over
(b)	the sum of
(1)	the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date), and
(2)

the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of (x) approximately 9.20% and (y) the Current Specified Overcollateralization Percentage for such distribution date.

Class I-M-2 Principal Distribution Amount — With respect to any applicable distribution date, an amount equal to the excess, if any of:

1.	the Certificate Principal Balance of the Class I-M-2 certificates immediately prior to such distribution date over

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2.	the excess of
(a)	the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date, over
(b)	the sum of
(1)	the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount on such distribution date),
(2)	the Certificate Principal Balance of the Class I-M-1 certificates (after taking into account the payment of the Class I-M-1 Principal Distribution Amount on such distribution date), and
(3)

the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date multiplied by the sum of (x) approximately 5.00% and (y) the Current Specified Overcollateralization Percentage for such distribution date.

Closing Date — April 28, 2006.

Compensating Interest — Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

Countrywide — Countrywide Home Loans, Inc.

Countrywide Servicing — Countrywide Home Loans Servicing LP.

CPR — A constant rate of prepayment on the mortgage loans.

Cross-Over Date — The Group II Cross-Over Date or the Group III Cross-Over Date, as applicable.

Current Interest — With respect to each class of Group I Offered Certificates and the Class I-B-3 Certificates and each distribution date, the interest accrued at the applicable pass-through rate for the applicable Interest Accrual Period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy, reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest Payments, and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Certificates as described under clause First in “Description of the Certificates—Distributions on the Group I Certificates” in this prospectus supplement.

Current Specified Enhancement Percentage — For any distribution date, a percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Group I Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the group I mortgage loans as of the end of the related Due Period.

Current Specified Overcollateralization Percentage — For any distribution date, a percentage equivalent of a fraction, the numerator of which is the Overcollateralization Target Amount for such

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distribution date and the denominator of which is the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date.

Custodial Agreement — The custodial agreement, dated as of the Closing Date, between U.S. Bank National Association, as trustee, Structured Asset Mortgage Investments II Inc., as company, Wells Fargo Bank, National Association, as master servicer and securities administrator, and Wells Fargo Bank, National Association, as custodian.

Cut-Off Date — April 1, 2006.

Debt Service Reduction — A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deficient Valuation — A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Determination Date — With respect to any distribution date and the mortgage loans is the date specified in the applicable Servicing Agreement.

Due Date — With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

Due Period — With respect to any distribution date, the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

EMC — EMC Mortgage Corporation.

Excess Cashflow — With respect to any distribution date, the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

Excess Spread — With respect to any distribution date, the excess, if any, of the Interest Funds for such distribution date over the sum of the Current Interest on the Group I Offered Certificates and Interest Carry-forward Amounts on the Group I Senior Certificates on such distribution date.

Extra Principal Distribution Amount — With respect to any distribution date, the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date over the Overcollateralization Amount for such distribution date and (b) the Excess Spread for such distribution date.

Group I Certificates — The Group I Offered Certificates, the Class I-B-3 Certificates, the Class I-XP Certificates, the Class B-IO Certificates, the Class R Certificates and the Class R-X Certificates.

Group I Offered Certificates — The Class I-A-1, Class I-A-2, Class I-M-1, Class I-M-2, Class I-B-1 and Class I-B-2 Certificates.

Group I Senior Certificates — The Class I-A-1 Certificates and Class I-A-2 Certificates.

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Group I Subordinate Certificates — The Class I-M-1, Class I-M-2, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates.

Group II Aggregate Subordinate Optimal Principal Amount — With respect to Loan Group II, the sum of the Group II Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group II.

Group II Certificates — The Group II Senior Certificates and the Group II Subordinate Certificates.

Group II Cross-Over Date — The distribution date on which the Certificate Principal Balance of the Group II Subordinate Certificates are reduced to zero.

Group II Offered Certificates — The Group II Senior Certificates and the Group II Offered Subordinate Certificates.

Group II Offered Subordinate Certificates — The Class II-B-1, Class II-B-2 and Class II-B-3 Certificates.

Group II Senior Certificates — The Class II-1A-1, Class II-1A-2, Class II-1X-1, Class II-2A-1, Class II-2A-2, Class II-2X-1, Class II-3A-1, Class II-3A-2, Class II-3X-1, Class II-4A-1 and Class II-4A-2 Certificates.

Group II Senior Optimal Principal Amount — With respect to each Sub-Loan Group included in Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Certificate Group in such Loan Group immediately prior to such distribution date):

(1)

the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to the related Cross-Over Date);

(2)

the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(3)

the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

(4)

the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group purchased by an insurer from the Trustee during the related

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Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

(5)	any amount allocated to the Available Funds of the related Sub-Loan Group in accordance with paragraph (F) under “Description of the Certificates—Distributions on the Group II Certificates” and
(6)

the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Group II Senior Percentage — With respect to each Certificate Group related to a Sub-Loan Group in Loan Group II and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Senior Certificates (other than the related Interest-Only Certificates, if any) in the related Certificate Group by the aggregate Stated Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Group II Senior Prepayment Percentage — The Senior Prepayment Percentage for the Senior Certificates of each Certificate Group related to a Sub-Loan Group in Loan Group II, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
May 2006 – April 2013	100%
May 2013 – April 2014	Senior Percentage for the related Senior Certificates plus 70% of the Subordinate Percentage for the related Sub-Loan Group.
May 2014 – April 2015	Senior Percentage for the related Senior Certificates plus 60% of the Subordinate Percentage for the related Sub-Loan Group.
May 2015 – April 2016	Senior Percentage for the related Senior Certificates plus 40% of the Subordinate Percentage for the related Sub-Loan Group.
May 2016 – April 2017	Senior Percentage for the related Senior Certificates plus 20% of the Subordinate Percentage for the related Sub-Loan Group.
May 2017 and thereafter	Senior Percentage for the related Senior Certificates.

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No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Stated Principal Balance of the group II mortgage loans in all related Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the group II mortgage loans in all related Sub-Loan Groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including May 2013 and April 2014, (b) 35% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including May 2014 and April 2015, (c) 40% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including May 2015 and April 2016, (d) 45% of the Original Group II Subordinate Principal Balance if such distribution date occurs between and including May 2016 and April 2017, and (e) 50% of the Original Group II Subordinate Principal Balance if such distribution date occurs during or after May 2017.

In addition, if on any distribution date the weighted average of the related Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the related initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the group II mortgage loans in all Sub Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group II Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in April 2009, cumulative Realized Losses on the group II mortgage loans in all related Sub Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Group II Subordinate Principal Balance and (ii) after the distribution date occurring in April 2009, cumulative Realized Losses on the group II mortgage loans in all related Sub-Loan Groups as of the end of the related Prepayment Period do not exceed 30% of the Original Group II Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such distribution date the Subordinate Percentage for the related Sub-Loan Group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in April 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group for such distribution date, will equal the Senior Percentage for such Certificates plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group II mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Group II Senior Certificates for such distribution date will equal 100%.

Group II Subordinate Certificates — The Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4, Class II-B-5 and Class II-B-6 Certificates.

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Group II Subordinate Optimal Principal Amount — With respect to any Sub-Loan Group included in Loan Group II and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group II Subordinate Certificates immediately prior to such distribution date):

(1)

the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)

the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(3)

the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Sub-Loan Group during the applicable Prepayment Period;

(4)

the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Certificate Group pursuant to clause (4) of the definition of “Group II Senior Optimal Principal Amount” on such distribution date;

(5)

the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6)

on the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

Group II Subordinate Percentage — As of any distribution date and with respect to any Sub-Loan Group included in Loan Group II, 100% minus the related Senior Percentage for the related Certificate Group.

Group II Subordinate Prepayment Percentage — With respect to any Sub-Loan Group included in Loan Group II, and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

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Group III Aggregate Subordinate Optimal Principal Amount — With respect to Loan Group III, the sum of the Group III Subordinate Optimal Principal Amounts for all Sub-Loan Groups in Loan Group III.

Group III Certificates — The Group III Senior Certificates and the Group III Subordinate Certificates.

Group III Cross-Over Date — The distribution date on which the Certificate Principal Balances of the Group III Subordinate Certificates are reduced to zero.

Group III Offered Certificates — The Group III Senior Certificates and the Group III Offered Subordinate Certificates.

Group III Offered Subordinate Certificates — The Class III-B-1, Class III-B-2 and Class III-B-3 Certificates.

Group III Senior Certificates — The Class III-1A-1, Class III-1A-2, Class III-1X-1, Class III-2A-1, Class III-2A-2, Class III-2X-1, Class III-3A-1, Class III-3A-2, Class III-4A-1, Class III-4A-2, Class III-4X-1, Class III-5A-1, Class III-5A-2, Class III-6A-1 and Class III-6A-2 Certificates.

Group III Senior Optimal Principal Amount — With respect to each Sub-Loan Group included in Loan Group III and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the related Certificate Group in such Loan Group immediately prior to such distribution date):

(1)

the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to the related Cross-Over Date);

(2)

the applicable Senior Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(3)

the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Sub-Loan Group;

(4)

the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Stated

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Principal Balance of each mortgage loan in the related Sub-Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Sub-Loan Group during the related Due Period and (ii) the Stated Principal Balance of each such mortgage loan in the related Sub-Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

(5)

any amount allocated to the Available Funds of the related Sub-Loan Group in accordance with paragraph (H) under “Description of the Certificates—Distributions on the Group III Certificates;” herein; and

(6)

the applicable Senior Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the excess, if any, of the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Stated Principal Balance of such substitute mortgage loan.

Group III Senior Percentage — With respect to each Certificate Group related to a Sub-Loan Group in Loan Group III and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Certificate Principal Balance of the Senior Certificates (other than the related Interest-Only Certificates, if any) in the related Certificate Group by the aggregate Stated Principal Balance of the mortgage loans in the related Sub-Loan Group as of the beginning of the related Due Period.

Group III Senior Prepayment Percentage — The Senior Prepayment Percentage for the Senior Certificates of each Certificate Group related to a Sub-Loan Group in Loan Group III, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
May 2006 – April 2013	100%
May 2013 – April 2014	Senior Percentage for the related Senior Certificates plus 70% of the Subordinate Percentage for the related Sub-Loan Group.
May 2014 – April 2015	Senior Percentage for the related Senior Certificates plus 60% of the Subordinate Percentage for the related Sub-Loan Group.
May 2015 – April 2016	Senior Percentage for the related Senior Certificates plus 40% of the Subordinate Percentage for the related Sub-Loan Group.
May 2016 – April 2017	Senior Percentage for the related Senior Certificates plus 20% of the Subordinate Percentage for the related Sub-Loan Group.
May 2017 and thereafter	Senior Percentage for the related Senior Certificates.

No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any distribution date unless, as of the last day of the month preceding such

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distribution date (1) the aggregate Stated Principal Balance of the group III mortgage loans in all related Sub-Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group III Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the group III mortgage loans in all related Sub-Loan Groups do not exceed (a) 30% of the aggregate Certificate Principal Balance of the Original Group III Subordinate Principal Balance if such distribution date occurs between and including May 2013 and April 2014, (b) 35% of the Original Group III Subordinate Principal Balance if such distribution date occurs between and including May 2014 and April 2015, (c) 40% of the Original Group III Subordinate Principal Balance if such distribution date occurs between and including May 2015 and April 2016, (d) 45% of the Original Group III Subordinate Principal Balance if such distribution date occurs between and including May 2016 and April 2017, and (e) 50% of the Original Group III Subordinate Principal Balance if such distribution date occurs during or after May 2017.

In addition, if on any distribution date the weighted average of the related Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the related initial Subordinate Percentages, and (a) the aggregate Stated Principal Balance of the group III mortgage loans in all Sub Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Certificate Principal Balance of the Group III Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in April 2009, cumulative Realized Losses on the group III mortgage loans in all related Sub Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Group III Subordinate Principal Balance and (ii) after the distribution date occurring in April 2009, cumulative Realized Losses on the group III mortgage loans in all related Sub-Loan Groups as of the end of the related Prepayment Period do not exceed 30% of the Original Group III Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such distribution date the Subordinate Percentage for the related Sub-Loan Group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in April 2009 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group for such distribution date, will equal the Senior Percentage for such Certificates plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator of which is the aggregate Certificate Principal Balance of the Group III Senior Certificates immediately preceding such distribution date, and the denominator of which is the Stated Principal Balance of the group III mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Group III Senior Certificates for such distribution date will equal 100%.

Group III Subordinate Certificates — The Class III-B-1, Class III-B-2, Class III-B-3, Class III-B-4, Class III-B-5 and Class III-B-6 Certificates.

Group III Subordinate Optimal Principal Amount — With respect to any Sub-Loan Group included in Loan Group III and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Certificate Principal Balance of the Group III Subordinate Certificates immediately prior to such distribution date):

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(1)

the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Sub-Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)

the related Subordinate Prepayment Percentage of the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was the subject of a prepayment in full received by the Servicers during the applicable Prepayment Period;

(3)

the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Sub-Loan Group during the applicable Prepayment Period;

(4)

the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Sub-Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Certificate Group pursuant to clause (4) of the definition of “Group III Senior Optimal Principal Amount” on such distribution date;

(5)

the related Subordinate Prepayment Percentage of the sum of (a) the Stated Principal Balance of each mortgage loan in the related Sub-Loan Group which was repurchased by the Sponsor in connection with such distribution date and (b) the difference, if any, between the Stated Principal Balance of a mortgage loan in the related Sub-Loan Group that has been replaced by the Sponsor with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Stated Principal Balance of such substitute mortgage loan; and

(6)

on the distribution date on which the aggregate Certificate Principal Balance of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

Group III Subordinate Percentage — As of any distribution date and with respect to any Sub-Loan Group included in Loan Group III, 100% minus the related Senior Percentage for the related Certificate Group.

Group III Subordinate Prepayment Percentage — With respect to any Sub-Loan Group included in Loan Group III, and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

Insurance Proceeds — Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses, including the related servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

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Interest Accrual Period — For each class of Group II Certificates (other than the Class II-B-1 Certificates and the Class II-B-2 Certificates) and Group III Certificates and for any distribution date, the one-month period preceding the month in which such distribution date occurs. The Interest Accrual Period for the Group I Offered Certificates and the Class I-B-3, Class II-B-1 and Class II-B-2 Certificates will be the period from and including the preceding distribution date (or from the Closing Date, in the case of the first distribution date) to and including the day prior to the current distribution date.

Interest Carry-forward Amount — With respect to each class of Group I Offered Certificates and the Class I-B-3 Certificates and the first distribution date, zero, and for each distribution date thereafter, the sum of:

1.	the excess of
(a)	Current Interest for such class with respect to prior distribution dates, over
(b)	the amount actually distributed to such class with respect to interest on or after such prior distribution dates, and
2.

interest on such excess (to the extent permitted by applicable law) at the applicable pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest Funds — With respect to Loan Group I and any distribution date, the sum, without duplication, of

1.

all scheduled interest collected in respect of the group I mortgage loans during the related Due Period, less the related Servicing Fee, if any, and any related amounts required to be reimbursed to the Sponsor, any Servicer, the Master Servicer, the Trustee, the Custodian and the Securities Administrator as provided in the Agreement,

2.	all advances relating to interest on the group I mortgage loans made by the related servicer or the Master Servicer,
3.	all Compensating Interest Payments with respect to the group I mortgage loans,
4.

Liquidation Proceeds received during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period), to the extent such Liquidation Proceeds relate to interest, less all non-recoverable advances relating to interest and certain expenses, in each case with respect to the group I mortgage loans,

5.	the interest portion of proceeds from the group I mortgage loans that were repurchased during the related Due Period, and
6.	the interest portion of the purchase price of the assets of the Trust allocated to Loan Group I upon exercise by the Sponsor or its designee of its optional termination right; minus

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7.

any amounts required to be reimbursed to the Sponsor, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Interest Only Certificates — The Class II-1X-1, Class II-X-B1, Class II-X-B2, Class II-2X-1, Class II-3X-1, Class III-1X-1, Class III-2X-1 and Class III-4X-1 Certificates.

Lender Paid PMI Rate — With respect to any mortgage loan covered by a lender-paid primary mortgage insurance policy, the premium to be paid by the applicable Servicer out of interest collections on the related mortgage loan

Liquidated Mortgage Loan — Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by a Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee’s sale, foreclosure sale, any Insurance Proceeds, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group — Any of Loan Group I, Loan Group II or Loan Group III, as applicable.

Loan Group I — The pool of mortgage loans consisting of the group I mortgage loans.

Loan Group II — The pool of mortgage loans consisting of the mortgage loans included in Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3 and Sub-Loan Group II-4.

Loan Group III — The pool of mortgage loans consisting of the mortgage loans included in Sub-Loan Group III-1, Sub-Loan Group III-2, Sub-Loan Group III-3, Sub-Loan Group III-4, Sub-Loan Group III-5 and Sub-Loan Group III-6.

Loan-to-Value Ratio — The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Loss Allocation Limitation — As defined under “Description of the Certificates – Allocation of Realized Losses; Subordination-Allocation of Realized Losses on the Group II Certificates”.

Margin — With respect to any distribution date on or prior to the first possible optional termination date for the Group I Certificates and (i) the Class I-A-1 Certificates, 0.190% per annum, (ii) the Class I-A-2 Certificates, 0.270% per annum, (iii) the Class I-M-1 Certificates, 0.350% per annum, (iv) the Class I-M-2 Certificates, 0.450% per annum, (v) the Class I-B-1 Certificates, 1.300% per annum, (vi) the Class I-B-2 Certificates, 2.150% per annum, and (vii) the Class I-B-3 Certificates, 2.150% per annum; and with respect to any distribution date after the first possible optional termination date for the Group I Certificates and (i) the Class I-A-1 Certificates, 0.380% per annum, (ii) the Class I-A-2 Certificates, 0.540% per annum, (iii) the Class I-M-1 Certificates, 0.525% per annum, (iv) the Class I-M-2 Certificates, 0.675% per annum, (v) the Class I-B-1 Certificates, 1.950% per annum, (vi) the Class I-B-2 Certificates, 3.225% per annum, and (vii) the Class I-B-3 Certificates, 3.225% per annum; with respect to any distribution date on or prior to the first possible optional termination date for the Class II-B-1 Certificates and the Class II-B-2 Certificates and (i) the Class II-B-1 Certificates, 0.380% per annum, and (ii) the Class II-B-2 Certificates, 0.490% per annum; and with respect to any

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distribution date after the first possible optional termination date for the Class II-B-1 Certificates and the Class II-B-2 Certificates and (i) the Class II-B-1 Certificates, 0.570% per annum, and (ii) the Class II-B-2 Certificates, 0.735% per annum.

Master Servicer — Wells Fargo Bank, National Association.

Master Servicer Compensation — As defined under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Monthly Advance — The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments — For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody’s — Moody’s Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement, dated as of April 28, 2006, between the Depositor and the Sponsor.

Mortgage Loan Schedule — The schedule attached as an exhibit to the Agreement with respect to the Mortgage Loans, as amended from time to time to reflect the repurchase or substitution of Mortgage Loans.

Net Interest Shortfalls — Has the meaning set forth under “Description of the Certificates—Interest Distributions on the Group II Certificates and the Group III Certificates” in this prospectus supplement.

Net Liquidation Proceeds — Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate — For any mortgage loan, the then applicable mortgage rate thereon less the sum of (1) the Servicing Fee Rate and (2) the Lender Paid PMI Rate, if any, attributable thereto, in each case expressed as a per annum rate.

Net Rate Cap — With respect to any distribution date and (i) the Group I Offered Certificates and the Class I-B-3 Certificates, the weighted average of the Net Rates on the group I mortgage loans, weighted on the basis of the Stated Principal Balances thereof as of the beginning of the related Due Period and (ii) the Class II-B-1 Certificates and the Class II-B-2 Certificates, the weighted average of the weighted average net rate of the mortgage loans in each Sub-Loan Group in Loan Group II weighted in proportion to the excess of the aggregate stated principal balance of each such Sub-Loan Group over the aggregate Certificate Principal Balance of the Senior Certificates related to such Sub-Loan Groups, in each case, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

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Notional Amount — With respect to any distribution date and the Class II-1X-1 Certificates, the aggregate Certificate Principal Balance of the Class II-1A Certificates, with respect to any distribution date and the Class II-2X-1 Certificates, the aggregate Certificate Principal Balance of the Class II-2A Certificates, with respect to any distribution date and the Class II-3X-1 Certificates, the aggregate Certificate Principal Balance of the Class II-3A Certificates, with respect to any distribution date and the Class II-X-B1 Certificates, the Certificate Principal Balance of the Class II-B-1 Certificates, and with respect to any distribution date and the Class II-X-B2 Certificates, the Certificate Principal Balance of the Class II-B-2 Certificates, with respect to any distribution date and the Class III-1X-1 Certificates, the aggregate Certificate Principal Balance of the Class III-1A Certificates, and with respect to any distribution date and the Class III-2X-1 Certificates, the aggregate Certificate Principal Balance of the Class III-2A Certificates and with respect to any distribution date and the Class III-4X-1 Certificates, the aggregate Certificate Principal Balance of the Class III-4A Certificates (in each case before taking into account the payment of principal on such Certificates on such distribution date).

Offered Certificates — The Group I Offered Certificates, the Group II Offered Certificates and the Group III Offered Certificates.

Offered Subordinate Certificates — The Group I Subordinate Certificates, other than the Class I-B-3 Certificates, the Group II Offered Subordinate Certificates and the Group III Offered Subordinate Certificates.

Original Group II Subordinate Principal Balance — The aggregate Certificate Principal Balance of the Group II Subordinate Certificates as of the Closing Date.

Original Group III Subordinate Principal Balance — The aggregate Certificate Principal Balance of the Group III Subordinate Certificates as of the Closing Date.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Overcollateralization Amount — With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the group I mortgage loans for such distribution date over (b) the aggregate Certificate Principal Balance of the Class I-A, Class I-M and Class I-B Certificates (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such Certificates).

Overcollateralization Release Amount — With respect to any distribution date is the lesser of (x) the sum of the amounts described in clauses (1) through (5) and (7) in the definition of Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

Overcollateralization Target Amount — With respect to any distribution date (a) prior to the Stepdown Date, approximately 1.40% of the aggregate Stated Principal Balance of the group I mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 1.40% of the aggregate Stated Principal

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Balance of the group I mortgage loans as of the cut-off date and (2) 2.80% of the then current aggregate Stated Principal Balance of the group I mortgage loans as of that distribution date and (ii) approximately $4,606,188 and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

Pre-Funded Amount — The amount paid by the Depositor to the Securities Administrator on the Closing Date for deposit in the Pre-Funding Account with respect to the Group III Mortgage Loans, which amount is approximately $99,868,409.

Pre-Funding Period — The period from the Closing Date up to and including July 17, 2006, in which the Securities Administrator may purchase, on behalf of the trust and at the direction of the Trustee, subsequent mortgage loans for inclusion in the trust with amounts in the pre-funding account.

Prepayment Interest Shortfalls — Has the meaning set forth under “Description of the Certificates—Interest Distributions on the Group II Certificates and the Group III Certificates” in this prospectus supplement.

Prepayment Period — With respect to a distribution date, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in the case of the mortgage loans for which EMC is the Servicer and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

Principal Distribution Amount — With respect to each distribution date, an amount equal to

1.	the sum of the Principal Funds for Loan Group I for such distribution date, plus
2.	any Extra Principal Distribution Amount for such distribution date, minus
3.	any Overcollateralization Release Amount for such distribution date.

Principal Funds — With respect to Loan Group I and any distribution date, the sum, without duplication, of

1.	the scheduled principal collected on the group I mortgage loans during the related Due Period or advanced on or before the related servicer advance date,
2.	prepayments in respect of the group I mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,
3.	the Stated Principal Balance of each group I mortgage loan that was repurchased by the Depositor or the related Servicer during the related Due Period,
4.

the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the related Servicer in connection with a substitution of a group I mortgage loan during the related Due Period,

5.	all Liquidation Proceeds collected during the related Prepayment Period (or in the case of Subsequent Recoveries, during the related Due Period) on the group I

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mortgage loans, to the extent such Liquidation Proceeds relate to principal, less all related non-recoverable advances relating to principal reimbursed during the related Due Period,

6.	any amounts transferred to the Distribution Account from the Pre-Funding Account in respect of the related sub-loan group on such distribution date, and
7.

the principal portion of the purchase price of the assets of the Trust allocated to Loan Group I upon the exercise by the Sponsor or its designee of its optional termination right with respect to the group I mortgage loans, minus

8.

any amounts required to be reimbursed to EMC, the Depositor, a Servicer, the Master Servicer, the Custodian, the Trustee or the Securities Administrator and allocated to Loan Group I, as provided in the Agreement.

Principal Prepayment — Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies — Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Realized Loss — With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property that are allocated to principal; provided, however, that in the event the Master Servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any class of Certificates on any distribution date.

Record Date — For each class of Group I Offered Certificates and the Class I-B-3 Certificates and each distribution date, the Business Day preceding the applicable distribution date so long as the Group I Offered Certificates remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs. For each class of Group II Offered Certificates and Group III Offered Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Remaining Excess Spread — With respect to any distribution date, the Excess Spread less any Extra Principal Distribution Amount for such distribution date.

Remaining Pre-Funded Amount — With respect to Loan Group III, an amount equal to the related Pre-Funded Amount minus the amount equal to 100% of the aggregate Stated Principal Balance of the subsequent mortgage loans transferred to Loan Group III during the Pre-Funding Period.

REMIC Regular Certificates — All classes of Certificates other than the Residual Certificates.

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REO Property — A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the excess of (i) the sum of (a) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase and (b) any costs and damages incurred by the Trust in connection with any violation of such mortgage loan of any predatory lending laws over (ii) any portion of the Servicing Fee, Monthly Advances or servicing advances payable to the purchaser of such mortgage loan.

Repurchase Proceeds — The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities—Assignment of Trust Fund Assets” in the prospectus and “Pooling and Servicing Agreement—Representations and Warranties” in this prospectus supplement.

Residual Certificates — The Class R Certificates and the Class R-X Certificates.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

Senior Certificates — Group I Senior Certificates, the Group II Senior Certificates and the Group III Senior Certificates.

Senior Optimal Principal Amount — The Group II Senior Optimal Principal Amount or the Group III Senior Optimal Principal Amount, as applicable.

Senior Percentage — The Group II Senior Percentage or the Group III Senior Percentage, as applicable.

Senior Prepayment Percentage —Group II Senior Prepayment Percentage or the Group III Senior Prepayment Percentage, as applicable.

Servicers — The Sponsor and other servicers that service the mortgage loans.

Servicing Agreements — The servicing agreements specified in the Agreement between the Sponsor and the related Servicer.

Servicing Fee — With respect to each mortgage loan, a fee that accrues at the Servicing Fee Rate, as set forth under the heading “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate — For each mortgage loan will be (i) 0.375% per annum with respect to EMC and (ii) a per annum rate ranging from 0.250% per annum to 0.500% per annum, as set forth on the Mortgage Loan Schedule, with respect to other Servicers.

Special Hazard Loss — A Realized Loss attributable to damage or a direct physical loss suffered by a mortgaged property (including any Realized Loss due to the presence or suspected presence of

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hazardous wastes or substances on a mortgaged property) other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of such mortgaged property under the Agreement or any loss due to normal wear and tear or certain other causes.

Sponsor — EMC Mortgage Corporation.

Stated Principal Balance — With respect to any group I mortgage loan and any distribution date: the principal balance thereof as of the Cut-off Date minus the sum of (1) the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan due during each Due Period ending prior to such distribution date (and irrespective of any delinquency in their payment), (2) all Principal Prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the Agreement or the related Servicing Agreement that were received by the related Servicer as of the close of business on the last day of the Prepayment Period related to such distribution date and (3) any Realized Loss thereon incurred prior to or during the related Prepayment Period.

With respect to any group II mortgage loan and any distribution date, (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period.

With respect to any group III mortgage loan and any distribution date, (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period.

The Stated Principal Balance of any Liquidated Mortgage Loan is zero.

Stepdown Date — the earlier to occur of

1.	the distribution date on which the aggregate Certificate Principal Balance of the Group I Senior Certificates has been reduced to zero and
2.	the later to occur of
(a)	the distribution date occurring in May 2009 and
(b)	the first distribution date for which the Current Specified Enhancement Percentage for such distribution date is greater than or equal to approximately 20.70%.

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Sub-Loan Group — any of Sub-Loan Group II-1, Sub-Loan Group II-2, Sub-Loan Group II-3, Sub-Loan Group II-4, Sub-Loan Group III-1, Sub-Loan Group III-2, Sub-Loan Group III-3, Sub-Loan Group III-4, Sub-Loan Group III-5 or Sub-Loan Group III-6, as applicable.

Sub-Loan Group II-1 — The pool of mortgage loans designated as Sub-Loan Group II-1.

Sub-Loan Group II-2 — The pool of mortgage loans designated as Sub-Loan Group II-2.

Sub-Loan Group II-3 — The pool of mortgage loans designated as Sub-Loan Group II-3.

Sub-Loan Group II-4 — The pool of mortgage loans designated as Sub-Loan Group II-4.

Sub-Loan Group III-1 — The pool of mortgage loans designated as Sub-Loan Group III-1.

Sub-Loan Group III-2 — The pool of mortgage loans designated as Sub-Loan Group III-2.

Sub-Loan Group III-3 — The pool of mortgage loans designated as Sub-Loan Group III-3.

Sub-Loan Group III-4 — The pool of mortgage loans designated as Sub-Loan Group III-4.

Sub-Loan Group III-5 — The pool of mortgage loans designated as Sub-Loan Group III-5.

Sub-Loan Group III-6— The pool of mortgage loans designated as Sub-Loan Group III-6.

Subordinate Certificate Writedown Amount — With respect to the Group II Subordinate Certificates (other than the Class II-X-B1 Certificates and the II-X-B2 Certificates), the amount by which (x) the sum of the Certificate Principal Balances of the Group II Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group II Certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group II mortgage loans on the Due Date related to such distribution date. With respect to the Group III Subordinate Certificates, the amount by which (x) the sum of the Certificate Principal Balances of the Group III Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Certificate Principal Balances of the Group III Certificates on such distribution date) exceeds (y) the Stated Principal Balances of the group III mortgage loans on the Due Date related to such distribution date.

Subordinate Certificates — The Group I Subordinate Certificates, the Group II Subordinate Certificates and the Group III Subordinate Certificates.

Subordinate Optimal Principal Amount — The Group II Subordinate Optimal Principal Amount or the Group III Subordinate Optimal Principal Amount, as applicable.

Subordinate Percentage — The Group II Subordinate Prepayment Percentage or the Group III Subordinate Prepayment Percentage, as applicable.

Subsequent Recoveries — As of any distribution date, amounts received during the related Due Period by the Master Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Sponsor) specifically related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

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Trigger Event — With respect to any distribution date, an event that exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of the group I mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and the group I mortgage loans with respect to which the related Mortgaged Property has been acquired by the Trust) by (y) the aggregate Stated Principal Balance of the group I mortgage loans in the mortgage pool, in each case, as of the close of business on the last day of the preceding calendar month, exceeds 31% of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the group I mortgage loans since the Cut-Off Date as a percentage of the aggregate Stated Principal Balance of the group I mortgage loans as of the Cut-Off Date exceeds the applicable percentage set forth below:

Months	Percentage
37 – 48	0.65%
49 – 60	1.15%
61 – 72	1.65%
73+	1.95%

Trust — Bear Stearns ALT-A Trust 2006-3.

Trustee — U.S. Bank National Association

Unpaid Realized Loss Amount — With respect to any class of Group I Offered Certificates and as to any distribution date, the excess of

1.	Applied Realized Loss Amounts with respect to such class over
2.	the sum of all distributions in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

Any amounts distributed to a class of Group I Offered Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such Class.

Weighted Average Net Rate — With respect to any Loan Group and distribution date, the weighted average of the Net Rates of the mortgage loans in such Loan Group, weighted in proportion to the respective outstanding principal balances of such mortgage loans.

Wells Fargo — Wells Fargo Bank, National Association.

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ANNEX I

Distribution Date	Class I-A Notional Balance($)	Class I-A Strike Rate(%)	Class I-M-1 Notional Balance($)	Class I-M-1 Strike Rate(%)	Class I-M-2 Notional Balance($)	Class I-M-2 Strike Rate(%)
May 2006	825,890,000	7.00	40,074,000	6.85	19,346,000	6.75
June 2006	804,884,688	7.00	40,074,000	6.85	19,346,000	6.75
July 2006	784,356,923	7.00	40,074,000	6.85	19,346,000	6.75
August 2006	764,296,294	7.00	40,074,000	6.85	19,346,000	6.75
September 2006	744,692,156	7.05	40,074,000	6.90	19,346,000	6.80
October 2006	725,535,370	7.05	40,074,000	6.90	19,346,000	6.80
November 2006	706,814,859	7.10	40,074,000	6.95	19,346,000	6.85
December 2006	688,522,168	7.17	40,074,000	7.02	19,346,000	6.92
January 2007	670,648,430	7.17	40,074,000	7.02	19,346,000	6.92
February 2007	653,181,430	7.17	40,074,000	7.02	19,346,000	6.92
March 2007	636,112,185	7.20	40,074,000	7.05	19,346,000	6.95
April 2007	619,432,432	7.20	40,074,000	7.05	19,346,000	6.95
May 2007	603,132,150	7.20	40,074,000	7.05	19,346,000	6.95
June 2007	587,202,144	7.20	40,074,000	7.05	19,346,000	6.95
July 2007	571,634,589	7.20	40,074,000	7.05	19,346,000	6.95
August 2007	556,421,253	7.20	40,074,000	7.05	19,346,000	6.95
September 2007	541,554,318	7.20	40,074,000	7.05	19,346,000	6.95
October 2007	527,025,827	7.35	40,074,000	7.20	19,346,000	7.10
November 2007	512,827,959	7.35	40,074,000	7.20	19,346,000	7.10
December 2007	498,953,179	7.35	40,074,000	7.20	19,346,000	7.10
January 2008	485,394,206	7.43	40,074,000	7.28	19,346,000	7.18
February 2008	472,144,176	7.55	40,074,000	7.40	19,346,000	7.30
March 2008	459,195,814	7.55	40,074,000	7.40	19,346,000	7.30
April 2008	446,542,711	7.61	40,074,000	7.46	19,346,000	7.36
May 2008	434,177,646	7.61	40,074,000	7.46	19,346,000	7.36
June 2008	422,104,526	7.61	40,074,000	7.46	19,346,000	7.36
July 2008	410,306,034	7.65	40,074,000	7.50	19,346,000	7.40
August 2008	398,775,934	7.70	40,074,000	7.55	19,346,000	7.45
September 2008	387,507,976	7.70	40,074,000	7.55	19,346,000	7.45
October 2008	376,496,373	7.75	40,074,000	7.60	19,346,000	7.50
November 2008	365,735,294	7.75	40,074,000	7.60	19,346,000	7.50
December 2008	355,219,084	7.75	40,074,000	7.60	19,346,000	7.50
January 2009	344,942,144	7.75	40,074,000	7.60	19,346,000	7.50
February 2009	334,899,042	7.84	40,074,000	7.69	19,346,000	7.59
March 2009	325,080,716	8.20	40,074,000	8.05	19,346,000	7.95
April 2009	315,485,750	8.24	40,074,000	8.09	19,346,000	7.99
May 2009	306,109,108	8.27	40,074,000	8.12	19,346,000	8.02
June 2009	306,109,108	8.27	39,109,875	8.12	16,476,330	8.02
July 2009	303,988,428	8.27	33,350,623	8.12	16,100,243	8.02
August 2009	297,049,322	8.27	32,589,332	8.12	15,732,725	8.02
September 2009	290,268,192	8.41	31,845,373	8.26	15,373,574	8.16
October 2009	283,644,417	8.41	31,118,678	8.26	15,022,756	8.16
November 2009	277,171,400	8.41	30,408,522	8.26	14,679,924	8.16
December 2009	270,845,726	8.41	29,714,531	8.26	14,344,895	8.16
January 2010	264,664,039	8.41	29,036,337	8.26	14,017,492	8.16
February 2010	258,623,204	8.50	28,373,596	8.35	13,697,549	8.25
March 2010	252,719,880	8.50	27,725,942	8.35	13,384,890	8.25
April 2010	246,950,943	8.50	27,093,031	8.35	13,079,347	8.25
May 2010	241,313,340	8.50	26,474,528	8.35	12,780,761	8.25
June 2010	235,804,086	8.50	25,870,107	8.35	12,488,973	8.25
July 2010	230,420,266	8.50	25,279,447	8.35	12,203,828	8.25
August 2010	225,159,028	8.50	24,702,236	8.35	11,925,175	8.25
September 2010	220,017,699	8.50	24,138,180	8.35	11,652,873	8.25
October 2010	214,993,441	8.53	23,586,968	8.38	11,386,771	8.28
November 2010	210,079,634	8.53	23,047,873	8.38	11,126,520	8.28
December 2010	205,276,275	8.53	22,520,896	8.38	10,872,118	8.28
January 2011	200,581,355	8.53	22,005,815	8.38	10,623,459	8.28
February 2011	195,992,476	8.65	21,502,368	8.50	10,380,417	8.40

S-196

Distribution Date	Class I-B-1 Notional Balance($)	Class I-B-1 Strike Rate(%)	Class I-B-2 Notional Balance($)	Class I-B-2 Strike Rate(%)	Class I-B-3 Notional Balance($)	Class I-B-3 Strike Rate(%)
May 2006	12,897,000	5.90	4,606,000	5.05	5,527,000	5.05
June 2006	12,897,000	5.90	4,606,000	5.05	5,527,000	5.05
July 2006	12,897,000	5.90	4,606,000	5.05	5,527,000	5.05
August 2006	12,897,000	5.90	4,606,000	5.05	5,527,000	5.05
September 2006	12,897,000	5.95	4,606,000	5.10	5,527,000	5.10
October 2006	12,897,000	5.95	4,606,000	5.10	5,527,000	5.10
November 2006	12,897,000	6.00	4,606,000	5.15	5,527,000	5.15
December 2006	12,897,000	6.07	4,606,000	5.22	5,527,000	5.22
January 2007	12,897,000	6.07	4,606,000	5.22	5,527,000	5.22
February 2007	12,897,000	6.07	4,606,000	5.22	5,527,000	5.22
March 2007	12,897,000	6.10	4,606,000	5.25	5,527,000	5.25
April 2007	12,897,000	6.10	4,606,000	5.25	5,527,000	5.25
May 2007	12,897,000	6.10	4,606,000	5.25	5,527,000	5.25
June 2007	12,897,000	6.10	4,606,000	5.25	5,527,000	5.25
July 2007	12,897,000	6.10	4,606,000	5.25	5,527,000	5.25
August 2007	12,897,000	6.10	4,606,000	5.25	5,527,000	5.25
September 2007	12,897,000	6.10	4,606,000	5.25	5,527,000	5.25
October 2007	12,897,000	6.25	4,606,000	5.40	5,527,000	5.40
November 2007	12,897,000	6.25	4,606,000	5.40	5,527,000	5.40
December 2007	12,897,000	6.25	4,606,000	5.40	5,527,000	5.40
January 2008	12,897,000	6.33	4,606,000	5.48	5,527,000	5.48
February 2008	12,897,000	6.45	4,606,000	5.60	5,527,000	5.60
March 2008	12,897,000	6.45	4,606,000	5.60	5,527,000	5.60
April 2008	12,897,000	6.51	4,606,000	5.66	5,527,000	5.66
May 2008	12,897,000	6.51	4,606,000	5.66	5,527,000	5.66
June 2008	12,897,000	6.51	4,606,000	5.66	5,527,000	5.66
July 2008	12,897,000	6.55	4,606,000	5.70	5,527,000	5.70
August 2008	12,897,000	6.60	4,606,000	5.75	5,527,000	5.75
September 2008	12,897,000	6.60	4,606,000	5.75	5,527,000	5.75
October 2008	12,897,000	6.65	4,606,000	5.80	5,527,000	5.80
November 2008	12,897,000	6.65	4,606,000	5.80	5,527,000	5.80
December 2008	12,897,000	6.65	4,606,000	5.80	5,527,000	5.80
January 2009	12,897,000	6.65	4,606,000	5.80	5,527,000	5.80
February 2009	12,897,000	6.74	4,606,000	5.89	5,527,000	5.89
March 2009	12,897,000	7.10	4,606,000	6.25	5,527,000	6.25
April 2009	12,897,000	7.14	4,606,000	6.29	5,527,000	6.29
May 2009	12,897,000	7.17	4,606,000	6.32	5,527,000	6.32
June 2009	10,983,936	7.17	3,922,774	6.32	4,707,158	6.32
July 2009	10,733,218	7.17	3,833,233	6.32	4,599,713	6.32
August 2009	10,488,212	7.17	3,745,732	6.32	4,494,716	6.32
September 2009	10,248,784	7.31	3,660,223	6.46	4,392,109	6.46
October 2009	10,014,912	7.31	3,576,699	6.46	4,291,883	6.46
November 2009	9,786,363	7.31	3,495,075	6.46	4,193,939	6.46
December 2009	9,563,016	7.31	3,415,310	6.46	4,098,224	6.46
January 2010	9,344,753	7.31	3,337,360	6.46	4,004,687	6.46
February 2010	9,131,464	7.40	3,261,186	6.55	3,913,282	6.55
March 2010	8,923,029	7.40	3,186,747	6.55	3,823,958	6.55
April 2010	8,719,340	7.40	3,114,002	6.55	3,736,667	6.55
May 2010	8,520,287	7.40	3,042,913	6.55	3,651,363	6.55
June 2010	8,325,767	7.40	2,973,442	6.55	3,568,001	6.55
July 2010	8,135,675	7.40	2,905,553	6.55	3,486,538	6.55
August 2010	7,949,911	7.40	2,839,210	6.55	3,406,929	6.55
September 2010	7,768,381	7.40	2,774,379	6.55	3,329,134	6.55
October 2010	7,590,985	7.43	2,711,024	6.58	3,253,111	6.58
November 2010	7,417,488	7.43	2,649,062	6.58	3,178,759	6.58
December 2010	7,247,891	7.43	2,588,492	6.58	3,106,079	6.58
January 2011	7,082,123	7.43	2,529,290	6.58	3,035,039	6.58
February 2011	6,920,099	7.55	2,471,426	6.70	2,965,603	6.70

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Distribution Date	Class II-B-1 Notional Balance($)	Class II-B-1 Strike Rate(%)	Class II-B-2 Notional Balance($)	Class II-B-2 Strike Rate(%)
May 2006	36,250,000	7.01	20,635,000	6.90
June 2006	36,246,960	5.85	20,633,270	5.74
July 2006	36,243,903	6.50	20,631,529	6.39
August 2006	36,240,828	6.05	20,629,779	5.94
September 2006	36,237,735	6.05	20,628,019	5.94
October 2006	36,234,625	6.27	20,626,248	6.16
November 2006	36,231,497	5.66	20,624,467	5.55
December 2006	36,228,351	6.50	20,622,676	6.39
January 2007	36,225,186	6.27	20,620,875	6.16
February 2007	36,222,003	5.85	20,619,063	5.74
March 2007	36,218,803	6.74	20,617,241	6.63
April 2007	36,215,583	6.27	20,615,409	6.16
May 2007	36,212,345	6.27	20,613,565	6.16
June 2007	36,209,089	5.95	20,611,712	5.84
July 2007	36,205,813	6.17	20,609,847	6.06
August 2007	36,202,519	5.56	20,607,972	5.45
September 2007	36,199,206	6.40	20,606,086	6.29
October 2007	36,195,874	6.17	20,604,189	6.06
November 2007	36,192,523	5.75	20,602,281	5.64
December 2007	36,189,152	6.17	20,600,363	6.06
January 2008	36,185,762	6.17	20,598,433	6.06
February 2008	36,182,352	5.95	20,596,492	5.84
March 2008	36,178,923	6.40	20,594,540	6.29
April 2008	36,175,474	5.95	20,592,577	5.84
May 2008	36,172,005	5.75	20,590,602	5.64
June 2008	36,168,516	6.35	20,588,616	6.24
July 2008	36,165,007	6.12	20,586,619	6.01
August 2008	36,161,478	5.90	20,584,610	5.79
September 2008	36,157,929	5.90	20,582,589	5.79
October 2008	36,154,359	5.70	20,580,557	5.59
November 2008	36,150,769	6.35	20,578,513	6.24
December 2008	36,147,157	5.90	20,576,458	5.79
January 2009	35,734,919	5.90	20,341,795	5.79
February 2009	35,327,362	6.12	20,109,796	6.01
March 2009	34,924,431	6.59	19,880,432	6.48
April 2009	34,526,076	5.51	19,653,671	5.40
May 2009	34,132,245	6.35	19,429,486	6.24
June 2009	33,357,056	6.12	18,988,217	6.01
July 2009	32,599,454	5.70	18,556,958	5.59
August 2009	31,859,038	6.35	18,135,483	6.24
September 2009	31,135,420	5.90	17,723,570	5.79
October 2009	30,428,219	5.90	17,321,001	5.79
November 2009	29,737,063	6.12	16,927,567	6.01
December 2009	29,061,587	5.51	16,543,058	5.40
January 2010	28,401,438	6.59	16,167,274	6.48
February 2010	27,756,266	5.90	15,800,015	5.79
March 2010	27,125,733	6.59	15,441,090	6.48
April 2010	26,509,506	5.70	15,090,308	5.59
May 2010	25,907,262	6.35	14,747,486	6.24
June 2010	25,318,684	5.90	14,412,442	5.79
July 2010	24,743,442	5.90	14,084,991	5.79
August 2010	24,181,253	6.12	13,764,970	6.01
September 2010	23,631,776	5.52	13,452,185	5.41
October 2010	23,094,768	6.60	13,146,498	6.49
November 2010	22,569,948	5.72	12,847,748	5.61
December 2010	22,057,047	5.92	12,555,784	5.81
January 2011	21,555,782	6.37	12,270,443	6.26
February 2011	21,065,875	5.99	11,991,568	5.88
March 2011	20,584,729	6.81	11,717,679	6.70
April 2011	20,112,597	6.10	11,448,922	5.99
May 2011	19,651,081	6.32	11,186,208	6.21
June 2011	19,200,110	5.70	10,929,497	5.59

S-198

July 2011	18,759,446	6.81	10,678,653	6.70
August 2011	18,328,853	6.11	10,433,542	6.00
September 2011	17,908,101	6.64	10,194,032	6.53
October 2011	17,496,967	7.46	9,959,998	7.35
November 2011	17,095,231	6.96	9,731,313	6.85
December 2011	16,702,679	6.73	9,507,856	6.62
January 2012	16,319,102	7.49	9,289,508	7.38
February 2012	15,944,295	6.78	9,076,152	6.67
March 2012	15,578,058	8.97	8,867,675	8.86
April 2012	15,220,196	8.42	8,663,965	8.31
May 2012	14,870,518	8.42	8,464,914	8.31
June 2012	14,528,838	8.13	8,270,416	8.02
July 2012	14,194,972	8.42	8,080,366	8.31
August 2012	13,868,744	7.62	7,894,663	7.51
September 2012	13,549,978	9.55	7,713,208	9.44
October 2012	13,238,505	9.29	7,535,905	9.18
November 2012	12,934,159	8.70	7,362,658	8.59
December 2012	12,636,776	9.31	7,193,376	9.20
January 2013	12,346,198	9.32	7,027,967	9.21
February 2013	12,062,271	9.29	6,866,344	9.18
March 2013	11,784,841	11.22	6,708,419	11.11
April 2013	11,513,761	10.16	6,554,109	10.05
May 2013	11,248,887	9.52	6,403,332	9.41
June 2013	10,990,076	11.31	6,256,006	11.20
July 2013	10,737,190	10.52	6,112,053	10.41
August 2013	10,490,095	9.84	5,971,396	9.73
September 2013	10,248,657	10.87	5,833,960	10.76
October 2013	10,012,749	10.91	5,699,671	10.80
November 2013	9,782,243	10.55	5,568,457	10.44
December 2013	9,557,016	10.55	5,440,249	10.44
January 2014	9,336,948	10.20	5,314,977	10.09
February 2014	9,121,922	11.39	5,192,575	11.28
March 2014	8,911,822	11.83	5,072,978	11.72
April 2014	8,706,535	10.64	4,956,120	10.53

S-199

ANNEX II

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the certificates, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time. None of the Depositor, the Servicer nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed certificate. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

S-200

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of certificate in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date.

S-201

Thus, to the Sponsor settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

•

borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

•

borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The Sponsor will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

•

each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

S-202

•	the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:
•

Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

•

Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

•	Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

•	a citizen or resident of the United States;
•

a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

•	an estate that is subject to U.S. federal income tax regardless of the source of its income; or
•

a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as

S-203

a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

S-204

$2,974,543,000 (Approximate)
Structured Asset Mortgage Investments II Inc.
Depositor
Bear Stearns ALT-A Trust
Mortgage Pass-Through Certificates,
Series 2006-3

Prospectus Supplement

Bear, Stearns & Co. Inc.
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement, such delivery obligation generally may be satisfied through the filing of the prospectus supplement and prospectus with the Securities and Exchange Commission.